Prospectus Supplement dated May 30, 2006 (to Prospectus dated April 18, 2006)

$352,607,000 (APPROXIMATE)

ACE SECURITIES CORP. HOME EQUITY LOAN TRUST, SERIES 2006-GP1

ASSET BACKED NOTES

ACE HOME EQUITY LOAN TRUST, SERIES 2006-GP1
Issuing Entity

DB STRUCTURED PRODUCTS, INC.
Sponsor

ACE SECURITIES CORP.
Depositor

GREENPOINT MORTGAGE FUNDING, INC.
Servicer

LASALLE BANK NATIONAL ASSOCIATION
Master Servicer

--------------------------------------------------------------------------------
YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-9 IN THIS PROSPECTUS SUPPLEMENT.

This prospectus supplement may be used to offer and sell the Offered Notes only if accompanied by the prospectus. The Offered Notes represent an interest solely in the Issuing Entity and do not represent interests in or obligations of the Sponsor, the Depositor, or any of their affiliates.

Payments on the Offered Notes will be made on the 25th day of each month, or, if such day is not a business day, on the next succeeding business day, beginning in June 2006.
--------------------------------------------------------------------------------

OFFERED NOTES   The table below sets forth the initial note balance and note rate of the notes offered hereby. The trust estate securing payments on the Series 2006-GP1 notes will hold a pool of first and second lien adjustable-rate home equity lines of credit.
                Credit enhancement for the Offered Notes will be provided in the form of excess interest, overcollateralization and a financial guaranty insurance policy issued by Financial Security Assurance
                Inc.

                                  [FSA(R) LOGO]

           INITIAL NOTE                                        ASSUMED FINAL
CLASS  PRINCIPAL BALANCE(1)             NOTE RATE               PAYMENT DATE
-----  --------------------  ------------------------------  -----------------
A....      $352,607,000      One-Month LIBOR + 0.13% (2)(3)  February 25, 2031

----------
(1)  Approximate.

(2) The note rate for the Class A Notes will be subject to the applicable Net WAC Rate as described in this prospectus supplement under "Description of the Securities-Note Rate."

(3) After the optional redemption date, the margins applicable to the Class A Notes will increase by 100%.

The notes offered by this prospectus supplement will be purchased by Deutsche Bank Securities Inc. from the Depositor, and are being offered by Deutsche Bank Securities Inc. from time to time for sale to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Offered Notes will be approximately 100% of their initial Note Principal Balance before deducting expenses.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED NOTES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                            DEUTSCHE BANK SECURITIES

IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

We provide information to you about the Offered Notes in two separate documents that progressively provide more detail:

     o the accompanying prospectus, which provides general information, some of which may not apply to this series of notes; and

     o this prospectus supplement, which describes the specific terms of this series of notes.

ACE Securities Corp.'s principal offices are located at 6525 Morrison Blvd., Suite 318, Charlotte, North Carolina 28211, and its telephone number is 704-365-0569.

                                Table of Contents

                              Prospectus Supplement

SUMMARY OF FREE WRITING PROSPECTUS......................................     S-1
RISK FACTORS............................................................     S-9
USE OF PROCEEDS.........................................................    S-18
THE HELOC POOL..........................................................    S-18
UNDERWRITING STANDARDS..................................................    S-33
YIELD ON THE NOTES......................................................    S-37
DESCRIPTION OF THE SECURITIES...........................................    S-43
THE NOTE INSURER........................................................    S-65
THE POLICY..............................................................    S-67
THE ORIGINATOR..........................................................    S-70
STATIC POOL INFORMATION.................................................    S-70
ISSUING ENTITY..........................................................    S-71
THE DEPOSITOR...........................................................    S-71
THE SPONSOR.............................................................    S-71
SERVICING OF THE HELOCS.................................................    S-72
THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR AND THE CUSTODIAN.....    S-80
THE INDENTURE...........................................................    S-85
THE OWNER TRUSTEE.......................................................    S-88
THE CREDIT RISK MANAGER.................................................    S-89
SALE AND SERVICING AGREEMENT............................................    S-90
FEDERAL INCOME TAX CONSEQUENCES.........................................    S-94
SECONDARY MARKET........................................................    S-98
EXPERTS.................................................................    S-98
LEGAL MATTERS...........................................................    S-98
RATINGS.................................................................    S-98
LEGAL PROCEEDINGS.......................................................    S-99
AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS....................    S-99
LEGAL INVESTMENT........................................................   S-100
CONSIDERATIONS FOR BENEFIT PLAN INVESTORS...............................   S-101
AVAILABLE INFORMATION...................................................   S-103
REPORTS TO NOTEHOLDERS..................................................   S-104
INCORPORATION OF INFORMATION BY REFERENCE...............................   S-104
ANNEX I.................................................................     I-1

                             EUROPEAN ECONOMIC AREA

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "RELEVANT MEMBER STATE"), the Underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "RELEVANT IMPLEMENTATION DATE") it has not made and will not make an offer of notes to the public in that Relevant Member State prior to the publication of a prospectus in relation to the notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of notes to the public in that Relevant Member State at any time:

(a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than
(euro)43,000,000 and (3) an annual net turnover of more than (euro)50,000,000, as shown in its last annual or consolidated accounts; or

(c) in any other circumstances which do not require the publication by the Issuing Entity of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an "offer of notes to the public" in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression "PROSPECTUS DIRECTIVE" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

                                 UNITED KINGDOM

The Underwriter has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the Financial Services and Markets Act does not apply to the Issuing Entity; and

(b) it has complied and will comply with all applicable provisions of the Financial Services and Markets Act with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

                       SUMMARY OF FREE WRITING PROSPECTUS

     The following summary is a brief description of the important features of the notes offered by this prospectus supplement and the accompanying prospectus but does not contain all of the information that you should consider in making your investment decision. To understand the terms of the Offered Notes, carefully read this entire prospectus supplement and the entire accompanying prospectus.

Issuing Entity................   ACE Home Equity Loan Trust, Series 2006-GP1, a
                                 Delaware statutory trust. The issuing entity is sometimes referred to as the "Issuer" or the "trust".

Title of Series...............   ACE Securities Corp. Home Equity Loan Trust,
                                 Series 2006-GP1 Asset Backed Securities.

Cut-off Date..................   May 15, 2006.

Statistical Cut-off Date......   May 1, 2006.

Closing Date..................   On or about May 31, 2006.

Depositor.....................   ACE Securities Corp., a Delaware corporation.
                                 See "The Depositor" in this prospectus
                                 supplement.

Originator....................   GreenPoint Mortgage Funding, Inc., a New York
                                 corporation. See "The Originator" in this prospectus supplement.

Sponsor.......................   DB Structured Products, Inc., a Delaware
                                 corporation. See "The Sponsor" in this
                                 prospectus supplement.

Master Servicer...............   LaSalle Bank National Association, a national
                                 banking association. See "The Master Servicer, the Securities Administrator and the Custodian" in this prospectus supplement.

Servicer......................   GreenPoint Mortgage Funding, Inc. See
                                 "Servicing of the HELOCs" in this prospectus supplement.

Indenture Trustee.............   Deutsche Bank National Trust Company, a
                                 national banking association, will be the indenture trustee of the trust. See "The
                                 Indenture Trustee" in this prospectus
                                 supplement.

Owner Trustee.................   Wilmington Trust Company, a Delaware
                                 corporation. See "The Owner Trustee" in this prospectus supplement.

Securities Administrator......   LaSalle Bank National Association, a national
                                 banking association. See "The Master Servicer, the Securities Administrator and the Custodian" in this prospectus supplement.

Custodian.....................   Wells Fargo Bank, National Association. See
                                 "The Master Servicer, The Securities
                                 Administrator and The Custodian" in this prospectus supplement.

Note Insurer..................   Financial Security Assurance Inc., a New York
                                 corporation. See "The Note Insurer" in this prospectus supplement.

Credit Risk Manager...........   Clayton Fixed Income Services Inc. (formerly
                                 known as The Murrayhill Company). See "The
                                 Credit Risk Manager" in this prospectus
                                 supplement.

Payment Dates.................   Payments on the Offered Notes will be made on
                                 the 25th day of each month, or, if that day is not a business day, on the next succeeding business day, beginning in June 2006. The final maturity date for the Offered Notes will be the Payment Date in February 2031.

Offered Notes.................   Only the notes listed on the cover of this
                                 prospectus supplement are being offered by this prospectus supplement. The Offered Notes will have the initial note principal balance and note rate set forth or described in the table appearing on the cover of this prospectus supplement.

HOME EQUITY LINES OF CREDIT

The Issuer will pledge to the Indenture Trustee the assets included in the trust estate to secure payments on the Offered Notes. The trust estate will contain first and second lien home equity lines of credit on residential real properties (the "HELOCS"). The aggregate principal balance of the HELOCs expected to be included in the trust estate is expected to be approximately $352,607,316, which is the aggregate principal balance of the HELOCs as of the Cut-off Date, plus additional draws funded after the Cut-off Date and prior to the Closing Date, minus the sum of any principal prepayments collected after the Cut-off Date and prior to the Closing Date.

References to percentages of the HELOCs in this section are calculated based on the pool of HELOCs expected to be pledged to the Indenture Trustee on the closing date and the aggregate principal balance of such HELOCs as of May 1, 2006 (the "STATISTICAL CUT-OFF DATE"). It is possible that HELOCs will be added to, and certain HELOCs may be removed from, the pool between the date of this prospectus supplement and the closing date. Notwithstanding any such additions or removals, the characteristics of the HELOCs actually included in the trust estate on the closing date are not expected to differ materially from the characteristics described in this prospectus supplement.

All percentages and amounts with respect to the characteristics of the HELOCs shown in this prospectus supplement are subject to a permitted variance of plus or minus 5%.

The HELOCs have an aggregate principal balance of approximately $356,814,957 as of the Statistical Cut-off Date and have the following characteristics as of the Statistical Cut-off Date:

Number of HELOCs:                         6,276

Aggregate principal balance:       $356,814,957

Average drawn balance:             $     56,854

Average credit limit:              $     69,523

Weighted average credit limit
   utilization rate: (1)                  81.78%

Current weighted average coupon:          9.319%

Weighted average margin:                     1.820%

Weighted average seasoning (months):             5

Weighted average remaining term
   to stated maturity (months):                196

Weighted average remaining draw
   term to stated maturity (months):            76

Weighted average combined current
   loan-to-value ratio:                      87.14%

Weighted average credit score:                 713

Lien position (%first/% junior):       0.47%/99.53%

----------
(1)  Weighted by credit limit amount.

The mortgage rate on each HELOC will adjust as described under "The HELOC Pool" in this prospectus supplement. See also "The HELOC Pool-The Index" in this prospectus supplement.

For additional information regarding the HELOCs, see "The HELOC Pool" in this prospectus supplement.

REMOVAL AND SUBSTITUTION OF A HELOC

The Indenture Trustee will acknowledge the receipt of the trust estate on the Closing Date. If the Indenture Trustee has actual knowledge that any HELOC is defective due to a breach of the representations and warranties with respect to that HELOC made in the transaction agreements, the Indenture Trustee will promptly notify the Sponsor and the Note Insurer of such defect. The Sponsor must then correct or cure any such defect within 90 days from the date of (i) notice from the Indenture Trustee of the defect or (ii) actual knowledge of such defect and if the Sponsor fails to correct or cure such defect within such period and such defect materially and adversely affects the interests of the Noteholders or the Note Insurer in the related HELOC, the Sponsor will, in accordance with the terms of the sale and servicing agreement, within 90 days of the date of notice, either (i) repurchase such defective HELOC or (ii) provide the Indenture Trustee with a substitute HELOC (if within two years of the Closing Date); provided that, if such defect would cause the HELOC to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Internal Revenue Code, any such cure or substitution must occur within 90 days from the date such breach was discovered.

THE NOTES AND CERTIFICATES

Offered Notes. The Class A Notes are the only classes of notes offered by this prospectus supplement. The Class A Notes are referred to herein as the "CLASS A NOTES" or the "OFFERED NOTES". The Class A Notes will have the characteristics shown in the table on the cover of this prospectus supplement and as described in this prospectus supplement.

The Note Rate on the Class A Notes is variable and will be calculated for each Payment Date as described below and under "Description of the Securities-Note Rate" in this prospectus supplement. The note rate on the Class A Notes is a rate per annum based on one-month LIBOR plus a spread, subject to a rate cap calculated based on the weighted average mortgage rate of the HELOCs, less the fee rates payable to the Servicer, the Master Servicer and the Credit Risk Manager (collectively, the "ADMINISTRATION COSTS") and the premium payable to the Note Insurer for providing the Policy and, commencing with the Payment Date in June 2007, one-twelfth of 0.50% of the aggregate principal balance of the HELOCs as of the first day of the related Collection Period. The initial spread relating to the Class A Notes is 0.13% per annum. The spread applicable to the Class A Notes is subject to increase as more fully described under "Description of the Securities-Note Rates" in this prospectus supplement.

The Class A Notes will be sold by the Depositor to Deutsche Bank Securities Inc. (the "UNDERWRITER") on the Closing Date.

The Class A Notes will be represented initially by one or more global notes registered in the name of a nominee of the Depository Trust Company in the United States, or of Clearstream and the Euroclear System (each, as defined herein), in Europe and will be issued in minimum dollar denominations of $25,000 and integral multiples of $1.00 in excess thereof. See "Description of the Securities-Book-Entry Notes" in this prospectus supplement.

Certificates. In addition to the Class A Notes, the trust will also issue the Class G, Class CE, and Class R Certificates, referred to in this prospectus supplement as the "CERTIFICATES". None of the Certificates are being offered hereby. Information provided herein with respect to the Certificates is provided for informational purposes only to facilitate an understanding of the Offered Notes.

Class G Certificates. The Class G Certificates will have an initial certificate principal balance of $0, but such balance will increase from time to time by the amount of additional draws made by mortgagors on the HELOCs, to the extent such draws are not funded by receipts of principal on the HELOCs during the Managed Amortization Period (as defined herein). At such times that the certificate principal balance of the Class G Certificates exceeds $0, such balance will decrease by amounts distributed to the Class G Certificates on any Payment Date in reduction of the certificate principal balance thereof. A portion of the interest collections on the HELOCs will be distributed to the Class G Certificates concurrently with, and at the same priority as, interest on the Offered Notes. During the Managed Amortization Period, principal collections on the HELOCs will be distributed to the Class G Certificates either prior to the payment of principal to the Offered Notes or, if the balance of the Class G Certificates has reached a specified amount, concurrently with, and at the same priority as, principal on the Offered Notes. During the Rapid Amortization Period (as defined herein), principal collections on the HELOCs will be distributed to the Class G Certificates on a subordinate basis following payments of principal to the Offered Notes.

Class CE Certificates. The Class CE Certificates are not offered by this prospectus supplement. The Class CE Certificates will have an initial certificate principal balance of $316.

Residual Certificates. The Class R Certificates or Residual Certificates, which are not offered by this prospectus supplement, represent the residual interests in the trust.

The Class G Certificates will be delivered by the Depositor to the Sponsor or an affiliate on the Closing Date. The Class CE and Class R Certificates will be sold by the Depositor to the Underwriter on the Closing Date. The Class CE Certificates and Class R Certificates will not receive any payments on any Payment Date unless all required payments on the Class A Notes and Class G Certificates have been made and all required payments or reimbursements to the
Note Insurer have been made.

RAPID AMORTIZATION EVENTS; TRIGGER EVENTS

The occurrence of a Rapid Amortization Event (as defined under "Description of the Securities-Glossary" herein) will have the effect of accelerating the amortization of the Offered Notes and affecting the weighted average lives of such notes. Following the occurrence of a Rapid Amortization Event, the Managed Amortization Period will end, additional draws will not be funded with principal collections on the HELOCs and all principal collected on the HELOCs, will be used first to make payments of principal on the Offered Notes.

The occurrence of a Trigger Event (as defined under "Description of the Securities-Glossary" herein) following the Stepdown Date will have the effect of accelerating the amortization of the Class A Notes and affecting the weighted average lives of such notes. The "STEPDOWN DATE" will be the later of (x) the Payment Date occurring in December 2008 and (y) the first Payment Date on which the Credit Enhancement Percentage (as defined herein) is greater than or equal to approximately 5.10%. See "Description of the Securities" herein.

CREDIT ENHANCEMENT

The credit enhancement provided for the benefit of the holders of the Class A Notes consists of excess interest, overcollateralization and a financial guaranty insurance policy each as described in this section and under "Description of the Securities-Credit Enhancement", "--The Policy" and "-Overcollateralization Provisions" in this prospectus supplement.

EXCESS INTEREST. The HELOCs bear interest each month in an amount that in the aggregate is expected to exceed the amount needed to pay the premium due the
Note Insurer, to distribute monthly interest on the Offered Notes, to pay reimbursement amounts to the Note Insurer and to pay certain fees and expenses of the trust. Any excess interest from the HELOCs each month will be available to absorb realized losses on the HELOCs and to build, maintain or restore overcollateralization at required levels.

OVERCOLLATERALIZATION. Initially, the aggregate principal balance of the HELOCs as of the Cut-off Date is expected to exceed the aggregate note balance of the Class A Notes and the certificate principal balance of the Class G Certificates on the Closing Date by $316. On each payment date on and after the payment date in October 2006, any excess interest on the HELOCs not used to cover current losses or previously unpaid losses, or reimburse the Note Insurer (with interest) for draws on the Policy will be paid as principal on the Class A Notes and Class G Certificates to reduce the aggregate note principal balance of the Class A Notes and the certificate principal balance of the Class G Certificates until the aggregate principal balance of the HELOCs exceeds the note principal balance of the Class A Notes and the certificate principal balance of the Class G Certificates by a specified amount, as described in this prospectus supplement. See "Description of the Securities-Overcollateralization Provisions" in this prospectus supplement.

THE POLICY. The Note Insurer will issue a financial guaranty insurance policy for the benefit of the holders of the Offered Notes, which we refer to in this prospectus supplement as the "POLICY".

The Policy will irrevocably and unconditionally guarantee on each Payment Date to the Securities Administrator on behalf of the Indenture Trustee for the benefit of the holders of the Offered Notes the full and complete payment of the guaranteed payments consisting of (i) the receipt of interest on the Offered Notes at the note rate (without regard to any increase in the spread following the optional redemption date), (ii) the receipt of principal on the Offered Notes sufficient to eliminate any undercollateralization of the Offered Notes by their allocable share of the aggregate principal balance of the loans (in the event that excess interest and overcollateralization are insufficient to absorb realized losses on the loans) and (iii) on the final maturity date, the receipt of any outstanding note principal balance of the Offered Notes remaining unpaid after taking into account all other payments on such Payment Date.

The effect of the Policy is to guarantee the timely payment of interest on, and the ultimate payment of the principal amount of, the Class A Notes. The Policy will not cover payment of net wac rate carryover amounts, prepayment interest shortfalls, or shortfalls resulting from the application of the Servicemembers Civil Relief Act.

The Policy will guarantee the payment of the outstanding note principal balance of the Class A Notes on the scheduled final maturity date (after giving effect to all other amounts payable and allocable to principal on such Payment Date).

In the absence of payments under the Policy, noteholders will directly bear the credit and other risks associated with their notes. See "The Policy" in this prospectus supplement.

ALLOCATION OF LOSSES. If, on any Payment Date, there is not sufficient excess interest or overcollateralization (represented by the Class CE Certificates) to absorb realized losses on the HELOCs as described under "Description of the Securities--Overcollateralization Provisions" in this prospectus supplement, then realized losses on the HELOCs will be allocated to the Class A Notes and Class G Certificates on a pro rata basis, until the note principal balance or certificate principal balance thereof, as applicable, has been reduced to zero. However, on each Payment Date, the Note Insurer, in accordance with the terms of the Policy, will be required to make a payment in respect of principal to the holders of the Class A Notes in an amount equal to such realized losses allocated to the Class A Notes on such Payment Date. See "Description of the Securities --Allocation of Losses" in this prospectus supplement.

SERVICING FEE

The amount of the annual servicing fee that will be paid to the Servicer will be, with respect to each HELOC and for a period of one full month, equal to one-twelfth of the product of (a) 0.50% and (b) the outstanding principal balance of such HELOC. Such fee will be payable monthly, computed on the basis of the same principal amount and period respecting which any related interest payment on such HELOC is computed. The obligation to pay the servicing fee will be limited to, and the servicing fee will be payable from the interest portion of such monthly payments collected; provided, however, that accrued and unpaid servicing fees applicable to liquidated HELOCs may be payable out of amounts on deposit in the collection account as further described in the sale and servicing agreement.

MASTER SERVICING FEE

The amount of the annual master servicing fee that will be paid to the Master Servicer will be, with respect to each HELOC, and for a period of one full month, equal to one-twelfth of the product of (a) 0.0225% and (b) the outstanding principal balance of such HELOC. Such fee will be payable monthly, computed on the basis of the same principal amount and period respecting which any related interest payment on such HELOC is computed. The obligation to pay the master servicing fee will be limited to, and the master servicing fee will be payable from, the interest portion of such monthly payments collected. The Securities Administrator and the Indenture Trustee will be paid by the Master Servicer pursuant to a separate agreement with the Master Servicer.

CREDIT RISK MANAGER FEE

The amount of the annual fee payable to the Credit Risk Manager will be, with respect to each HELOC and for a period of one full month, equal to one-twelfth of the product of (a) 0.009% and (b) the outstanding principal balance of such HELOC. Such fee will be payable monthly, computed on the basis of the same principal amount and period respecting which any related interest payment on such HELOC is computed. The obligation to pay the credit risk manager fee will be limited to, and the credit risk manager fee will be payable from, the interest portion of such monthly payments collected.

OPTIONAL REDEMPTION

At its option and subject to certain conditions (including the consent of the Note Insurer if the exercise of such option would cause a claim under the Policy or amounts would remain unreimbursed after such optional redemption), the Master Servicer may purchase all of the HELOCs in the trust estate, together with any properties in respect of the HELOCs acquired on behalf of the trust, and thereby effect termination and early retirement of the Class A Notes and the Certificates, after the aggregate principal balance of the HELOCs and properties acquired in respect of the HELOCs, remaining in the trust estate as of the last day of the related collection period has been reduced to less than or equal to 10% of the aggregate principal balance of the HELOCs as of the Cut-off Date. If the Master Servicer fails to exercise such option the Note Insurer may do so. See "Sale and Servicing Agreement--Optional Redemption" in this prospectus supplement and "Description of the Securities--Termination" in the prospectus.

FEDERAL INCOME TAX CONSEQUENCES

Multiple elections will be made to treat designated portions of the trust (exclusive of the Net WAC Rate Carryover Reserve Account) as real estate mortgage investment conduits (each a "REMIC") for federal income tax purposes. See "Material Federal Income Tax Considerations--REMICs --Characterization of

Investments in REMIC Securities" in the prospectus.

For further information regarding the federal income tax consequences of investing in the Offered Notes, see "Federal Income Tax Consequences" in this prospectus supplement and "Material Federal Income Tax Considerations" in the prospectus.

RATINGS

It is a condition to the issuance of the notes that the Offered Notes receive at least the following ratings from Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P") and Moody's Investors Service, Inc. ("MOODY'S"):

Offered
 Notes    S&P   Moody's
-------   ---   -------
Class A   AAA     Aaa

A security rating does not address the frequency of prepayments on the HELOCs or the corresponding effect on yield to investors. In addition, the rating does not address the likelihood of receipt of any net WAC rate carryover amounts.

The ratings of the Offered Notes assigned by the rating agencies depend primarily upon the creditworthiness of the Note Insurer. See "Yield on the Notes" and "Ratings" in this prospectus supplement and "Yield Considerations" in the prospectus.

LEGAL INVESTMENT

The Offered Notes will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). See "Legal Investment" in this prospectus supplement and in the prospectus.

CONSIDERATIONS FOR BENEFIT PLAN INVESTORS

The Offered Notes may be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts, subject to important considerations. Plans should consult with their legal advisors before investing in the Offered Notes. See "Considerations for Benefit Plan Investors" in this prospectus supplement and "ERISA Considerations" in the prospectus.

                              TRANSACTION STRUCTURE

                                     ---------------------

                 originate        ---     Mortgagors      --          HELOC
                   HELOCs       |  ->                       |        payments
                 ---------------- |  ---------------------  |
                |  ---------------|  amount                  --------
                | |                  financed                        |
               \|/                                                  \|/
-------------------------------                                 ----------------------------
                                                                GreenPoint Mortgage Funding,
           Originator                                                       Inc.            -----------
                                                                          Servicer                     |
-------------------------------                                  Collect payments on HELOCs            |
              |/|\                                                                                     |
              | |                                               ----------------------------           |
purchase      | |      purchase                                                                        |
 HELOCs       | |        price                                                                         |
             \|/|                                                                                      |
-------------------------------                                                      policy            |
  DB Structured Products, Inc.                                                      payments           |
             Sponsor                                                                                   |
        Purchases HELOCs                                        --------------                         |
           Forms pool                                              Insurance  -----------------------  |
                                                                     Policy   <--------------------  | |
-------------------------------                                                                    | | |
           |/|\                                                 --------------                     | | |
           | |                                                                   premiums          | | |
           | |                                                                      and            | | |
  asset    | |     net offering                                               reimbursements       | | |
   pool    | |      proceeds                                                                       | | |
          \|/|                                                                                     | | |
-------------------------------           net offering    -----------------------------            | | |
      ACE Securities Corp.                  proceeds      Deutsche Bank Securities Inc.<---------  | | |
           Depositor           <-------------------------          Underwriter         --------  | | | |
     Creates issuing entity    ------------------------->    Sells notes to investors          | | | | |
                                             notes                                             | | | | |
-------------------------------                           -----------------------------        | | | | |
           |/|\                                                                offering        | | | | |
  asset    | |       notes and                                                 proceeds        | | | | |
   pool    | |     certificates                                                                | | | | |
          \|/|                                                                                 | | | | |
----------------------------------                ------------------------------               | | | | |
ACE Home Equity Loan Trust, Series                     LaSalle Bank National                   | | | | |
             2006-GP1                                       Association                        | | | | |
          Issuing Entity           <------------- Master Servicer and Securities --------------|-|-  | |
            Holds pool                                     Administrator         <-------------|-|---  |
   Issues notes and certificates               --      Aggregates collections    <-------------|-|-----
                                              |         Calculates cashflows                   | |
----------------------------------            |         Remits to investors                    | |
          /|\                                 |                                                | |
           |                                  |   ------------------------------               | |
           |                                  |   |                                            | |    monthly
           |                                  |   |                                            | | distributions
-------------------------------               |   |                                            | |
    Wilmington Trust Company      Monthly     |   |   Monthly distributions and certain        | |
         Owner Trustee            report      |   |   proceeds payable under the Policy        | |
                                              |   |                                            | |
-------------------------------               |   |                                            | |
                                              |   |                                            | |
             ---------------------------------    |                                            | |
            |                                     |                                            | |
           \|/                                   \|/
-------------------------------            ---------                                           | |
Deutsche Bank National Trust   ----------> Investors <----------------------------------------   |
           Company                                                              notes            |
      Indenture Trustee                              --------------------------------------------
-------------------------------            ---------
               /|\
                |
          Represents investors

                                  RISK FACTORS

     THE FOLLOWING INFORMATION, WHICH YOU SHOULD CONSIDER CAREFULLY, IDENTIFIES SIGNIFICANT RISKS ASSOCIATED WITH AN INVESTMENT IN THE NOTES.

THE UNDERWRITING STANDARDS FOR HOME EQUITY LINE OF CREDIT LOANS ARE MORE SENSITIVE TO RISKS RELATING TO MORTGAGOR CREDIT-WORTHINESS AND LESS SENSITIVE TO RISKS RELATING TO COLLATERAL VALUE COMPARED TO OTHER HOME LOANS.

     The underwriting standards under which the HELOCs were underwritten are analogous to credit lending, rather than mortgage lending, since underwriting decisions were based primarily on the mortgagor's credit history and capacity to repay rather than on the value of the collateral. See "The Originator; Underwriting Guidelines" in this prospectus supplement. Because of the relatively high combined loan-to-value ratios of the majority of the HELOCs, which increases the likelihood that the value of the mortgaged property would not be sufficient to satisfy the HELOC upon foreclosure unless the value of the mortgaged property increases, and the fact that the HELOCs are primarily secured by junior liens, losses on the HELOCs will likely be higher than on similar home equity line of credit loans secured by first liens.

HELOCS WITH HIGH COMBINED LOAN-TO-VALUE RATIOS LEAVE THE RELATED MORTGAGOR WITH LITTLE OR NO EQUITY IN THE RELATED MORTGAGED PROPERTY.

     Approximately 80.82% of the HELOCs, by aggregate principal balance as of the Statistical Cut-off Date, had a combined current loan-to-value ratio at origination in excess of 80%.

     An overall decline in the residential real estate market, a rise in interest rates over a period of time and the condition of a mortgaged property, as well as other factors, may have the effect of reducing the value of the mortgaged property from the appraised value at the time the HELOC was originated. If there is a reduction in the value of the mortgaged property, the combined current loan-to-value ratio may increase over what it was at the time the HELOC was originated. Such an increase may reduce the likelihood of liquidation or other proceeds being sufficient to satisfy the HELOC, and any losses to the extent not covered by the credit enhancement may adversely affect the yield to maturity of your notes. There can be no assurance that the value of a mortgaged property estimated in any appraisal or review is equal to the actual value of that mortgaged property at the time of that appraisal or review. Investors should note that the values of the mortgaged properties may be insufficient to cover the outstanding principal balance of the HELOCs. There can be no assurance that the combined current loan-to-value ratio of any HELOC determined at any time after origination will be less than or equal to its combined loan-to-value ratio at origination.

DEVELOPMENTS IN SPECIFIED STATES COULD HAVE A DISPROPORTIONATE EFFECT ON THE HELOCS DUE TO THE GEOGRAPHIC CONCENTRATION OF THE MORTGAGED PROPERTIES.

     Approximately 57.10%, 6.10% and 4.56% of the HELOCs by aggregate principal balance as of the Statistical Cut-off Date, are secured by mortgaged properties located in the State of California, New York and Florida, respectively. Approximately 0.46% of the aggregate principal balance of the HELOCs as of the Statistical Cut-off Date, are located in a single California zip code, which is the largest concentration of HELOCs in a single zip code. If the residential real estate market in those states should experience an overall decline in property values after the dates of origination of the HELOCs, the rates of delinquencies, foreclosures, bankruptcies and losses on the HELOCs may increase over historical levels of comparable type loans, and may increase substantially. In addition, properties located in California and Florida may be more susceptible than homes located in other parts of the country to certain types of uninsured hazards, such as earthquakes, hurricanes, as well as floods, mudslides and other natural disasters.

SECOND LIEN HELOC RISK.

     Approximately 99.53% of the HELOCs are secured by second liens on the related mortgaged properties. The proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of these HELOCs only to the extent that the claims of the related senior mortgages have been satisfied in full, including any related foreclosure costs. In circumstances when it has been determined to be uneconomical to foreclose on the mortgaged property, the Servicer may write off the entire balance of such HELOC as a bad debt. The foregoing considerations will be particularly applicable to HELOCs secured by second liens that have high combined loan-to-value ratios because it is comparatively more likely that the Servicer would determine foreclosure to be uneconomical in the case of such HELOCs. The rate of default of second lien HELOCs may be greater than that of home equity lines of credit secured by first liens on comparable properties.

SOME OF THE HELOCS ARE DELINQUENT.

     Approximately 0.45% of the HELOCs, by aggregate principal balance of the HELOCs as of the Statistical Cut-off Date), were 30 days or more but less than 60 days delinquent in their monthly payments as of the Statistical Cut-off Date. None of the HELOCs as of the Statistical Cut-off Date were 60 or more days delinquent. As a result, the loan pool may bear more risk than a pool of home equity lines of credit without any delinquencies but with otherwise comparable characteristics. It is possible that a delinquent HELOC will not ever become current or, if it does become current, that the borrower may become delinquent again.

     For historical delinquency data concerning the HELOCs see "The HELOC Pool --Historical Delinquency and Loss Information" herein.

SHORTER AMORTIZATION PERIOD FOR HELOCS.

     Substantially all of the HELOCs require no principal payments during the first five or fifteen years following origination, and all of the HELOCs require repayment of the principal amount outstanding at the commencement of the repayment period over the remaining term in equal monthly installments. Home equity lines of credit with terms like these pose a special payment risk because the mortgagor must start making substantially higher monthly payments at the start of the repayment period. If the mortgagor is unable to make such increased payments, the mortgagor may default. You may suffer a loss if the collateral for such HELOC, and the other forms of credit enhancement, are insufficient or unavailable to cover the loss.

THE SERVICER MAY CHANGE THE TERMS OF THE HELOCS IN ACCORDANCE WITH THE TERMS OF THE SALE AND SERVICING AGREEMENT.

     The Servicer may waive, modify or vary any term of any HELOC or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any mortgagor if in the Servicer's reasonable and prudent determination such waiver, modification, postponement or indulgence is in accordance with the servicing standard set forth in the sale and servicing agreement and would not cause any REMIC elected with respect to any portion of the trust to fail to qualify as a REMIC; provided, however, that the Servicer will not permit any modification with respect to any HELOC that would change the mortgage rate except as provided in the related loan documents, defer or forgive the payment thereof or of any principal or interest payments, reduce the outstanding principal balance or the credit limit (except with the mortgagor's consent or in connection with the Servicer's permitted allowance of certain loans having a senior lien priority to the related HELOC and except for actual payments of principal), increase the credit limit or extend the draw period or final maturity date on such HELOC.

CONFLICTS OF INTEREST BETWEEN THE SERVICER AND THE TRUST.

     The Servicer or an affiliate will initially own the Class G Certificates, and GreenPoint Mortgage Funding, Inc. will be required to fund Additional Balance Advance Amounts (as defined in this prospectus supplement). The timing and nature of default management activities with respect to the HELOCs will be under the control of the Servicer, subject to the terms of the sale and servicing agreement, and may affect the weighted average lives and yields of the Offered Notes. You should consider that the timing and nature of default management activities may not be in the best interests of all classes of securities backed by the HELOCs and that no formal policies or guidelines have been established to resolve or minimize such a conflict of interest.

THE OFFERED NOTES WILL BE LIMITED OBLIGATIONS SOLELY OF THE ISSUING ENTITY AND NOT OF ANY OTHER PARTY.

     The Offered Notes will not represent an interest in or obligation of the Depositor, the Servicer, the Master Servicer, the Securities Administrator, the Originator, the Indenture Trustee, the Owner Trustee or any of their respective affiliates. Neither the Offered Notes nor the underlying HELOCs will be guaranteed or insured by any governmental agency or instrumentality, or by the Depositor, the Servicer, the Master Servicer, the Securities Administrator, the Originator, the Indenture Trustee, the Owner Trustee or any of their respective affiliates. Proceeds of the assets included in the trust and payments made under the Policy will be the sole source of payments on the Offered Notes, and there will be no recourse to the Depositor, the Servicer, the Originator, the Master Servicer, the Securities Administrator, the Indenture Trustee, the Owner Trustee or any other entity in the event that these proceeds are insufficient or otherwise unavailable to make all payments provided for under the Offered Notes.

THE DIFFERENCE BETWEEN THE NOTE RATE ON THE CLASS A NOTES AND THE MORTGAGE RATES ON THE HELOCS MAY RESULT IN INTEREST SHORTFALLS ON THE NOTES.

     The yield to maturity on the Class A Notes may be affected by the resetting of the mortgage rates of the HELOCs included in the HELOC pool on their related adjustment dates. In addition, because the mortgage rates for the HELOCs adjust based on the prime rate plus a fixed percentage amount, such rates could be higher than prevailing market interest rates, and this may result in an increase in the rate of prepayments on such HELOCs after their adjustments. Finally, the mortgage rates on the HELOCs are based on the prime rate while the note rate on the Class A Notes is based on one-month LIBOR. Consequently, the application to such notes of the rate cap, which is generally equal to the weighted average coupon on the HELOCs, net of certain fees of the trust, including amounts payable to the Note Insurer, could adversely affect the yield to maturity on such notes. In addition, the rate cap will decrease if HELOCs with relatively high mortgage rates prepay at a faster rate than HELOCs with relatively low mortgage rates.

     If the note rate on the Class A Notes is limited for any Payment Date, the resulting interest shortfalls may be recovered by the holders of these notes on the same Payment Date or on future Payment Dates to the extent that on such Payment Date or future Payment Dates there are available funds remaining after certain other payments on the Offered Notes and the payment of certain fees and expenses of the trust, including amounts payable to the Note Insurer. The Policy will not cover any such interest shortfalls resulting from the application of such rate cap. The ratings on the Offered Notes will not address the likelihood of any recovery of interest shortfalls by holders of the Offered Notes from amounts collected on the HELOCs. See "Yield on the Notes--Special Yield Considerations" in this prospectus supplement.

DELAYS IN PAYMENT ON YOUR NOTES MAY RESULT FROM DELINQUENT HELOCS BECAUSE THE SERVICER IS NOT REQUIRED TO ADVANCE DELINQUENT PRINCIPAL OR INTEREST ON THE HELOCS.

     The Servicer is not obligated to advance scheduled monthly payments of principal and interest on HELOCs that are delinquent or in default. As a result, a regular stream of payments from the HELOCs that become delinquent or go into default will not be available to the trust with which to make payments to securityholders. Delinquencies and defaults on HELOCs are generally expected to occur with greater frequency in their early years.

     The rate of delinquency and default of home equity line of credit loans may be greater than that of other types of mortgage loans and the rate of delinquency and default of junior lien loans may be greater than that of loans secured by first liens on comparable properties.

FUNDING OF ADDITIONAL BALANCES AND DISTRIBUTIONS ON THE CLASS G CERTIFICATES.

     Any Additional Balances of the HELOCs will be funded by principal collections on the HELOCs during each collection period that falls within the Managed Amortization Period, and such principal collections will not be available to the trust to make distributions and payments to securityholders. In the event that draws on the HELOCs during a particular collection period during the Managed Amortization Period are greater than principal collections on the HELOCs for such collection period, GreenPoint Mortgage Funding, Inc. will fund the difference, and the amount funded will be added to the certificate principal balance of the Class G Certificates. As a result, a high rate of draws on the HELOCs during any collection period during the Managed Amortization Period could result in no funds or substantially reduced funds available to make principal payments to the holders of the Offered Notes. A portion of the interest collections on the HELOCs will be distributed to the Class G Certificates concurrently with, and at the same priority as, interest on the Offered Notes. During the Managed Amortization Period, principal collections on the HELOCs will be distributed to the Class G Certificates either prior to the payment of principal to the Offered Notes or, if the balance of the Class G Certificates has reached a specified amount, concurrently with, and at the same priority as, principal on the Offered Notes. During the Rapid Amortization Period (as defined herein), principal collections on the HELOCs will be distributed to the Class G Certificates on a subordinate basis following payments of principal to the Offered Notes. Therefore, a high rate of draws on the HELOCs during any collection period during the Managed Amortization Period could dilute any overcollateralization created to protect the holders of the Offered Notes.

     After the Managed Amortization Period, the entire amount of any draws on the HELOCs will be funded by GreenPoint Mortgage Funding, Inc.

THE RATE AND TIMING OF PRINCIPAL PAYMENTS ON THE CLASS A NOTES WILL BE AFFECTED BY PREPAYMENT SPEEDS AND BY THE PRIORITY OF PAYMENT ON SUCH NOTES.

     The rate and timing of payments allocable to principal on the Class A Notes will depend, in general, on the rate and timing of principal payments (including prepayments and collections upon defaults, liquidations and repurchases) on the HELOCs and the allocation thereof to pay principal on such notes as described in "Description of the Securities--Principal Payments on the Offered Securities" in this prospectus supplement. As is the case with mortgage backed securities generally, the Offered Notes are subject to substantial inherent cash-flow uncertainties because the HELOCs may be prepaid at any time. See "The HELOC Pool" in this prospectus supplement.

     Generally, when prevailing interest rates are increasing, prepayment rates on home equity lines of credit tend to decrease; a decrease in the prepayment rates on the HELOCs will result in a reduced rate of return of principal to investors in the Class A Notes at a time when reinvestment at such higher prevailing rates would be desirable. Conversely, when prevailing interest rates are declining, prepayment rates on mortgage loans tend to increase; an increase in the prepayment rates on the HELOCs will result in a greater rate of return of principal to investors in the Class A Notes at a time when reinvestment at comparable yields may not be possible.

     Payments of principal will be made to the holders of the Class A Notes as described in this prospectus supplement. The timing of commencement of principal payments and the weighted average life of the Class A Notes will be affected by the rates of prepayment on the HELOCs. For further information regarding the effect of principal prepayments on the weighted average lives of the Class A Notes, see "Yield on the Notes" in this prospectus supplement, including the table entitled "Percent of Initial Note Principal Balance Outstanding at the Specified Percentages of the Prepayment Assumption."

THE YIELD TO MATURITY ON THE OFFERED NOTES WILL DEPEND ON A VARIETY OF FACTORS.

     The yield to maturity on the Offered Notes will depend on:

          o    the applicable note rate thereon;

          o    the applicable purchase price;

          o the rate and timing of principal payments (including prepayments and collections upon defaults, liquidations and repurchases) and the allocation thereof to reduce the note principal balance of the Offered Notes;

          o the rate, timing and severity of realized losses on the HELOCs, adjustments to the mortgage rates on the HELOCs included in the HELOC pool, the amount of excess interest generated by the HELOCs and the allocation to the Offered Notes of certain interest shortfalls;

          o Each HELOC has a draw period that generally lasts for the first five or fifteen years, and substantially all have a repayment term for the remaining years of the term (as more fully described in this prospectus supplement). No principal is due during the draw period although a mortgagor may voluntarily make a principal payment. Monthly principal payments during the repayment period are required in amounts that will evenly amortize the amount outstanding at the commencement of the repayment period over the remaining term of the HELOC. Collections on the HELOCs may also vary due to seasonal purchasing and payment habits of mortgagors. As a result there may be limited collections available to make payments and holders of the Offered Notes may receive payments of principal more slowly than anticipated;

          o Approximately 70.22% of the HELOCs, by aggregate principal balance as of the Statistical Cut-off Date, require the mortgagor to pay a termination fee in connection with certain terminations of the HELOC for three years after the HELOC was originated. A termination fee may or may not discourage a mortgagor from prepaying outstanding borrowings under the HELOC during the applicable period;

          o The rate of draws by mortgagors of Additional Balances (defined in this prospectus supplement) on the HELOCs will have an effect on the degree to which prepayments on the HELOCs will be allocated to payments in reduction of the note principal balances of the Offered Notes. During the Managed Amortization Period (defined in this prospectus supplement), principal payments, including prepayments and other unscheduled collections on the HELOCs, will be allocated first to the funding of Additional Balances before being allocated to principal payments on the securities. With respect to any given collection period during the Managed Amortization Period, a high rate of draws by mortgagors of Additional Balances on the HELOCs may reduce or eliminate the portion of principal payments on the HELOCs that is allocated to payments in reduction of the note principal balances of the Offered Notes;

          o In general, if the Offered Notes are purchased at a premium and principal payments thereon occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if the Offered Notes are purchased at a discount and principal payments thereon occur at a rate slower than that anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that originally assumed; and

          o The proceeds to the Depositor from the sale of the Offered Notes were determined based on a number of assumptions including a prepayment assumption of 40% CPR and an annualized draw rate of 15% as described in this prospectus supplement under "Yield on the Notes" and weighted average lives corresponding thereto. No representation is made that the HELOCs will prepay at such rate or at any other rate. The yield assumptions for the Offered Notes will vary as determined at the time of sale.

VIOLATION OF CONSUMER PROTECTION LAWS MAY RESULT IN LOSSES ON THE HELOCS AND YOUR NOTES.

     Applicable state laws generally regulate interest rates and other charges, require certain disclosure, and require licensing of the Originator. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the HELOCs.

     The HELOCs are also subject to federal laws, including:

          o the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the mortgagors regarding the terms of the HELOCs;

          o the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit;

          o the Fair Credit Reporting Act, which regulates the use and reporting of information related to the mortgagor's credit experience; and

          o the Depository Institutions Deregulation and Monetary Control Act of 1980 which preempts certain state usury laws.

     Violations of certain provisions of these federal and state laws may limit the ability of the Servicer to collect all or part of the principal of or interest on the related HELOCs and in addition could subject the trust to damages and administrative enforcement. In particular, the failure of the Originator to comply with certain requirements of the Federal Truth-in-Lending Act, as implemented by Regulation Z, could subject the trust to monetary penalties, and result in the mortgagors' rescinding the HELOCs against the trust. In addition to federal law, some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in HELOCs that have interest rates or origination costs in excess of prescribed levels, and require that mortgagors be given certain disclosures prior to the consummation of the HELOCs and restrict the Servicer's ability to foreclose in response to mortgagor defaults. The failure of the Originator to comply with these laws could subject the trust to significant monetary penalties, could result in the mortgagors rescinding the HELOCs against the trust and/or limit the Servicer's ability to foreclose upon the related mortgaged properties in the event of mortgagor defaults.

     Under the anti-predatory lending laws of some states, the mortgagor is required to meet a net tangible benefits test in connection with the origination of the related home equity loan. This test may be highly subjective and open to interpretation. As a result, a court may determine that a home equity loan does not meet the test even if the originator reasonably believed that the test was satisfied. Any determination by a court that a HELOC included in the trust estate does not meet the test will result in a violation of the state anti-predatory lending law, in which case the Sponsor or the Originator will be required to purchase that HELOC from the trust estate.

     The Sponsor and the Originator will represent that, as of the Closing Date, each HELOC is in compliance with applicable federal and state laws and regulations. In the event of a breach of such representation, the Sponsor or the Originator will be obligated to cure such breach or repurchase or replace the affected HELOC in the manner described in the prospectus. If the Sponsor or the Originator is unable or otherwise fails to satisfy such obligations, the yield on the Offered Notes may be materially and adversely affected. In addition, the Sponsor and the Originator will represent that, as of the Closing Date, no HELOC will be a "high cost" loan under the Home Ownership and Equity Protection Act of 1994 or "high cost," "threshold," "covered" or "predatory" loans under any other applicable federal, state or local law.

YOUR PAYMENTS COULD BE ADVERSELY AFFECTED BY THE BANKRUPTCY OR INSOLVENCY OF CERTAIN PARTIES.

     The Sponsor will treat the transfer of the HELOCs to the Depositor as a sale of the HELOCs. However, if the Sponsor becomes bankrupt, the trustee in bankruptcy may argue that the HELOCs were not sold but were only pledged to secure a loan to the Sponsor. If that argument is made, you could experience delays or reductions in payments on the notes. If that argument is successful, the bankruptcy trustee could elect to sell the HELOCs and pay down the Offered Notes early. Thus, you could lose the right to future payments of interest, and might suffer reinvestment loss in a lower interest rate environment.

     In addition, if the Servicer or the Master Servicer becomes bankrupt, a bankruptcy trustee or receiver may have the power to prevent the appointment of a successor servicer or a successor master servicer, as applicable. Any related delays in servicing or master servicing could result in increased delinquencies or losses on the HELOCs.

INTEREST GENERATED BY THE HELOCS MAY BE INSUFFICIENT TO BUILD, MAINTAIN OR RESTORE OVERCOLLATERALIZATION.

     The HELOCs are expected to generate more interest than is needed to pay interest owed on the Offered Notes, to make a distribution to the Class G Certificates and to pay certain fees and expenses of the trust, including amounts payable to the Note Insurer. Any remaining interest generated by the HELOCs will then be used to absorb losses that occur on the HELOCs. After these financial obligations of the trust are covered, available excess interest generated by the HELOCs will be used to build, maintain or restore the overcollateralization. We cannot assure you, however, that enough excess interest will be generated to build, maintain or restore the required level of overcollateralization. The factors described below will affect the amount of excess interest that the HELOCs will generate:

          o Every time a HELOC is prepaid in full, excess interest may be reduced because such HELOC will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.

          o Every time a HELOC is liquidated, charged off or written off, excess interest may be reduced because such HELOC will no longer be outstanding and generating interest.

          o If the rates of delinquencies, defaults or losses on the HELOCs are higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available to make required payments on the Offered Notes.

          o The HELOCs have mortgage rates that adjust on the basis of an index that is different from, the index used to determine the note rate on the Offered Notes. As a result, the note rate on the Offered Notes may increase relative to mortgage rates on the HELOCs, requiring that a greater portion of the interest generated by the HELOCs be applied to cover interest on the Offered Notes.

INTEREST PAYMENTS ON THE HELOCS MAY BE INSUFFICIENT TO PAY INTEREST ON YOUR
NOTES.

     When a HELOC is prepaid in full, the mortgagor is charged interest only up to the date on which payment is made, rather than for an entire month. This may result in a shortfall in interest collections available for payment on the next Payment Date. The Servicer will not be required to cover shortfalls in interest collections due to prepayments. If the credit enhancement is insufficient to cover this shortfall, you may incur a loss. In addition, the Servicer will not be required to cover shortfalls in interest collections due to bankruptcy proceedings or the application of the Servicemembers Civil Relief Act (the "RELIEF ACT") or similar state or local laws.

     On any Payment Date, any shortfalls resulting from the application of the Relief Act or similar state or local laws and any prepayment interest shortfalls will be allocated, first, to the Class CE Certificates and second to the Class A Notes and Class G Certificates based on each class' allocable shares of the interest collection amount for such Payment Date before such reduction. The holders of the Offered Notes will be entitled to reimbursement for any such interest shortfalls but only to the extent of available funds and in the order of priority set forth under "Description of the Securities--Overcollateralization Provisions" in this prospectus supplement. If these shortfalls are allocated to the Offered Notes the amount of interest paid to the Offered Notes will be reduced, adversely affecting the yield on your investment. The Policy issued in connection with the Class A Notes will not cover such prepayment interest shortfalls or shortfalls resulting from the application of the Relief Act.

THE LIQUIDITY OF YOUR NOTES MAY BE LIMITED.

     The Underwriter has no obligation to make a secondary market in the classes of Offered Notes. There is therefore no assurance that a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your Offered Notes readily or at prices that will enable you to realize your desired yield. The market values of the Offered Notes are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

     The secondary markets for asset-backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

THE RETURN ON YOUR NOTES COULD BE REDUCED BY SHORTFALLS DUE TO THE APPLICATION OF THE RELIEF ACT.

     The Relief Act and similar state or local laws provide relief to mortgagors who enter active military service and to mortgagors in reserve status who are called to active military service after the origination of their mortgage loans. The ongoing military operations of the United States in Iraq and Afghanistan have caused an increase in the number of citizens in active military duty, including those citizens previously in reserve status. Under the Relief Act the interest rate applicable to a mortgage loan for which the related mortgagor is called to active military service will be reduced from the percentage stated in the related mortgage note to 6.00%. This interest rate reduction and any reduction provided under similar state or local laws could result in an interest shortfall because neither the Master Servicer nor the Servicer will be able to collect the amount of interest which otherwise would be payable with respect to such HELOC if the Relief Act or similar state or local law was not applicable thereto. This shortfall will not be paid by the mortgagor on future due dates or advanced by the Master Servicer or the Servicer and, therefore, will reduce the amount available to pay interest to the noteholders on subsequent Payment Dates. We do not know how many HELOCs in the mortgage pool have been or may be affected by the application of the Relief Act or similar state or local law. The Policy issued in connection with the Class A Notes will not cover such shortfalls.

POSSIBLE REDUCTION OR WITHDRAWAL OF RATINGS ON THE OFFERED NOTES.

     Each rating agency rating the Offered Notes may change or withdraw its initial ratings at any time in the future if, in its judgment, circumstances warrant a change. No person is obligated to maintain the ratings at their initial levels. If a rating agency reduces or withdraws its rating on one or more classes of the Offered Notes, the liquidity and market value of the affected notes is likely to be reduced.

SUITABILITY OF THE OFFERED NOTES AS INVESTMENTS.

     The Offered Notes are not suitable investments for any investor that requires a regular or predictable schedule of monthly payments or payment on any specific date. The Offered Notes are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment and the interaction of these factors.

FICO SCORES ARE NOT AN INDICATOR OF FUTURE PERFORMANCE OF MORTGAGORS.

     Investors are encouraged to be aware that FICO scores are based on past payment history of the mortgagor. Investors are encouraged not to rely on FICO scores as an indicator of future borrower performance. See "The HELOC Pool--Underwriting Standards" in this prospectus supplement.

     ALL CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT WILL HAVE THE MEANINGS ASSIGNED TO THEM UNDER "DESCRIPTION OF THE SECURITIES--GLOSSARY" OR IN THE PROSPECTUS UNDER "INDEX OF DEFINED TERMS."

                                 USE OF PROCEEDS

     DB Structured Products, Inc. (the "SPONSOR"), will sell the HELOCs to ACE Securities Corp. (the "DEPOSITOR"), the Depositor will sell the HELOCs to ACE Home Equity Loan Trust, Series 2006-GP1 (the "ISSUER") in exchange for and concurrently with the delivery of the Offered Notes and the Certificates, and the Issuer will pledge the HELOCs to the Indenture Trustee in exchange for and concurrently with the delivery of the Offered Notes. Net proceeds from the sale of the Offered Notes will be applied by the Depositor to the purchase of the HELOCs from the Sponsor. Such net proceeds together with the Certificates (which are not offered by this prospectus supplement) will represent the purchase price to be paid by the Depositor to the Sponsor for the HELOCs. The HELOCs were previously purchased by the Sponsor directly from the Originator.

                                 THE HELOC POOL

GENERAL

     All percentages and amounts with respect to the characteristics of the HELOCS shown in this prospectus supplement are subject to a permitted variance of plus or minus 5%.

     Each home equity line of credit loan in the pool ("HELOC POOL") will have been originated under loan agreements and disclosure statements (the "CREDIT LINE AGREEMENTS") and will be secured by one- to four-family, first lien and second lien, adjustable-rate home equity lines of credit ("HELOCS") on residential real properties (the "MORTGAGED PROPERTIES"). The aggregate principal balance of the HELOCs expected to be included in the trust estate is expected to be approximately $352,607,316, which is the aggregate principal balance of the HELOCs as of the Cut-off Date, plus additional draws funded after the Cut-off Date and prior to the Closing Date, minus the sum of any principal prepayments collected after the Cut-off Date and prior to the Closing Date.

     References to percentages of the HELOCs in this section are calculated based on the pool of HELOCs expected to be pledged to the Indenture Trustee on the closing date and the aggregate principal balance of such HELOCs as of May 1, 2006 (the "STATISTICAL CUT-OFF DATE"). It is possible that HELOCs will be added to, and certain HELOCs may be removed from, the pool between the date of this prospectus supplement and the closing date. Notwithstanding any such additions or removals, the characteristics of the HELOCs actually included in the trust estate on the closing date are not expected to differ materially from the characteristics described in this prospectus supplement.

     Approximately 0.47% of the HELOCs, by aggregate principal balance as of the Statistical Cut-off Date, are secured by first mortgages or deeds of trust or other similar security instruments creating first liens on residential properties ("FIRST LIENS"). Approximately 99.53% of the HELOCs, by aggregate principal balance as of the Statistical Cut-off Date, are secured by second mortgages or deeds of trust or other similar security instruments creating second liens on residential properties ("SECOND LIENS"). The Mortgaged Properties generally consist of attached, detached or semi detached, one-to-four family dwelling units, individual condominium units and individual units in planned unit developments. References to percentages of the HELOCs, unless otherwise noted, are calculated based on the aggregate principal balance of the HELOCs as of the Statistical Cut-off Date.

     Each HELOC will accrue interest at the adjustable-rate calculated as specified under the terms of the related mortgage note, as reduced by application of the Relief Act or similar state or local laws and bankruptcy adjustments, referred to herein as a "MORTGAGE RATE", based on an index plus a gross margin, subject to a lifetime maximum and minimum mortgage rate. Interest on each HELOC is calculated based on the average daily principal balance of such HELOC outstanding during the billing cycle. The billing cycle for each HELOC is the calendar month preceding the Due Date. The Mortgage Rate on each HELOC is the per annum rate of interest specified in the related mortgage note as reduced by application of the Relief Act or similar state or local laws and bankruptcy adjustments. In connection with each Mortgage Rate adjustment, the HELOCs have corresponding adjustments to their monthly payment amount, in each case on each applicable adjustment date (each such date, an "ADJUSTMENT DATE"). The "INDEX" on the HELOCs is a variable per annum rate based on the Prime Rate published in the Money Rates table of the Wall Street Journal. As to each HELOC, the Servicer will be responsible for calculating and implementing Mortgage Rate adjustments. On each Adjustment Date, the Mortgage Rate on each HELOC will be adjusted generally to equal the sum of the Index and a fixed percentage amount (the "GROSS MARGIN") for that HELOC specified in the related mortgage note or the applicable Credit Line Agreement. The Mortgage Rate on each HELOC, however, will not exceed a specified maximum mortgage rate (the "MAXIMUM MORTGAGE RATE") over the life of the HELOC or be less than a specified minimum mortgage rate (the "MINIMUM MORTGAGE RATE") over the life of the HELOC. Effective with the first monthly payment due on each HELOC after each related Adjustment Date, the monthly payment amount will be adjusted to an amount that will fully amortize the outstanding principal balance of the related HELOC over its remaining term and pay interest at the Mortgage Rate as so adjusted. Due to the application of the Maximum Mortgage Rates, the Mortgage Rate on each HELOC, as adjusted on any related Adjustment Date, may be less than the sum of the Index, calculated as described in this prospectus supplement, and the related Gross Margin. See "--The Index" in this prospectus supplement. None of the HELOCs permit the related mortgagor to convert the adjustable Mortgage Rate thereon to a fixed Mortgage Rate.

     The HELOCs will consist of loans having terms to maturity of 15 to 25 years from origination. The HELOCs will have an initial five or fifteen-year period (each a "DRAW PERIOD"), during which the related mortgagor may make cash withdrawals against the related home equity line. The HELOCs will have a repayment period from the end of the related Draw Period to the maturity date thereof, during which the balance of the HELOC as of the end of the Draw Period is repaid. With respect to approximately 70.22% of the HELOCs, the related mortgagor is subject to a termination fee in connection with certain loan terminations within three years of origination. A mortgagor may access a credit line at any time during the draw period by writing a check or using a credit card, subject to applicable law.

     Substantially all of the HELOCs have scheduled monthly payments due on the fifteenth day of the month (with respect to each HELOC, the "DUE DATE").

     A mortgagor's right to make draws during the draw period may be suspended, or the credit limit of the related HELOC may be reduced, for cause under a number of circumstances, including, but not limited to, (i) a material and adverse change in such mortgagor's financial circumstances; (ii) a decline in the value of the related mortgaged property significantly below the appraised value thereof at origination of such HELOC; or (iii) a payment default by such mortgagor. However, such suspension or reduction generally will not affect the payment terms for previously drawn amounts. The Servicer will not have any obligation to investigate whether any such circumstances have transpired, and may have no knowledge thereof. As such, there can be no assurance that any mortgagor's ability to make draws will be suspended or reduced in the event that any of the foregoing circumstances occur. In the event of a default under a HELOC, the HELOC may be suspended, or the credit limit of the HELOC may be reduced, or the HELOC may be terminated and declared immediately due and payable in full. For such purpose, a default includes, but is not limited to, (i) the related mortgagor's failure to make any payment as required; (ii) any action or inaction by such mortgagor that adversely affects the related mortgaged property or the mortgagee's rights therein; or (iii) fraud or material misrepresentation by such mortgagor in connection with such HELOC.

     With respect to each HELOC, (i) the "finance charge" for any Collection Period will be an amount equal to the aggregate of, as calculated for each day in such Collection Period, the then applicable mortgage interest rate divided by 365, and multiplied by the average daily Principal Balance of such HELOC (provided that with respect to certain HELOCs, the "finance charge" is calculated pursuant to a daily simple interest method or some other method) and
(ii) the "ACCOUNT BALANCE" on any day generally will be the aggregate unpaid principal balance outstanding at the beginning of such day, plus the sum of any unpaid fees, insurance premiums and other charges, if any, and any unpaid finance charges due, plus the aggregate of all draws funded on such day, minus the aggregate of all payments and credits applied to the repayment of any such draws on such day. Generally, payments made by or on behalf of the mortgagor will be applied to any unpaid finance charges, fees and late charges, if any, due thereon, prior to application to any unpaid Principal Balance outstanding. No proceeds from any mortgage loans were used by the related mortgagors to finance single-premium credit insurance policies.

     The proceeds of the HELOCs generally were used by the related mortgagors for:

     o    debt consolidation;

     o    home improvement;

     o    the partial refinancing of the related mortgaged property;

     o    provision of a limited amount of cash to the mortgagor; or

     o    a combination of any of the above.

     The HELOCs were underwritten as described under "--Underwriting Standards."

HISTORICAL DELINQUENCY AND LOSS INFORMATION

     As of the Statistical Cut-off Date none of the HELOCs are more than 60 days delinquent and The following table sets forth the historical delinquency experience of the HELOCs. The historical delinquency information is based on the delinquency of each HELOC either (i) during the period from the date the first monthly payment was due on such HELOC to the Statistical Cut-off Date or (ii) during the twelve month period prior to the Statistical Cut-off Date, which ever is less. With respect to item (ii) above, the Sponsor and the Depositor are unable to provide the delinquency information as of origination of such HELOCs without unreasonable effort or expense because neither the Sponsor nor the Depositor was the owner of the HELOCs prior to the date such HELOCs were purchased by the Sponsor, the prior owner of such HELOCs is not affiliated with the Sponsor or the Depositor and the owner was not the servicer of such HELOCs and therefore, was not in a position to track or monitor the delinquency status of such HELOCs.

                             HISTORICAL DELINQUENCY

                                               AGGREGATE    % OF AGGREGATE
                                               REMAINING       REMAINING
                                 NUMBER OF     PRINCIPAL       PRINCIPAL
    HISTORICAL DELINQUENCY         HELOCS       BALANCE         BALANCE
------------------------------   ---------   ------------   --------------
Never Delinquent .............     6,034     $343,114,628        96.16%
30 Days Delinquent ...........       240       13,631,413         3.82
60+ Days Delinquent ..........         2           68,916         0.02
                                   -----     ------------       ------
Total: .......................     6,276     $356,814,957       100.00%
                                   =====     ============       ======

     A HELOC will be "DELINQUENT" if any monthly payment due on a Due Date is not made by the close of business on the next scheduled Due Date for such HELOC. A HELOC is "30 DAYS DELINQUENT" if such monthly payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such monthly payment was due or, if there was no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month), then on the last day of such immediately succeeding month; and similarly for "60 DAYS DELINQUENT."

     For a further description of the underwriting or selection criteria used to purchase the mortgage pool assets, please see "The HELOC Pool--Underwriting Standards" and "The Sponsor" in this prospectus supplement.

HELOC CHARACTERISTICS

     The average principal balance of the HELOCs at origination was approximately $57,811. No HELOC had a principal balance at origination greater than approximately $476,000 or less than approximately $0. The average principal balance of the HELOCs as of the Statistical Cut-off Date was approximately $56,854. No HELOC had a principal balance as of the Statistical Cut-off Date greater than approximately $473,152 or less than approximately $0.

     The HELOCs had Mortgage Rates as of the Statistical Cut-off Date ranging from approximately 4.750% per annum to approximately 12.750% per annum, and the weighted average Mortgage Rate was approximately 9.319% per annum.

     The weighted average combined current loan-to-value ratio of the HELOCs was approximately 87.14%. No HELOC had a combined current loan-to-value ratio greater than approximately 100.00% or less than approximately 5.86%.

     The weighted average remaining term to stated maturity of the HELOCs was approximately 196 months as of the Statistical Cut-off Date. None of the HELOCs will have a first due date prior to March 15, 2004 or after February 25, 2006 or will have a remaining term to stated maturity of less than 153 months or greater than 296 months as of the Statistical Cut-off Date. The latest maturity date of any HELOC is January 25, 2031.

     As of the Statistical Cut-off Date, the weighted average FICO Score for the HELOCs that were scored is approximately 713. No HELOC which was scored had a FICO Score as of the Statistical Cut-off Date greater than 817 or less than 606.

     As of the Statistical Cut-off Date, the HELOCs had gross margins ranging from approximately 0.000% per annum to approximately 5.250% per annum, Maximum Loan Rates ranging from approximately 12.000% per annum to approximately 18.000% per annum and Minimum Loan Rates ranging from 3.000% per annum to approximately 12.250% per annum. As of the Statistical Cut-off Date, the weighted average gross margin was approximately 1.820% per annum, the weighted average Maximum Loan Rate was approximately 17.972% per annum and the weighted average Minimum Loan Rate was approximately 7.727% per annum.

     As of the Statistical Cut-off Date, the HELOCs had Credit Limit Utilization Rates ranging from approximately 0.00% to 100.00% and the weighted average Credit Limit Utilization Rate (weighted based on the Credit Limit of the HELOCs) of the HELOCs was approximately 81.78%. The "CREDIT LIMIT UTILIZATION RATE" is determined by dividing the principal balance of a HELOC as of the Statistical Cut-off Date by the Credit Limit of the related HELOC. The "CREDIT LIMIT" with respect to a HELOC is the maximum dollar amount of draws permitted to be made thereunder at any one time by the related mortgagor.

     As of the Statistical Cut-off Date, the HELOCs had remaining Draw Periods ranging from approximately 33 months to approximately 176 months and the weighted average remaining Draw Period was approximately 76 months.

     The weighted average Combined Limit LTV for the HELOCs was approximately 88.11%. With respect to each HELOC, the "COMBINED LIMIT LTV" is the Credit Limit of such HELOC divided by the lesser of (i) the appraised value and (ii) the sale price, in each case, with respect to any loan senior to such HELOC.

     The HELOCs had the following additional characteristics as of the Statistical Cut-off Date (the sum in any column may not equal the total indicated due to rounding):

                          COLLATERAL TYPE OF THE HELOCS

                                                                         % OF AGGREGATE
                                                     AGGREGATE          PRINCIPAL BALANCE
                                                 PRINCIPAL BALANCE      OUTSTANDING AS OF
                                 NUMBER OF     OUTSTANDING AS OF THE     THE STATISTICAL
       COLLATERAL TYPE             HELOCS    STATISTICAL CUT-OFF DATE     CUT-OFF DATE
------------------------------   ---------   ------------------------   -----------------
ARM-1 Month IO/5 Year
   Draw/10 Year Repay.........     5,315           $294,832,081               82.63%
ARM-1 Month IO/15 Year
   Draw/10 Year Repay.........       961             61,982,876               17.37
                                   -----           ------------              ------
Total:........................     6,276           $356,814,957              100.00%
                                   =====           ============              ======

                     LIMIT PRINCIPAL BALANCES OF THE HELOCS

                                                                         % OF AGGREGATE
                                                     AGGREGATE          PRINCIPAL BALANCE
                                                 PRINCIPAL BALANCE      OUTSTANDING AS OF
                                 NUMBER OF     OUTSTANDING AS OF THE     THE STATISTICAL
  LIMIT PRINCIPAL BALANCE ($)      HELOCS    STATISTICAL CUT-OFF DATE     CUT-OFF DATE
------------------------------   ---------   ------------------------   -----------------
      0.01 -  20,000.00.......       567           $  7,767,596                 2.18%
 20,000.01 -  40,000.00.......     1,587             43,794,448                12.27
 40,000.01 -  60,000.00.......     1,432             62,223,893                17.44
 60,000.01 -  80,000.00.......       845             50,861,642                14.25
 80,000.01 - 100,000.00.......       737             54,890,060                15.38
100,000.01 - 120,000.00.......       268             24,440,760                 6.85
120,000.01 - 140,000.00.......       215             23,627,666                 6.62
140,000.01 - 160,000.00.......       187             22,815,904                 6.39
160,000.01 - 180,000.00.......        75             10,142,891                 2.84
180,000.01 - 200,000.00.......       255             33,224,041                 9.31
200,000.01 - 220,000.00.......        11              1,937,272                 0.54
220,000.01 - 240,000.00.......         6                908,631                 0.25
240,000.01 - 260,000.00.......        31              5,337,592                 1.50
260,000.01 - 280,000.00.......        10              2,390,493                 0.67
280,000.01 - 300,000.00.......        28              6,445,566                 1.81
300,000.01 - 320,000.00.......         3                894,004                 0.25
320,000.01 - 340,000.00.......         1                323,000                 0.09
340,000.01 - 360,000.00.......         6              1,444,001                 0.40
360,000.01 - 380,000.00.......         1                377,200                 0.11
380,000.01 - 400,000.00.......         4              1,105,853                 0.31
400,000.01 - 420,000.00.......         1                409,406                 0.11
460,000.01 - 480,000.00.......         1                456,362                 0.13
480,000.01 - 500,000.00.......         5                996,676                 0.28
                                   -----           ------------               ------
Total:........................     6,276           $356,814,957               100.00%
                                   =====           ============               ======

                        PRINCIPAL BALANCES OF THE HELOCS
                       AS OF THE STATISTICAL CUT-OFF DATE

                                                                         % OF AGGREGATE
                                                     AGGREGATE          PRINCIPAL BALANCE
                                                 PRINCIPAL BALANCE      OUTSTANDING AS OF
  PRINCIPAL BALANCE AS OF THE    NUMBER OF     OUTSTANDING AS OF THE     THE STATISTICAL
 STATISTICAL CUT-OFF DATE ($)      HELOCS    STATISTICAL CUT-OFF DATE     CUT-OFF DATE
------------------------------   ---------   ------------------------   -----------------
      0.00 ...................       408           $          0                 0.00%
      0.01 -  50,000.00.......     3,094             90,382,595                25.33
 50,000.01 - 100,000.00.......     1,944            138,564,547                38.83
100,000.01 - 150,000.00.......       512             63,254,586                17.73
150,000.01 - 200,000.00.......       244             43,920,367                12.31
200,000.01 - 250,000.00.......        31              7,214,333                 2.02
250,000.01 - 300,000.00.......        28              7,930,763                 2.22
300,000.01 - 350,000.00.......         7              2,265,435                 0.63
350,000.01 - 400,000.00.......         4              1,531,059                 0.43
400,000.01 - 450,000.00.......         2                821,759                 0.23
450,000.01 - 500,000.00.......         2                929,513                 0.26
                                   ------          ------------               ------
Total:........................     6,276           $356,814,957               100.00%
                                   ======          ============               ======

                         UTILIZATION RATE OF THE HELOCS
                       AS OF THE STATISTICAL CUT-OFF DATE

                                                                         % OF AGGREGATE
                                                     AGGREGATE          PRINCIPAL BALANCE
                                                 PRINCIPAL BALANCE      OUTSTANDING AS OF
                                 NUMBER OF     OUTSTANDING AS OF THE     THE STATISTICAL
     UTILIZATION RATE (%)          HELOCS    STATISTICAL CUT-OFF DATE     CUT-OFF DATE
------------------------------   ---------   ------------------------   -----------------
 0.00.........................       413           $          6                 0.00%
 0.01 -   5.00................        85                123,320                 0.03
 5.01 -  10.00................        30                253,195                 0.07
10.01 -  15.00................        22                305,905                 0.09
15.01 -  20.00................        32                641,337                 0.18
20.01 -  25.00................        39                950,002                 0.27
25.01 -  30.00................        45              1,162,870                 0.33
30.01 -  35.00................        36                974,604                 0.27
35.01 -  40.00................        42              1,498,733                 0.42
40.01 -  45.00................        34              1,647,223                 0.46
45.01 -  50.00................        32              1,432,764                 0.40
50.01 -  55.00................        50              2,553,603                 0.72
55.01 -  60.00................        54              3,070,766                 0.86
60.01 -  65.00................        55              3,746,895                 1.05
65.01 -  70.00................        62              4,117,816                 1.15
70.01 -  75.00................        62              4,093,109                 1.15
75.01 -  80.00................        59              5,062,766                 1.42
80.01 -  85.00................        63              5,345,136                 1.50
85.01 -  90.00................        83              7,712,372                 2.16
90.01 -  95.00................       119              8,736,674                 2.45
95.01 - 100.00................     4,859            303,385,861                85.03
                                   -----           ------------               ------
Total:........................     6,276           $356,814,957               100.00%
                                   =====           ============               ======

        GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES OF THE HELOCS

                                                                          % OF AGGREGATE
                                                      AGGREGATE         PRINCIPAL BALANCE
                                                 PRINCIPAL BALANCE      OUTSTANDING AS OF
                                 NUMBER OF     OUTSTANDING AS OF THE     THE STATISTICAL
           LOCATION                HELOCS    STATISTICAL CUT-OFF DATE     CUT-OFF DATE
------------------------------   ---------   ------------------------   -----------------
California....................     2,875           $203,731,782                57.10%
New York......................       324             21,772,302                 6.10
Florida.......................       423             16,280,837                 4.56
Arizona.......................       317             13,701,978                 3.84
Virginia......................       237             13,420,732                 3.76
Washington....................       256             11,650,874                 3.27
Maryland......................       181             10,164,509                 2.85
Nevada........................       219              9,566,239                 2.68
Illinois......................       160              7,261,793                 2.04
Colorado......................       161              7,087,068                 1.99
Massachusetts.................        94              5,581,625                 1.56
New Jersey....................        96              5,143,461                 1.44
Oregon........................       105              4,614,515                 1.29
Minnesota.....................       128              3,842,050                 1.08
Georgia.......................        97              3,068,273                 0.86
Utah..........................        78              2,762,121                 0.77
Michigan......................        85              2,590,567                 0.73
Pennsylvania..................        73              2,526,201                 0.71
Idaho.........................        57              1,860,670                 0.52
Ohio..........................        69              1,726,565                 0.48
Connecticut...................        32              1,642,179                 0.46
North Carolina................        47              1,201,924                 0.34
South Carolina................        14                722,612                 0.20
Rhode Island..................        16                715,884                 0.20
District of Columbia..........        14                679,401                 0.19
Missouri......................        18                513,950                 0.14
Tennessee.....................        24                509,485                 0.14
Montana.......................         9                394,531                 0.11
New Mexico....................        12                373,860                 0.10
Alabama.......................         5                324,234                 0.09
Delaware......................         6                303,448                 0.09
Indiana.......................        14                295,249                 0.08
Kansas........................         7                244,845                 0.07
West Virginia.................         4                216,734                 0.06
Oklahoma......................         5                102,852                 0.03
Iowa..........................         3                 64,800                 0.02
Maine.........................         3                 43,600                 0.01
Wisconsin.....................         2                 42,045                 0.01
North Dakota..................         2                 34,200                 0.01
Mississippi...................         2                 23,789                 0.01
New Hampshire.................         2                 11,172                 0.00
                                   -----           ------------               ------
Total:........................     6,276           $356,814,957               100.00%
                                   =====           ============               ======

         MORTGAGE RATES OF THE HELOCS AS OF THE STATISTICAL CUT-OFF DATE

                                                    AGGREGATE             % OF AGGREGATE
                                                PRINCIPAL BALANCE        PRINCIPAL BALANCE
                                                OUTSTANDING AS OF        OUTSTANDING AS OF
                                 NUMBER OF   THE STATISTICAL CUT-OFF   THE STATISTICAL CUT-
       MORTGAGE RATE (%)           HELOCS              DATE                  OFF DATE
------------------------------   ---------   -----------------------   --------------------
 4.500 -  4.999...............         1           $     29,500                 0.01%
 6.000 -  6.499...............         1                 40,035                 0.01
 7.500 -  7.999...............       360             26,568,018                 7.45
 8.000 -  8.499...............       999             60,316,448                16.90
 8.500 -  8.999...............       768             55,225,647                15.48
 9.000 -  9.499...............       725             44,728,383                12.54
 9.500 -  9.999...............       825             46,353,389                12.99
10.000 - 10.499 ..............       978             55,364,436                15.52
10.500 - 10.999...............     1,010             44,813,644                12.56
11.000 - 11.499...............       413             17,148,919                 4.81
11.500 - 11.999...............       156              4,965,315                 1.39
12.000 - 12.499...............        26                863,238                 0.24
12.500 - 12.999...............        14                397,984                 0.11
                                   -----           ------------               ------
Total:........................     6,276           $356,814,957               100.00%
                                   =====           ============               ======

                           ORIGINAL TERM OF THE HELOCS

                                                    AGGREGATE             % OF AGGREGATE
                                                PRINCIPAL BALANCE        PRINCIPAL BALANCE
                                                OUTSTANDING AS OF        OUTSTANDING AS OF
                                 NUMBER OF   THE STATISTICAL CUT-OFF   THE STATISTICAL CUT-
    ORIGINAL TERM (MONTHS)         HELOCS              DATE                  OFF DATE
------------------------------   ---------   -----------------------   --------------------
121 - 180.....................     5,315           $294,832,081                82.63%
241 - 300.....................       961             61,982,876                17.37
                                   -----           ------------               ------
Total:........................     6,276           $356,814,957               100.00%
                                   =====           ============               ======

                      REMAINING TERM TO STATED MATURITY OF
                  THE HELOCS AS OF THE STATISTICAL CUT-OFF DATE

                                                    AGGREGATE             % OF AGGREGATE
                                                PRINCIPAL BALANCE        PRINCIPAL BALANCE
                                                OUTSTANDING AS OF        OUTSTANDING AS OF
   REMAINING TERM TO STATED      NUMBER OF   THE STATISTICAL CUT-OFF   THE STATISTICAL CUT-
       MATURITY (MONTHS)           HELOCS              DATE                  OFF DATE
------------------------------   ---------   -----------------------   --------------------
121 - 180.....................     5,315           $294,832,081                82.63%
241 - 300.....................       961             61,982,876                17.37
                                   -----           ------------               ------
Total:........................     6,276           $356,814,957               100.00%
                                   =====           ============               ======

                          PROPERTY TYPES OF THE HELOCS

                                                    AGGREGATE             % OF AGGREGATE
                                                PRINCIPAL BALANCE        PRINCIPAL BALANCE
                                                OUTSTANDING AS OF        OUTSTANDING AS OF
                                 NUMBER OF   THE STATISTICAL CUT-OFF   THE STATISTICAL CUT-
         PROPERTY TYPE             HELOCS              DATE                  OFF DATE
------------------------------   ---------   -----------------------   --------------------
Single Family Residence.......     3,676           $220,471,653                61.79%
PUD...........................     1,250             71,643,069                20.08
Condominium...................       847             38,254,771                10.72
2-4 Family....................       503             26,445,463                 7.41
                                   -----           ------------               ------
Total:........................     6,276           $356,814,957               100.00%
                                   =====           ============               ======

                COMBINED LIMIT LOAN-TO-VALUE RATIOS OF THE HELOCS

                                                    AGGREGATE             % OF AGGREGATE
                                                PRINCIPAL BALANCE        PRINCIPAL BALANCE
                                                OUTSTANDING AS OF        OUTSTANDING AS OF
        COMBINED LIMIT           NUMBER OF   THE STATISTICAL CUT-OFF   THE STATISTICAL CUT-
    LOAN-TO-VALUE RATIO (%)        HELOCS              DATE                  OFF DATE
------------------------------   ---------   -----------------------   --------------------
 0.01 -  50.00................        57           $  3,434,397                 0.96%
50.01 -  55.00................        35              2,284,272                 0.64
55.01 -  60.00................        40              2,439,487                 0.68
60.01 -  65.00................        76              5,074,208                 1.42
65.01 -  70.00................       102              8,941,702                 2.51
70.01 -  75.00................       145             11,165,739                 3.13
75.01 -  80.00................       356             28,404,343                 7.96
80.01 -  85.00................       319             20,950,400                 5.87
85.01 -  90.00................     3,723            179,575,137                50.33
90.01 -  95.00................       736             43,217,999                12.11
95.01 - 100.00................       687             51,327,273                14.38
                                   -----           ------------               ------
Total:........................     6,276           $356,814,957               100.00%
                                   =====           ============               ======

               COMBINED CURRENT LOAN-TO-VALUE RATIOS OF THE HELOCS

                                                    AGGREGATE             % OF AGGREGATE
                                                PRINCIPAL BALANCE        PRINCIPAL BALANCE
                                                OUTSTANDING AS OF        OUTSTANDING AS OF
       COMBINED CURRENT          NUMBER OF   THE STATISTICAL CUT-OFF   THE STATISTICAL CUT-
    LOAN-TO-VALUE RATIO (%)        HELOCS              DATE                  OFF DATE
------------------------------   ---------   -----------------------   --------------------
 0.01 -  50.00................       164           $  6,034,486                 1.69%
50.01 -  55.00................        52              3,105,603                 0.87
55.01 -  60.00................        74              3,776,209                 1.06
60.01 -  65.00................       121              5,887,030                 1.65
65.01 -  70.00................       144             10,273,227                 2.88
70.01 -  75.00................       185             13,700,703                 3.84
75.01 -  80.00................       526             25,655,615                 7.19
80.01 -  85.00................       416             23,416,581                 6.56
85.01 -  90.00................     3,270            172,319,809                48.29
90.01 -  95.00................       676             41,805,247                11.72
95.01 - 100.00................       648             50,840,445                14.25
                                   -----           ------------               ------
Total:........................     6,276           $356,814,957               100.00%
                                   =====           ============               ======

                        DOCUMENTATION TYPE OF THE HELOCS

                                                    AGGREGATE             % OF AGGREGATE
                                                PRINCIPAL BALANCE        PRINCIPAL BALANCE
                                                OUTSTANDING AS OF        OUTSTANDING AS OF
                                 NUMBER OF   THE STATISTICAL CUT-OFF   THE STATISTICAL CUT-
      DOCUMENTATION TYPE           HELOCS              DATE                  OFF DATE
------------------------------   ---------   -----------------------   --------------------
Stated Documentation..........     5,351           $313,688,533                87.91%
Full Documentation............       917             42,420,189                11.89
No Documentation..............         8                706,234                 0.20
                                   -----           ------------               ------
Total:........................     6,276           $356,814,957               100.00%
                                   =====           ============               ======

                    FICO SCORE FOR THE HELOCS AT ORIGINATION

                                                    AGGREGATE             % OF AGGREGATE
                                                PRINCIPAL BALANCE        PRINCIPAL BALANCE
                                                OUTSTANDING AS OF        OUTSTANDING AS OF
                                 NUMBER OF   THE STATISTICAL CUT-OFF   THE STATISTICAL CUT-
          FICO SCORE               HELOCS              DATE                  OFF DATE
------------------------------   ---------   -----------------------   --------------------
600 - 624.....................         7           $    395,482                 0.11%
625 - 649.....................       180              9,474,362                 2.66
650 - 674.....................       790             46,681,894                13.08
675 - 699.....................     1,539             90,378,461                25.33
700 - 724.....................     1,464             85,247,706                23.89
725 - 749.....................       984             56,259,960                15.77
750 - 774.....................       790             42,002,810                11.77
775 - 799.....................       420             20,785,107                 5.83
800 - 824.....................       102              5,589,174                 1.57
                                   -----           ------------               ------
Total:........................     6,276           $356,814,957               100.00%
                                   =====           ============               ======

                           LOAN PURPOSE OF THE HELOCS

                                          AGGREGATE         % OF AGGREGATE
                                      PRINCIPAL BALANCE   PRINCIPAL BALANCE
                                      OUTSTANDING AS OF   OUTSTANDING AS OF
                          NUMBER OF    THE STATISTICAL     THE STATISTICAL
      LOAN PURPOSE          HELOCS       CUT-OFF DATE        CUT-OFF DATE
-----------------------   ---------   -----------------   -----------------
Refinance - Cashout....     3,028        $190,345,304           53.35%
Purchase...............     2,978         153,654,574           43.06
Refinance - Rate Term..       270          12,815,078            3.59
                            -----        ------------          ------
Total:.................     6,276        $356,814,957          100.00%
                            =====        ============          ======

                         OCCUPANCY STATUS OF THE HELOCS

                                          AGGREGATE         % OF AGGREGATE
                                      PRINCIPAL BALANCE   PRINCIPAL BALANCE
                                      OUTSTANDING AS OF   OUTSTANDING AS OF
                          NUMBER OF    THE STATISTICAL     THE STATISTICAL
    OCCUPANCY STATUS        HELOCS       CUT-OFF DATE        CUT-OFF DATE
-----------------------   ---------   -----------------   -----------------
Primary................     4,409        $288,876,057           80.96%
Investment.............     1,703          61,333,074           17.19
Second Home............       164           6,605,826            1.85
                            -----        ------------          ------
Total:.................     6,276        $356,814,957          100.00%
                            =====        ============          ======

The occupancy status of a Mortgaged Property is as represented by the mortgagor in its loan application.

                      NEXT ADJUSTMENT DATES FOR THE HELOCS

                                          AGGREGATE         % OF AGGREGATE
                                      PRINCIPAL BALANCE   PRINCIPAL BALANCE
                                      OUTSTANDING AS OF   OUTSTANDING AS OF
                          NUMBER OF    THE STATISTICAL     THE STATISTICAL
  NEXT ADJUSTMENT DATE      HELOCS       CUT-OFF DATE        CUT-OFF DATE
-----------------------   ---------   -----------------   -----------------
May 2006...............     6,276        $356,814,957          100.00%
                            -----        ------------          ------
Total:.................     6,276        $356,814,957          100.00%
                            =====        ============          ======

                           GROSS MARGINS OF THE HELOCS

                                          AGGREGATE         % OF AGGREGATE
                                      PRINCIPAL BALANCE   PRINCIPAL BALANCE
                                      OUTSTANDING AS OF   OUTSTANDING AS OF
                          NUMBER OF    THE STATISTICAL     THE STATISTICAL
    GROSS MARGIN (%)        HELOCS       CUT-OFF DATE        CUT-OFF DATE
-----------------------   ---------   -----------------   -----------------
0.000 - 0.499..........       358        $ 26,568,018            7.45%
0.500 - 0.999..........     1,002          60,345,948           16.91
1.000 - 1.499..........       763          55,225,647           15.48
1.500 - 1.999..........       729          44,728,383           12.54
2.000 - 2.499..........       824          46,549,224           13.05
2.500 - 2.999..........       980          55,118,071           15.45
3.000 - 3.499..........     1,009          44,904,209           12.58
3.500 - 3.999..........       415          17,148,919            4.81
4.000 - 4.499..........       155           4,965,315            1.39
4.500 - 4.999..........        26             863,238            0.24
5.000 - 5.499..........        15             397,984            0.11
                            -----        ------------          ------
Total:.................     6,276        $356,814,957          100.00%
                            =====        ============          ======

                      MAXIMUM MORTGAGE RATES OF THE HELOCS

                                          AGGREGATE         % OF AGGREGATE
                                      PRINCIPAL BALANCE   PRINCIPAL BALANCE
                                      OUTSTANDING AS OF   OUTSTANDING AS OF
 MAXIMUM MORTGAGE RATE    NUMBER OF    THE STATISTICAL     THE STATISTICAL
          (%)               HELOCS       CUT-OFF DATE        CUT-OFF DATE
-----------------------   ---------   -----------------   -----------------
12.000.................         8        $  1,683,856            0.47%
18.000.................     6,268         355,131,100           99.53
                            -----        ------------          ------
Total:.................     6,276        $356,814,957          100.00%
                            =====        ============          ======

                      MINIMUM MORTGAGE RATES OF THE HELOCS

                                          AGGREGATE         % OF AGGREGATE
                                      PRINCIPAL BALANCE   PRINCIPAL BALANCE
                                      OUTSTANDING AS OF   OUTSTANDING AS OF
    MINIMUM MORTGAGE      NUMBER OF    THE STATISTICAL     THE STATISTICAL
        RATE (%)            HELOCS       CUT-OFF DATE        CUT-OFF DATE
-----------------------   ---------   -----------------   -----------------
 3.000 -  3.499........         1        $     15,766            0.00%
 4.000 -  4.499........         3             167,785            0.05
 4.500 -  4.999........       333          26,538,812            7.44
 5.000 -  5.499........       930          77,164,763           21.63
 5.500 -  5.999........         6             470,698            0.13
 6.000 -  6.499........         6             307,469            0.09
 6.500 -  6.999........        49           4,204,167            1.18
 7.000 -  7.499........       338          23,488,889            6.58
 7.500 -  7.999........       739          38,748,325           10.86
 8.000 -  8.499........       460          27,187,932            7.62
 8.500 -  8.999........       540          27,975,133            7.84
 9.000 -  9.499........       635          27,828,659            7.80
 9.500 -  9.999........       845          46,861,948           13.13
10.000 - 10.499........       845          36,005,270           10.09
10.500 - 10.999........       369          14,655,956            4.11
11.000 - 11.499........       134           3,951,067            1.11
11.500 - 11.999........        31             900,334            0.25
12.000 - 12.499........        12             341,984            0.10
                            -----        ------------          ------
Total:.................     6,276        $356,814,957          100.00%
                            =====        ============          ======

                    INITIAL PERIODIC RATE CAPS OF THE HELOCS

                                          AGGREGATE         % OF AGGREGATE
                                      PRINCIPAL BALANCE   PRINCIPAL BALANCE
                                      OUTSTANDING AS OF   OUTSTANDING AS OF
 INITIAL PERIODIC RATE    NUMBER OF    THE STATISTICAL     THE STATISTICAL
        CAP (%)             HELOCS       CUT-OFF DATE        CUT-OFF DATE
-----------------------   ---------   -----------------   -----------------
No Limit...............     6,276        $356,814,957          100.00%
                            -----        ------------          ------
Total:.................     6,276        $356,814,957          100.00%
                            =====        ============          ======

                   SUBSEQUENT PERIODIC RATE CAPS OF THE HELOCS

                                          AGGREGATE         % OF AGGREGATE
                                      PRINCIPAL BALANCE   PRINCIPAL BALANCE
                                      OUTSTANDING AS OF   OUTSTANDING AS OF
  SUBSEQUENT PERIODIC     NUMBER OF    THE STATISTICAL     THE STATISTICAL
      RATE CAP (%)          HELOCS       CUT-OFF DATE        CUT-OFF DATE
-----------------------   ---------   -----------------   -----------------
No Limit...............     6,276        $356,814,957          100.00%
                            -----        ------------          ------
Total:.................     6,276        $356,814,957          100.00%
                            =====        ============          ======

                        LIFETIME RATE CAPS OF THE HELOCS

                                                                         % OF AGGREGATE
                                                     AGGREGATE          PRINCIPAL BALANCE
                                                 PRINCIPAL BALANCE      OUTSTANDING AS OF
                                 NUMBER OF     OUTSTANDING AS OF THE     THE STATISTICAL
     LIFETIME RATE CAP (%)         HELOCS    STATISTICAL CUT-OFF DATE     CUT-OFF DATE
------------------------------   ---------   ------------------------   -----------------
 2.000 -  2.499...............         1           $    412,353                 0.12%
 3.500 -  3.999...............         2                342,967                 0.10
 4.000 -  4.499...............         1                286,000                 0.08
 4.500 -  4.999...............         1                267,000                 0.07
 5.000 -  5.499...............         3                375,536                 0.11
 5.500 -  5.999...............         6                 78,613                 0.02
 6.000 -  6.499...............        20                628,814                 0.18
 6.500 -  6.999...............        73              2,059,162                 0.58
 7.000 -  7.499...............       215              7,637,270                 2.14
 7.500 -  7.999...............       689             26,375,817                 7.39
 8.000 -  8.499...............       801             47,247,259                13.24
 8.500 -  8.999...............       861             37,075,627                10.39
 9.000 -  9.499...............       490             22,794,921                 6.39
 9.500 -  9.999...............       539             30,306,843                 8.49
10.000 - 10.499...............       530             27,805,824                 7.79
10.500 - 10.999...............       627             39,008,154                10.93
11.000 - 11.499...............       128              8,602,313                 2.41
11.500 - 11.999...............        13              1,085,206                 0.30
12.000 - 12.499...............         9                538,152                 0.15
13.000 - 13.499...............     1,262            103,659,281                29.05
13.500 - 13.999...............         2                 59,305                 0.02
14.000 - 14.499...............         2                152,774                 0.04
15.000 - 15.499...............         1                 15,766                 0.00
                                   -----           ------------               ------
Total:........................     6,276           $356,814,957               100.00%
                                   =====           ============               ======


                INITIAL DRAW PERIOD OF THE HELOCS AT ORIGINATION

                                                                         % OF AGGREGATE
                                                     AGGREGATE          PRINCIPAL BALANCE
                                                 PRINCIPAL BALANCE      OUTSTANDING AS OF
                                 NUMBER OF     OUTSTANDING AS OF THE     THE STATISTICAL
         IO DRAW TERMS            HELOCS    STATISTICAL CUT-OFF DATE     CUT-OFF DATE
------------------------------   ---------   ------------------------   -----------------
 60...........................     5,315           $294,832,081               82.63%
180...........................       961             61,982,876               17.37
                                   -----           ------------              ------
Total:........................     6,276           $356,814,957              100.00%
                                   =====           ============              ======

                             UNDERWRITING STANDARDS

          GREENPOINT MORTGAGE FUNDING, INC. The information set forth in this section (other than the immediately following paragraph) with regard to the underwriting standards of GreenPoint Mortgage Funding, Inc. ("GREENPOINT" or, the "ORIGINATOR") has been provided to the Depositor by GreenPoint.

          All of the HELOCs, which will be acquired on the Closing Date by the Depositor from the Sponsor, were acquired by the Sponsor from GreenPoint prior to the Closing Date. All of the HELOCs were originated or acquired by GreenPoint in accordance with the underwriting criteria described in this section.

          The following is a summary of the underwriting guidelines employed, with some variation, by GreenPoint. This summary does not purport to be a complete description of the underwriting guidelines of GreenPoint.

          GreenPoint Mortgage Funding, Inc., a New York corporation ("GREENPOINT"), is an indirect, wholly-owned subsidiary of North Fork Bancorporation, Inc., a Delaware corporation and bank holding company ("NORTH FORK"). North Fork's other subsidiaries include North Fork Bank, a New York commercial bank. North Fork is listed on the New York Stock Exchange under the symbol "NFB". GreenPoint was formerly a wholly-owned subsidiary of GreenPoint Financial Corp., which was acquired by North Fork in October 2004. On March 12, 2006, North Fork and Capital One Financial Corporation ("CAPITAL ONE") announced that they signed a definitive agreement in which Capital One will acquire North Fork. The transaction is subject to all required regulatory approvals, approval by the shareholders of both companies and other customary conditions.

          GreenPoint is engaged in the mortgage banking business, and as part of that business, originates, acquires, sells and services mortgage loans. GreenPoint originates loans primarily through its wholesale division, which works with a nationwide network of independent mortgage brokers, each of which must be approved by GreenPoint. GreenPoint also originates loans through its retail and correspondent lending divisions. Mortgage loans originated by GreenPoint are secured primarily by one-to-four family residences. GreenPoint's executive offices are located at 100 Wood Hollow Drive, Novato, California, 94945.

          GreenPoint has originated residential mortgage loans of substantially the same type as the HELOCs since its formation in October 1999, when it acquired the assets and liabilities of Headlands Mortgage Company.

          The following table sets forth, by number and dollar amount of mortgage loans, GreenPoint's residential mortgage loan production for the periods indicated.

                   RESIDENTIAL MORTGAGE LOAN PRODUCTION TABLE

           LOAN TYPE                   2003              2004              2005            2006 Q1
------------------------------   ---------------   ---------------   ---------------   --------------
ALT A AND SPECIALTY
Number of Loans                           56,702            65,284            67,707           13,752
Dollar Volume                    $11,505,997,786   $14,579,659,658   $19,148,814,451   $4,034,288,749
Percent Adjustable                            19%               67%               84%              78%
Percent of Total Dollar Volume                30%               37%               45%              52%

AGENCY
Number of Loans                           28,460            10,975            12,408            2,108
Dollar Volume                    $ 5,378,009,580   $ 2,188,737,211   $ 2,746,779,129   $  480,214,325
Percent Adjustable                             0%                3%                1%               2%
Percent of Total Dollar Volume                14%                6%                7%               6%

JUMBO
Number of Loans                           53,106            53,522            41,614            5,860
Dollar Volume                    $19,426,400,804   $17,667,106,136   $14,899,732,857   $2,254,652,746
Percent Adjustable                            69%               84%               74%              77%
Percent of Total Dollar Volume                50%               44%               35%              29%

HELOC AND SECONDS
Number of Loans                           44,346            83,902            82,258           14,847
Dollar Volume                    $ 2,556,735,253   $ 5,374,039,738   $ 5,450,355,355   $1,002,614,650
Percent Adjustable                            96%               97%               95%              91%
Percent of Total Dollar Volume                 7%               14%               13%              13%

Number of Loans                          182,614           213,683           203,987           36,567
Dollar Volume                    $38,867,143,423   $39,809,542,743   $42,245,681,792   $7,771,770,470
Average Loan Amount              $       212,838   $       186,302   $       207,100          212,535
Non-Purchase Transactions                     66%               52%               52%              58%
Adjustable Rate Loans*                        47%               75%               76%              75%

----------
* % of total loan production based on dollar volume (percent may not add to 100% due to rounding)

UNDERWRITING GUIDELINES

          Generally, the GreenPoint underwriting guidelines are applied to evaluate the prospective borrower's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. Exceptions to the guidelines are permitted where compensating factors are present. The GreenPoint underwriting guidelines are generally not as strict as Fannie Mae or Freddie Mac guidelines. GreenPoint's underwriting guidelines are applied in accordance with applicable federal and state laws and regulations.

          In assessing a prospective borrower's creditworthiness, GreenPoint may use FICO(R) credit scores. FICO credit scores are statistical credit scores designed to assess a borrower's creditworthiness and likelihood to default on a consumer obligation over a two-year period based on a borrower's credit history. FICO credit scores were not developed to predict the likelihood of default on mortgage loans and, accordingly, may not be indicative of the ability of a borrower to repay its mortgage loan. FICO credit scores range from approximately 300 to approximately 850, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score.

     In determining whether a prospective borrower has sufficient monthly income available to meet the borrower's monthly obligation on the proposed mortgage loan and monthly housing expenses and other financial obligations, GreenPoint generally considers the ratio of those amounts to the proposed borrower's monthly gross income. These ratios vary depending on a number of underwriting criteria, including loan-to-value ratios ("LTV"), and are determined on a loan-by-loan basis. The ratios generally are limited to 40% but may be extended to 50% with adequate compensating factors, such as disposable income, reserves, higher FICO credit score, or lower LTV's. Each mortgage loan has a required amount of reserves, with the minimum being three months of principal, interest, taxes and insurance for full documentation loans. Depending on the LTV and occupancy types, these reserve requirements may be increased to compensate for the additional risk.

     As part of its evaluation of potential borrowers, GreenPoint generally requires a description of the borrower's income. If required by its underwriting guidelines, GreenPoint obtains employment verification providing current and historical income information and/or a telephonic employment confirmation. Employment verification may be obtained through analysis of the prospective borrower's recent pay stubs and/or W-2 forms for the most recent two years or relevant portions of the borrower's most recent two years' tax returns, or from the prospective borrower's employer, wherein the employer reports the borrower's length of employment and current salary with that organization. Self-employed prospective borrowers generally are required to submit relevant portions of their federal tax returns for the past two years.

     GreenPoint acquires or originates many mortgage loans under "limited documentation" or "no documentation" programs. Under limited documentation programs, more emphasis is placed on the value and adequacy of the mortgaged property as collateral, credit history and other assets of the borrower, than on verified income of the borrower. Mortgage loans underwritten under this type of program are generally limited to borrowers with credit histories that demonstrate an established ability to repay indebtedness in a timely fashion, and certain credit underwriting documentation concerning income or income verification and/or employment verification is waived. Mortgage loans originated and acquired with limited documentation programs include cash-out refinance loans, super-jumbo mortgage loans and mortgage loans secured by investor-owned properties. Permitted maximum loan-to-value ratios (including secondary financing) under limited documentation programs are generally more restrictive than mortgage loans originated with full documentation requirements. Under no documentation programs, income ratios for the prospective borrower are not calculated. Emphasis is placed on the value and adequacy of the mortgaged property as collateral and the credit history of the prospective borrower, rather than on verified income and assets of the borrower. Documentation concerning income, employment verification and asset verification is not required and income ratios are not calculated. Mortgage loans underwritten under no documentation programs are generally limited to borrowers with favorable credit histories and who satisfy other standards for limited documentation programs.

     Periodically, the data used by GreenPoint to underwrite mortgage loans may be obtained by an approved loan correspondent. In those instances, the initial determination as to whether a mortgage loan complies with GreenPoint's underwriting guidelines may be made by such loan correspondent. In addition, GreenPoint may acquire mortgage loans from approved correspondent lenders under a program pursuant to which GreenPoint delegates to the correspondent the obligation to underwrite the mortgage loans to GreenPoint's standards. Under these circumstances, the underwriting of a mortgage loan may not have been reviewed by GreenPoint before acquisition of the mortgage loan, and the correspondent represents to GreenPoint that its underwriting standards have been met. After purchasing mortgage loans under those circumstances, GreenPoint conducts a quality control review of a sample of the mortgage loans. The number of loans reviewed in the quality control process varies based on a variety of factors, including GreenPoint's prior experience with the correspondent lender and the results of the quality control review process itself.

     In determining the adequacy of the property as collateral, an independent appraisal is generally made of each property considered for financing. All appraisals are required to conform the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standard Board of the Appraisal Foundation. Each appraisal must meet the requirements of Fannie Mae and Freddie Mac. The requirements of Fannie Mae and Freddie Mac require, among other things, that the appraiser, or its agent on its behalf, personally inspect the property inside and out, verify whether the property is in a good condition and verify that construction, if new, has been substantially completed. The appraisal generally will have been based on prices obtained on recent sales of comparable properties determined in accordance with Fannie Mae and Freddie Mac guidelines. In certain cases, an analysis based on income generated by the property or a replacement cost analysis based on the current cost of constructing or purchasing a similar property may be used. GreenPoint's Underwriting Guidelines require that the underwriters be satisfied that the value of the property being financed supports, and will continue to support, the outstanding loan balance, and provides sufficient value to mitigate the effects of adverse shifts in real estate values.

     GreenPoint may provide secondary financing to a borrower contemporaneously with the origination of a mortgage loan, subject to the limitation that the combined Loan-to-Value Ratio may not exceed 100%. GreenPoint's underwriting guidelines do not prohibit or otherwise restrict a borrower from obtaining secondary financing from lenders other than GreenPoint, whether at origination of the mortgage loan or thereafter.

     Generally, each mortgage with an LTV at origination of greater than 80% is covered by a primary mortgage insurance policy issued by a mortgage insurance company acceptable to Fannie Mae or Freddie Mac. The policy provides coverage in the amount equal to a specified percentage multiplied by the sum of the remaining principal balance of the related mortgage loan, the accrued interest on it and the related foreclosure expenses. The specified coverage percentage is, generally, 12% for LTV's between 80.01% and 85.00%, 25% for LTV's between 85.01% and 90% and 30% for LTV's between 90.01% and 95%. However, under certain circumstances, the specified coverage levels for these mortgage loans may vary from the foregoing. No primary mortgage insurance policy will be required with respect to any mortgage loan if maintaining the policy is prohibited by applicable law, after the date on which the related LTV is 80% or less, or where, based on a new appraisal, the principal balance of the mortgage loan represents 80% or less of the new appraised value.

     GreenPoint requires title insurance on all of its mortgage loans secured by first liens on real property. In addition, GreenPoint requires that fire and extended coverage casualty insurance be maintained on the mortgaged property in an amount at least equal to the principal balance of the related single-family mortgage loan or the replacement cost of the mortgaged property, whichever is less. GreenPoint also requires flood insurance to be maintained on the mortgaged property if and to the extent such insurance is required by applicable law or regulation.

ADDITIONAL INFORMATION CONCERNING THE HELOCS

     The description in this prospectus supplement of the HELOC Pool and the Mortgaged Properties is based upon the HELOC Pool as constituted as of the close of business on the Statistical Cut-off Date, as adjusted for the principal payments received on or before such date. Prior to the issuance of the Offered Notes and the Certificates, HELOCs may be removed from the

HELOC Pool as a result of incomplete documentation or otherwise if the Depositor deems the removal necessary or desirable, and may be prepaid at any time. A limited number of other home equity line of credit loans may be included in the HELOC Pool prior to the issuance of the Offered Notes and the Certificates unless including these loans would materially alter the characteristics of the HELOC Pool as described in this prospectus supplement. The Depositor believes that the information set forth in this prospectus supplement will be representative of the characteristics of the HELOC Pool as it will be constituted at the time the Offered Notes and the Certificates are issued, although the range of Mortgage Rates and maturities and other characteristics of the HELOCs may vary.

                               YIELD ON THE NOTES

GENERAL PREPAYMENT CONSIDERATIONS

     The rate of principal payments on the Offered Notes, the aggregate amount of payments on, and the yield to maturity of, Offered Notes will be related to the rate and timing of payments of principal on the HELOCs. The rate of principal payments on the HELOCs will in turn be affected by the rate of principal prepayments thereon (including for this purpose, payments resulting from refinancings, liquidations of the HELOCs due to defaults, casualties, condemnations and repurchases, whether optional or required, by the Depositor, the Originator or the Sponsor). The HELOCs may be prepaid by the mortgagors at any time. No prepayment of a HELOC will subject the related mortgagor to a termination payment.

     Prepayments, liquidations and repurchases of the HELOCs will result in payments in respect of principal to the holders of the Offered Notes that otherwise would be distributed over the remaining terms of the HELOCs. Since the rates of payment of principal on the HELOCs will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments. The extent to which the yield to maturity of the Offered Notes may vary from the anticipated yield will depend upon the degree to which the Offered Notes are purchased at a discount or premium and the degree to which the timing of payments thereon is sensitive to prepayments on the HELOCs. Further, an investor should consider, in the case of any Offered Note purchased at a discount, the risk that a slower than anticipated rate of principal payments on the HELOCs could result in an actual yield to the investor that is lower than the anticipated yield. In the case of any Offered Note purchased at a premium, there is a risk that a faster than anticipated rate of principal payments could result in an actual yield to the investor that is lower than the anticipated yield. In general, the earlier prepayments of principal are made on the HELOCs, the greater the effect on the yield to maturity of the Offered Notes. As a result, the effect on an investors' yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Notes would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

     It is highly unlikely that the HELOCs will prepay at any constant rate until maturity or that all of the HELOCs will prepay at the same rate. Moreover, the timing of prepayments on the HELOCs may significantly affect the yield to maturity on the Offered Notes, even if the average rate of principal payments experienced over time is consistent with an investor's expectation.

     The rate of payments (including prepayments), on pools of home equity loans is influenced by a variety of economic, geographic, social and other factors. In general, if prevailing interest rates were to fall significantly below the Mortgage Rates on the HELOCs, such HELOCs could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the Mortgage Rates on such HELOCs. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on such HELOCs would generally be expected to decrease. Other factors affecting prepayment of home equity loans include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. There can be no certainty as to the rate of prepayments on the HELOCs during any period or over the life of the certificates. See "Yield Considerations" in the prospectus.

     The rate of prepayment on the HELOCs cannot be predicted. The depositor is not aware of any relevant studies or statistics on the rate of prepayment of such HELOCs, on the rate at which mortgagors will make additional draws on their HELOCs or on the rate at which mortgagors will elect to convert the Mortgage Rates on their HELOCs. Generally, home equity lines of credit are not viewed by mortgagors as permanent financing. Accordingly, the HELOCs may experience a higher rate of prepayment than traditional first lien or second lien mortgages. Conversely, because the HELOCs amortize as described herein, rates of principal payment on the HELOCs will generally be slower than those of traditional fully-amortizing first lien mortgages with the same loan terms in the absence of prepayments on such HELOCs. The trust's experience with respect to prepayments of the HELOCs may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing, homeowner mobility, the frequency and amount of any future draws and changes affecting the deductibility for federal income tax purposes of interest payments on home equity loans. All of the HELOCs contain "due-on-sale" provisions and the Servicer intends to enforce such provisions, unless such enforcement is not permitted by applicable law. The enforcement of a "due-on-sale" provision will have the same effect as a prepayment of the related HELOC.

SPECIAL YIELD CONSIDERATIONS

     The Mortgage Rates on all of the HELOCs adjust monthly based upon the Prime Rate subject to minimum and maximum rates and lifetime limitations. The Note Rate on the Offered Notes adjusts monthly based upon One-Month LIBOR, subject to the applicable Net WAC Rate, with the result that increases in the Note Rate on the Offered Notes may be limited for extended periods in a rising interest rate environment. The interest due on the HELOCs during any Collection Period, net of the expenses of the trust, may not equal the amount of interest that would accrue at One-Month LIBOR plus the applicable spread on the Offered Notes during the related Interest Accrual Period; however, any shortfall of this kind will be payable to the holders of such notes, but only to the extent and in the priority described under "Description of the Securities--Overcollateralization Provisions" in this prospectus supplement. In addition, the Prime Rate and One-Month LIBOR may respond differently to economic and market factors. Thus, it is possible, for example, that if both One-Month LIBOR and the Prime Rate rise during the same period, one-month LIBOR may rise more rapidly than the Prime Rate, potentially resulting in the application of the applicable Net WAC Rate on the Offered Notes, which would adversely affect the yield to maturity on such notes.

     If the Note Rate on the Offered Notes is limited by the applicable Net WAC Rate for any Payment Date, the resulting interest shortfalls, which are referred to herein as "NET WAC RATE CARRYOVER AMOUNTS", may be recovered by the holders of such notes on such Payment Date or on future Payment Dates, to the extent that on such Payment Date or future Payment Dates there are any available funds remaining after certain other payments on the Offered Notes and the payment of certain fees and expenses of the trust, including amounts due to the Note Insurer. The Policy will not cover such Net WAC Rate Carryover Amounts. The ratings on the Offered Notes will not address the likelihood of any such recovery of such interest shortfalls by holders of the Offered Notes from amounts received on the HELOCs.

     As described under "Description of the Securities--Allocation of Losses" amounts otherwise distributable to holders of the Class CE Certificates may be made available to protect the holders of the Offered Notes against interruptions in payments due to certain mortgagor delinquencies.

WEIGHTED AVERAGE LIVES

     Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security until each dollar of principal of that security will be repaid to the investor. The weighted average life of the Offered Notes will be influenced by the rate at which principal on the HELOCs is paid, which may be in the form of scheduled payments or prepayments (including repurchases and prepayments of principal by the mortgagor as well as amounts received by virtue of condemnation, insurance or foreclosure with respect to the HELOCs), and the timing of these payments. The "ASSUMED FINAL PAYMENT DATE" for each class of the Offered Notes is the Payment Date occurring in February, 2031. The Assumed Final Payment Date is the Payment Date in the month following the latest scheduled maturity date of all of the HELOCs. Since the rate of payment (including prepayments) of principal on the HELOCs can be expected to exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the disposition of the last remaining HELOC may be earlier, and could be substantially earlier, than the Assumed Final Payment Date.

     Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment assumption used in this prospectus supplement assumes a constant prepayment rate ("CPR") for the HELOCs. To assume 40% CPR or any other CPR percentage is to assume that the stated percentage of the outstanding principal balance of the pool is prepaid over the course of a year. No representation is made that the HELOCs will prepay in accordance with the prepayment model or any other rate. We refer to the prepayment model herein as a "PREPAYMENT ASSUMPTION".

     The table entitled "Percent of Initial Note Principal Balance Outstanding at the Specified Percentages of the Prepayment Assumption" indicate the percentage of the initial Note Principal Balance of the Offered Notes that would be outstanding after each of the dates shown at various percentages of CPR, and the corresponding weighted average lives of these certificates. The table is based on the following assumptions (the "MODELING ASSUMPTIONS"): (i) the HELOC Pool consists of 15 home equity loans with the characteristics set forth below as of the Cut-off Date, (ii) payments on the Offered Notes is received, in cash, on the 25th day of each month, commencing in June 2006; (iii) the HELOCs prepay at the percentages of CPR indicated; (iv) no defaults or delinquencies occur in the payment by mortgagors of principal and interest on the HELOCs and no shortfalls due to the application of the Relief Act or similar state or local laws are incurred; (v) none of the Depositor, the Master Servicer, the Originator, Servicer or any other person purchases from the trust any HELOC under any obligation or option under the sale and servicing agreement, except as indicated in footnote two in the table; (vi) scheduled monthly payments on the HELOCs are received on the first day of each month commencing in June 2006, and are computed prior to giving effect to any prepayments received in the prior month; (vii) prepayments representing payment in full of individual HELOCs are received on the last day of each month commencing in May 2006, and include 30 days' interest thereon; (viii) the scheduled monthly payment for each HELOC is calculated based on the assumed home equity loan characteristics stated below;
(ix) the notes are purchased on May 31, 2006; (x) One-Month LIBOR remains constant at 5.08063% per annum; (xi) the Prime Rate remains constant at 8.00000% per annum; and (xii) the Administration Fee Rate is assumed to be 0.5315% per annum and the premium payable to the Note Insurer in connection with the Class A Notes is assumed to be 0.15% per annum.

                          ASSUMED HELOC CHARACTERISTICS


                Remaining    Remaining   Remaining                                      Maximum
   Principal     Term to   Amortization     Draw              Mortgage          Gross  Mortgage
    Balance      Maturity      Term        Period      Age      Rate    Index  Margin    Rate
      ($)        (Months)    (Months)     (Months)  (Months)     (%)     Type    (%)      (%)
--------------  ---------  ------------  ---------  --------  --------  -----  ------  --------
    267,000.00     176          176          56         4       7.750   Prime   0.000   12.000
    771,015.99     175          175          55         5       9.973   Prime   2.223   12.000
     94,840.50     174          174          54         6       9.250   Prime   1.500   12.000
    286,000.00     173          173          53         7       9.250   Prime   1.500   12.000
 30,993,188.48     192          192          72         4       9.733   Prime   1.991   18.000
212,900,880.53     195          195          75         5       9.585   Prime   1.839   18.000
 92,061,579.71     199          199          79         6       9.479   Prime   1.737   18.000
  8,261,738.98     189          189          69         7       9.506   Prime   1.760   18.000
  6,149,983.70     192          192          72         8       9.371   Prime   1.623   18.000
    320,692.02     171          171          51         9       9.005   Prime   1.255   18.000
    106,415.31     170          170          50        10      10.607   Prime   2.857   18.000
    144,861.16     219          219          99        11       9.420   Prime   1.670   18.000
     15,500.00     168          168          48        12      11.750   Prime   4.000   18.000
     93,620.49     164          164          44        16       9.742   Prime   1.992   18.000
    139,999.06     153          153          33        27       8.500   Prime   0.750   18.000

                           Initial
                 Minimum  Periodic  Subsequent                 Rate                    Maximum
   Principal    Mortgage    Rate     Periodic    Months to  Adjustment  Utilization  Utilization
    Balance       Rate       Cap     Rate Cap    Next Rate   Frequency      Rate         Rate
      ($)          (%)       (%)        (%)     Adjustment   (Months)       (%)          (%)
--------------  --------  --------  ----------  ----------  ----------  -----------  -----------
    267,000.00    7.250   No Limit   No Limit        1           1          92.71       100.00
    771,015.99    9.223   No Limit   No Limit        1           1          63.72       100.00
     94,840.50    8.250   No Limit   No Limit        1           1          43.85       100.00
    286,000.00    8.000   No Limit   No Limit        1           1          97.28       100.00
 30,993,188.48    8.245   No Limit   No Limit        1           1          89.09       100.00
212,900,880.53    7.835   No Limit   No Limit        1           1          81.34       100.00
 92,061,579.71    7.428   No Limit   No Limit        1           1          78.39       100.00
  8,261,738.98    7.161   No Limit   No Limit        1           1          78.83       100.00
  6,149,983.70    7.100   No Limit   No Limit        1           1          70.93       100.00
    320,692.02    5.923   No Limit   No Limit        1           1          72.72       100.00
    106,415.31    8.169   No Limit   No Limit        1           1          63.93       100.00
    144,861.16    6.296   No Limit   No Limit        1           1          47.34       100.00
     15,500.00    9.750   No Limit   No Limit        1           1         100.00       100.00
     93,620.49    6.147   No Limit   No Limit        1           1          66.08       100.00
    139,999.06    4.000   No Limit   No Limit        1           1          50.91       100.00

     There will be discrepancies between the characteristics of the actual HELOCs and the characteristics assumed in preparing the table entitled "Percent of Initial Note Principal Balance Outstanding at the Specified Percentages of the Prepayment Assumption". Any discrepancy may have an effect upon the percentages of the initial Note Principal Balance outstanding, and the weighted average lives, of the Offered Notes set forth in the table. In addition, since the actual HELOCs will have characteristics that differ from those assumed in preparing the table and since it is not likely the Prime Rate or the level One-Month LIBOR will remain constant as assumed, the Offered Notes may mature earlier or later than indicated by the table. In addition, as described under "Description of the Securities-Principal Payments on the Offered Notes" in this prospectus supplement, the occurrence of the Stepdown Date or a Trigger Event will have the effect of accelerating or decelerating the amortization of the Offered Notes, affecting the weighted average lives of such notes. Based on the foregoing assumptions, the table indicates the weighted average lives of the Offered Notes and sets forth the percentages of the initial Note Balance that would be outstanding after each of the Payment Dates shown, at various percentages of the Prepayment Assumption. Neither the prepayment model used in this prospectus supplement nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the HELOCs. Variations in the prepayment experience and the balance of the HELOCs that prepay may increase or decrease the percentages of initial Note Principal Balances, and weighted average lives, shown in the following tables. These variations may occur even if the average prepayment experience of all the HELOCs equals any of the specified percentages of the Prepayment Assumption.

              PERCENT OF INITIAL NOTE PRINCIPAL BALANCE OUTSTANDING
            AT THE SPECIFIED PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                     CLASS A
                                        ---------------------------------
                                          0%     55%   100%   125%   160%
PAYMENT DATE                             PPA     PPA    PPA    PPA    PPA
------------                            -----   ----   ----   ----   ----
Initial Percentage...................     100%   100%   100%   100%   100%
May 25, 2007.........................      97     83     69     60     47
May 25, 2008.........................      97     70     48     36     21
May 25, 2009.........................      97     59     34     23     11
May 25, 2010.........................      97     50     24     14      5
May 25, 2011.........................      97     42     17      9      2
May 25, 2012.........................      97     36     12      5      1
May 25, 2013.........................      90     27      7      2      0
May 25, 2014.........................      80     19      3      1      0
May 25, 2015.........................      70     13      2      *      0
May 25, 2016.........................      60      9      1      0      0
May 25, 2017.........................      50      5      *      0      0
May 25, 2018.........................      41      3      0      0      0
May 25, 2019.........................      31      2      0      0      0
May 25, 2020.........................      22      1      0      0      0
May 25, 2021.........................      12      *      0      0      0
May 25, 2022.........................       3      0      0      0      0
May 25, 2023.........................       0      0      0      0      0

Weighted Average Life in Years (1)      10.98   4.70   2.66   1.99   1.32
Weighted Average Life in Years (1)(2)   10.93   4.53   2.54   1.85   1.21

----------
* If applicable, indicates a number that is greater than zero but less than 0.5%.

(1) The weighted average life of a certificate is determined by (a) multiplying the amount of each payment of principal by the number of years from the date of issuance of the note to the related Payment Date, (b) adding the results and (c) dividing the sum by the aggregate amount of the payment of principal described in clause (a) above.

(2) Assumes that the Master Servicer exercises its option to purchase the HELOCs on the earliest possible Payment Date on which it is permitted to exercise this option. See "Sale and Servicing Agreement--Optional Redemption" in this prospectus supplement.

     There is no assurance that prepayments of the HELOCs included in the HELOC Pool will conform to any of the levels of the Prepayment Assumption indicated in the immediately preceding table, or to any other level, or that the actual weighted average lives of the Class A Notes will conform to any of the weighted average lives set forth in the immediately preceding table. Furthermore, the information contained in the table with respect to the weighted average lives of the Class A Notes is not necessarily indicative of the weighted average lives that might be calculated or projected under different or varying prepayment assumptions.

     The characteristics of the HELOCs will differ from those assumed in preparing the immediately preceding tables. In addition, it is unlikely that any HELOC will prepay at any constant percentage until maturity or that all of the HELOCs will prepay at the same rate. The timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors.

YIELD SENSITIVITY OF THE NOTES

     If the Certificate Principal Balance of the Class CE Certificates has been reduced to zero, the yield to maturity on the Class G Certificates and Class A Notes will become extremely sensitive to losses on the HELOCs (and the timing thereof) because the entire amount of any Realized Losses (to the extent not covered by Net Monthly Excess Cashflow) will be allocated to the Class G Certificates and the Class A Notes on a pro rata basis based on the note principal balance of the Class A Notes and the certificate principal balance of the Class G Certificates. The initial undivided interests in the trust estate evidenced by the Class A Notes, Class G Certificates and Class CE Certificates are approximately 100%, approximately 0% and approximately 0%, respectively. Investors in the Class A Notes should fully consider the risk that if the Note Insurer defaults in its obligations under the policy, Realized Losses on the HELOCs could result in the failure of investors to fully recover their investments. In addition, except as otherwise provided in this prospectus supplement under "Description of the Securities--Allocation of Losses", once Realized Losses have been allocated to the Class A Notes and not covered by a payment under the Policy, the note principal balance of the Class A Notes will be permanently reduced by the amounts so allocated. Therefore, the amounts of Realized Losses allocated to the Class A Notes will no longer accrue interest nor will these amounts be reinstated (except in the case of subsequent recoveries as described in this prospectus supplement). However, Allocated Realized Loss Amounts may be paid to the holders of the Class A Notes from Net Monthly Excess Cashflow as set forth under "Description of the Securities--Overcollateralization Provisions" in this prospectus supplement.

                          DESCRIPTION OF THE SECURITIES

GENERAL

     The ACE Securities Corp. Home Equity Loan Trust, Series 2006-GP1, Asset Backed Securities will consist of one class of notes designated as the Class A Notes, and three classes of certificates designated as the Class G, Class CE and Class R Certificates (collectively, the "CERTIFICATES"). The Class R Certificates are also referred to herein as the "RESIDUAL CERTIFICATES". Only the Class A Notes (the "OFFERED NOTES") are offered by this prospectus supplement.

     Payments on the Offered Notes will be made on the 25th day of each month, or, if that day is not a business day, on the next succeeding business day, beginning in June 2006 to the persons in whose names such notes are registered at the close of business on the Record Date. The "RECORD DATE" for the Offered Notes and any Payment Date is the business day immediately preceding such Payment Date, for so long as the Offered Notes are held in book-entry form and the last business day of the month immediately preceding the month in which such Payment Date occurs if the Offered Notes are held in physical form.

     The Offered Notes will be secured by a pledge of the trust estate consisting primarily of the HELOC Pool of one- to four-family, first and second lien adjustable-rate home equity lines of credit having original terms to maturity of not greater than approximately 30 years. See "The HELOCs" in this prospectus supplement.

     The Class A Notes will have the initial Note Principal Balance set forth in the table appearing on the cover of this prospectus supplement. The Note Rate on the Offered Notes will be calculated for each Payment Date as described under "--Note Rate" below. The Class A Notes evidence an initial undivided interest of approximately 100% in the trust estate, and the Class G Certificates and Class CE Certificates evidence initial undivided interests of approximately 0% and approximately 0% respectively, in the trust estate.

BOOK-ENTRY NOTES

     The Offered Notes will be book-entry Notes (for so long as they are registered in the name of the applicable depository or its nominee, the "BOOK-ENTRY NOTES"). Persons acquiring beneficial ownership interests in the Book-Entry Notes ("NOTE OWNERS") will hold such notes through The Depository Trust Company ("DTC") in the United States, or Clearstream Banking Luxembourg, formerly known as Cedelbank SA ("CLEARSTREAM"), or the Euroclear System ("EUROCLEAR") in Europe, if they are participants of such systems ("CLEARSTREAM PARTICIPANTS" or "EUROCLEAR PARTICIPANTS", respectively), or indirectly through organizations which are Clearstream or Euroclear Participants. The Book-Entry Notes will be issued in one or more notes which equal the aggregate Note Principal Balance of such Notes and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstreams' and Euroclear's names on the books of their respective depositories which in turn will hold such positions in customers' securities accounts in the depositories, names on the books of DTC. Citibank, N.A. will act as depository for Clearstream, and JPMorgan Chase Bank, N.A. will act as depository for Euroclear (in such capacities, individually the "RELEVANT DEPOSITORY" and collectively the "EUROPEAN DEPOSITORIES"). Investors may hold such beneficial interests in the Book-Entry Notes in minimum dollar denominations of $25,000 and integral multiples of $1.00 in excess thereof; provided that such notes must be purchased in minimum total investments of $100,000 per class. Except as described below, no Note Owner acquiring a Book-Entry Note (each, a "beneficial owner") will be entitled to receive a physical note representing such Note (a "DEFINITIVE NOTE"). Unless and until Definitive Notes are issued, it is anticipated that the only "NOTEHOLDER" of the Offered Notes will be Cede & Co., as nominee of DTC. Note Owners will not be Noteholders as that term is used in the Sale and Servicing Agreement. Note Owners are only permitted to exercise their rights indirectly through DTC and participants of DTC ("DTC PARTICIPANTS").

     The Note Owner's ownership of a Book-Entry Note will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "FINANCIAL INTERMEDIARY") that maintains the Note Owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Note will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC Participant and on the records of Clearstream or Euroclear, as appropriate).

     Note Owners will receive all payments of principal of and interest on the Book-Entry Notes from the Securities Administrator through DTC and DTC Participants. While the Book-Entry Notes are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "RULES"), DTC is required to make book-entry transfers among DTC Participants on whose behalf it acts with respect to the Book-Entry Notes and is required to receive and transmit payments of principal of, and interest on, the Book-Entry Notes. DTC Participants and indirect participants with whom Note Owners have accounts with respect to Book-Entry Notes are similarly required to make book-entry transfers and receive and transmit such payments on behalf of their respective Note Owners. Accordingly, although Note Owners will not possess notes representing their respective interests in the Book-Entry Notes, the Rules provide a mechanism by which Note Owners will receive payments and will be able to transfer their interest.

     Note Owners will not receive or be entitled to receive notes representing their respective interests in the Book-Entry Notes, except under the limited circumstances described below. Unless and until Definitive Notes are issued, Note Owners who are not DTC Participants may transfer ownership of Book-Entry Notes only through DTC Participants and indirect participants by instructing such DTC Participants and indirect participants to transfer Book-Entry Notes, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Notes, which account is maintained with their respective DTC Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Book-Entry Notes will be executed through DTC and the accounts of the respective DTC Participants at DTC will be debited and credited. Similarly, the DTC Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Note Owners.

     Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear Participants or Clearstream Participants (each as defined below) on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following the DTC settlement date. For information with respect to tax documentation procedures relating to the Notes, see "Global Clearance and Settlement and Documentation Procedures-Certain U.S. Federal Income Tax Documentation Requirements" in Annex I hereto.

     Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and, directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depository; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system, if the transaction meets its settlement requirements, will deliver instructions to the Relevant Depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the European Depositories.

     DTC which is a New York-chartered limited purpose trust company, performs services for its DTC Participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the Book-Entry Notes, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Notes will be subject to the rules of DTC, as in effect from time to time.

     Clearstream, 67 Bd Grande-Duchesse Charlotte, L-1331 Luxembourg, was incorporated in 1970 as a limited company under Luxembourg law. Clearstream is owned by banks, securities dealers and financial institutions, and currently has about 100 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than five percent of Clearstream's stock.

     Clearstream is registered as a bank in Luxembourg, and as such is subject to regulation by the Institute Monetaire Luxembourgeois, the Luxembourg Monetary Authority, which supervises Luxembourg banks.

     Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. Clearstream provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in several countries through established depository and custodial relationships. Clearstream has established an electronic bridge with the Euroclear Operator (as defined below) in Brussels to facilitate settlement of trades between systems. Clearstream currently accepts over 70,000 securities issues on its books.

     Clearstream's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream's United States customers are limited to securities brokers and dealers and banks. Currently, Clearstream has approximately 3,000 customers located in over 60 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream is available to other institutions which clear through or maintain a custodial relationship with an account holder of Clearstream.

     Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of notes and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 29 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Euroclear Bank S.A/N.V. (the "EUROCLEAR OPERATOR"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "COOPERATIVE"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "TERMS AND CONDITIONS"). The

Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific notes to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Payments on the Book-Entry Notes will be made on each Payment Date by the Securities Administrator to Cede & Co. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC Participants in accordance with DTC's normal procedures. Each DTC Participant will be responsible for disbursing such payments to the Note Owners of the Book-Entry Notes that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Note Owners of the Book-Entry Notes that it represents.

     Under a book-entry format, Note Owners of the Book-Entry Notes may experience some delay in their receipt of payments, since such payments will be forwarded by the Securities Administrator to Cede & Co. Payments with respect to Notes held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depository. Such payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Considerations REMICS-Taxation of Certain Foreign Investors" in the prospectus. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Note Owner to pledge Book-Entry Notes to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Notes, may be limited due to the lack of physical notes for such Book-Entry Notes. In addition, issuance of the Book-Entry Notes in book-entry form may reduce the liquidity of such Notes in the secondary market since certain potential investors may be unwilling to purchase Notes for which they cannot obtain physical notes.

     DTC has advised the Securities Administrator that, unless and until Definitive Notes are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Notes under the Sale and Servicing Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Notes are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Notes. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Noteholder under the Sale and Servicing Agreement on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depository to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related DTC Participants, with respect to some Book-Entry Notes which conflict with actions taken with respect to other Book-Entry Notes.

     Definitive Notes will be issued to Note Owners of the Book-Entry Notes, or their nominees, rather than to DTC or its nominee, only if (a) DTC or the Depositor advises the Securities Administrator in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Notes and the Depositor is unable to locate a qualified successor, (b) the Depositor, at its sole option, with the consent of the Securities Administrator, elects to terminate a book-entry system through DTC or (c) after the occurrence of an Event of Default (as defined in the Sale and Servicing Agreement), Note Owners having percentage interests aggregating not less than 51% of the Book-Entry Notes advise the Securities Administrator and DTC through the Financial Intermediaries and the DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of Note Owners.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the Securities Administrator will be required to cause DTC to notify all Note Owners of the occurrence of such event and the availability through DTC of Definitive Notes. Upon surrender by DTC of the global note or notes representing the Book-Entry Notes and instructions for re-registration, the Securities Administrator will issue Definitive Notes, and thereafter the Securities Administrator will recognize the holders of such Definitive Notes as Noteholders under the Sale and Servicing Agreement.

     In the event any Definitive Notes are issued, surrender of such Definitive Notes will occur at the office designated from time to time for such purposes by the note registrar. As of the Closing Date, the note registrar designates its offices located at 135 S. LaSalle Street, Suite 1625, Chicago, Illinois 60603
Attention: Global Securities and Trust Services Group- ACE 2006-GP1 for this purpose.

     Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Notes among DTC Participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     None of the Depositor, the Servicer, the Master Servicer, the Securities Administrator or the Indenture Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Notes held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or any transfers thereof.

NOTE RATE

     The note rate (the "NOTE RATE") will be a rate per annum equal to the lesser of (i) One-Month LIBOR plus 0.13% in the case of each Payment Date through and including the Payment Date on which the aggregate principal balance of the HELOCs and properties acquired in respect thereof remaining in the trust estate is reduced to less than or equal to 10% of the aggregate principal balance of the HELOCs as of the Cut-off Date (the "OPTIONAL REDEMPTION DATE"), or One-Month LIBOR plus 0.26%, in the case of any Payment Date thereafter and
(ii) the applicable Net WAC Rate for such Payment Date.

GLOSSARY

     "ADDITIONAL BALANCES": All draws made by a mortgagor pursuant to the related Credit Line Agreement that occur following the Cut-Off Date.

     "ADDITIONAL BALANCE ADVANCE AMOUNTS": With respect to any Payment Date (i) during the Managed Amortization Period, an amount equal the amount by which draws made in the related Collection Period are greater than the Principal Collection Amount for such Payment Date or (ii) during the Rapid Amortization Period, an amount equal to any draws made during the related Collection Period. Any Additional Balance Advance Amounts for a Payment Date will be added to the Certificate Principal Balance of the Class G Certificates on such Payment Date.

     "ADMINISTRATION FEE RATE": With respect to each HELOC, the Administration Fee Rate is equal to the sum of (i) the Servicing Fee Rate, (ii) the Master Servicing Fee Rate and (iii) the rate at which the fee payable to the Credit Risk Manager is calculated.

     "ALLOCATED REALIZED LOSS AMOUNT": With respect to the Class A Notes and the Class G Certificates and any Payment Date, is an amount equal to the sum of any Realized Loss allocated to that class on the immediately preceding Payment Date as described under "-Overcollateralization Provisions" herein and, in the case of the Offered Notes, not covered by amounts paid in respect of principal by the Note Insurer plus the Allocated Realized Loss Amount for such class remaining unpaid from such immediately preceding Payment Date.

     "AVAILABLE PAYMENT AMOUNT": With respect to any Payment Date, an amount equal to the sum of the Interest Collection Amount for such Payment Date and the Principal Collection Amount for such Payment Date.

     "AVAILABLE PRINCIPAL PAYMENT AMOUNT": With respect to the Offered Notes and any Payment Date, an amount equal to the sum of (i) (1) with respect to any Payment Date during the Managed Amortization Period and if the Class G Certificate Pro Rata Test is not met, the excess, if any, of the Principal Collection Amount for such Payment Date over the sum of (a) the Additional Balances for such Payment Date and (b) the Certificate Principal Balance of the Class G Certificates immediately prior to such Payment Date; (2) with respect to any Payment Date during the Managed Amortization Period and if the Class G Certificate Pro Rata Test is met, the Trust Allocation Percentage of the excess of the Principal Collection Amount over the Additional Balances for the related Payment Date and (3) with respect to any Payment Date during the Rapid Amortization Period, the Principal Collection Amount; and (ii) the Trust Allocation Percentage of the Overcollateralization Increase Amount for that Payment Date minus (iii) the Trust Allocation Percentage of the Overcollateralization Reduction Amount for that Payment Date.

     "CERTIFICATE PRINCIPAL BALANCE": With respect to the Class G Certificates and any date of determination, the sum of all Additional Balance Advance Amounts with respect to each Payment Date on or prior to such date of determination reduced by the aggregate of (i) all principal amounts previously distributed with respect to the Class G Certificates and (ii) any reductions in the Certificate Principal Balance of the Class G Certificate in connection with allocations of Realized Losses in the manner described in this prospectus supplement and increased by any Subsequent Recoveries allocated to the Class G Certificates. The Certificate Principal Balance of the Class CE Certificates as of any date of determination is equal to the excess, if any, of (i) the then aggregate principal balance of the HELOCS over (ii) the Note Principal Balance of the Class A Notes and the aggregate Certificate Principal Balance of the Class G Certificates.

     "CHARGED OFF HELOC": A Charged Off HELOC is a defaulted HELOC that the Servicer is required to charge off once such HELOC becomes 180 days delinquent, provided that such HELOC is not a Liquidated HELOC.

     "CLASS G ALLOCATION PERCENTAGE": With respect to any Payment Date, 100% minus the Trust Allocation Percentage.

     "CLASS G CERTIFICATE PRO RATA TEST": The Class G Certificate Pro Rata Test is met with respect to any Payment Date during the Managed Amortization Period if the Certificate Principal Balance of the Class G Certificates is greater than 3.00% of the principal balance of the HELOCs.

     "CLASS G EXCESS SPREAD AMOUNT": With respect to any Payment Date, an amount equal to the sum of (i) that amount by which the Class G Allocation Percentage of the Interest Collection Amount for such Payment Date exceeds the Class G Interest Payment Amount for such Payment Date and (ii) the Class G Allocation Percentage of the Overcollateralization Reduction Amount for such Payment Date.

     "CLASS G INTEREST PAYMENT AMOUNT": With respect to any Payment Date, an amount equal to interest accrued during the related Interest Accrual Period on the Certificate Principal Balance of the Class G Certificates immediately prior to that Payment Date at the Note Rate reduced (to an amount not less than zero) by any Prepayment Interest Shortfalls and shortfalls resulting from the application of the Relief Act or similar state or local laws, in each case allocated to the Class G Certificates as described in this prospectus supplement

     "CLASS G PRINCIPAL PAYMENT AMOUNT": With respect to the Class G Certificates and any Payment Date the lesser of (x) the Certificate Principal Balance of the Class G Certificates immediately prior to such Payment Date; and
(y) the sum of (1) during (A) the Managed Amortization Period, (i) if the Class G Certificate Pro Rata Test is not met, the Principal Collection Amount less the Additional Balances for the related Payment Date and (ii) if the Class G Certificate Pro Rata Test is met, the Class G Allocation Percentage of the excess, if any, of the Principal Collection Amount for that Payment Date over the Additional Balances for the related Payment Date or (B) during the Rapid Amortization Period, the remaining Principal Collection Amount after payments of principal to the Class A Notes, (2) the Class G Allocation Percentage of the Overcollateralization Increase Amount for that Payment Date minus (3) the Class G Allocation Percentage of the Overcollateralization Reduction Amount for such Payment Date.

     "COLLECTION PERIOD": For any Payment Date, the period from and including the 16th day of the month preceding the month in which the related Payment Date occurs to and including the 15th day of the month in which the Payment Date occurs.

     "CREDIT ENHANCEMENT PERCENTAGE": With respect to any Payment Date, the percentage obtained by dividing (x) the Overcollateralization Amount calculated after taking into account payment of the Available Principal Payment Amount to the holders of the Class A Notes and the Glass G Principal Payment Amount to the holders of the Class G Certificates by (y) the aggregate principal balance of the HELOCs, calculated after taking into account payments of scheduled and unscheduled principal received on the HELOCs during the related Collection Period.

     "DETERMINATION DATE": With respect to any Payment Date, the 15th day of the calendar month in which such Payment Date occurs or, if such 15th day is not a business day, the business day immediately preceding such 15th day.

     "FINAL STATED MATURITY DATE": February 25, 2031.

     "INTEREST ACCRUAL PERIOD": With respect to any Payment Date, the period commencing on the Payment Date of the month immediately preceding the month in which such Payment Date occurs (or, in the case of the first period, commencing on the Closing Date), and ending on the day preceding such Payment Date. All payments of interest on the Class A Notes will be based on a 360-day year and the actual number of days in the applicable Interest Accrual Period.

     "INTEREST CARRY FORWARD AMOUNT": With respect to the Class A Notes and any Payment Date, an amount equal to the amount, if any, by which the Interest Payment Amount for the immediately preceding Payment Date exceeded the actual amount distributed on the Class A Notes in respect of interest (including amounts paid by the Note Insurer pursuant clause (i) of the definition of Scheduled Payments) on the immediately preceding Payment Date, together with any Interest Carry Forward Amount with respect to the Class A Notes remaining unpaid from the previous Payment Date, plus interest accrued thereon at the related Note Rate on the Class A Notes for the most recently ended Interest Accrual Period.

     "INTEREST COLLECTION AMOUNT": With respect to any Payment Date, an amount equal to the sum of (i) all interest received by or on behalf of the Servicer with respect to the HELOCs by the related Determination Date for such Payment Date and not previously distributed; (ii) the interest portions of the total amount deposited in the payment account in connection with the repurchase of any HELOC by the Depositor, the Originator or the Sponsor; and (iii) the interest portions of the total amount deposited in the payment account in connection with the optional redemption of the Notes; minus (v) any fees and amounts payable or reimbursable to the Servicer, the Owner Trustee, the Custodian, the Master Servicer, the Indenture Trustee, the Credit Risk Manager or the Securities Administrator for the related Collection Period.

     "INTEREST PAYMENT AMOUNT": With respect to any Payment Date and the Class A Notes, an amount equal to interest accrued during the related Interest Accrual Period on the Note Principal Balance of the Class A Notes immediately prior to that Payment Date at the Note Rate reduced (to an amount not less than zero) by any Prepayment Interest Shortfalls and shortfalls resulting from the application of the Relief Act or similar state or local laws, in each case allocated to the Class A Notes as described in this prospectus supplement.

     "LIQUIDATED HELOC": A HELOC that was liquidated and for which the Servicer has determined that it has received all amounts it expects to receive in connection with such liquidation, including payments under any related private mortgage insurance policy, hazard insurance policy or any condemnation proceeds and amounts received in connection with the final disposition of the related REO property.

     "MANAGED AMORTIZATION PERIOD": The period beginning on the Cut-Off Date and ending on the occurrence of a Rapid Amortization Event.

     "NET MONTHLY EXCESS CASHFLOW": With respect to any Payment Date, an amount equal to the sum of (i) the Trust Allocation Percentage of the Overcollateralization Reduction Amount for that Payment Date and (ii) the excess of (x) the Interest Collection Amount for that Payment Date over (y) sum of the Senior Interest Distribution Amount for such Payment Date and the Class G Allocation Percentage of the Interest Collection Amount for that Payment Date.

     "NET WAC RATE": With respect to any Payment Date, a rate per annum (adjusted for the actual number of days elapsed in the related Interest Accrual Period) equal to the product of (i) 12 and (ii) a fraction, expressed as a percentage, the numerator of which is the amount of interest which accrued on the HELOCs in the prior calendar month minus the sum of (x) the fees payable to the Servicer, the Master Servicer and the Credit Risk Manager, (y) the Premium payable to the Note Insurer, in each case for such Payment Date, and (z) commencing with the Payment Date in June 2007, one-twelfth of 0.50% of the aggregate principal balance of the HELOCs as of the first day of the related Collection Period and the denominator of which is the aggregate principal balance of the HELOCs as of the first day of the related Collection Period, (or as of the Cut-off Date with respect to the first Payment Date), after giving effect to principal prepayments received during the related Collection Period.

     "NET WAC RATE CARRYOVER AMOUNT": With respect to the Offered Notes and any Payment Date on which the Note Rate is limited to the applicable Net WAC Rate, an amount equal to the sum of (i) the excess of (x) the amount of interest the Offered Notes would have been entitled to receive on such Payment Date had the applicable Net WAC Rate not been applicable to the Offered Notes on such Payment Date over (y) the amount of interest paid on such Payment Date at the applicable Net WAC Rate plus (ii) the related Net WAC Rate Carryover Amount for the previous Payment Date not previously distributed together with interest thereon at a rate equal to the Note Rate for the most recently ended Interest Accrual Period determined without taking into account the applicable Net WAC Rate.

     "NOTE PRINCIPAL BALANCE": With respect to the Class A Notes as of any Payment Date, initial Note Principal Balance on the closing date, as reduced by (without duplication) (1) all amounts allocable to principal previously paid with respect to the Class A Notes (including any Guaranteed Principal Payment Amounts made by the Note Insurer) and (2) any Realized Loss previously allocated to the Class A Notes as described under "-Overcollateralization Provisions" herein and not covered by amounts paid in respect of principal by the Note Insurer and increased by any Subsequent Recoveries allocated to the Class A Notes.

     "OVERCOLLATERALIZATION AMOUNT": With respect to any Payment Date, an amount equal to the amount by which the sum of the aggregate outstanding principal balance of the HELOCs as of the last day of the related Collection Period exceeds the sum of the Note Principal Balance of the Offered Notes and the Certificate Principal Balance of the Class G Certificates after taking into account payment of the Available Principal Payment Amount and the Class G Principal Payment Amount on the related Payment Date.

     "OVERCOLLATERALIZATION FLOOR": With respect to any Payment Date, an amount equal to the product (i) 0.50% and (ii) the aggregate principal balance of the HELOCs as of the Cut-off Date.

     "OVERCOLLATERALIZATION INCREASE AMOUNT": With respect to any Payment Date, an amount equal to the lesser of (i) the Net Monthly Excess Cashflow and Class G Excess Spread Amount for that Payment Date remaining after distributions of such amount pursuant to clauses (A)(i) and (ii) and clauses (B)(i) and (ii) under "-Overcollateralization Provisions" in this prospectus supplement and (ii) the amount by which the Required Overcollateralization Amount exceeds the current Overcollateralization Amount.

     "OVERCOLLATERALIZATION REDUCTION AMOUNT": With respect to any Payment Date, an amount equal to the lesser of (i) the amount by which the Overcollateralization Amount exceeds the Required Overcollateralization Amount and (ii) the excess, if any, of the Principal Collection Amount for that Payment Date over, if such Payment Date is during the Managed Amortization Period, Additional Balances funded during the related Collection Period. The Overcollateralization Reduction Amount will be equal to zero when a Trigger Event is in effect.

     "POLICY": The financial guaranty insurance policy provided by the Note Insurer with respect to the Class A Notes.

     "PRINCIPAL COLLECTION AMOUNT": With respect to any Payment Date, an amount equal to the sum of (1) the total amount of all principal received by or on behalf of the Servicer with respect to the HELOCs by the Determination Date for such Payment Date and not previously distributed (including liquidation proceeds, condemnation proceeds and insurance proceeds), (2) the principal portions of the total amount deposited in the payment account in connection with the repurchase of any HELOC by the Depositor, the Originator or the Sponsor; and
(3) the principal portions of the total amount deposited in the payment account in connection with the optional redemption of the Offered Notes minus (4) any amounts payable or reimbursable to the Servicer, the Owner Trustee, the Custodian, the Master Servicer, the Credit Risk Manager, the Indenture Trustee or the Securities Administrator on such Payment Date in excess of the Interest Collection Amount for that Payment Date.

     "RAPID AMORTIZATION EVENT": With respect to any Payment Date, any of the following events: (i) failure of the Issuing Entity, Depositor or Servicer to make a timely payment or deposit required under the Indenture, (ii) a material breach of any representation or warranty made by the Issuing Entity, Depositor, Originator or Servicer has occurred and is continuing, (iii) occurrence of certain events of bankruptcy, insolvency or receivership relating to the Depositor or the Servicer, (iv) the Issuing Entity becomes subject to regulation by the Securities and Exchange Commission under the Investment Company Act of 1940, as amended, (v) aggregate draws (regardless of whether such draws have been reimbursed) exceeding 1% of the initial Class A Note Principal Balance have been made under the Policy, (vi) a Servicer Event of Default has occurred, or
(vi) the occurrence of a Rapid Amortization Trigger Event.

     "RAPID AMORTIZATION PERIOD": The Rapid Amortization Period with respect to the Offered Notes will be the period beginning on the first Payment Date following the occurrence of a Rapid Amortization Event and ending on the Final Stated Maturity Date.

     "RAPID AMORTIZATION TRIGGER EVENT": A Rapid Amortization Trigger Event is in effect with respect to the Offered Notes on any Payment Date that (i) the rolling six month average of the principal balance of the HELOCs delinquent 60 days or more, in foreclosure, bankruptcy and REO divided by (y) the aggregate principal balance of the HELOCs, in each case, as of the last day of the prior Collection Period, exceeds 4.50% of the aggregate principal balance of the HELOCs or (ii) the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Collection Period divided by the aggregate principal balance of the HELOCs as of the Cut-off Date exceeds the applicable percentages set forth below with respect to such Payment Date:

PAYMENT DATE               PERCENTAGES
------------------------   --------------------------------------------------
Prior to June 2007         1.00% plus 1/12 of 0.75% for each month thereafter
June 2007 to May 2008 1.75% plus 1/12 of 0.50% for each month thereafter June 2008 to May 2009 2.25% plus 1/12 of 0.25% for each month thereafter June 2009 to May 2010 2.50% plus 1/12 of 0.50% for each month thereafter June 2010 to May 2011 3.00% plus 1/12 of 0.50% for each month thereafter
June 2011 and thereafter   3.50% for each month thereafter

     "REALIZED LOSS": A Realized Loss is equal to (i) with respect to a Liquidated HELOC, the unpaid principal balance of such Liquidated HELOC, plus interest thereon from the date on which interest was last paid by the related mortgagor through the last day of the month in which the related HELOC was finally liquidated, less any liquidation proceeds received on such Liquidated HELOC (net of amounts reimbursable to the Servicer or the Master Servicer for Servicing Advances and other related expenses, including attorneys' fees) and
(ii) with respect to a Charged Off HELOC, the unpaid principal balance of such Charged Off HELOC, plus interest thereon from the date on which interest was last paid by the related mortgagor through the last day of the month in which the related HELOC was charged off, plus amounts reimbursable to the Servicer or the Master Servicer for Servicing Advances and other related expenses, including attorneys' fees.

     "REIMBURSEMENT AMOUNT": With respect to any Payment Date, an amount equal to the aggregate of any payments made with respect to the Class A Notes by the
Note Insurer under the Policy to the extent not previously reimbursed, plus interest on that amount at the per annum rate of interest, publicly announced from time to time by JPMorgan Chase Bank, N.A at its principal office in the City of New York as its prime or base lending rate (any change in such rate of interest to be effective on the date such change is announced by JPMorgan Chase Bank, N.A.) plus 3%, plus any other amounts owing to the Insurer under the Indenture or the Sale and Servicing Agreement.

     "REQUIRED OVERCOLLATERALIZATION AMOUNT": With respect to any Payment Date
(i) prior to the Payment Date in October 2006, 0.00% and (ii) on and after the Payment Date in October 2006 and prior to the Stepdown Date, the product of (A) 2.55% and (B) the aggregate principal balance of the HELOCs as of the Cut-off Date, (iii) on and after the Payment Date in October 2006 and on or after the Stepdown Date provided a Trigger Event is not in effect, the greater of (x) 5.10% of the aggregate Stated Principal Balance of the HELOCs as of the last day of the related Collection Period and (y) the Overcollateralization Floor, and
(iv) on and after the Payment Date in October 2006 and on or after the Stepdown Date and if a Trigger Event is in effect, the Required Overcollateralization Amount for the immediately preceding Payment Date. Notwithstanding the foregoing, on and after any Payment Date following the reduction of the aggregate Note Principal Balance of the Class A Notes and the Certificate Principal Balance of the Class G Certificates to zero, the Required Overcollateralization Amount shall be zero.

     "SENIOR INTEREST DISTRIBUTION AMOUNT": With respect to any Payment Date, an amount equal to the sum of (i) the Interest Payment Amount due to the Class A Notes on such Payment Date plus (ii) the Interest Carry Forward Amount, if any, for such Payment Date for the Class A Notes.

     "STEPDOWN DATE": The Stepdown Date is the later to occur of (x) the Payment Date occurring in December 2008 and (y) the first Payment Date on which the Credit Enhancement Percentage (calculated for this purpose only after taking into account collections of principal on the HELOCs, and excluding any payment of the Overcollateralization Increase Amount to the Offered Notes and the Class G Certificates), is greater than or equal to approximately 5.10%.

     "SUBSEQUENT RECOVERIES": With respect to any Payment Date, an amount equal to, amounts received during the related Collection Period by the Servicer specifically related to a defaulted HELOC or disposition of an REO Property prior to the related Collection Period that resulted in a Realized Loss (i) prior to the liquidation or disposition of such defaulted HELOC, with respect to a Charged-Off HELOC or (ii) after the liquidation or disposition of such defaulted HELOC, with respect to a Liquidated HELOC, net of any amounts reimbursable to the Servicer related to obtaining such Subsequent Recovery.

     "TRIGGER EVENT": With respect to any Payment Date, a Trigger Event is in effect if (x) the percentage obtained by dividing (i) the rolling six month average of the principal amount of HELOCs delinquent 60 days or more, in foreclosure, bankruptcy and REO by (ii) the aggregate principal balance of the HELOCs, in each case, as of the last day of the related Collection Period exceeds 4.00% of the aggregate principal balance of the HELOCs as of the last day of the related Collection Period or (y) the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Collection Period divided by the aggregate principal balance of the HELOCs as of the Cut-off Date exceeds the applicable percentages set forth below with respect to such Payment Date:

PAYMENT DATE                PERCENTAGES
-------------------------   --------------------------------------------------
December 2008 to May 2010   2.00% plus 1/12 of 0.50% for each month thereafter
June 2010 to May 2011       2.50% plus 1/12 of 0.50% for each month thereafter
June 2011 and thereafter    3.00%

     "TRUST ALLOCATION PERCENTAGE": With respect to any Payment Date, the percentage equivalent of a fraction with a numerator equal to the Trust Principal Amount for such Payment Date (or, in the case of the first Payment Date, the Trust Principal Amount as of the Closing Date) and a denominator equal to the aggregate principal balance of the HELOCs at the end of the previous Collection Period (or, in the case of the first Payment Date, the Closing Date), provided such percentage shall not be greater than 100%.

     "TRUST PRINCIPAL AMOUNT": With respect to any Payment Date, an amount equal to the aggregate principal balance of the HELOCs as of the last day of the related Collection Period reduced by the sum of (i) Certificate Principal Balance of the Class G Certificates immediately prior to such Payment Date (for the purpose of this calculation, not reduced by any Class G Excess Spread Amount) and (ii) any Additional Balance Advance Amounts funded during the related Collection Period, if any.

INTEREST PAYMENTS ON THE SECURITIES

     Holders of the Offered Notes will be entitled to receive on each Payment Date, interest payments in an aggregate amount equal to interest accrued during the related Interest Accrual Period on the Note Principal Balance thereof at the then-applicable Note Rate thereon, as set forth below. In addition, the Class G Certificates will be entitled to certain payments from the Interest Collection Amount.

     On each Payment Date, the Class G Allocation Percentage of the Interest Collection Amount for such Payment Date will be distributed to the Class G Certificates first, to pay as interest an amount equal to the Class G Interest Payment Amount for such Payment Date and then, to the extent remaining as described below and in accordance with the priorities set forth under "--Overcollateralization Provisions", as principal to be paid as part of the Class G Principal Payment Amount.

     On each Payment Date, the Trust Allocation Percentage of the Interest Collection Amount for such Payment Date will be distributed in the following order of priority:

          (i) first, to the Note Insurer, the premium due on such Payment Date in connection with the Policy; and

          (ii) second, to the Class A Notes, the Senior Interest Distribution Amount.

     With respect to any Payment Date, to the extent that the aggregate Interest Payment Amount exceeds the Interest Collection Amount, a shortfall in interest payments on the Class A Notes, to the extent the Note Insurer fails to cover such amount, will result and payments of Interest Carry Forward Amounts to the Class A Notes will be due on the following Payment Date. The Interest Carry Forward Amount with respect to the Class A Notes, if any, will be distributed as part of the Senior Interest Distribution Amount on each Payment Date.

     On any Payment Date, any Prepayment Interest Shortfalls (as defined under "Servicing of the HELOCS-Prepayment Interest Shortfalls") and any shortfalls resulting from the application of the Relief Act or similar state laws will first, reduce the amount payable to the Class CE Certificates on such Payment Date, and if such amount is not sufficient to absorb such shortfalls, will be allocated to reduce the Interest Payment Amount due to the Class A Notes and the Class G Interest Payment Amount for such Payment Date due to the Class G Certificates, on a pro rata basis based on such entitlements if determined without regard to such allocated shortfalls. If these shortfalls are allocated to the Class A Notes, the amount of interest paid to those notes will be reduced, adversely affecting the yield on your investment.

CALCULATION OF ONE-MONTH LIBOR

     With respect to each Interest Accrual Period (other than the initial Interest Accrual Period) and the Class A Notes, on the second business day preceding such Interest Accrual Period, (each such date, an "INTEREST DETERMINATION DATE"), the Securities Administrator will determine One-Month LIBOR for such Interest Accrual Period. With respect to the initial Interest Accrual Period, on the Closing Date, the Securities Administrator will determine One-Month LIBOR for such Interest Accrual Period based on information available on the second business day preceding the Closing Date (the related "INTEREST DETERMINATION DATE"). "ONE-MONTH LIBOR" means, as of any Interest Determination Date, the London interbank offered rate for one-month U.S. dollar deposits which appears on Telerate Page 3750 (as defined herein) as of 11:00 a.m. (London time) on such date. If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the offered rates of the Reference Banks (as defined herein) for one-month U.S. dollar deposits, as of 11:00 a.m. (London time) on such Interest Determination Date. The Securities Administrator will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If on such Interest Determination Date two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Interest Accrual Period will be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.0625%). If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, One-Month LIBOR for the related Interest Accrual Period will be the higher of (x) One-Month LIBOR as determined on the previous Interest Determination Date and (y) the Reserve Interest Rate (as defined herein).

     As used in this section, "business day" means a day on which banks are open for dealing in foreign currency and exchange in London and New York; "Telerate Page 3750" means the display page currently so designated on the Dow Jones Telerate Capital Markets Report (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices); "REFERENCE BANKS" means leading banks selected by the Securities Administrator and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) which have been designated as such by the Securities Administrator and (iii) not controlling, controlled by, or under common control with, the Depositor or the Securities Administrator, and "RESERVE INTEREST RATE" will be the rate per annum that the Securities Administrator determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0625%) of the one-month U.S. dollar lending rates which New York City banks selected by the Securities Administrator are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or (ii) in the event that the Securities Administrator can determine no such arithmetic mean, the lowest one-month U.S. dollar lending rate which New York City banks selected by the Securities Administrator are quoting on such Interest Determination Date to leading European banks.

     The establishment of One-Month LIBOR on each Interest Determination Date by the Securities Administrator and the Securities Administrator's calculation of the rate of interest applicable to the Class A Notes for the related Interest Accrual Period will (in the absence of manifest error) be final and binding.

PRINCIPAL PAYMENTS ON THE SECURITIES

     On each Payment Date, the Available Principal Payment Amount and the Class G Principal Payment Amount will be distributed to the holders of the Offered Notes, the Note Insurer and the holders of the Certificates then entitled to principal payments in the following order:

          (A) To the Class G Certificates, the Class G Principal Payment Amount for such Payment Date, if such Payment Date is during the Managed Amortization Period and the Class G Certificate Pro Rata Test is not met, until the Certificate Principal Balance thereof has been reduced to zero;

          (B) To the Class A Notes, the Available Principal Payment Amount for such Payment Date and, if such Payment Date is during the Managed Amortization Period and the Class G Certificate Pro Rata Test is met, concurrently to the Class G Certificates, the Class G Principal Payment Amount for such Payment Date, pro rata, until the Note Principal Balance and Certificate Principal Balance thereof, respectively has been reduced to zero;

          (C) If such Payment Date is during the Rapid Amortization Period, to the Class G Certificates, the Class G Principal Payment Amount for such Payment Date in reduction of the Certificate Principal Balance thereof, until the Certificate Principal Balance thereof has been reduced to zero;

          (D) To the Note Insurer, any Reimbursement Amounts to the extent not covered by the Interest Collection Amount; and

          (E) To the Note Insurer, any other amounts owed to the Note Insurer pursuant to the Insurance Agreement.

     On the Closing Date, the Securities Administrator will establish an account (the "NET WAC RATE CARRYOVER RESERVE ACCOUNT") from which payments in respect of Net WAC Rate Carryover Amounts on the Class A Notes will be made. The Net WAC Rate Carryover Reserve Account will be an asset of the trust estate but not of any REMIC. On each Payment Date, to the extent required following the payment of all Available Payment Amounts as described above, the Securities Administrator will withdraw amounts in the Net WAC Rate Carryover Reserve Account, to the extent of the aggregate amount of Net WAC Rate Carryover Amount for such Payment Date, and pay the amounts withdrawn to holders of the Class A Notes.

TABLE OF FEES AND EXPENSES

     The following table indicates the fees and expenses to be paid from the cash flows from the HELOCs and other assets of the trust estate, while the Offered Notes are outstanding.

     All fees are expressed in basis points, at an annualized rate, applied to the outstanding aggregate principal balance of the HELOCs.

            Item                    Fee or Expense               Paid To                  Paid From              Frequency
---------------------------   -------------------------   --------------------   ---------------------------   ------------
Servicing Fee(1)              0.500% per annum of the     Servicer               Interest collections on the   Monthly
                              principal balance of each                          HELOCs
                              HELOC

Master Servicing              0.0225% per annum of the    Master Servicer        Interest collections on the   Monthly
Fee(1)                        principal balance of each                          HELOCs
                              HELOC

Credit Risk Manager           0.009% per annum of the     Credit Risk Manager    Interest collections on the   Monthly
Fee(1)                        principal balance of each                          HELOCs
                              HELOC

Note Insurer                  0.15% per annum of the      Note Insurer           All collections on the        Monthly
Premium(2)                    Note Principal Balance of                          HELOCs
                              the Class A Notes

Servicing Advances            To the extent of funds      Servicer or Master     With respect to each HELOC,   Time to Time
                              available, the amount of    Servicer, as           late recoveries of the
                              any Servicing Advances      applicable             payments of the costs and
                                                                                 expenses, liquidation
                                                                                 proceeds, Subsequent
                                                                                 Recoveries, purchase
                                                                                 proceeds or repurchase
                                                                                 proceeds for that HELOC

Nonrecoverable                The amount of any           Servicer or Master     All collections on the        Time to Time
Servicing Advances            Servicing Advances deemed   Servicer, as           HELOCs
                              non-recoverable             applicable

            Item                    Fee or Expense               Paid To                  Paid From              Frequency
---------------------------   -------------------------   --------------------   ---------------------------   ------------
Reimbursement for certain     The amount of the           Servicer, Master       All collections on the        Time to Time
expenses, costs and           expenses, costs and         Servicer, Securities   HELOCs
liabilities incurred by the   liabilities incurred        Administrator,
Servicer, the Master                                      Indenture Trustee,
Servicer, the Securities                                  Note Insurer Sponsor
Administrator, the                                        or Depositor, as
Indenture Trustee, the Note                               applicable
Insurer, the Sponsor or the
Depositor in connection
with any legal action
(including threatened legal
actions) relating to the
operative agreements, the
notes or the certificates
(3)

Reimbursement for amounts     The aggregate of any        Note Insurer           Available Payment Amount      Time to Time
paid by the Note Insurer      payments made with
under the Policy,             respect to the Class A
indemnification amounts and   Notes by the Note Insurer
other reimbursement           under the Policy to the
amounts.                      extent not previously
                              reimbursed, plus interest
                              on that amount at a rate
                              equal to the prime rate
                              plus 3 percentage points,
                              plus any other amounts
                              owing to the Note Insurer
                              under the sale and
                              servicing agreement, the
                              insurance and indemnity
                              agreement or the
                              Indenture plus interest
                              thereon.

Indemnification expenses      Amounts for which the       Servicer, Master       All collections on the        Time to Time
                              Sponsor, the Servicer,      Servicer, Securities   HELOCs
                              the Master Servicer, the    Administrator, the
                              Securities Administrator,   Indenture Trustee
                              the Indenture Trustee and   Sponsor or
                              the Depositor are           Depositor, as
                              entitled to                 applicable
                              indemnification(4)

            Item                    Fee or Expense               Paid To                  Paid From              Frequency
---------------------------   -------------------------   --------------------   ---------------------------   ------------
Indemnification expenses      Amounts for which the       Indenture Trustee,     All collections on the        Time to Time
                              Indenture Trustee, Owner    Owner Trustee or       HELOCs
                              Trustee or the Custodian    Custodian, as
                              is entitled to              applicable
                              indemnification(5)

Reimbursement for any         The amounts paid by the     Indenture Trustee or   All collections on the        Time to Time
amounts payable by the        Indenture Trustee or        Securities             HELOCs
Indenture Trustee or          Securities Administrator    Administrator
Securities Administrator
for recording of
assignments of mortgages to
the extent not paid by the
Sponsor

Reimbursement for costs       The amount of costs         Indenture Trustee or   All collections on the        Time to Time
associated with the           incurred by the Master      Master Servicer, as    HELOCs
transfer of servicing or      Servicer or the Indenture   applicable
master servicing in the       Trustee in connection
event of termination of the   with the transfer of
Servicer or the Master        servicing to the Master
Servicer                      Servicer or a successor
                              servicer or by the
                              Indenture Trustee in the
                              event of termination the
                              Master Servicer, to the
                              extent not paid by the
                              terminated Servicer or
                              Master Servicer

Reimbursement for any         The amount incurred by      Indenture Trustee      All collections on the        Time to Time
expenses incurred by the      the Indenture Trustee or    and Securities         HELOCs
Indenture Trustee or          Securities Administrator    Administrator
Securities Administrator in   in connection with a tax
connection with a tax audit   audit of the trust
of the trust

----------
(1) The servicing fee, master servicing fee and credit risk manager fee is paid on a first priority basis from collections allocable to interest on the HELOCs, prior to payments to the Noteholders.

(2) The premium payable to the Note Insurer is paid on a first priority basis from interest collections on the HELOCs, prior to payments to the Noteholders.

(3) The Master Servicer pays securities administrator fees, indenture trustee fees and ongoing custodial and safekeeping fees out of its compensation.

(4) See "The Master Servicer, the Securities Administrator and the Custodian" herein.

(5) See "The Indenture" and "The Master Servicer, the Securities Administrator and the Custodian" herein.

CREDIT ENHANCEMENT

          The credit enhancement provided for the benefit of the holders of the Class A Notes consists of overcollateralization and a financial guaranty insurance policy issued by the Note

Insurer as described under "--Overcollateralization Provisions" and "--The Policy" in this prospectus supplement.

OVERCOLLATERALIZATION PROVISIONS

     The weighted average Mortgage Rate for the HELOCs, less the Administration Fee Rate and the premium payable to the Note Insurer is expected to be higher than the Note Rate on the Offered Notes, thus generating excess interest collections which, in the absence of Realized Losses, will not be necessary to fund interest payments on the Offered Notes or make distribution to the Class G Certificates. Additional excess interest will be generated by the portion of the HELOC Pool represented by the Overcollateralization Amount.

     With respect to any Payment Date, any Class G Excess Spread Amount will be paid as follows:

     (A)(i) first, to reimburse the Class A Notes for Allocated Realized Loss Amounts allocated to the Class A Notes and not covered by payments made by the Note Insurer under the Policy or previously reimbursed;

     (ii) second, to the Note Insurer, any Reimbursement Amounts, to the extent not previously reimbursed;

     (iii) third, beginning on the Payment Date in October 2006, to the Class G Certificates (to be paid as part of the Class G Principal Payment Amount) in order to reduce its Certificate Principal Balance to the extent necessary to reach or maintain the Required
            Overcollateralization Amount;

     (iv) fourth, to pay the Note Insurer any other amount owed to the Note Insurer pursuant to the Insurance Agreement;

     (v) fifth, concurrently to the holders of the Class A Notes and Class G Certificates, in an amount equal to such note's or certificate's allocated share of any Prepayment Interest Shortfalls on the related HELOCs and any shortfalls resulting from the application of the Relief Act or similar state or local law or the bankruptcy code with respect to the related HELOCs; and

     (vi) sixth, to pay any remaining amount to the Issuer for distribution to the Class G Certificates.

     (B) With respect to any Payment Date, any Net Monthly Excess Cashflow will be paid as follows:

     (i) first, to reimburse the Class A Notes for Allocated Realized Loss Amounts allocated to the Class A Notes and not covered by payments made by the Note Insurer under the Policy or previously reimbursed and to the extent not covered by (A)(i) above;

     (ii) second, to the Note Insurer, any Reimbursement Amounts, to the extent not previously reimbursed and to the extent not covered by
            (A)(ii) above;

     (iii) third, beginning on the Payment Date in October 2006, to the Class A Notes (to be paid as part of the Available Principal Payment Amount) in order to reduce its Note Principal Balance to the extent necessary to reach or maintain the Required Overcollateralization Amount;

     (iv) fourth, to pay the Note Insurer any other amount owed to the Note Insurer pursuant to the Insurance Agreement to the extent not covered by (A)(iv) above;

     (v) fifth, to deposit into the Net WAC Rate Carryover Reserve Account, any Net WAC Rate Carryover Amounts on the Class A Notes;

     (vi) sixth, concurrently to the holders of the Class A Notes and Class G Certificates, in an amount equal to such note's or certificate's allocated share of any Prepayment Interest Shortfalls on the related HELOCs and any shortfalls resulting from the application of the Relief Act or similar state or local law or the bankruptcy code with respect to the related HELOCs to the extent not paid pursuant to
            (A)(v) above; and

     (vii) seventh, to pay any remaining amount to the Issuer for distribution to the Class CE Certificates and Class R Certificates.

     As of the Closing Date, the aggregate principal balance of the HELOCs as of the Cut-off Date will exceed the Note Principal Balance of the Offered Notes and the Certificate Principal Balance of the Class G Certificates by $316. The Indenture will require that, on each Payment Date, the Net Monthly Excess Cashflow, to the extent available after payment of the amounts in clauses (B)(i) and (ii) above, be applied on that Payment Date as an accelerated payment of principal on the Class A Notes in order to reach the Required Overcollateralization Amount. Once the Required Overcollateralization Amount is reached the Indenture will require that, on each Payment Date, the Net Monthly Excess Cashflow, to the extent available after payment of the amounts in clauses
(B)(i) and (ii) above, be applied on that Payment Date as an accelerated payment of principal on the Class A Notes to the extent necessary in order to maintain such Required Overcollateralization Amount. In the event that Realized Losses are incurred on the HELOCs, such Realized Losses may result in an overcollateralization deficiency since the Realized Losses will reduce the principal balance of the HELOCs without a corresponding reduction to the aggregate Certificate Principal Balances of the Offered Notes and the Class G Certificates. Such payments from the Net Monthly Excess Cashflow will have the effect of accelerating the amortization of the Offered Notes relative to the amortization of the HELOCs, and of increasing the Overcollateralization Amount.

     On and after the Stepdown Date and provided that a Trigger Event is not in effect, the Required Overcollateralization Amount may be permitted to decrease ("step down"), to a level equal to 5.10% of the then current aggregate outstanding principal balance of the HELOCs (after giving effect to principal payments to be distributed on the related Payment Date), subject to the Overcollateralization Floor. In the event that the Required Overcollateralization Amount is permitted to step down on any Payment Date, the Indenture will provide that a portion of the principal which would otherwise be distributed to the holders of the Offered Notes on the related Payment Date will be distributed to the holders of the Class CE Certificates pursuant to the priorities set forth above.

     With respect to each Payment Date, the Overcollateralization Reduction Amount, after taking into account all other payments to be made on the related Payment Date, will be distributed as Net Monthly Excess Cashflow pursuant to the priorities set forth above. This has the effect of decelerating the amortization of the Offered Notes relative to the amortization of the HELOCs, and of reducing the Overcollateralization Amount. However, if on any Payment Date a Trigger Event is in effect, the Required Overcollateralization Amount will not be permitted to step down on the related Payment Date.

ALLOCATION OF LOSSES

     With respect to any defaulted HELOC that is finally liquidated through foreclosure sale or disposition of the related Mortgaged Property (if acquired on behalf of the noteholders by deed in lieu of foreclosure or otherwise), the amount of loss realized, if any, will equal the portion of the unpaid principal balance remaining, if any, plus interest thereon through the last day of the month in which the related HELOC was finally liquidated, after application of all amounts recovered (net of amounts reimbursable to the Servicer or the Master Servicer for Servicing Advances and other related expenses, including attorneys' fees) towards interest and principal owing on the HELOC. With respect to any defaulted HELOC that is charged off, the amount of loss realized, if any, will equal the portion of the unpaid principal balance remaining, plus interest thereon from the date on which interest was last paid through the last day of the month in which the related HELOC was charged off, plus amounts reimbursable to the Servicer or the Master Servicer for Servicing Advances and other related expenses, including attorneys' fees. The amount of loss realized and any Bankruptcy Losses are referred to in this prospectus supplement as "REALIZED LOSSES." In the event that amounts recovered in connection with the final liquidation of a defaulted HELOC are insufficient to reimburse the Servicer or the Master Servicer for Servicing Advances and unpaid servicing fees, these amounts may be reimbursed to the Servicer or the Master Servicer out of any funds in the collection account prior to any remittance to the Securities Administrator of funds for payment on the Class A Notes or the Certificates. In addition, to the extent the Servicer receives Subsequent Recoveries with respect to any defaulted HELOC, the amount of the Realized Loss with respect to that defaulted HELOC will be reduced to the extent such recoveries are applied to reduce the Note Principal Balance of the Notes and Certificate Principal Balance of the Class G Certificates on any Payment Date.

     Any Realized Losses on the HELOCs will have the effect of: first, reducing Net Monthly Excess Cashflow and the Class G Excess Spread Amount, second, reducing amounts payable to the Class CE Certificates. If on any Payment Date after all payments of principal and interest (other than distributions of payments made under the Policy) the aggregate principal balance of the HELOCs as of the last day of the related Collection Period is less than the aggregate Note Principal Balance of the Class A Notes and the Certificate Principal Balance of the Class G Certificates, that shortfall will be allocated to the Class A Notes and Class G Certificates on a pro rata basis based on the Note Principal Balance of the Class A Notes and the Certificate Principal Balance of the Class G Certificates until the Note Principal Balance and Certificate Principal Balance thereof, as applicable are reduced to zero; provided, however, that any such Realized Losses allocated to the Class A Notes will be covered by the Policy and will not reduce the Note Principal Balance of the Class A Notes unless the Note Insurer fails to pay such amount.

     Except as described below, once Realized Losses have been allocated to the Class A Notes and the Class G Certificates, such amounts will no longer accrue interest, and such amounts will not be reinstated thereafter. However, Allocated Realized Loss Amounts may be paid to the holders of the Class A Notes (to the extent not reimbursed pursuant to the Policy) from Net Monthly Excess Cashflow and the Class G Excess Spread Amount according to the priorities set forth under "--Overcollateralization Provisions" above.

     Any allocation of a Realized Loss to the Class A Notes and Class G Certificates will be made by reducing the Note Principal Balance of the Class A Notes, to the extent not covered by the Note Insurer, or the Certificate Principal Balance of the Class G Certificates, as applicable, by the amount so allocated as of the Payment Date in the month following the calendar month in which the Realized Loss was incurred. Notwithstanding anything to the contrary described in this prospectus supplement, in no event will the Note Principal Balance of the Class A Notes or Certificate Principal Balance of the Class G Certificates be reduced more than once in respect of any particular amount both
(i) allocable to such certificate in respect of Realized Losses and (ii) payable as principal to the holder of such certificate from Net Monthly Excess Cashflow.

     A "BANKRUPTCY LOSS" is a Deficient Valuation or a Debt Service Reduction. With respect to any HELOC, a "DEFICIENT VALUATION" is a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under the HELOC, which valuation results from a proceeding initiated under the United States Bankruptcy Code. A "DEBT SERVICE REDUCTION" is any reduction in the amount which a mortgagor is obligated to pay on a monthly basis with respect to a HELOC as a result of any proceeding initiated under the United States Bankruptcy Code, other than a reduction attributable to a Deficient Valuation.

     In the event that the Servicer receives any Subsequent Recoveries, such Subsequent Recoveries will be distributed as part of the Available Payment Amount in accordance with the priorities described under "Description of the Securities" in this prospectus supplement and the Note Principal Balance of the Class A Notes and the Certificate Principal Balance of the Class G Certificates, to the extent reduced by the allocation of a Realized Loss, will be increased on a pro rata basis based on the amount of such Realized Loss, but only to the extent that such note or certificate has not been reimbursed for the amount of such Realized Loss (or any portion thereof) from Net Monthly Excess Cashflow as described under "Description of the Securities--Overcollateralization Provisions" in this prospectus supplement. Holders of Class A Notes and Class G Certificates will not be entitled to any payment in respect of current interest on the amount of such increases for any Interest Accrual Period preceding the Payment Date on which such increase occurs.

REPORTS TO NOTEHOLDERS

     On each Payment Date, the Securities Administrator will make available to each noteholder, the Note Insurer and the Depositor a statement generally setting forth, among other information:

     1. the applicable Interest Accrual Periods and general Payment Dates;

     2. the total cash flows received and the general sources thereof (including Principal Collection Amount and the Interest Collection Amount);

     3. the amount, if any, of fees or expenses accrued and paid, with an identification of the payee and the general purpose of such fees;

     4. the amount of the related payment to holders of the Offered Notes and Class G Certificates allocable to principal, separately identifying (A) the aggregate amount of any principal prepayments included therein, (B) the aggregate of all payments of principal included therein and (C) any Overcollateralization Increase Amount included therein;

     5. the amount of such payment to holders of the Offered Notes and Class G Certificates allocable to interest;

     6. the Interest Carry Forward Amounts and any Net WAC Rate Carryover Amounts for the Offered Notes (if any);

     7. the Note Principal Balance of the Class A Notes and Certificate Principal Balance of the Class G Certificates before and after giving effect to the payment of principal and allocation of Allocated Realized Loss Amounts on such Payment Date;

     8. the number and principal balance of all the HELOCs for the following Payment Date;

     9. the Note Rate for the Class A Notes for such Payment Date;

     10. the aggregate amount of Servicing Advances included in the payments on the Payment Date (including the general purpose of such Servicing Advances);

     11. the number and aggregate principal balance of any HELOCs that were (A) delinquent (exclusive of HELOCs in foreclosure) using the "OTS" method (1) One scheduled payment is delinquent, (2) two scheduled payments are delinquent, (3) three scheduled payments are delinquent and (4) foreclosure proceedings have been commenced, and loss information for the period; the number and aggregate principal balance of any HELOCs in respect of which (A) one scheduled payment is delinquent, (B) two scheduled payments are delinquent, (C) three or more scheduled payments are delinquent and (D) foreclosure proceedings have been commenced, and loss information for the period;

     12. the amount of, if any, of excess cashflow or excess spread and the application of such excess cashflow;

     13. with respect to any HELOC that was liquidated during the preceding calendar month, the loan number and principal balance of, and Realized Loss on, such HELOC as of the end of the related Collection Period;

     14. whether the Stepdown Date or a Rapid Amortization Event has occurred and whether a Trigger Event is in effect;

     15. the total number and principal balance of any real estate owned, or REO, properties as of the end of the related Collection Period;

     16. the cumulative Realized Losses through the end of the preceding month;

     17. the six-month rolling average of the percent equivalent of a fraction, the numerator of which is the aggregate principal balance of the HELOCs that are 60 days or more delinquent or are in bankruptcy or foreclosure or are REO properties, and the denominator of which is the principal balances of all of the HELOCs;

     18. with respect to the Class A Notes, the amount of payments, if any, to holders of such Notes provided by the Policy;

     19. the amount of draws on the HELOC.

     On each Payment Date, the Securities Administrator will make the monthly statement (and, at its option, any additional files containing the same information in an alternative format) available each month via the Securities Administrator's internet website. Assistance in using the website can be obtained by calling the Securities Administrator's customer service desk at 312-904-4373. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the Securities Administrator's customer service desk and indicating such. The Securities Administrator will have the right to change the way such statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Securities Administrator will provide timely and adequate notification to all above parties regarding any such changes.

     The annual reports on Form 10-K, the distribution reports on Form 10-D, the current reports on Form 8-K and amendments to those reports in each case, prepared and filed by the Securities Administrator with respect to the trust pursuant to section 13(a) or 15(d) of the Exchange Act will be made available on the website of the Securities Administrator as soon as reasonably practicable after such material is electronically filed with, or furnished to, the Securities and Exchange Commission.

     In addition, within a reasonable period of time after the end of each calendar year, the Securities Administrator will, upon written request, prepare and deliver to each holder of a Note of record during the previous calendar year a statement containing information necessary to enable noteholders to prepare their tax returns. Such statements will not have been examined and reported upon by an independent public accountant.

                                THE NOTE INSURER

     The following information has been obtained from Financial Security Assurance Inc. (hereinafter in this section, "FINANCIAL SECURITY" or "FSA").

     Financial Security accepts no responsibility for the accuracy or completeness of this prospectus supplement, or any other information or disclosure contained herein or therein, or omitted herefrom, other than with respect to the accuracy of the information regarding the Note Insurer and its affiliates set forth under this heading or incorporated by reference herein. In addition, Financial Security makes no representation regarding the notes or the advisability of investing in the Offered Notes.

GENERAL

     FSA, which is referred to in this prospectus supplement as the "NOTE INSURER" is a financial guaranty insurance company incorporated in 1984 under the laws of the State of New York. FSA is licensed to engage in the financial guaranty insurance business in all 50 states, the District of Columbia, Puerto Rico, the U.S. Virgin Islands and Guam.

     FSA and its subsidiaries are engaged in the business of writing financial guaranty insurance, principally in respect of securities offered in domestic and foreign markets and obligations under credit default swaps. Financial guaranty insurance provides a guaranty of scheduled payments on an Issuer's obligations--thereby enhancing the credit rating of those obligations--in consideration for the payment of a premium to the insurer. FSA and its subsidiaries principally insure asset-backed, collateralized and municipal obligations. Asset-backed obligations are typically supported by residential mortgage loans, consumer or trade receivables, securities or other assets having an ascertainable cash flow or market value. Collateralized obligations include public utility first mortgage bonds and sale/leaseback obligation bonds. Municipal obligations include general obligation bonds, special revenue bonds and other special obligations of state and local governments. Obligations may be insured on a funded basis through insurance of bonds or other securities or on an unfunded basis through insurance of credit default swaps referencing one or more bonds or other obligations (with or without a deductible or other provision for loss reduction). FSA insures both newly issued securities sold in the primary market and outstanding securities sold in the secondary market that satisfy FSA's underwriting criteria.

     FSA is a wholly-owned subsidiary of Financial Security Assurance Holdings Ltd., which is referred to in this prospectus supplement as "HOLDINGS". Holdings is an indirect subsidiary of Dexia S.A., a publicly held Belgian corporation. Dexia S.A., through its bank subsidiaries, is primarily engaged in the business of public finance, banking and asset management in France, Belgium and other European countries. No shareholder of Holdings or FSA is obligated to pay any debt of FSA or any claim under any insurance policy issued by FSA or to make any additional contribution to the capital of FSA.

     The principal executive offices of FSA are located at 31 West 52nd Street, New York, New York, 10019, and its telephone number at that location is (212) 826-0100.

REINSURANCE

     Under an intercompany agreement, liabilities on financial guaranty insurance written or reinsured from third parties by FSA or its domestic or Bermuda operating insurance company subsidiaries are generally reinsured among such companies on an agreed-upon percentage substantially proportional to their respective capital, surplus and reserves, subject to applicable statutory risk limitations. In addition, FSA reinsures a portion of its liabilities under certain of its financial guaranty insurance policies with other reinsurers under various treaties and on a transaction-by-transaction basis. This reinsurance is used by FSA as a risk management device and to comply with statutory and rating agency requirements; it does not alter or limit FSA's obligations under any financial guaranty insurance policy.

RATINGS

     FSA's financial strength is rated "triple-A" by Fitch Ratings, Moody's Investors Service, Inc., Standard & Poor's Ratings Services, and Rating and Investment Information, Inc. These ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by those rating agencies. See "Ratings" in this prospectus supplement.

CAPITALIZATION

     The following table sets forth the capitalization of FSA and its subsidiaries as of March 31, 2006 (unaudited) on the basis of accounting principles generally accepted in the United States of America:

                                                                                     March 31, 2006
                                                                                     (In thousands)
                                                                                       (Unaudited)
                                                                                     --------------
Deferred Premium Revenue (net of prepaid reinsurance premiums)....................     $1,509,575
Surplus Notes.....................................................................        108,850
                                                                                       ----------
Shareholder's Equity:
   Common Stock...................................................................         15,000
   Additional Paid-In Capital.....................................................        844,626
   Accumulated Other Comprehensive Income (net of deferred income taxes)..........         76,730
   Accumulated Earnings...........................................................      2,004,405
                                                                                       ----------
Total Shareholder's Equity........................................................      2,940,761
                                                                                       ----------
Total Deferred Premium Revenue (net), Surplus Notes Shareholder's Equity..........     $4,559,186
                                                                                       ==========

     For further information concerning FSA, see the Consolidated Financial Statements of FSA and its subsidiaries, and the notes thereto, incorporated by reference in this prospectus supplement. FSA's financial statements are included as exhibits to reports filed with the Securities and Exchange Commission by Holdings pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") and may be reviewed at the EDGAR web site maintained by the Securities and Exchange Commission. Copies of the statutory quarterly and annual statements filed with the State of New York Insurance Department by FSA are available upon request to the State of New York Insurance Department.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     In addition to the documents of the trust filed with the SEC, the financial statements of Financial Security Assurance Inc. included in, or as exhibits to, the following documents filed by Holdings with the SEC are hereby incorporated by reference:

     (a) Annual Report on Form 10-K for the year ended December 31, 2005 (audited) and

     (b) Quarterly Report on Form 10-Q for the period ended March 31, 2006 (unaudited).

     All financial statements of Financial Security Assurance Inc. included in, or as exhibits to, documents filed by Financial Security Assurance Holdings Ltd. pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the filing of this prospectus supplement and before the termination of the offering of the notes will be deemed incorporated by reference into this prospectus supplement. The Depositor hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the trust's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 and each filing of the financial statements of Financial Security Assurance Inc. included in or as an exhibit to the annual report of Financial Security Assurance Holdings Ltd. filed pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this prospectus supplement will be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

INSURANCE REGULATION

     FSA is licensed and subject to regulation as a financial guaranty insurance corporation under the laws of the State of New York, its state of domicile. In addition, FSA and its insurance subsidiaries are subject to regulation by insurance laws of the various other jurisdictions in which they are licensed to do business. As a financial guaranty insurance corporation licensed to do business in the State of New York, FSA is subject to Article 69 of the New York Insurance Law which, among other things, limits the business of a financial guaranty insurer to writing financial guaranty insurance and related business lines, requires each financial guaranty insurer to maintain a minimum surplus to policyholders, establishes contingency, loss and unearned premium reserve requirements for each financial guaranty insurer, and limits the size of individual transactions and the volume of transactions that may be underwritten by each financial guaranty insurer. Other provisions of the New York Insurance Law, applicable to non-life insurance companies such as FSA, regulate, among other things, permitted investments, payment of dividends, transactions with affiliates, mergers, consolidations, acquisitions or sales of assets and incurrence of liability for borrowings.

                                   THE POLICY

     The Policy will be issued by the Note Insurer by the Closing Date pursuant to the Insurance and Indemnity Agreement (the "INSURANCE AGREEMENT" ) to be dated as of the Closing Date, among the Sponsor, the Issuing Entity, the Depositor, the Securities Administrator the Indenture Trustee and the Note Insurer.

     Simultaneously with the issuance of the Offered Notes, the Note Insurer will deliver the Policy to the Securities Administrator on behalf of the Indenture Trustee for the benefit of each Noteholder. Under the Policy, the Note Insurer unconditionally and irrevocably guarantees to the Indenture Trustee for the benefit of each Noteholder the full and complete payment of (i) accrued and unpaid interest for payment each date due on the Offered Notes calculated in accordance with the original terms of the Offered Notes (without regard to any increase in the margin following the

Optional Redemption Date) and the Indenture after giving effect to amendments or modifications to which the Note Insurer has given its written consent, and (ii) the Guaranteed Principal Payment Amount (clauses (i) and (ii) collectively, the "SCHEDULED PAYMENTS") and (iii) the amount of any distribution of principal or interest to any Noteholder which distribution subsequently is avoided in whole or in part as a preference payment under applicable law.

     "Scheduled Payments" will not include, nor shall coverage be provided under the Policy in respect of, any taxes, withholding or other charge imposed by any governmental authority due in connection with the payment of any Scheduled Payment to a holder, any Relief Act shortfalls, Prepayment Interest Shortfalls or any Net WAC Rate Carryover Amounts that may be incurred or that may be distributable to the Offered Notes. Scheduled Payments shall not include payments that become due on an accelerated basis as a result of a default by the issuing entity, an election by the issuing entity to pay principal on an accelerated basis, the occurrence of an event of default under the Indenture or any other cause, unless the Note Insurer elects, in its sole discretion, to pay in whole or in part such principal due upon acceleration, together with any accrued interest to the date of acceleration. In the event the Note Insurer does not so elect, the Policy will continue to guarantee payment on the Offered Notes in accordance with their original terms. Scheduled Payments shall not include any amounts due in respect of the Offered Notes attributable to any increase in interest rate, penalty or other sum payable by the issuing entity by reason of any default or event of default in respect of the Offered Notes, or by reason of any deterioration of the creditworthiness of the issuing entity, nor shall Scheduled Payments include, nor shall coverage be provided under the Policy in respect of, any taxes, withholding or other charge imposed by any governmental authority due in connection with the payment of any Scheduled Payment to a Noteholder.

     The "GUARANTEED PRINCIPAL PAYMENT AMOUNT" means: (a) on the Payment Date in February 2031, the amount needed to pay the outstanding Note Principal Balance of the Offered Notes following the distribution of the Available Payment Amount on that Payment Date and (b) for any other Payment Date, the Trust Allocation Percentage of the aggregate amount, if any, by which the aggregate Note Principal Balance of Class A Notes and the Certificate Principal Balance of the Class G Certificates, in each case following the distribution of the Available Payment Amount and Class G Principal Payment Amount on that Payment Date, exceeds the aggregate Principal Balance of the HELOCs as of the close of business on the last day of the related Collection Period.

     Payment of claims on the Policy made in respect of Scheduled Payments will be made by the Note Insurer following receipt by the Note Insurer of the appropriate notice for payment on the later to occur of (1) 12:00 noon New York City time, on the second Business Day following receipt of such notice for payment and (2) 12:00 noon New York City time, on the date on which such payment was due on the Offered Notes.

     If payment of any amount avoided as a preference under applicable bankruptcy, insolvency, receivership or similar law is required to be made under the Policy, the Note Insurer shall cause that payment to be made on the later of
(a) the date when due to be paid pursuant to the order described below and (b) the first to occur of (1) the fourth Business Day following receipt by the Note Insurer from the Securities Administrator of:

          (A) a certified copy of the order (the "ORDER") of the court or other governmental body which exercised jurisdiction to the effect that the related Noteholder is required to return principal or interest paid on such certificate during the term of the related Policy because those distributions were avoidable as preference payments under applicable bankruptcy law,

          (B) a certificate of the related Noteholder that the Order has been entered and is not subject to any stay, and

          (C) an assignment duly executed and delivered by the related Noteholder in the form as is reasonably required by the Policy and provided to the related Noteholder by the Note Insurer, irrevocably assigning to the
     Note Insurer all rights and claims of the related holder, as applicable, relating to or arising under the Offered Notes against the trust or otherwise with respect to the preference payment,

     and (2) the date of receipt by the Note Insurer from the Securities Administrator of the items referred to in clauses (A), (B) and (C) above if, at least four Business Days prior to the date of receipt, the Note Insurer shall have received written notice from the Securities Administrator that the items referred to in clauses (A), (B) and (C) above were to be delivered on that date and that date was specified in the notice. Payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order and not to the Securities Administrator or any holder of a note directly, unless such holder has previously paid that amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order in which case the payment shall be disbursed to the Securities Administrator for distribution to the Noteholder upon proof of payment reasonably satisfactory to the Note Insurer. In connection with the foregoing, the Note Insurer shall have the rights provided pursuant to the Indenture of the holders of the Offered Notes, including, without limitation, the right to direct all matters relating to any preference claim and subrogation to the rights of the Indenture Trustee and each holder of a note in the conduct of any proceeding with respect to a preference claim.

     The terms "receipt" and "received," with respect to the Policy, shall mean actual delivery to the Note Insurer and to its fiscal agent, if any, prior to 12:00 noon, New York City time, on a Business Day; delivery either on a day that is not a Business Day or after 12:00 noon., New York City time, shall be deemed to be receipt on the next succeeding Business Day. If any notice or certificate given under the Policy by the Securities Administrator is not in proper form or is not properly completed, executed or delivered or contains a misstatement, it shall be deemed not to have been received, and the Note Insurer or the fiscal agent shall promptly so advise the Securities Administrator and the Securities Administrator may submit an amended notice.

     Under the Policy, "BUSINESS DAY" means any day other than a Saturday, Sunday, legal holiday or other day on which banking institutions in New York, New York, Chicago, Illinois or any other location of any successor Servicer, successor Securities Administrator or successor Indenture Trustee are authorized or obligated by law, executive order or governmental decree to be closed.

     "TERM OF THE POLICY" means the period from and including the date of issuance of the Policy to and including the date on which (i) the principal balance of the Class A1 Notes is reduced to zero after giving effect to all payments, (ii) any period during which any payment on the Offered Notes could have been avoided in whole or in part as a preference payment under applicable bankruptcy, insolvency, receivership or similar law has expired, and (iii) if any proceedings requisite to avoidance as a preference payment have been commenced prior to the occurrence of (i) and (ii), a final and nonappealable order in resolution of each such proceeding has been entered.

     The Note Insurer's obligations under the Policy in respect of Scheduled Payments will be discharged to the extent funds are transferred to the Securities Administrator as provided in the Policy whether or not such funds are properly applied by the Securities Administrator.

     The Note Insurer shall be subrogated to the rights of the Noteholders to receive payments of principal and interest to the extent of any payment by the
Note Insurer under the Policy.

     The Note Insurer shall not be required to make any payment to the extent that any force majeure event or governmental act prevents the insurer from performing its obligations under the Policy or such performance is otherwise rendered impossible, in which event the Note Insurer agrees to (i) use commercially reasonable efforts to perform its obligations under the Policy notwithstanding such force majeure event, governmental act or impossibility of performance and (ii) perform its obligations under the Policy promptly following cessation of such force majeure event, governmental act or impossibility of performance.

     Claims under the Policy constitute direct, unsecured and unsubordinated obligations of the Note Insurer ranking not less than pari passu with other unsecured and unsubordinated indebtedness of the Note Insurer for borrowed money. Claims against the Note Insurer under the Policy and claims against the
Note Insurer under each other financial guaranty insurance policy issued thereby constitute pari passu claims against the general assets of the Note Insurer. The terms of the Policy cannot be modified or altered by any other agreement or instrument, or by the merger, consolidation or dissolution of the issuing entity. The Policy may not be canceled or revoked prior to payment in full of all Scheduled Payments with respect to the Offered Notes. The Policy is not covered by the property/casualty insurance security fund specified in Article 76 of the New York Insurance Law. The Policy is governed by the laws of the State of New York.

RIGHTS OF THE NOTE INSURER

     Under the terms of the Trust Agreement, the Sale and Servicing Agreement and the Indenture, unless a note insurer default exists, the Note Insurer will be entitled to exercise the voting rights of the holders of the Class A Notes. In addition, unless a note insurer default exists, the Note Insurer will have the right to direct all matters relating to, among other things, (i) the termination of the Servicer and Master Servicer under the terms of the Sale and Servicing Agreement and the appointment of any successor; (ii) the waiver or non-waiver of defaults by the Servicer or Master Servicer under the Sale and Servicing Agreement or with respect to the Offered Notes under the Indenture; and (iii) the removal of the Securities Administrator or the Indenture Trustee under the terms of the applicable agreements and the appointment of any successor. The Note Insurer will have the right to consent to any amendment of the Trust Agreement, the Sale and Servicing Agreement or the Indenture.

                                 THE ORIGINATOR

GREENPOINT MORTGAGE FUNDING, INC.

     For a description of the underwriting guidelines applicable to the HELOCs purchased from GreenPoint and certain other information with respect to GreenPoint, see "Underwriting Standards--GreenPoint Mortgage Funding, Inc." herein.

                             STATIC POOL INFORMATION

     Static pool information material to this offering may be found at http://regab.db.com.

     Information provided through the Internet address above will not be deemed to be a part of this prospectus or the registration statement for the securities offered hereby if it relates to any prior securities pool or vintage formed before January 1, 2006, or with respect to the mortgage pool (if applicable), any period before January 1, 2006.

                                 ISSUING ENTITY

     ACE Home Equity Loan Trust, Series 2006-GP1 is a statutory trust to be formed under the laws of the State of Delaware under the trust agreement for the purposes described in this prospectus supplement. The trust agreement will constitute the governing instrument under the laws of the State of Delaware relating to statutory trusts. After its formation, the issuing entity will not engage in any activity other than:

     o acquiring and holding the loans and the other assets of the issuing entity and related proceeds;

     o    issuing the Offered Notes and the Certificates;

     o    making payments on the Offered Notes and the Certificates;

     o making payments to the Note Insurer in respect of the premium and Reimbursement Amounts; and

     o engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing.

     The Issuing Entity's principal offices are in Wilmington, Delaware, in care of Wilmington Trust Company, as owner trustee, at 1100 N. Market Street, Wilmington, Delaware 19890-0001.

                                  THE DEPOSITOR

     ACE Securities Corp., the Depositor, is a special purpose corporation incorporated in the State of Delaware on June 3, 1998. The principal executive offices of the Depositor are located at 6525 Morrison Boulevard, Suite 318, Charlotte, North Carolina 28211. Its telephone number is (704) 365-0569. The Depositor does not have, nor is it expected in the future to have, any significant assets.

     The limited purposes of the Depositor are, in general, to acquire, own and sell home equity loans and other types of mortgage loans and financial assets; to issue, acquire, own, hold and sell securities and notes secured by or representing ownership interests in mortgage loans and other financial assets, collections on the mortgage loans and related assets; and to engage in any acts that are incidental to, or necessary, suitable or convenient to accomplish, these purposes.

     The Depositor has been serving as a private secondary mortgage market conduit for residential mortgage loans since 1999. Since that time it has been involved in the issuance of securities backed by residential mortgage loans in excess of $30 billion.

     After issuance and registration of the securities contemplated in this prospectus supplement, the Depositor will have no duties or responsibilities with respect to the pool assets or securities.

     All of the shares of capital stock of the Depositor are held by Altamont Holdings Corp., a Delaware corporation.

                                   THE SPONSOR

     DB Structured Products, Inc. is the Sponsor. The Sponsor was incorporated in the State of Delaware on February 4, 1970 under the name "Sharps Pixley Incorporated". The name of the

Sponsor was changed on January 3, 1994 to Deutsche Bank Sharps Pixley Inc., and subsequently changed on January 2, 2002 to DB Structured Products, Inc. The Sponsor maintains its principal office at 60 Wall Street, New York, New York 10005. Its telephone number is (212) 250-2500.

     Through December 31, 2005, the Sponsor has purchased over $26 billion in residential mortgage loans. This includes the purchase of newly originated non-agency loans, as well as seasoned, program exception, sub-performing and non-performing loans.

     The Sponsor has been securitizing residential mortgage loans since 2004. The following table describes size, composition and growth of the Sponsor's total portfolio of assets it has securitized as of the dates indicated.

                                     DECEMBER 31, 2004          DECEMBER 31, 2005
                                 ------------------------   -------------------------
                                          TOTAL PORTFOLIO             TOTAL PORTFOLIO
                                              OF LOANS                    OF LOANS
           LOAN TYPE             NUMBER         ($)          NUMBER         ($)
------------------------------   ------   ---------------   -------   ---------------
Alt-A ARM.....................       --               --      3,466     1,088,327,305
Alt-A Fixed...................       --               --     17,892     3,361,707,721
Prime ARM.....................    3,612    1,096,433,033         --                --
Prime Fixed...................    5,275      986,186,740         --                --
Scratch & Dent/Reperf.........    1,376      135,671,795      4,913       500,710,103
Seconds.......................       --               --      5,227       258,281,341
SubPrime......................   31,174    5,481,240,453     71,747    13,066,859,416
Seasoned......................       --               --      1,827       165,210,069
TOTAL:........................   41,437    7,699,532,021    105,072    18,441,095,955

                             SERVICING OF THE HELOCS

GENERAL

     Primary servicing of the HELOCs will be provided by GreenPoint. GreenPoint will service the HELOCs in accordance with the Sale and Servicing Agreement. The Master Servicer will be required to supervise, oversee and monitor GreenPoint's performance under the Sale and Servicing Agreement. In the event of a default by GreenPoint under the Sale and Servicing Agreement, the Master Servicer will enforce any remedies against GreenPoint.

     The information set forth in the following paragraphs has been provided by GreenPoint.

     GreenPoint, a New York corporation, is an indirect, wholly-owned subsidiary of North Fork Bancorporation, Inc., a Delaware corporation and bank holding company ("NORTH FORK"). North Fork's other subsidiaries include North Fork Bank, a New York commercial bank. North Fork is listed on the New York Stock Exchange under the symbol "NFB". GreenPoint was formerly an indirect wholly-owned subsidiary of GreenPoint Financial Corp., which was acquired by North Fork in October 2004. On March 12, 2006, North Fork and Capital One Financial Corporation ("Capital One") announced that they signed a definitive agreement in which Capital One will acquire North Fork. The transaction is subject to all required regulatory approvals, approval by the shareholders of both companies and other customary conditions.

     GreenPoint is engaged in the mortgage banking business, and as part of that business, originates, acquires, sells and services mortgage loans. GreenPoint originates loans primarily through its wholesale division, which works with a nationwide network of independent mortgage brokers, each of which must be approved by GreenPoint. GreenPoint also originates loans through its retail and correspondent lending divisions. Mortgage loans originated by GreenPoint are secured primarily by one-to-four family residences. GreenPoint's executive offices are located at 100 Wood Hollow Drive, Novato, California, 94945.

     GreenPoint has been servicing residential mortgage loans, including home equity lines of credit (referred to in this section as "MORTGAGE LOANS"), since its formation in October 1999 when it acquired the assets and liabilities of Headlands Mortgage Company. GreenPoint is an approved mortgage loan servicer for Fannie Mae and Freddie Mac and is licensed to service mortgage loans in each state where a license is required based on the conduct of its servicing business. In its capacity as servicer, GreenPoint will be responsible for servicing the mortgage loans in accordance with the terms set forth in the applicable servicing agreement.

     GreenPoint sells substantially all of the mortgage loans it originates or acquires. In connection with such sales, GreenPoint sometimes continues to service the loans it sells, and sometimes transfers the servicing to loan purchasers. The relative proportions in which GreenPoint sells and transfers servicing for loans vary to a significant degree depending on a number of factors, including market conditions. As of December 31, 2005, December 31, 2004 and December 31, 2003, GreenPoint provided servicing for mortgage loans with an aggregate principal balance of approximately $50 billion, $42.6 billion and $31.9 billion, respectively, of which approximately 66.6%, 65.6% and 62.1%, respectively, are being serviced for unaffiliated persons.

     GreenPoint has established standard policies for the servicing of mortgages. Servicing includes, but is not limited to: (i) collecting, aggregating and remitting mortgage loan payments; (ii) accounting for principal and interest; (iii) holding escrow funds for future payment of taxes and insurance; (iv) making inspections as required of the mortgaged properties; (v) preparation of tax related information in connection with mortgage loans; (vi) management of delinquent mortgage loans (including mortgage loans of borrowers who have declared bankruptcy); (vii) loss mitigation efforts; (viii) foreclosure proceedings and, if applicable, the disposition of mortgaged properties; and
(ix) generally administering mortgage loans, for which it receives servicing fees.

     GreenPoint mails billing statements monthly with respect to mortgage loans. The statement includes payment details and payment application information and specifies the next payment due. GreenPoint monitors adjustable rate mortgage loans to capture changes to the applicable index. GreenPoint processes all rate changes and sends written notification to affected borrowers prior to the effective payment date.

     When a borrower fails to make a payment on a mortgage loan, GreenPoint attempts to cure the default by contacting the borrower by phone. In most cases, defaults are cured promptly. Pursuant to GreenPoint's servicing procedures, GreenPoint generally mails to the borrower a notice of intent to foreclose after the loan becomes 35 days past due (two payments due but not received) and, may within 45 days thereafter, if the loan remains delinquent, institute appropriate legal action to foreclose on the mortgaged property. GreenPoint may or may not initiate a foreclosure depending on a number of factors, including, but not limited to, the value of the underlying property and whether the borrower's first lien mortgage is also in default. Foreclosure proceedings are terminated if the delinquency is cured. Mortgage loans to borrowers who declare bankruptcy may be restructured by bankruptcy courts in accordance with law and with a view to maximizing recovery of the loans.

     If foreclosure is initiated by GreenPoint, a foreclosure tracking system is used to monitor the progress of the proceedings. The system includes state specific parameters to monitor whether proceedings are progressing within the time frame typical for the state in which the mortgaged property is located. During the foreclosure proceeding, GreenPoint determines the amount of the foreclosure bid and whether to liquidate the mortgage loan.

     If foreclosed, the mortgaged property is sold at a public sale and may be purchased by GreenPoint. After foreclosure, GreenPoint may liquidate the mortgaged property and charge-off any balance which was not recovered through liquidation proceeds.

     Servicing administration, collection practices and charge-off policies with respect to mortgage loans are generally consistent with industry practices, but may change over time in accordance with, among other things, GreenPoint's business judgment, servicing requirements, changes in the servicing portfolio and applicable laws and regulations.

     FORECLOSURE AND DELINQUENCY EXPERIENCE

     Historically, a variety of factors, including the appreciation of real estate values, have limited GreenPoint's foreclosure and delinquency experience on its portfolio of serviced mortgage loans. There can be no assurance that factors beyond the control of GreenPoint, such as national or local economic conditions or downturns in the real estate markets of its lending areas, will not result in increased rates of delinquencies and foreclosure losses in the future.

     A general deterioration of the real estate market in regions where the mortgaged properties are located may result in increases in delinquencies of loans secured by real estate, slower absorption rates of real estate into the market and lower sales prices for real estate. A general weakening of the economy may result in decreases in the financial strength of borrowers and decreases in the value of collateral serving as security for loans. If the real estate market and economy were to decline, GreenPoint may experience an increase in delinquencies on the loans it services and higher net losses on liquidated loans.

     The following table summarizes the delinquency experience for all the mortgage loans originated and serviced by GreenPoint. The data presented in the following table is for illustrative purposes only, and there is no assurance that the delinquency experience of the mortgage loans included in the trust will be similar to that set forth below.

                        GREENPOINT MORTGAGE FUNDING, INC.
        OVERALL MORTGAGE PORTFOLIO DELINQUENCY AND FORECLOSURE EXPERIENCE
                             (DOLLARS IN THOUSANDS)

                                                            AT DECEMBER 31,                               AT MARCH 31,
                                    ---------------------------------------------------------------   -------------------
                                           2003                  2004                  2005                  2006
                                    -------------------   -------------------   -------------------   -------------------
                                               PERCENT               PERCENT               PERCENT               PERCENT
                                     NUMBER       OF       NUMBER       OF       NUMBER       OF       NUMBER      OF
                                       OF     SERVICING      OF     SERVICING      OF     SERVICING      OF     SERVICING
                                      LOANS   PORTFOLIO    LOANS    PORTFOLIO    LOANS    PORTFOLIO     LOANS   PORTFOLIO
                                    -------   ---------   -------   ---------   -------   ---------   -------   ---------
Total Portfolio*.................   212,711     6.20%     286,698     3.41%     289,304     3.74%     281,407     3.00%
Period of Delinquency
   30-59 days....................     6,381     3.00%       4,931     1.72%       6,065     2.10%       4,400     1.56%
   60-89 days....................     2,056     0.97%       1,333     0.46%       1,626     0.56%       1,138     0.40%
   90 days or more...............     1,922     0.90%       1,799     0.63%       2,138     0.74%       1,742     0.62%
Total Delinquencies..............
   (excluding Foreclosures)**....    10,359     4.87%       8,063     2.81%       9,829     3.40%       7,280     2.59%
Foreclosures Pending.............     2,831     1.33%       1,709     0.60%         988     0.34%       1,156     0.41%

* The total number of loans in the portfolio has been reduced by the number of loans for which a servicing released sale is pending or loans which have been foreclosed.

**   Percentages may not total properly due to rounding.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES; AMENDMENTS TO CREDIT LINE AGREEMENTS

     The Servicer will provide customary servicing functions with respect to the HELOCs. the Servicer is not obligated under any circumstances to make advances of delinquent principal and interest payments on the HELOCs. In managing the liquidation of defaulted HELOCs, the Servicer will have sole discretion to take such action in maximizing recoveries to the noteholders and the Note Insurer including, without limitation, selling defaulted HELOCs and REO properties as described in the sale and servicing agreement dated as of the Cut-off Date among the Depositor, the Issuing Entity, the Indenture Trustee, the Master Servicer, the Securities Administrator, the Sponsor and the Originator (the "SALE AND SERVICING AGREEMENT").

     The Servicer may waive, modify or vary any term of any HELOC or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any mortgagor if in the Servicer's reasonable and prudent determination such waiver, modification, postponement or indulgence is in accordance with the servicing standard set forth in the sale and Servicing Agreement; provided, however, that the Servicer will not permit any modification with respect to any HELOC that would change the mortgage interest rate except as provided in the related loan documents, defer or forgive the payment thereof or of any principal or interest payments, reduce the outstanding principal balance (except in connection with the Servicer's permitted allowance of certain loans having a senior lien priority to the related loan and except for actual payments of principal) or that would both (A) effect an exchange or reissuance of such HELOC under Section 1001 of the Code (or final, temporary or proposed Treasury regulations promulgated thereunder) and (B) cause any Trust REMIC created under the Sale and Servicing Agreement to fail to qualify as a REMIC under the Code or the imposition of any tax on "prohibited transactions" or "contributions after the startup date" under the REMIC Provisions.

     In the course of performing its servicing obligations, the Servicer will pay all customary, reasonable and necessary "out of pocket" costs and expenses incurred in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration, and repair of a mortgaged property, (ii) any enforcement or judicial proceedings with respect to a HELOC, including foreclosure actions and(iii) the management and liquidation of REO Property. Each such expenditure will constitute a "SERVICING ADVANCE." Servicing Advances are required to be made on each HELOC only to the extent they are deemed by the Servicer to be recoverable. The Servicer's right to reimbursement for Servicing Advances is limited to late collections on the related HELOC, including liquidation proceeds, condemnation proceeds, insurance proceeds and such other amounts as may be collected by the Servicer from the related mortgagor or otherwise relating to the HELOC.

     The principal compensation to be paid to the Servicer in respect of the servicing activities performed by the Servicer will be a servicing fee (the "SERVICING FEE"), as set forth under "Description of the Securities--Table of Fees and Expenses", calculated using a per annum rate multiplied by the principal balance of each HELOC, in this prospectus supplement. Amounts collected in respect of interest on the HELOCs each month will be remitted by the Servicer to the Master Servicer net of the Servicing Fee payable to the Servicer for such month.

     As additional servicing compensation, the Servicer is entitled to retain all servicing-related fees, including assumption fees, modification fees, extension fees, non-sufficient funds fees, late payment charges and other ancillary fees and charges in respect of the HELOCs, to the extent collected from mortgagors, together with any interest or other income earned on funds held in the collection account and any related escrow account.

     The Servicer will be obligated to pay insurance premiums and other ongoing expenses associated with the HELOCs in connection with their responsibilities under the Sale and Servicing Agreement, and are entitled to reimbursement for these expenses as provided in the Sale and Servicing Agreement. See "Description of the Agreement-Material Terms of the Sale and Servicing Agreements and Underlying Servicing Agreements-Retained Interest, Servicing Compensation and Payment of Expenses" in the prospectus for information regarding expenses payable by the Servicer.

PAYMENTS ON HELOCS; DEPOSITS TO COLLECTION ACCOUNT

     The Servicer will establish and maintain or cause to be maintained a separate trust account or accounts (the "COLLECTION ACCOUNT") for the benefit of the noteholders and the Note Insurer. The Collection Account will be an Eligible Account (as defined in the Sale and Servicing Agreement). Upon receipt by the Servicer of amounts in respect of the HELOCs (excluding amounts representing the Servicing Fees or other servicing compensation, reimbursement for Servicing Advances and insurance proceeds to be applied to the restoration or repair of a Mortgaged Property or similar items), the Servicer will deposit such amounts in the Collection Account. Amounts so deposited may be invested in Permitted Investments maturing no later than one Business Day prior to the date on which the amount on deposit therein is required to be remitted to the Securities Administrator. All investment income on funds in the Collection Account will be for the benefit of the Servicer.

     Any one or more of the following obligations or securities held in the name of the Indenture Trustee for the benefit of the noteholders and the Note Insurer will be considered a Permitted Investment:

     (i) obligations of the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;

     (ii) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each rating agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the notes by each rating agency, as evidenced in writing;

     (iii) commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each rating agency rating such paper, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the notes by each rating agency, as evidenced in writing;

     (iv) certificates of deposit, demand or time deposits, or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities (including the Indenture Trustee or the Securities Administrator in its commercial banking capacity), provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company are then rated one of the two highest long-term and the highest short-term ratings of each such rating agency for such securities, or such lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to the notes by any rating agency, as evidenced in writing;

     (v) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of such agreements, such terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to the notes by each rating agency, as evidenced in writing;

     (vi) repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (v) above;

     (vii) securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest short term ratings of each rating agency (except if the rating agency is Moody's, such rating will be the highest commercial paper rating of Moody's for any such securities), or such lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the notes by each rating agency, as evidenced by a signed writing delivered by each rating agency;

     (viii) interests in any money market fund (including any such fund managed or advised by the Indenture Trustee, the Securities Administrator or any affiliate thereof) which at the date of acquisition of the interests in such fund and throughout the time such interests are held in such fund has the highest applicable short term rating by each rating agency or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the notes by each rating agency, as evidenced in writing;

     (ix) short term investment funds sponsored by any trust company or banking association incorporated under the laws of the United States or any state thereof (including any such fund managed or advised by the Securities Administrator, the Indenture Trustee or the Master Servicer or any affiliate thereof) which on the date of acquisition has been rated by each rating agency in their respective highest applicable rating category or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the notes by each rating agency, as evidenced in writing; and

     (x) such other investments having a specified stated maturity and bearing interest or sold at a discount acceptable to each rating agency and as will not result in the downgrading or withdrawal of the rating then assigned to the notes by any rating agency, as evidenced by a signed writing delivered by each rating agency.

PREPAYMENT INTEREST SHORTFALLS

     When a principal prepayment in full is made on a HELOC, the mortgagor is charged interest only for the period from the Due Date of the preceding monthly payment up to the date of the prepayment, instead of for a full month. When a partial principal prepayment is made on a HELOC, the mortgagor is not charged interest on the amount of the prepayment for the month in which the prepayment is made. In addition, the application of the Relief Act and similar state or local laws to any HELOC could adversely affect, for an indeterminate period of time, the ability of the Servicer to collect full amounts of interest on such HELOCs. The Servicer will not remit any shortfalls in interest attributable to prepayments or the application of the Relief Act or any similar state or local laws. Accordingly, the effect of interest shortfalls resulting from principal prepayments in part and in full on the HELOCs received during the related Collection Period (a "PREPAYMENT INTEREST SHORTFALL") or any shortfalls resulting from the application of the Relief Act or similar state or local laws, will be to reduce the aggregate amount of interest collected that is available for payment to noteholders. Any such shortfalls will be allocated among the notes and certificates as provided under "Description of the Securities-Interest Payments on the Offered Notes" and "-Overcollateralization Provisions" in this prospectus supplement. See "Certain Legal Aspects of the HELOCs-Servicemembers Civil Relief Act" in the prospectus. The Policy issued in connection with the Class A Notes will not cover such Prepayment Interest Shortfalls or shortfalls resulting from the application of the Relief Act.

EVIDENCE AS TO COMPLIANCE

     The Sale and Servicing Agreement will provide that each year on or before the date set forth in the Sale and Servicing Agreement, beginning with the first year after the year in which the Cut-off Date occurs, each party responsible for the servicing function will provide to the Depositor, the Master Servicer, the
Note Insurer and the Securities Administrator a report on an assessment of compliance with the minimum servicing criteria established in Item 1122(a) of Regulation AB (the "AB SERVICING CRITERIA"). The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration. Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

     The Sale and Servicing Agreement will also provide that the each party responsible for the servicing function will deliver along with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

     The Sale and Servicing Agreement will also provide for delivery to the Master Servicer, the Note Insurer and the Securities Administrator, each year on or before the date set forth in the Sale and Servicing Agreement, of a separate annual statement of compliance from each entity responsible for the servicing function to the effect that, to the best knowledge of the signing officer, the Servicer has fulfilled in all material respects its obligations under the Sale and Servicing Agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement will specify such failure and the nature and status thereof.

     Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance may be obtained by securityholders without charge upon written request to the Securities Administrator at the address of the Securities Administrator set forth under "The Master Servicer, the Securities Administrator and the Custodian" in this prospectus supplement. These items will be filed with the Issuing Entity's annual report on Form 10-K, to the extent required under Regulation AB.

REMOVAL OR RESIGNATION OF THE SERVICER

     "SERVICER EVENTS OF DEFAULT" under the Sale and Servicing Agreement will include: (1) any failure by the Servicer to remit any payment required to be made under the Sale and Servicing Agreement, which failure continues unremedied for a period of one business day following the earlier of the Servicer's actual knowledge or the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Securities Administrator, the Master Servicer or the Note Insurer; (2) any failure on the part of the Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer set forth in the Sale and Servicing Agreement which continues unremedied for a period of thirty days (except that such number of days will be fifteen in the case of a failure to pay any premium for any insurance policy required to be maintained under the servicing agreement) following the earlier of the Servicer's actual knowledge or the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Master Servicer, the Securities Administrator, the Indenture Trustee or the Note Insurer; (3) events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings relating to the Servicer and certain actions by the Servicer indicating insolvency, reorganization or inability to pay its obligations (each, an "INSOLVENCY EVENT"); or (4) the Servicer fails to duly perform, within the required time period, its obligations relating to its delivery requirements in connection with the statement of compliance, the assessment of compliance and attestation report or its obligations to afford access to certain documentation, which failure continues unremedied for a period of three days following the earlier of the Servicer's actual knowledge or the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Securities Administrator, the Master Servicer, the Sponsor, the Note Insurer or the Depositor.

     So long as a Servicer Event of Default remains unremedied, the Note Insurer if there exists no note insurer default (or otherwise either the Master Servicer or noteholders holding notes evidencing at least 51% of the percentage interests in the trust), may terminate all of the rights and certain obligations of the Servicer under the Sale and Servicing Agreement and in and to the HELOCs, whereupon the collection and servicing responsibilities of the Servicer shall be transferred to the Master Servicer or another successor as provided in the Sale and Servicing Agreement. Effective on the date of such notice of termination, as compensation therefor, the Master Servicer will be entitled to all compensation, reimbursement of expenses and indemnification that the Servicer would have been entitled to if it had continued to act hereunder, provided, however, that the Master Servicer will not be (i) liable for any acts or omissions of the Servicer, (ii) responsible for expenses of the Servicer or (iii) obligated to deposit losses on any permitted investment directed by the Servicer and there will be a period of transition, not to exceed 90 days, before the servicing functions can be transferred to the Master Servicer. Notwithstanding the foregoing, if the Master Servicer is unwilling to so act, or if it is prohibited by applicable law from making Servicing Advances or if it is otherwise unable to so act, the Note Insurer may appoint a successor Master Servicer and if the Note Insurer fails to do so, the Master Servicer may appoint or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution, the appointment of which does not adversely affect the then current rating of the Notes by each rating agency (without regard to the Policy) as the successor to the Servicer pursuant to the Sale and Servicing Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer pursuant to the Sale and Servicing Agreement.

     Any successor Servicer will be required to be a servicer that is acceptable to the Note Insurer, that has all licenses and permits required to perform its obligations under the servicing agreement, that has a net worth of at least $25,000,00., and will have executed and delivered to the Depositor, the Note Insurer and the Master Servicer an agreement accepting such delegation and assignment, that contains an assumption by such person of the rights, powers, duties, responsibilities, obligations and liabilities of the Servicer (other than any liabilities of the Servicer hereof incurred prior to termination of the Servicer as set forth in the Sale and Servicing Agreement), with like effect as if originally named as a party to the Sale and Servicing Agreement, provided that each rating agency will have acknowledged in writing that its rating of the Offered Notes in effect immediately prior to such assignment and delegation (without regard to the Policy) will not be qualified or reduced as a result of such assignment and delegation.

     Pending appointment of a successor to the Servicer hereunder, the Master Servicer, unless the Master Servicer is prohibited by law from so acting, will act in such capacity as provided in the Sale and Servicing Agreement. In connection with such appointment and assumption, the Master Servicer may make such arrangements for the compensation of such successor out of payments on HELOCs or otherwise as it and such successor shall agree; provided that no such compensation unless agreed to by the Controlling Party will be in excess of that permitted the Master Servicer hereunder. The Master Servicer and such successor will take such action, consistent with the Sale and Servicing Agreement, as shall be necessary to effectuate any such succession. Neither the Master Servicer nor any other successor servicer will be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any payment hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities

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hereunder, in either case caused by the failure of the Servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it.

     The costs and expenses of the Master Servicer in connection with the termination of the Servicer, appointment of a successor servicer and, if applicable, any transfer of servicing, including, without limitation, all costs and expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Master Servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the Master Servicer or the successor servicer to master service the HELOCs properly and effectively, to the extent not paid by the terminated servicer, will be payable to the Master Servicer pursuant to the Sale and Servicing Agreement.

     Upon any termination or appointment of a successor to the Servicer, the Securities Administrator will give prompt written notice thereof to Noteholders and Certificateholders of record pursuant to the Indenture and the Sale and Servicing Agreement, to the Note Insurer and to the rating agencies.

     The Sale and Servicing Agreement will provide that the Servicer may not resign from its obligations and duties under the Sale and Servicing Agreement, except in connection with a permitted transfer of servicing, unless (1) these duties and obligations are no longer permissible under applicable law as evidenced by an opinion of counsel delivered to the Depositor, the Sponsor, the Master Servicer, the Securities Administrator, the Note Insurer and the Indenture Trustee or (2) upon the satisfaction of the following conditions:

     (a) the Servicer has proposed a successor servicer to the Note Insurer, the Depositor, the Sponsor and the Master Servicer in writing and the proposed successor servicer is reasonably acceptable to each of them;

     (b) the proposed successor servicer services HELOCs in the jurisdictions in which the related Mortgaged Properties are located;

     (c) the Rating Agencies have confirmed to the Securities Administrator that the appointment of the proposed successor servicer as the servicer under the Sale and Servicing Agreement will not result in the reduction or withdrawal of the then current ratings of the Offered Notes (without regard to the Policy); and

     (d) the proposed successor servicer has a net worth of at least
$25,000,000.

     A servicer that satisfies each of these conditions is referred to in this prospectus supplement as an "approved servicer."

       THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR AND THE CUSTODIAN

GENERAL

     The information set forth in the following five paragraphs has been provided by LaSalle Bank National Association.

     LaSalle Bank National Association ("LASALLE") will act as master servicer and Securities Administrator pursuant to the Sale and Servicing Agreement. LaSalle is a national banking association formed under the federal laws of the United States of America. Its parent company, LaSalle Bank Corporation, is a subsidiary of ABN AMRO Bank N.V., a Netherlands banking corporation. The long-term unsecured debt of LaSalle is rated "A+" by S&P, "Aa3" by Moody's and "AA-" by Fitch Ratings.

     Master Servicer. LaSalle launched its master servicing business in June 2005. As of April 30, 2006, LaSalle had a master servicing portfolio of 14 residential mortgage-backed securitization transactions with an outstanding principal balance of approximately $8.5 billion and involving mortgage loans and HELOCs. Though it is a new initiative, LaSalle's master servicing business is managed and administered by a team of employees with collectively over 15 years of experience in the residential mortgage master servicing industry. As further described in the Sale and Servicing Agreement, LaSalle, as Master Servicer, will
(i) supervise, oversee and monitor the performance by the Servicer of its obligations under the Sale and Servicing Agreement, (ii) review certain reports, information and data provided to it by the Servicer, (iii) enforce the obligations, covenants and conditions of the Servicer as set forth in the Sale and Servicing Agreement, (iv) monitor the Servicer's servicing activities with respect to each HELOC, (v) reconcile the results of such monitoring with the information and data provided to the Master Servicer by the Servicer on a monthly basis, (vi) coordinate necessary corrective adjustments to the Servicer's and Master Servicer's records, (vii) based on such reconciled and corrected information, provide such information to the Securities Administrator as will be necessary in order for it to perform calculations in respect of the Notes and prepare the monthly statement to Noteholders, and (viii) enforce any remedies available to the trust against the Servicer for the Servicer's failure to perform its obligations under the Sale and Servicing Agreement, including terminating the Servicer and appointing a successor servicer (which could be the Master Servicer).

     The Depositor, the Sponsor, the Owner Trustee, the Indenture Trustee, the
Note Insurer and the Servicer may maintain other banking relationships in the ordinary course of business with LaSalle. LaSalle's corporate trust office for master servicing purposes is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois, 60603. Attention: Global Securities and Trust Services - ACE Home Equity Loan Trust 2006-GP1 or at such other address as LaSalle may designate from time to time.

     The Master Servicer will pay the Securities Administrator's and Indenture Trustee's fees in respect of their obligations under the Sale and Servicing Agreement, Indenture or Trust Agreement, as applicable, pursuant to a separate fee agreement.

     Securities Administrator. LaSalle will be the Securities Administrator under the Sale and Servicing Agreement and the Indenture. LaSalle has extensive experience performing securities administration duties on securitizations of residential mortgage loans. Since 1994, LaSalle has performed securities administration duties on approximately 400 residential mortgage-backed securitization transactions involving mortgage loans and home equity lines of credit. As of April 30, 2006, LaSalle's portfolio of residential mortgage-backed security transactions for which it performs securities administration services numbered approximately 323 with an outstanding balance of approximately $110.5 billion. Using information set forth in the prospectus supplement, the Securities Administrator will develop the cashflow model for the trust. Based on the monthly information provided by the Servicer and the Master Servicer on the HELOCs, the Securities Administrator will calculate the amount of principal and interest to be paid to the Notes and the Certificates on each Payment Date. In accordance with the cashflow model and based on the monthly loan information provided by the Servicer and the Master Servicer, the Securities Administrator will perform payment calculations, remit payments on the Payment Date and prepare a monthly statement detailing the payments received and the activity on the HELOCs during the Collection Period. In performing these obligations, the Securities Administrator will be able to conclusively rely on the information provided to it by the Servicer and the Master Servicer, and the Securities Administrator will not be required to recompute, recalculate or verify the information provided to it by the Servicers or the Master Servicer.

     The Securities Administrator may resign or be removed upon the resignation or removal of the Master Servicer. The Indenture Trustee may also remove the Securities Administrator if the Securities Administrator ceases to be eligible to continue as such under the Sale and Servicing

Agreement or if the Securities Administrator becomes incapable of acting, bankrupt, insolvent or if a receiver or public officer takes charge of the Securities Administrator or its property. Upon such resignation or removal of the Securities Administrator, the Depositor will be entitled to appoint a successor securities administrator. The Securities Administrator may also be removed at any time by the Controlling Party. In the event that the Controlling Party removes the Securities Administrator, the compensation of any successor securities administrator will be paid by the Controlling Party to the extent that such compensation exceeds the amount agreed to by the Depositor and the Securities Administrator. Any resignation or removal of the Securities Administrator and appointment of a successor securities administrator will not become effective until acceptance of the appointment by the successor securities administrator.

     Custodian. The information set forth in the following two paragraphs has been provided by Wells Fargo Bank, National Association.

     Wells Fargo Bank is acting as the custodian of the mortgage loan files pursuant to a custodial agreement. In that capacity, Wells Fargo Bank is responsible to hold and safeguard the mortgage notes and other contents of the related mortgage files on behalf of the Indenture Trustee, the Noteholders and the Note Insurer. Wells Fargo Bank maintains each mortgage loan file is a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains document custody facilities in its Minneapolis, Minnesota headquarters and in three regional offices located in Richfield, Minnesota, Irvine, California, and Salt Lake City, Utah. As of March 31, 2006, Wells Fargo Bank maintains mortgage custody vaults in each of those locations with an aggregate capacity of over eleven million files.

     Wells Fargo serves or has served within the past two years as loan file custodian for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor and anticipates that one or more of those mortgage loans may be included in the Trust. The terms of the custodial agreement under which those services are provided by Wells Fargo are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

MASTER SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The principal compensation to be paid to the Master Servicer in respect of its master servicing activities for the Notes will be a master servicing fee payable for each Payment Date commencing in June 2006, equal to one-twelfth of the product of 0.0225% multiplied by the principal balance of the HELOCs as of the Due Date in the preceding calendar month. In addition, the Master Servicer will be entitled to any interest or other income earned on funds held in the Payment Account from and after the Closing Date.

EVENTS OF DEFAULT AND REMOVAL OF MASTER SERVICER

     "MASTER SERVICER EVENTS OF DEFAULT" under the Sale and Servicing Agreement will include: (1) any failure by the Master Servicer to remit any payment required to be made under the Sale and Servicing Agreement, which failure continues unremedied for a period of one business day following the earlier of the Master Servicer's actual knowledge or the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Securities Administrator or the Note Insurer; (2) any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer set forth in the Sale and Servicing Agreement which continues unremedied for a period of thirty days (except that such number of days will be fifteen in the case of a failure to pay any premium for any insurance policy required to be maintained under the Sale and Servicing Agreement) following the earlier of the Master Servicer's actual knowledge or the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Securities Administrator, the Indenture Trustee or the Note Insurer; (3) an Insolvency Event shall have occurred; or (4) the Master Servicer fails to duly perform, within the required time period, its obligations relating to its delivery requirements in connection with the statement of compliance, the independent public accountants' servicing report or its obligations to afford access to certain documentation, which failure continues unremedied for a period of three days following the earlier of the Master Servicer's actual knowledge or the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Securities Administrator, the Sponsor, the Note Insurer or the Depositor.

     On and after the time the Master Servicer receives a notice of termination pursuant to the Sale and Servicing Agreement, the Indenture Trustee (unless the Note Insurer appoints another Master Servicer) will automatically become the successor to the Master Servicer with respect to the transactions set forth or provided for in the Sale and Servicing Agreement and after a transition period (not to exceed 90 days), will be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms and provisions in the Sale and Servicing Agreement. Effective on the date of such notice of termination, as compensation therefor, the Indenture Trustee, as successor Master Servicer, will be entitled to all compensation, reimbursement of expenses and indemnification that the Master Servicer would have been entitled to if it had continued to act hereunder, provided, however, that the Indenture Trustee will not be liable for any acts or omissions of the Master Servicer. Notwithstanding the foregoing, if the Indenture Trustee is unwilling to so act or if it is otherwise unable to so act, the Note Insurer may appoint a successor Master Servicer and if the Note Insurer fails to do so, the Indenture Trustee may appoint or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution the appointment of which does not adversely affect the then current rating of the Notes by each rating agency (without regard to the Policy) as the successor to the Master Servicer pursuant to the Sale and Servicing Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer pursuant to the Sale and Servicing Agreement.

     If the Indenture Trustee will succeed to any duties of the Master Servicer respecting the HELOCs as provided herein, it will do so in a separate capacity and not in its capacity as Indenture Trustee and, accordingly, the provisions of the Indenture and the Sale and Servicing Agreement concerning the Indenture Trustee's duties will be inapplicable to the Indenture Trustee in its duties as the successor to the Master Servicer in the servicing of the HELOCs (although such provisions will continue to apply to the Indenture Trustee in its capacity as indenture trustee); the provisions of the Sale and Servicing Agreement relating to the Master Servicer, however, will apply to it in its capacity as successor master servicer.

     Upon any termination or appointment of a successor to the Master Servicer, the Indenture Trustee will give prompt written notice thereof to Noteholders of record pursuant to the Indenture and the Sale and Servicing Agreement and to the
Note Insurer and to the rating agencies.

THE PAYMENT ACCOUNT

     The Securities Administrator will establish an account (the "PAYMENT ACCOUNT") into which will be deposited amounts remitted to it by the Servicer for payment to noteholders on a Payment Date and payment of certain fees and expenses of the trust. The Payment Account will be an Eligible Account (as defined in the Sale and Servicing Agreement). Amounts on deposit therein may be invested in Permitted Investments (as defined under "--Payments on HELOCs; Deposits to Collection Account" in this prospectus supplement) maturing on or before the Business Day prior to the related Payment Date unless such Permitted Investments are invested in investments managed or advised by the Securities Administrator or an affiliate thereof, in which case such Permitted investments may mature on the related Payment Date.

TRANSFER OF MASTER SERVICING

     The Master Servicer, with the consent of the Note Insurer, may sell and assign its rights and delegate its duties and obligations in its entirety as Master Servicer under the Sale and Servicing Agreement; provided, however, that:
(i) the purchaser or transferee accept in writing such assignment and delegation and assume the obligations of the Master Servicer under the Sale and Servicing Agreement (a) shall have a net worth of not less than $25,000,000 (unless otherwise approved by each Rating Agency pursuant to clause (ii) below); (b) shall be reasonably satisfactory to the Indenture Trustee (as evidenced by the Indenture Trustee's receipt of the written confirmation from the Rating Agencies described below); and (c) shall execute and deliver to the Indenture Trustee an agreement, in form and substance reasonably satisfactory to the Indenture Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by it as Master Servicer under the Sale and Servicing Agreement; (ii) each Rating Agency shall be given prior written notice of the identity of the proposed successor to the Master Servicer and each Rating Agency's rating of the Certificates in effect immediately prior to such assignment, sale and delegation will not be downgraded, qualified or withdrawn as a result of such assignment, sale and delegation, as evidenced by a letter to such effect delivered to the Master Servicer and the Indenture Trustee; and (iii) the Master Servicer assigning and selling the master servicing will deliver to the Indenture Trustee an officer's certificate and an opinion of independent counsel, each stating that all conditions precedent to such action under the Sale and Servicing Agreement have been completed and such action is permitted by and complies with the terms of the Sale and Servicing Agreement. No such assignment or delegation will affect any liability of the Master Servicer arising out of acts or omissions prior to the effective date thereof.

INDEMNIFICATION

     The Servicer and any director, officer, employee or agent of the Servicer will be indemnified and held harmless by the trust estate against any loss, liability or expense as set forth in the Sale and Servicing Agreement.

     The Master Servicer and any director, officer, employee or agent of the Master Servicer will be indemnified and held harmless by the trust estate against any loss, liability or expense as set forth in the Sale and Servicing Agreement.

     The Securities Administrator and any director, officer, employee or agent of the Securities Administrator will be indemnified and held harmless by the trust estate against any loss, liability or expense as set forth in the Sale and Servicing Agreement.

     The Custodian and any director, officer, employee or agent of the Custodian will be indemnified and held harmless by the trust estate against any loss, liability or expense as set forth in the custodial agreement, dated as of the Cut-off Date, among the Indenture Trustee, the Custodian and the Servicer (the "CUSTODIAL AGREEMENT").

     The Owner Trustee and any director, officer, employee or agent of the Owner Trustee will be indemnified and held harmless by the trust estate against any loss, liability or expense as set forth in the amended and restated trust agreement, dated as of the Closing Date, between the Depositor and the Owner Trustee (the "TRUST AGREEMENT").

     The Indenture Trustee and any director, officer, employee or agent of the Indenture Trustee will be indemnified and held harmless by the trust estate against any loss, liability or expense as set forth in the indenture, dated as of the Closing Date, between the Issuing Entity and the Indenture Trustee (the "INDENTURE").

     The Note Insurer and any director, officer, employee or agent of the Note Insurer will be indemnified and held harmless by the trust estate against any loss, liability or expense as set forth in the Insurance Agreement.

                                  THE INDENTURE

     Deutsche Bank National Trust Company ("DBNTC") will be the Indenture Trustee under the Indenture. The Depositor, the Securities Administrator and the Master Servicer may maintain other banking relationships in the ordinary course of business with the Indenture Trustee. The Indenture Trustee's corporate trust office is located at 1761 East St. Andrew Place, Santa Ana, California 92705,
Attention: Trust Administration-DB06GC or at such other address as the Indenture Trustee may designate from time to time.

     DBNTC is a national banking association which has an office in Santa Ana, California. DBNTC has previously been appointed to the role of indenture trustee for numerous mortgage-backed transactions in which residential mortgages comprised the asset pool and has significant experience in this area. DBNTC may perform certain of its obligations through one or more third party vendors. However, DBNTC shall remain liable for the duties and obligations required of it under the Indenture. DBNTC has no pending legal proceedings that would materially affect its ability to perform its duties as Indenture Trustee on behalf of the holders of the Offered Notes.

     DBNTC is providing the information in the foregoing paragraph at the depositor's request in order to assist the Depositor with the preparation of its disclosure documents to be filed with the SEC pursuant to Regulation AB. Otherwise, DBNTC has not participated in the preparation of such disclosure documents and assumes no responsibility or liability for their contents.

     The Notes will be issued pursuant to the Indenture, a form of which is filed as an exhibit to the registration statement. A Current Report on Form 8-K relating to the Notes containing a copy of the Indenture, the Trust Agreement and the Sale and Servicing Agreement as executed will be filed by the Depositor with the Securities and Exchange Commission.

     DBNTC may resign at any time, in which event the Depositor will be obligated to appoint a successor Indenture Trustee. The Depositor may also remove DBNTC if it ceases to be eligible to continue as such under the Indenture or the Sale and Servicing Agreement, if it becomes incapable of acting, if it becomes insolvent, or if a receiver or public officer takes charge of DBNTC or its property, or if the credit rating of DBNTC falls below certain levels. Upon such resignation or removal of DBNTC, the Depositor will be entitled to appoint a successor indenture trustee with the consent of the Note Insurer. DBNTC may also be removed at any time by the Controlling Party. Any such resignation or removal of DBNTC and appointment of a successor indenture trustee will not become effective until acceptance of the appointment by the successor indenture trustee.

     In addition to having express duties under the Indenture and the Sale and Servicing Agreement, the Indenture Trustee, as a fiduciary, also has certain duties unique to fiduciaries under applicable law. In general, the Indenture Trustee will be subject to certain federal laws including the Trust Indenture Act f 1939 and, because the Indenture and the Sale and Servicing Agreement are governed by New York law, certain New York state laws. As a national bank acting in a fiduciary capacity, the Indenture Trustee will, in the administration of its duties under the Indenture and the Sale and Servicing Agreement, be subject to certain regulations promulgated by the Office of the Comptroller of the Currency, specifically those set forth in Chapter 12, Part 9 of the

Code of Federal Regulations. The Indenture provides that the Indenture Trustee is subject to the prudent person standard only for so long as an event of default has occurred and remains uncured.

EVENTS OF DEFAULT

     Notwithstanding the prospectus, an "EVENT OF DEFAULT" under the Indenture with respect to the notes is as follows: (a) the failure of the Issuing Entity to pay the principal of any Offered Note in full by the Final Stated Maturity Date; (b) a default by the Issuing Entity in the observance of certain negative covenants in the Indenture; (c) a default by the Issuing Entity in the observance of any other covenant in the Indenture, and the continuation of any such default for a period of thirty days after notice to the Issuing Entity by the Indenture Trustee, the Note Insurer (so long as any Class A Notes are outstanding or any amounts are due and owing to the Note Insurer and a Note Insurer default has not occurred and is continuing) or by the holders of at least 25% of the Note Principal Balance of the Offered Notes and Certificate Principal Balance of the Certificates, as applicable; (d) any representation or warranty made by the Issuing Entity in the Indenture or in the Offered Note or other writing delivered pursuant thereto having been incorrect in a material respect as of the time made, and the circumstance in respect of which such representation or warranty is incorrect not having been cured within thirty days after notice thereof is given to the Issuing Entity by the Indenture Trustee, the Note Insurer (so long as any Class A Notes are outstanding or any amounts are due and owing to the Note Insurer and a Note Insurer default has not occurred and in continuing) or by the holders of at least 25% of the Note Principal Balance of the Notes and Certificate Principal Balance of the Certificates, as applicable, with the consent of the Note Insurer (so long as any Class A Notes are outstanding or any amounts are due and owing to the Note Insurer and a Note Insurer default has not occurred and is continuing); (e) certain events of bankruptcy, insolvency, receivership or reorganization of the Issuing Entity; (f) the Issuing Entity becomes subject to regulation by the SEC as an investment company within the meaning of the Investment Company Act of 1940, as amended or (g) the Issuing Entity is characterized as an association or partnership taxable as a corporation.

     In no event will the Indenture Trustee be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Indenture Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action. Furthermore, the Indenture Trustee will not be responsible for the acts or omissions of the other transaction parties, it being understood that the Indenture and the Sale and Servicing Agreement will not be construed to render them partners, joint venturers or agents of one another. None of the foregoing will be construed, however, to relieve the Indenture Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct. The Indenture Trustee will be entitled to reimbursement and indemnification by the trust for any loss, liability or expense arising out of or in connection with the Indenture and Sale and Servicing Agreement as set forth thereof except any such loss, liability or expense as may arise from its negligence or intentional misconduct.

RIGHTS UPON EVENT OF DEFAULT

     In case an Event of Default should occur and be continuing with respect to the notes, then (in every such case) the Indenture Trustee, at the written direction of the Controlling Party may declare the principal of the notes, together with accrued and unpaid Interest Payment Amounts thereon through the date of acceleration, to be due and payable. Such declarations in respect of the notes may under certain circumstances be rescinded by the Controlling Party.

     If, following an Event of Default, the Offered Notes have been declared due and payable, the Indenture Trustee may, and at the direction of the Controlling Party shall, in connection with a qualified liquidation in accordance with the REMIC provisions of the Code, sell the assets of the trust estate if the proceeds of such sale are at least equal to the greater of
(i) the Principal Balance of the HELOCs and the appraised value of any REO Properties and (ii) the fair market value of the HELOCs and the REO Properties, in each case plus accrued and unpaid interest plus unreimbursed servicing advances, any unpaid servicing fees allocable to such HELOCs and REO Properties and any accrued and unpaid Net WAC Rate Carryover Amounts. If, following an Event of Default, any notes have been declared to be due and payable, the Indenture Trustee may refrain from selling the assets of the trust and continue to apply all amounts received on such assets to payments due on the notes in accordance with their terms, notwithstanding the acceleration of the maturity of the notes.

     Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, in case an Event of Default has occurred and is continuing, the Indenture Trustee will be under no obligation to exercise any of the rights and powers under the Indenture at the request or direction of any of the noteholders, unless such noteholders have offered to the Indenture Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the Controlling Party will have the right to direct the time, method, and place of conducting any proceeding or any remedy available to the Indenture Trustee or exercising any trust or power conferred on the Indenture Trustee with respect to the notes; and the Controlling Party may, in certain cases, waive any default with respect thereto.

LIMITATION ON SUITS

     No noteholder will have any right to institute any proceedings with respect to the Indenture unless (1) an insurer default shall have occurred and is continuing, (2) such noteholder has previously given written notice to the Indenture Trustee of a continuing Event of Default; (3) the noteholders representing not less than 50% of the aggregate note principal balance of the notes have made written request to the Indenture Trustee to institute proceedings in respect of such Event of Default in its own name as Indenture Trustee; (4) such noteholders have offered to the Indenture Trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; (5) for 60 days after its receipt of such notice, request and offer of indemnity the Indenture Trustee has failed to institute any such proceedings; (5) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the noteholders representing more than 50% of the aggregate note principal balance of all the notes then outstanding and (7) such Event of Default has occurred and is continuing.

     The Indenture Trustee (as such or in its individual capacity) may not, prior to the date which is one year and one day (or, if longer, the then applicable preference period) after the payment in full of all the notes, institute against, or join any other person in instituting against, the Issuer any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings, or other proceedings under any insolvency law or similar laws. Nothing shall preclude, or be deemed to stop, the Indenture Trustee (with the consent of the Note Insurer if any Insured Securities are outstanding or any amounts are due and owing to the Note Insurer and a note insurer default has not occurred and is continuing) (i) from taking any action (other than joining in the institution of any involuntary insolvency proceeding described below) prior to the expiration of the aforementioned preference period in (A) any case or proceeding voluntarily filed or commenced by the Issuer or
(B) any involuntary insolvency proceeding filed or commenced by a person other than the Indenture Trustee, or (ii) from commencing against the Issuer or any of the loans any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceeding or other proceeding under any insolvency law or similar laws.

SUPPLEMENTAL INDENTURES

     Without the consent of the holders of the Offered Notes but with the consent of the Note Insurer, the Issuer, the Securities Administrator and the Indenture Trustee, at any time and from time to time, may enter into one or more supplemental indentures for any of the following purposes: (a) to correct or amplify the description of any property at any time subject to the lien of the Indenture, (b) to add to the covenants of the Issuer; (c) to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee; (d) to cure any ambiguity, to correct or supplement any provision in the Indenture; (e) to make any other provisions with respect to matters or questions arising under the Indenture; (f) to evidence and provide for the acceptance of the appointment of a successor Indenture Trustee or Securities Administrator; or (g) to modify, eliminate or add to the provisions of the Indenture; provided, that such action (as evidenced by either (i) an opinion of counsel delivered to the depositor, the Issuer, the seller, the Securities Administrator, the Note Insurer and the Indenture Trustee or (ii) confirmation from the rating agencies that such amendment will not result in the reduction or withdrawal of the rating of the Offered Notes will not materially and adversely affect the interests of the holders of the Offered Notes.

     The Issuer and the Indenture Trustee also may, with the consent of the Note Insurer and the holders of not less than a majority of the note principal balance or certificate principal balance of each class of securities affected thereby, enter into a supplemental indenture for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture or of modifying in any manner the rights of the holders of the securities under the Indenture; provided that no such supplemental indenture will, without the consent of the holder of each security affected thereby: (a) change the date of payment of any installment of principal of or interest on any security, or reduce the principal amount thereof or the interest rate thereon, change the provisions of the Indenture relating to the application of collections on, or the proceeds of the sale of, the trust to payment of principal of or interest on the securities, or change any place of payment where, or the coin or currency in which, any security or the interest thereon is payable; (b) reduce the percentage of the note principal balance or certificate principal balance, the consent of the holders of which is required for any such supplemental indenture; (c) reduce the percentage of the note principal balance of the notes or certificate principal balance of Class G Certificates required to direct the Indenture Trustee to direct the Issuer to sell or liquidate the trust; (d) modify any of the provisions of the Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any security; or (e) permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any part of the trust or terminate the lien of the Indenture.

                                THE OWNER TRUSTEE

     The information set forth in the following three paragraphs has been provided by Wilmington Trust Company.

     Wilmington Trust Company is a Delaware banking corporation with trust powers incorporated in 1903. Wilmington Trust Company's principal place of business is located at 1100 North Market Street, Wilmington, Delaware, 19890. Wilmington Trust Company has served as owner trustee in numerous asset-backed securities transactions involving mortgage and mortgage-related receivables.

     Wilmington Trust Company is subject to various legal proceedings that arise from time to time in the ordinary course of business. Wilmington Trust Company does not believe that the ultimate resolution of any of these proceedings will have a materially adverse effect on its services as owner trustee.

     Wilmington Trust Company has provided the above information for purposes of complying with Reg AB. Other than the above two paragraphs, Wilmington Trust Company has not participated in the preparation of, and is not responsible for, any other information contained in this Prospectus.

     As compensation for its duties under the Trust Agreement, the Owner Trustee will be paid a fee and any other fees and charges as agreed upon by the Owner Trustee and the Sponsor pursuant to a separate fee agreement. The Indenture will provide that the Owner Trustee is entitled to recover from funds on deposit in the trust's accounts any amounts due or expenses, costs and liabilities incurred by or reimbursable to the Owner Trustee to the extent such amounts have not previously been paid (but the Owner Trustee may not recover from the trust's accounts any expenses or disbursements incurred or made by the Owner Trustee, including the compensation and the expenses and disbursements of such party's agents and counsel, in the ordinary course of such party's performance in accordance with the provisions of the Trust Agreement, except to the extent that the Sponsor was required to pay such expenses or disbursements pursuant to a separate fee agreement and defaulted in its obligation to do so).

     Without limiting any of the foregoing, the Trust Agreement will provide that the Owner Trustee and any director, officer, employee or agent of the Owner Trustee will be entitled to recover from the assets of the trust all reasonable out-of pocket expenses, disbursements and advances and expenses of the Owner Trustee, in connection with any event of default, any breach of the Trust Agreement or any claim or legal action (including any pending or threatened claim or legal action) incurred or made by the Owner Trustee (including the reasonable compensation and disbursements of its counsel), other than any such expense or disbursement as may arise from its gross negligence or intentional misconduct or which is the responsibility of the Sponsor. The Indenture will provide that amounts owing from the trust to the Owner Trustee in respect of the foregoing indemnification may be withdrawn and paid to the Owner Trustee prior to the making of payments on the notes or certificates.

     Neither the Owner Trustee nor any director, officer or employee of the Owner Trustee will be under any liability to the Issuer or the noteholders or certificateholders under the Trust Agreement under any circumstances, except to the Issuer and Certificateholders for the Owner Trustee's own misconduct, gross negligence, bad faith or gross negligent failure to act or in the case of the inaccuracy of certain representations made by the Owner Trustee in the Trust Agreement. All persons into which the Owner Trustee may be merged or with which it may be consolidated or any person resulting from such merger or consolidation will be the successor of the Owner Trustee under the Trust Agreement.

                             THE CREDIT RISK MANAGER

     Clayton Fixed Income Services Inc. (formerly known as The Murrayhill Company), as credit risk manager for the trust (the "CREDIT RISK MANAGER") will monitor the performance of the Servicer, and make recommendations to the Servicer and/or Master Servicer regarding certain delinquent and defaulted HELOCs and will report to the Depositor on the performance of such HELOCs, pursuant to a Credit Risk Management Agreement to be entered into by the Credit Risk Manager and the Servicer and/or Master Servicer on or prior to the Closing Date. The Credit Risk Manager will rely upon loan data that is provided to it by the Servicer and/or Master Servicer in performing its advisory and monitoring functions. The Credit Risk Manager will be entitled to receive a "CREDIT RISK MANAGER'S FEE" until the termination of the trust or until its removal by a vote of at least 66 2/3% of the noteholders. Such fee will be paid by the trust and will be equal to one-twelfth of the product of 0.009% multiplied by the then current aggregate principal balance of the HELOCs.

                          SALE AND SERVICING AGREEMENT

GENERAL

     The Offered Notes will be issued under the Indenture, a form of which is filed as an exhibit to the registration statement. A Current Report on Form 8-K relating to the certificates containing a copy of the Sale and Servicing Agreement as executed will be filed by the Depositor with the Securities and Exchange Commission ("SEC") following the initial issuance of the certificates. The trust created under the Trust Agreement will consist of (i) all of the Depositor's right, title and interest in the HELOCs, the related mortgage notes, Credit Line Agreements, mortgages and other related documents; (ii) all payments on or collections in respect of the HELOCs received after the Cut-off Date, together with any proceeds of the HELOCs; (iii) any Mortgaged Properties acquired on behalf of noteholders by foreclosure or by deed in lieu of foreclosure, and any revenues received on these Mortgaged Properties; (iv) the rights of the Indenture Trustee under all insurance policies required to be maintained under the Sale and Servicing Agreement; (v) the rights of the Depositor under the HELOC purchase agreement and (vi) the Net WAC Rate Carryover Reserve Account and any amounts on deposit in the Net WAC Rate Carryover Reserve Account from time to time and any proceeds thereof. Reference is made to the prospectus for important information in addition to that set forth in this prospectus supplement regarding the trust, the terms and conditions of the Sale and Servicing Agreement and the Offered Notes. The Depositor will provide to a prospective or actual security holder without charge, on written request, a copy, without exhibits, of the Sale and Servicing Agreement. Requests should be addressed to 6525 Morrison Blvd., Suite 318, Charlotte, North Carolina 28211.

ASSIGNMENT OF THE HELOCS

     On the Closing Date, the Sponsor will transfer to the Depositor and the Depositor will transfer to the trust all of its right, title and interest in and to each HELOC (including any Additional Balances arising during the Managed Amortization Period) and the related Credit Line Agreement, mortgage note, mortgage, assignment of mortgage (in recordable form in blank or to the Indenture Trustee) and other related documents (collectively, the "RELATED DOCUMENTS"), including all collections with respect to each such HELOC received after the Cut-off Date (other than collections in respect of Additional Balances created after the Managed Amortization Period and interest thereon). The trust will in turn pledge to the Indenture Trustee under the Indenture all of its right, title and interest in the foregoing property as collateral for the Notes. Neither the Indenture Trustee nor the trust will have any obligation to make additional funding under the Credit Line Agreements. Concurrently with the trust's pledge to the Indenture Trustee, the Indenture Trustee or the Securities Administrator on its behalf will deliver or cause to be delivered the Notes on behalf of the Issuing Entity to the Depositor or its designee. Each HELOC transferred to the trust will be identified on a loan schedule delivered to the Indenture Trustee and the Custodian pursuant to the Sale and Servicing Agreement. Such schedule will include information as to the Principal Balance of each HELOC of the Cut-off Date, as well as information with respect to the loan rate and other characteristics of the HELOC.

     The Sale and Servicing Agreement will require that, prior to the Closing Date, the Depositor will deliver or cause to be delivered to the Indenture Trustee (or the Custodian, as the Indenture Trustee's agent for such purpose) the mortgage notes endorsed in blank, and the Related Documents. In lieu of delivery of original mortgages or mortgage notes, if such original is not available or lost, the Depositor may deliver or cause to be delivered true and correct copies thereof, or, with respect to a lost mortgage note, a lost note affidavit. The assignments of mortgage are generally required to be recorded by or on behalf of the Depositor in the appropriate offices for real property records, except (i) in states as to which an opinion of counsel is delivered to the effect that such recording is not required to protect the Indenture Trustee's interest in the

HELOC against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the Sponsor, or (ii) with respect to any HELOC electronically registered through the Mortgage Electronic Registration Systems, Inc.

     On or prior to the Closing Date, the Indenture Trustee or the Custodian on its behalf will review the HELOCs and the Related Documents pursuant to the Custodial Agreement and, if any HELOC or Related Document is found to be defective in any material respect and such defect is not cured within 90 days following knowledge or notification thereof to the Sponsor by the Indenture Trustee, the Note Insurer or the Custodian, the Sponsor will be obligated either to (i) substitute for such HELOC a Qualified Substitute HELOC; however, such substitution is permitted only within two years of the Closing Date and may not be made unless an opinion of counsel is provided to the effect that such substitution will not disqualify any of the REMICs (as defined in the Sale and Servicing Agreement) as a REMIC or result in a prohibited transaction tax under the Code; or (ii) purchase such HELOC at a price (the "PURCHASE PRICE") equal to the outstanding principal balance of such HELOC as of the date of purchase, plus all accrued and unpaid interest thereon, computed at the Mortgage Rate through the end of the calendar month in which the purchase is effected, plus the amount of any unpaid Servicing Fees or unreimbursed Servicing Advances made by the Servicer or the Master Servicer plus all unreimbursed costs and damages incurred by the trust and the Indenture Trustee in connection with any violation by any such HELOC of any predatory or abusive lending law. The Purchase Price will be required to be remitted to the Servicer for deposit in the Collection Account (as defined herein) for remittance to the Securities Administrator prior to the next succeeding Payment Date after such obligation arises. The obligation of the Sponsor to repurchase or substitute for a Deleted HELOC (as defined herein) is the sole remedy regarding any defects in the HELOC and Related Documents available to the noteholders.

     In connection with the substitution of a Qualified Substitute HELOC, the Sponsor will be required to remit to the Servicer for deposit in the Collection Account for remittance to the Securities Administrator prior to the next succeeding Payment Date after such obligation arises an amount (the "SUBSTITUTION SHORTFALL AMOUNT") equal to the excess of the principal balance of the related Deleted HELOC over the principal balance of such Qualified Substitute HELOC.

     A "QUALIFIED SUBSTITUTE HELOC" is a loan substituted for a Deleted HELOC which must, on the date of such substitution, (i) have an outstanding principal balance (or in the case of a substitution of more than one HELOC for a Deleted HELOC, an aggregate principal balance), not in excess of the principal balance of the Deleted HELOC; (ii) have a Mortgage Rate not less than the Mortgage Rate of the Deleted HELOC and not more than 1% in excess of the Mortgage Rate of such Deleted HELOC; (iii) have a Maximum Mortgage Rate and Minimum Mortgage Rate not less than the respective rate for the Deleted HELOC and have a Gross Margin equal to or greater than the Deleted HELOC; (iv) have the same Due Date as the Deleted HELOC; (v) have a remaining term to maturity not more than one year earlier and not later than the remaining term to maturity of the Deleted HELOC;
(vi) comply with each representation and warranty as to the HELOCs set forth in the HELOC Purchase Agreement (deemed to be made as of the date of substitution);
(vii) be of the same or better credit quality as the HELOC being replaced;
(viii) have the same lien priority on the related mortgaged property as the HELOC being replaced and (ix) satisfy certain other conditions specified in the Sale and Servicing Agreement.

     The Sponsor will make certain representations and warranties as to the accuracy in all material respects of certain information furnished to the Indenture Trustee with respect to each HELOC. In addition, the Sponsor will represent and warrant, as of the Closing Date, that, among other things: (i) at the time of transfer to the Depositor, the Sponsor has transferred or assigned all of its right, title and interest in each HELOC and the Related Documents, free of any lien; (ii) each HELOC complied, at the time of origination, in all material respects with applicable state and federal laws including, but not limited to, predatory lending laws; (iii) the HELOCs are not subject to the requirements of the Home Ownership and Equity Protection Act of 1994 and no HELOC is classified and/or defined as a "high cost", "covered" or "predatory" loan under any other federal, state or local law or ordinance or regulation including, but not limited to, the States of Georgia, Arkansas, Kentucky, New Jersey, New Mexico or Illinois; and (iv) no proceeds from any HELOC were used to purchase single premium credit insurance policies as part of the origination of, or as a condition to closing, such HELOC. Upon discovery of a breach of any such representation and warranty which materially and adversely affects the interests of the noteholders or the Note Insurer in the related HELOC and Related Documents, the Sponsor will have a period of 90 days after the earlier of discovery or receipt of written notice of the breach to effect a cure. If the breach cannot be cured within the 90-day period, the Sponsor will be obligated to (i) substitute for such Deleted HELOC a Qualified Substitute HELOC or (ii) purchase such Deleted HELOC from the trust. The same procedure and limitations that are set forth above for the substitution or purchase of Deleted HELOCs as a result of deficient documentation relating thereto will apply to the substitution or purchase of a Deleted HELOC as a result of a breach of a representation or warranty in the HELOC Purchase Agreement that materially and adversely affects the interests of the noteholders or the Note Insurer. The Depositor will file the HELOC Purchase Agreement as an exhibit to the Sale and Servicing Agreement with the Securities and Exchange Commission in a Current Report on Form 8-K.

     HELOCs required to be transferred to the Sponsor as described in the preceding paragraphs are referred to as "DELETED HELOCS."

VOTING RIGHTS AND CONTROLLING PARTY

     At all times, the Class A Notes, the Class G Certificates and the Class CE Certificates will have 99% of the Voting Rights (allocated among the Holders of the Notes, the Class G Certificates and the Class CE Certificates in proportion to the then outstanding Note Principal Balance or Certificate Principal Balance of their respective Notes or Certificates, as applicable, in relation to the aggregate of the Note Principal Balances and Certificate Principal Balances of all Notes and Certificates then outstanding ), and the Class R Certificates shall have 1% of the Voting Rights. The "CONTROLLING PARTY" at any time will be the Note Insurer, so long as any Class A Note is outstanding or any amounts are due and owing to the Note Insurer and a note insurer default has not occurred and in continuing, or if the Class A Notes are no longer outstanding and all amounts due to the Note Insurer have been paid to it or if a note insurer default has occurred and is continuing, the holder or holders of in excess of 50% of the voting rights.

     The Note Insurer will be subrogated to the rights of the holder of the Class A Notes to the extent of any payment by the Note Insurer under the Policy.

OPTIONAL REDEMPTION

     The Master Servicer or if the Mater Servicer fails to do so the Note Insurer, the party exercising such option referred to in this section as the "TERMINATOR", will have the right to purchase all remaining HELOCs and any properties acquired in respect thereof and thereby effect early retirement of the notes and certificates on any Payment Date following the Collection Period during which the aggregate principal balance of the HELOCs and properties acquired in respect thereof remaining in the trust estate at the time of purchase is reduced to less than or equal to 10% of the aggregate principal balance of the HELOCs as of the Cut-off Date; provided that the Master Servicer will be required to obtain the consent of the Note Insurer if the exercise of such right would cause a claim under the Policy. In the event the Terminator exercises the option, the purchase price (the "OPTIONAL REDEMPTION PRICE") payable in connection with the option will be equal to par with respect to the HELOCs and the fair market value of all properties acquired by the trust in respect of any HELOCs, plus accrued interest for each HELOC at the related Mortgage Rate to but not including the first day of the month in which the repurchase price is distributed, together with (to the extent not covered by the foregoing) all amounts due and owing to the Indenture Trustee, the Owner Trustee, the Servicer, the Master Servicer, the Note Insurer and the Securities Administrator as of the Optional Redemption Date. In the event the Terminator exercises this option, the portion of the purchase price allocable to the Offered Notes and the Certificates will be, to the extent of available funds, (i) 100% of the then outstanding Note Principal Balance of the Notes and Certificate Principal Balance of the Certificates, plus (ii) one month's interest on the then outstanding Note Principal Balance of the Notes at the then applicable Pass-Through Rate, plus (iii) any previously accrued but unpaid interest thereon to which the holders of the Offered Notes are entitled, together with the amount of any Net WAC Rate Carryover Amounts. The holders of the Residual Certificates will pledge any amount received in a termination in excess of par to the holders of the Class CE Certificates.

     The Securities Administrator will be required to give notice of any termination to the Noteholders and the Note Insurer, upon which the Noteholders shall surrender their Notes to the Securities Administrator for final payment and cancellation. Such notice will be given by letter, mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final payment, and will specify (i) the Payment Date upon which final payment of the Notes will be made upon presentation and surrender of the Notes at the office of the Securities Administrator therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Payment Date is not applicable, payments being made only upon presentation and surrender of the Notes at the office of the Securities Administrator therein specified.

     In the event such notice is given in connection with the purchase of all of the HELOCs by the Terminator, the Terminator will be required to deliver to the Securities Administrator for deposit in the Payment Account not later than the Business Day prior to the Payment Date on which the final payment on the Offered Notes and Certificates an amount in immediately available funds equal to the above-described Optional Redemption Price. The Securities Administrator will remit to the Servicer, the Master Servicer, the Indenture Trustee, the Owner Trustee, the Note Insurer and the Custodian from such funds deposited in the Payment Account (i) any amounts which the Servicer would be permitted to withdraw and retain from the Collection Account as if such funds had been deposited therein (including all unpaid Servicing Fees, Master Servicing Fees and all outstanding Servicing Advances) and (ii) any other amounts otherwise payable by the Securities Administrator to the Master Servicer, the Indenture Trustee, the Custodian, the Servicer, the Note Insurer and the Owner Trustee from amounts on deposit in the Payment Account pursuant to the terms of the Sale and Servicing Agreement prior to making any final payments. Upon certification to the Indenture Trustee and the Custodian by the Securities Administrator of the making of such final deposit, the Indenture Trustee or the Custodian on its behalf will promptly release to the Terminator the HELOC Files for the remaining HELOCs, and Indenture Trustee will execute all assignments, endorsements and other instruments delivered to it and necessary to effectuate such transfer.

     Upon presentation of the Notes by the Noteholders on the final Payment Date, the Securities Administrator will distribute to each Noteholder so presenting and surrendering its Notes the amount otherwise distributable on such Payment Date in respect of the Notes so presented and surrendered. Any funds not distributed to any Holder or Holders of Notes being retired on such Payment Date because of the failure of such Holder or Holders to tender their Notes will, on such date, be set aside and held in trust and credited to the account of the appropriate non-tendering Holder or Holders. If any Offered Notes as to which notice has been given will not have been surrendered for cancellation within six months after the time specified in such notice, the Securities Administrator will mail a second notice to the remaining non-tendering Noteholders to surrender their notes for cancellation in order to receive the final payment with respect thereto. If within one year after the second notice all such notes will not have been surrendered for cancellation, the Securities Administrator will, directly or through an agent, mail a final notice to the remaining non-tendering noteholders concerning surrender of their notes. The costs and expenses of maintaining the funds in trust and of contacting such noteholders will be paid out of the assets remaining in the trust estate. If within one (1) year after the final notice any such notes will not have been surrendered for cancellation, the Securities Administrator will pay to the Depositor all such amounts, and all rights of non-tendering noteholders in or to such amounts will thereupon cease. No interest will accrue or be payable to any noteholder on any amount held in trust by the Securities Administrator as a result of such noteholder's failure to surrender its notes(s) on the final Payment Date for final payment thereof. Any such amounts held in trust by the Securities Administrator will be held uninvested in an Eligible Account.

     In the event that the Terminator purchases all the HELOCs or the final payment on or other liquidation of the last HELOC, the Notes will be redeemed and the REMIC trusts will be terminated in accordance with the following additional requirements:

     (i) The Securities Administrator shall specify the first day in the 90-day liquidation period in a statement attached to each Trust REMIC's final Tax Return pursuant to Treasury regulation Section 1.860F-1 and shall satisfy all requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder, as evidenced by an opinion of counsel obtained by and at the expense of the Terminator;

     (ii) During such 90-day liquidation period and, at or prior to the time of making of the final payment on the Certificates, the Indenture Trustee as directed shall sell all of the assets of REMIC I to the Terminator for cash; and

     (iii) At the time of the making of the final payment on the Offered Notes, the Securities Administrator shall distribute or credit, or cause to be distributed or credited, to the Holders of the Residual Certificates all cash on hand in the trust estate (other than cash retained to meet claims), and the REMIC trusts shall terminate at that time.

     At the expense of the Terminator (or, if the REMIC trusts are being terminated as a result of the Last Scheduled Payment Date, at the expense of the trust estate), the Terminator will prepare or cause to be prepared the documentation required in connection with the adoption of a plan of liquidation of each Trust REMIC.

     By their acceptance of Offered Notes, the Holders thereof hereby agree to authorize the Securities Administrator to specify the 90-day liquidation period for each Trust REMIC, which authorization will be binding upon all successor Noteholders.

                         FEDERAL INCOME TAX CONSEQUENCES

     In the opinion of Thacher Proffitt & Wood LLP, counsel to the Depositor, assuming compliance with the provisions of the Sale and Servicing Agreement, for federal income tax purposes, each of the REMICs established under the Sale and Servicing Agreement will qualify as a REMIC under the Code.

     For federal income tax purposes (i) the Residual Certificates will represent the "residual interests" in each REMIC elected by the trust and (ii) the Offered Notes (exclusive of any right of the holder of such Offered Note to receive payments from the Net WAC Rate Carryover Reserve Account in respect of Net WAC Rate Carryover Amount) and the Class CE Certificates will represent the "regular interests" in, and will be treated as debt instruments of, a REMIC. See "Material Federal Income Tax Considerations-REMICs" in the prospectus.

     For federal income tax purposes, the Offered Notes will not be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be based on the assumption that, subsequent to the date of any determination the HELOCs will prepay at a rate equal to 40% CPR (calculated based on the assumed prepayment rates set forth under "Yield on the Notes--Weighted Average Lives" in this prospectus supplement). No representation is made that the HELOCs will prepay at that rate or at any other rate. See "Material Federal Income Tax Consideration-General" and "-REMICs-Taxation of Owners of Regular Securities" in the prospectus.

     The holders of the Offered Notes will be required to include in income interest on their notes in accordance with the accrual method of accounting.

     The Internal Revenue Service (the "IRS") has issued original issue discount regulations (the "OID REGULATIONS") under sections 1271 to 1275 of the Code that address the treatment of debt instruments issued with original issue discount, Purchasers of the Offered Notes should be aware that the OID Regulations do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the Offered Notes. In addition, there is considerable uncertainty concerning the application of the OID Regulations to REMIC regular interests that provide for payments based on an adjustable rate such as the Offered Notes. Because of the uncertainty concerning the application of Section 1272(a)(6) of the Code to such notes and because the rules of the OID Regulations relating to debt instruments having an adjustable rate of interest are limited in their application in ways that could preclude their application to such notes even in the absence of Section 1272(a)(6) of the Code, the IRS could assert that the Offered Notes should be treated as issued with original issue discount or should be governed by the rules applicable to debt instruments having contingent payments or by some other method not yet set forth in regulations. Prospective purchasers of the Offered Notes are advised to consult their tax advisors concerning the tax treatment of such notes.

     In certain circumstances the OID Regulations permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the Issuing Entity. Accordingly, the holder of an Offered Note may be able to select a method for recognizing original issue discount that differs from that used by the Trust in preparing reports to the noteholders and the IRS.

     If the method for computing original issue discount described above results in a negative amount for any period with respect to a Noteholder, the amount of original issue discount allocable to that period would be zero and the Noteholder will be permitted to offset that negative amount only against future original issue discount, if any, attributable to those Notes.

     Certain of the notes may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of a note will be treated as holding such note with amortizable bond premium will depend on such noteholders purchase price and the distributions remaining to be made on such note at the time of its acquisition by such noteholder. Holders of such notes should consult their own tax advisors regarding the possibility of making an election to amortize such premium. See "Material Federal Income Tax Considerations-REMICs--Taxation of Owners of Regular Securities" in the Prospectus.

     Each holder of an Offered Note is deemed to own an undivided beneficial ownership interest in a REMIC regular interest and the right to receive payments from either the Net WAC Rate Carryover Reserve Account in respect of any Net WAC Rate Carryover Amount. The Net WAC Rate Carryover Reserve Account is not an asset of any REMIC. The REMIC regular interest corresponding to an Offered Note will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the note to which it corresponds, except that the maximum interest rate of that REMIC regular interest will equal the Net WAC Rate. As a result of the foregoing, the amount of distributions on the REMIC regular interest corresponding to an Offered Note may exceed the actual amount of distributions on the Offered Note.

     The treatment of amounts received by a holder of an Offered Note under such holder's right to receive any Net WAC Rate Carryover Amount, will depend on the portion, if any, of such holder's purchase price allocable thereto. Under the REMIC Regulations, each holder of an Offered Note must allocate its purchase price for the Offered Note among its undivided interest in the regular interest of the related REMIC and its undivided interest in the right to receive payments from the Net WAC Rate Carryover Reserve Account in respect of any Net WAC Rate Carryover Amount in accordance with the relative fair market values of each property right. The Securities Administrator will, as required, treat payments made to the holders of the Offered Notes with respect to any Net WAC Rate Carryover Amount, as includible in income based on the regulations relating to notional principal contracts (the "NOTIONAL PRINCIPAL CONTRACT REGULATIONS"). The OID Regulations provide that the Trust's allocation of the issue price is binding on all holders unless the holder explicitly discloses on its tax return that its allocation is different from the Trust's allocation. For tax reporting purposes, the right to receive payments from the Net WAC Rate Carryover Reserve Account in respect of Net WAC Rate Carryover Amount with respect to the Offered Notes may be treated as having more than a de minimis value as provided in the Sale and Servicing Agreement. Upon request, the Securities Administrator will make available information regarding such amounts as has been provided to it. Under the REMIC Regulations, the Securities Administrator is required to account for the REMIC regular interest, the right to receive payments from the Net WAC Rate Carryover Reserve Account in respect of any Net WAC Rate Carryover Amount as discrete property rights. Holders of the Offered Notes are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of such Notes. Treasury regulations have been promulgated under Section 1275 of the Code generally providing for the integration of a "qualifying debt instrument" with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument. However, such regulations specifically disallow integration of debt instruments subject to
Section 1272(a)(6) of the Code. Therefore, holders of the Offered Notes will be unable to use the integration method provided for under such regulations with respect to those Notes. If the Securities Administrator's treatment of payments of any Net WAC Rate Carryover Amount is respected, ownership of the right to any Net WAC Rate Carryover Amount will entitle the owner to amortize the price paid for the right to any Net WAC Rate Carryover Amount under the Notional Principal Contract Regulations.

     Upon the sale of an Offered Note, the amount of the sale allocated to the selling noteholder's right to receive payments from the Net WAC Rate Carryover Reserve Account in respect of any Net WAC Rate Carryover Amount would be considered a "termination payment" under the Notional Principal Contract Regulations allocable to the related Offered Note, as the case may be. A holder of an Offered Note will have gain or loss from such a termination of the right to receive payments from the Net WAC Rate Carryover Reserve Account in respect of any Net WAC Rate Carryover Amount equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any amount paid (or deemed paid) by the noteholder upon entering into or acquiring its interest in the right to receive payments from the Net WAC Rate Carryover Reserve Account in respect of any Net WAC Rate Carryover Amount.

     Gain or loss realized upon the termination of the right to receive payments from the Net WAC Rate Carryover Reserve Account in respect of any Net WAC Rate Carryover Amount will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Code Section 582(c) would likely not apply to treat such gain or loss as ordinary.

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     It is possible that the right to receive payments in respect of any Net WAC
Rate Carryover Amount could be treated as a partnership among the holders of all of the Notes, in which case holders of such Notes potentially would be subject to different timing of income and foreign holders of such Notes could be subject to withholding in respect of any related Net WAC Rate Carryover Amount. Holders of the Offered Notes are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of their Notes.

     The REMIC regular interest component of each Offered Note will be treated as assets described in Section 7701(a)(19)(C) of the Code, and as "real estate assets" under Section 856(c)(5)(B) of the Code, generally, in the same proportion that the assets of the Trust, exclusive of the assets not included in any REMIC, would be so treated. In addition, the interest derived from the REMIC regular interest component of each Offered Note will be interest on obligations secured by interests in real property for purposes of section 856(c)(3) of the Code, subject to the same limitation in the preceding sentence. The Notional Principal Contract component of each Regular Note will not qualify, however, as an asset described in Section 7701(a)(19)(C) of the Code, as a real estate asset under Section 856(c)(5)(B) of the Code or as a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code. As a result, the Offered Notes generally may not be a suitable investment for a real estate investment trust or an entity intending to qualify under Section 7701(a)(19)(C) of the Code.

     Because any Net WAC Rate Carryover Amount is treated as separate rights of the Offered Notes not payable by any REMIC elected by the Trust, such rights will not be treated as qualifying assets for any noteholder that is a mutual savings bank, domestic building and loan association, real estate investment trust, or REMIC. In addition, any amounts received from the Net WAC Rate Carryover Reserve Account will not be qualifying real estate income for real estate investment trusts or qualifying income for REMICs.

     For further information regarding federal income tax consequences of investing in the Offered Notes, see "Material Federal Income Tax
Considerations--REMICs" in the prospectus.

                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the second amended and restated underwriting agreement, dated as of June 24, 1999, as amended and restated to and including, January 25, 2006 and a terms agreement dated as of May 30, 2006 (collectively, the "UNDERWRITING AGREEMENT"), between the Underwriter and the Depositor, the Depositor has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Depositor, the Offered Notes.

     Distribution of the Offered Notes will be made from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Offered Notes, before deducting expenses payable by the Depositor, will be 100.00% of the aggregate initial Note Principal Balance of the Offered Notes. In connection with the purchase and sale of the Offered Notes, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

     The Offered Notes are offered subject to receipt and acceptance by the Underwriter, to prior sale and to the Underwriter's right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the Offered Notes will be made through the facilities of DTC, Clearstream and the Euroclear System on or about the Closing Date. The Offered Notes will be offered in Europe and the United States of America.

     The Underwriting Agreement provides that the Depositor will indemnify the Underwriter against those civil liabilities set forth in the Underwriting Agreement, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments the Underwriter may be required to make in respect of these liabilities.

                                SECONDARY MARKET

     There is currently no secondary market for the Offered Notes and there can be no assurance that a secondary market for the Offered Notes will develop or, if it does develop, that it will continue. The Underwriter intends to establish a market in the Offered Notes but they are not obligated to do so. There can be no assurance that any additional information regarding the Offered Notes will be available through any other source. In addition, the Depositor is not aware of any source through which price information about the Offered Notes will be available on an ongoing basis. The limited nature of the information regarding the Offered Notes may adversely affect the liquidity of the Offered Notes, even if a secondary market for the Offered Notes becomes available. The primary source of information available to investors concerning the Offered Notes will be the monthly statements discussed herein under "Description of the Securities-Reports to Noteholders" which will include information as to the outstanding principal balance of the Offered Notes and the status of the applicable form of credit enhancement.

                                    EXPERTS

     The consolidated balance sheets of Financial Security Assurance Inc. and its subsidiaries as of December 31, 2005 and 2004, and the related consolidated statements of operations and comprehensive income, changes in shareholder's equity and cash flows for each of the three years in the period ended December 31, 2005, incorporated by reference in this prospectus supplement, have been incorporated in this prospectus supplement in reliance upon the report of PricewaterhouseCoopers LLP, independent registered public accounting firm, given on the authority of that firm as experts in accounting and auditing.

                                  LEGAL MATTERS

     Legal matters relating to the Offered Notes will be passed upon for the Depositor and the Underwriter by Thacher Proffitt & Wood LLP, New York, New York.

                                     RATINGS

     It is a condition to the issuance of the notes that the Offered Notes receive at least the following ratings from Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P") and Moody's Investors Service, Inc. ("MOODY'S"):

                          Offered Notes   S&P   Moody's
                          -------------   ---   -------
                             Class A      AAA     Aaa

     The ratings assigned to mortgage backed notes address the likelihood of the receipt by noteholders of all payments to which the noteholders are entitled. The rating process addresses structural and legal aspects associated with the notes, including the nature of the underlying loan. The ratings assigned to mortgage backed notes do not represent any assessment of the likelihood that principal prepayments will be made by the mortgagors or the degree to which such prepayments will differ from that originally anticipated. The ratings do not address the possibility that noteholders might suffer a lower than anticipated yield due to non-credit events. In addition, the ratings on the Offered Notes do not address the likelihood of receipt by the holders of such notes of any amounts in respect of Net WAC Rate Carryover Amounts.

     The ratings of the Class A Notes assigned by the rating agencies depend primarily upon the creditworthiness of the Note Insurer.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the Offered Notes are subsequently lowered for any reason, no person or entity is obligated to provide any additional credit support or credit enhancement with respect to the Offered Notes.

     The Depositor has not requested that any rating agency rate the Offered Notes other than as stated above. However, there can be no assurance as to whether any other rating agency will rate the Offered Notes, or, if it does, what rating would be assigned by any other rating agency. A rating on the Offered Notes by another rating agency, if assigned at all, may be lower than the ratings assigned to the Offered Notes as stated in this section.

     The rating agencies have stated that it is their standard policy to monitor ratings on publicly offered securities for which a rating has been provided, as to each rating agency rating each class of Offered Notes in accordance with the rating agencies' particular surveillance policies, unless the Issuer requests a rating without surveillance. A rating agency will monitor the rating it issues on an ongoing basis and may update the rating after conducting its regular review of the Issuer's creditworthiness or after conducting a review of the status of the rating upon becoming aware of any information that might reasonably be expected to result in a change of rating. The Depositor has not requested that any rating agency not monitor their ratings of the Offered Notes, and the Depositor has not requested that any rating agency use any monitoring procedures other than their standard monitoring procedures.

                                LEGAL PROCEEDINGS

     There are no material legal proceedings pending against the Sponsor, the Depositor, the Indenture Trustee, the Owner Trustee, ACE Home Equity Loan Trust, Series 2006-GP1, the Master Servicer, the Servicer, the Originator, the Securities Administrator, the Note Insurer or the Custodian, or with respect to which the property of any of the foregoing transaction parties is subject, that are material to the Noteholders. No legal proceedings against any of the foregoing transaction parties is known to be contemplated by governmental authorities, that are material to the Noteholders.

              AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS

     There are no affiliations between the Sponsor, the Depositor, the Indenture Trustee or the Issuing Entity and any of the Master Servicer, the Securities Administrator, the Custodian and the Owner Trustee. There are no affiliations among the Master Servicer, the Securities Administrator or the Custodian and the Servicer or the Owner Trustee. There are no affiliations between the Servicer and the Owner Trustee. The Indenture Trustee and the Sponsor are affiliates. There are currently no business relationships, agreements, arrangements, transactions or understandings between (a) the Sponsor, the Depositor, the Indenture Trustee or the Issuing Entity and (b) any of the parties referred to in the second sentence hereof, or any of their respective affiliates, that were entered into outside the normal course of business or that contain terms other than would be obtained in an arm's length transaction with an unrelated third party and that are material to the investor's understanding of the Notes, or that relate to the Notes or the pooled assets. No such business relationship, agreement, arrangement, transaction or understanding has existed during the past two years.

                                LEGAL INVESTMENT

     The Offered Notes will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

     Institutions whose investment activities are subject to review by certain regulatory authorities hereafter may be or may become subject to restrictions on investment in the notes, and such restrictions may be retroactively imposed. The Federal Financial Institutions Examination Council, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Office of Thrift Supervision, or OTS, and the National Credit Union Administration, or NCUA, have adopted guidelines, and have proposed policies, regarding the suitability of investments in various types of derivative mortgage-backed securities, including securities such as the notes.

     For example, on April 23, 1998, the Federal Financial Institutions Examination Council issued a revised supervisory policy statement, referred to as the 1998 Policy Statement, applicable to all depository institutions, setting forth guidelines for investments in "high-risk mortgage securities." The 1998 Policy Statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, the NCUA and the OTS. The 1998 Policy Statement rescinds a 1992 policy statement that had required, prior to purchase, a depository institution to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and, if so, that the proposed acquisition would reduce the institution's overall interest rate risk. In addition, The 1998 Policy Statement eliminates former constraints on investing in certain "high-risk" mortgage derivative products and substitutes broader guidelines for evaluating and monitoring investment risk. In addition, the NCUA has issued regulations governing federal credit union investments which prohibit investment in certain specified types of securities, which may include the notes. The NCUA has indicated that its regulations will take precedence over the 1998 Policy Statement. Similar policy statements and regulations have been issued by other regulators having jurisdiction over other types of depository institutions.

     The OTS has issued Thrift Bulletin 73a, or TB 73a, entitled "Investing in Complex Securities", effective December 18, 2001 which applies to savings associations regulated by the OTS, and Thrift Bulletin 13a, or TB 13a, entitled "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities", effective December 1, 1998, which is applicable to thrift institutions regulated by the OTS.

     TB 73a requires savings associations, prior to taking any investment position, to determine that the investment position meets applicable regulatory and policy requirements and internal guidelines, is suitable for the institution, and is safe and sound. The OTS recommends, with respect to purchases of specific securities, additional analysis, including, among others, analysis of repayment terms, legal structure, expected performance of the issuing entity and any underlying assets as well as analysis of the effects of payment priority, with respect to a security which is divided into separate tranches with unequal payments, and collateral investment parameters, with respect to a security that is prefunded or involves a revolving period. TB 73a reiterates the OTS's due diligence requirements for investing in all securities and warns that if a savings association makes an investment that does not meet the applicable regulatory requirements, the savings association's investment practices will be subject to criticism, and the OTS may require divestiture of such securities. The OTS also recommends, with respect to an investment in any "complex securities," that savings associations should take into account quality and suitability, interest rate risk, and classification factors. For the purposes of each of TB 73a and TB 13a, "complex security" includes, among other things, any collateralized mortgage obligation or real estate mortgage investment conduit security, other than any "plain vanilla" mortgage pass-through security (that is, securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features). Accordingly, the Offered Notes would likely be viewed as "complex securities." With respect to quality and suitability factors, TB 73a warns (i) that a savings association's sole reliance on outside ratings for material purchases of complex securities is an unsafe and unsound practice, (ii) that a savings association should only use ratings and analyses from nationally recognized rating agencies in conjunction with, and in validation of, its own underwriting processes, and (iii) that it should not use ratings as a substitute for its own thorough underwriting analyses. With respect the interest rate risk factor, TB 73a recommends that savings associations should follow the guidance set forth in TB 13a.

     TB 13a requires thrift institutions, prior to taking any investment position, to (i) conduct a pre-purchase portfolio sensitivity analysis for any "significant transaction" involving securities or financial derivatives, and
(ii) conduct a pre-purchase price sensitivity analysis of any "complex security" or financial derivative. The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of "complex securities with high price sensitivity" be limited to transactions and strategies that lower a thrift institution's portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by OTS examiners as an unsafe and unsound practice.

     There may be other restrictions on the ability of some investors either to purchase some classes of securities or to purchase any class of securities representing more than a specified percentage of the investors' assets. The depositor will make no representations as to the proper characterization of any class of securities for legal investment or other purposes, or as to the ability of particular investors to purchase any class of securities under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of securities. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities are encouraged to consult with their own legal advisors in determining whether and to what extent the securities of any class constitute legal investments or are subject to investment, capital or other restrictions.

                    CONSIDERATIONS FOR BENEFIT PLAN INVESTORS

     Sections 404 and 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 4975 of the Code impose fiduciary and prohibited transaction restrictions on the activities of employee benefit plans (as defined in Section 3(3) of ERISA) and certain other retirement plans and arrangements discussed in Section 4975(e)(1) of the Code and on various other retirement plans and arrangements, including bank collective investment funds and insurance company general and separate accounts in which such plans are invested (together referred to as "plans").

     Some employee benefit plans, including governmental plans (as defined in Section 3(32) of ERISA), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to the ERISA requirements. Accordingly, assets of these plans may be invested in the securities without regard to the ERISA considerations described below, subject to the provisions of other applicable federal, state and local law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

     ERISA generally imposes on plan fiduciaries general fiduciary requirements, including the duties of investment prudence and diversification and the requirement that a plan's investments be made in accordance with the documents governing the plan. Any person who has discretionary authority or control with respect to the management or disposition of a plan's assets, (referred to as "plan assets") and any person who provides investment advice with respect to plan assets for a fee is a fiduciary of the investing plan. If the mortgage loans and other assets included in the trust were to constitute plan assets, then any party exercising management or discretionary control with respect to those plan assets may be deemed to be a plan "fiduciary," and subject to the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to any investing plan. In addition, the acquisition or holding of securities by or on behalf of a plan or with plan assets, as well as the operation of the trust, may constitute or involve a prohibited transaction under ERISA and the Code unless a statutory or administrative exemption is available. Further, ERISA prohibits plans to which it applies from engaging in "prohibited transactions" under Section 406 of ERISA and Section 4975 of the Code imposes excise taxes with respect to transactions described in Section 4975 of the Code. These transactions described in ERISA and the Code prohibit a broad range of transactions involving plan assets and persons, called parties in interest, unless a statutory or administrative exemption is available.

     Some transactions involving the trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a plan that purchases the securities if the mortgage loans and other assets included in the Trust are deemed to be assets of the plan. The U.S. Department of Labor has promulgated the DOL regulations (29 C.F.R. 2510.3-10) concerning whether or not a plan's assets would be deemed to include an interest in the underlying assets of an entity, including a trust fund, for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code. Under the DOL regulations, generally, when a plan acquires an "equity interest" in another entity (such as the trust fund), the underlying assets of that entity may be considered to be plan assets unless an exception applies. Exceptions contained in the DOL regulations provide that plan assets will not include an undivided interest in each asset of an entity in which the plan makes an equity investment if: (1) the entity is an operating company; (2) the equity investment made by the plan is either a "publicly-offered security" that is "widely held," both as defined in the DOL regulations, or a security issued by an investment company registered under the Investment Company Act of 1940, as amended; or (3) benefit plan investors do not own 25% or more in value of any class of equity securities issued by the entity. Under the DOL regulations, plan assets will be deemed to include an interest in the instrument evidencing the equity interest of a plan as well as an interest in the underlying assets of the entity in which a plan acquires an interest (such as the mortgage loans and other assets included in the Trust). In addition, the purchase, sale and holding of the offered notes by or on behalf of a plan could be considered to give rise to a prohibited transaction if the Depositor, the Sponsor, the Indenture Trustee or any of their respective affiliates is or becomes a party in interest with respect to the plan.

     Although there is no authority directly on point, the Issuer believes that, at the date of this Prospectus Supplement, the Offered Notes should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation. The Issuer also believes that, so long as the Offered Notes retain a rating of at least investment grade, the Offered Notes should continue to be treated as indebtedness without substantial equity features for the purposes of the Plan Assets Regulation. There is, however, increased uncertainty regarding the characterization of debt instruments that do not carry an investment grade rating. Consequently, in the event of a withdrawal or downgrade to below investment grade of the rating of the Offered Note, the subsequent transfer of such notes or any interest therein to a Plan trustee or other person acting on behalf of a Plan, or using Plan assets to effect such transfer, is restricted. A prospective transferee of the Offered Notes or any interest therein who is a Plan trustee or is acting on behalf of a Plan, or using Plan assets to effect such transfer, is required to provide written confirmation

(or in the case of any note transferred in book-entry form, will be deemed to have confirmed) that at the time of such transfer such Notes are rated at least investment grade, and that such transferee believes that such Notes are properly treated as indebtedness without substantial equity features for purposes of the regulations, and agrees to so treat such Notes and that the acquisition and holding of such notes will not give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code. Regardless of the rating of the offered notes, a prospective purchaser or transferee may instead provide the Securities Administrator with an opinion of counsel, which opinion of counsel will not be at the expense of the Indenture Trustee, the Issuer, the Servicer or the underwriter which opines that the purchase, holding and transfer of such Note or interest therein is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under ERISA or
Section 4975 of the Code and will not subject the trustee, the Issuer, the Servicer or the underwriter to any obligation in addition to those undertaken in the Indenture.

     Any fiduciary or other investor of plan assets that proposes to acquire or hold the Offered Notes on behalf of or with plan assets of any plan should consult with its counsel with respect to the application of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code (and in the case of non-ERISA plans and arrangements, any additional federal, state or local law considerations) before making the proposed investment.

     The sale of any class of Offered Notes to a Plan is in no respect a representation by the Depositor, the Indenture Trustee, the Owner Trustee, the Securities Administrator, the Master Servicer, the Servicer or the Underwriter that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.

                              AVAILABLE INFORMATION

     The Depositor is subject to the informational requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. Reports and other information filed by the Depositor can be inspected and copied at the Public Reference Room maintained by the Commission at 100 F Street NE, Washington, DC 20549, and its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; New York Regional Office, 233 Broadway, New York, New York 10279. Copies of the material can also be obtained from the Public Reference Section of the Commission, 100 F Street NE, Washington, DC 20549, at prescribed rates and electronically through the Commission's Electronic Data Gathering, Analysis and Retrieval system at the Commission's Website (http://www.sec.gov). Information about the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at (800) SEC-0330. Exchange Act reports as to any series filed with the Commission will be filed under the issuing entity's name. The Depositor does not intend to send any financial reports to security holders.

     The Issuing Entity's annual reports on Form 10-K (including reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance, discussed in "Description of the Securities -- Reports to Noteholders" and "Servicing of the HELOCs -- Evidence as to Compliance", required to be filed under Regulation AB), periodic distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports, together with such other reports to security holders or information about the securities as will have been filed with the Commission will be posted on the Securities Administrator's internet web site as soon as reasonably practicable after it has been electronically filed with, or furnished to, the Commission. The address of the website is: www.etrustee.net

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                             REPORTS TO NOTEHOLDERS

     So long as the Issuing Entity is required to file reports under the Exchange Act, those reports will be made available as described above under "Available Information".

     If the Issuing Entity is no longer required to file reports under the Exchange Act, periodic distribution reports will be posted on the Securities Administrator's website referenced above under "Available Information" as soon as practicable. Annual reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance will be provided to registered holders of the related securities upon request free of charge. See "Servicing of the HELOCs -- Evidence as to Compliance" and "Description of the Securities -- Reports to Noteholders."

                    INCORPORATION OF INFORMATION BY REFERENCE

     There are incorporated into this prospectus supplement by reference all documents, including but not limited to the financial statements and reports filed or caused to be filed or incorporated by reference by the Depositor with respect to the trust fund pursuant to the requirements of Sections 13(a) or 15(d) of the Exchange Act, prior to the termination of the offering of the Offered Notes. All documents subsequently filed by the Depositor pursuant to Sections 13(a) or 15(d) of the Exchange Act in respect of the offering prior to the termination of the offering of the Offered Notes will also be deemed incorporated by reference into this prospectus supplement.

     The Depositor will provide or cause to be provided without charge to each person to whom this prospectus supplement is delivered in connection with the offering of one or more classes of Offered Notes, upon written or oral request of the person, a copy of any or all the reports incorporated in this prospectus supplement by reference, in each case to the extent the reports relate to one or more of such classes of the Offered Notes, other than the exhibits to the documents, unless the exhibits are specifically incorporated by reference in the documents. Requests should be directed in writing to ACE Securities Corp., 6525 Morrison Blvd., Suite 318, Charlotte, North Carolina 28211, or by telephone at
(704) 365-0569. The Depositor has determined that its financial statements will not be material to the offering of any Offered Notes.

                                     ANNEX I

          GLOBAL CLEARANCE AND SETTLEMENT AND DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the Offered Notes will be offered globally (the "GLOBAL SECURITIES") and will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between Clearstream or Euroclear and DTC Participants holding Notes will be effected on a delivery-against-payment basis through the respective Depositories of Clearstream and Euroclear (in such capacity) and as DTC Participants.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

     Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and sellers accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset-backed securities issues in same-day funds.

     Trading between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC seller and Clearstream or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective Depository, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon Payment Date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depository of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New
York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

     Clearstream Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depository for the benefit of Clearstream Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

     Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depository, to a DTC Participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective Depository, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New
York). Should the Clearstream Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Clearstream or Euroclear and that purchase Global Securities from DTC Participants For deliver to Clearstream Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

     (a) borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system's customary procedures;

     (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

     (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of Global Securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

     Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income ineffectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). Form W-8BEN may be filed by the Note Owners or his agent.

     Exemption or reduced rate for non-U.S. Persons subject to special U.S. federal income tax rules (Form W-8EXP). A non-U.S. Person that is a foreign government, international organization, foreign central bank of issue, foreign tax-exempt organization, foreign private foundation or government of a U.S. possession may obtain an exemption or reduced tax rate on certain income by filing Form W-8EXP (Certificate of Foreign Government or Other Foreign Organization for United States Tax Withholding).

     Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payers Request for Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure. The Note Owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date such form is signed.

     The term "U.S. PERSON" means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in or under the laws of the United States or any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise), (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20,1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be a U.S. Person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                                   PROSPECTUS

                            ASSET BACKED CERTIFICATES

                               ASSET BACKED NOTES
                              (ISSUABLE IN SERIES)

                              ACE SECURITIES CORP.,
                                    DEPOSITOR

THE ISSUING ENTITIES:

     Each issuing entity will be established to hold assets transferred to it by ACE Securities Corp. The assets in each issuing entity will generally consist of one or more of the following:

     o mortgage loans, which may include closed-end and/or revolving home equity loans or balances thereof, secured by one- to four-family residential properties, commercial properties, multifamily properties, mixed-use residential and commercial properties or unimproved land;

     o    unsecured home improvement loans;

     o    manufactured housing installment sale contracts;

     o mortgage pass-through notes or certificates issued or guaranteed by Ginnie Mae, Fannie Mae, or Freddie Mac; or

     o previously issued asset-backed or mortgage-backed notes or certificates backed by mortgage loans secured by residential properties or participations in those types of loans.

     The assets in your issuing entity are specified in the prospectus supplement for that particular issuing entity, while the types of assets that may be included in an issuing entity, whether or not in your issuing entity, are described in greater detail in this prospectus.

THE SECURITIES:

     ACE Securities Corp. will sell the notes or certificates, as applicable, pursuant to a prospectus supplement. The notes or certificates, as applicable, will be grouped into one or more series, each having is own distinct designation. Each series will be issued in one or more classes and will evidence beneficial ownership of, or be secured by, the assets in the issuing entity's trust fund that the series relates to. A prospectus supplement for a series will specify all of the terms of the series and of each of the classes in the series.

     CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 1 OF THIS PROSPECTUS:

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  The date of this prospectus is April 18, 2006

                                TABLE OF CONTENTS

Risk Factors..............................................................     1
Description of the Issuing Entities' Trust Funds..........................     4
Use of Proceeds...........................................................    24
Yield Considerations......................................................    24
Static Pool Information...................................................    31
The Sponsor...............................................................    31
The Depositor.............................................................    31
Description of the Securities.............................................    32
Description of the Agreements.............................................    49
Description of Credit Support.............................................    75
Certain Legal Aspects of Mortgage Loans...................................    79
Certain Legal Aspects of the Contracts....................................    95
Material Federal Income Tax Considerations................................    99
Penalty Avoidance.........................................................   139
State and Other Tax Considerations........................................   139
ERISA Considerations......................................................   140
Legal Investment..........................................................   147
Methods of Distribution...................................................   149
Additional Information....................................................   150
Incorporation of Certain Documents by Reference...........................   151
Legal Matters.............................................................   151
Financial Information.....................................................   152
Rating....................................................................   152
Index of Defined Terms....................................................   153

                                  RISK FACTORS

     THE FOLLOWING INFORMATION, WHICH YOU SHOULD CAREFULLY CONSIDER, IDENTIFIES CERTAIN SIGNIFICANT SOURCES OF RISK ASSOCIATED WITH AN INVESTMENT IN THE CERTIFICATES AND THE NOTES. YOU SHOULD ALSO CAREFULLY CONSIDER THE INFORMATION SET FORTH UNDER "RISK FACTORS" IN THE PROSPECTUS SUPPLEMENT.

THE MORTGAGE LOANS WERE   The underwriting standards of the originators are
UNDERWRITTEN TO           intended to assess the ability and willingness of the
STANDARDS WHICH DO NOT    mortgagor to repay the debt and to evaluate the
CONFORM TO THE            adequacy of the property as collateral for the
STANDARDS OF FANNIE MAE   mortgage loan. The originators consider, among other
OR FREDDIE MAC.           things, a mortgagor's credit history, repayment
                          ability and debt service-to-income ratio, as well as the value, type and use of the mortgaged property. As further described in this prospectus, the underwriting standards of the originators do not conform to Fannie
                          Mae and Freddie Mac guidelines.

                          In addition, mortgage loans originated by the originators generally bear higher rates of interest than mortgage loans originated in accordance with Fannie Mae and Freddie Mac guidelines and may experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in accordance with Fannie Mae and Freddie Mac guidelines.

                          Furthermore, changes in the values of mortgaged properties may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the mortgage loans than on mortgage loans originated in accordance with Fannie Mae and Freddie Mac guidelines. No assurance can be given that the values of the related mortgaged properties have remained or will remain at the levels in effect on the dates of origination of the related Mortgage Loans

THE OFFERED SECURITIES    The Offered Securities will not represent an interest
WILL BE LIMITED           in or obligation of the depositor, the servicer, the
OBLIGATIONS SOLELY OF     master servicer, the securities administrator, the
THE ISSUING ENTITY AND    originators, the trustee or any of their respective
NOT OF ANY OTHER PARTY.   affiliates. Neither the Offered Securities nor the
                          underlying mortgage loans or contracts will be guaranteed or insured by any governmental agency or instrumentality, or by the depositor, the servicer, the master servicer, the securities administrator, the originators, the trustee or any of their respective affiliates. Proceeds of the assets included in the issuing entity will be the sole source of payments on the Offered Securities, and there will be no recourse to the depositor, the servicer, the originators, the master servicer, the securities administrator, the trustee or any other entity in the event that these proceeds are insufficient or otherwise unavailable to make all payments provided for under the Offered
                          Securities.

VIOLATION OF CONSUMER     Applicable state laws generally regulate interest
PROTECTION LAWS MAY       rates and other charges, require certain disclosure,
RESULT IN LOSSES ON THE   and require licensing of the originators. In addition,
MORTGAGE LOANS, THE       other state laws, public policy and general principles
CONTRACTS AND YOUR        of equity relating to the protection of consumers,
SECURITIES.               unfair and deceptive practices and debt collection
                          practices may apply to the origination, servicing and collection of the mortgage loans and contracts.

                          The mortgage loans are also subject to federal laws, including:

                               o    the Federal Truth-in-Lending Act and
                                    Regulation Z promulgated thereunder, which require certain disclosures to the mortgagors regarding the terms of the mortgage loans or contracts;

                               o    the Equal Credit Opportunity Act and
                                    Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit;

                               o    the Fair Credit Reporting Act, which
                                    regulates the use and reporting of
                                    information related to the mortgagor's
                                    credit experience; and

                               o the Depository Institutions Deregulation and Monetary Control Act of 1980, which preempts certain state usury laws.

                          Violations of certain provisions of these federal and state laws may limit the ability of the servicer to collect all or part of the principal of or interest on the related mortgage loans or contracts and in addition could subject the trust to damages and administrative enforcement. In particular, the failure of the originators to comply with certain requirements of the Federal Truth-in-Lending Act, as implemented by Regulation Z, could subject the trust to monetary penalties, and result in the mortgagors' rescinding the mortgage loans or contracts against the issuing entity. In addition to federal law, some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans or contracts that have interest rates or origination costs in excess of prescribed levels, and require that mortgagors be given certain disclosures prior to the consummation of the mortgage loans or contracts and restrict the servicer's ability to foreclose in response to mortgagor defaults. The failure of the originators to comply with these laws could subject the trust to significant monetary penalties, could result in the mortgagors rescinding the mortgage loans or contracts against the trust and/or limit the servicer's ability to foreclose upon the related mortgaged properties in the event of mortgagor defaults.

                          The sponsor will represent that each mortgage loan is in compliance with applicable federal and state laws and regulations. In the event of a breach of such representation, the sponsor will be obligated to cure such breach or repurchase or replace the affected mortgage loan in the manner described in the prospectus. If the sponsor is unable or otherwise fails to satisfy such obligations, the yield on the may be materially and adversely affected.

THE LIQUIDITY OF YOUR     The underwriter has no obligation to make a secondary
SECURITIES MAY BE         market in the classes of Offered Securities. There is
LIMITED.                  therefore no assurance that a secondary market will
                          develop or, if it develops, that it will continue.
                          Consequently, you may not be able to sell your security readily or at prices that will enable you to realize your desired yield. The market values of the securities are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

                          The secondary markets for asset-backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

THE RETURN ON YOUR        The Relief Act and similar state or local laws provide
SECURITIES COULD BE       relief to mortgagors who enter active military service
REDUCED BY SHORTFALLS     and to mortgagors in reserve status who are called to
DUE TO THE APPLICATION    active military service after the origination of their
OF THE RELIEF ACT.        mortgage loans or contracts. The ongoing military
                          operations of the United States in Iraq and Afghanistan have caused an increase in the number of citizens in active military duty, including those citizens previously in reserve status. Under the Relief Act the interest rate applicable to a mortgage loan for which the related mortgagor is called to active military service will be reduced from the percentage stated in the related mortgage note to 6.00%. This interest rate reduction and any reduction provided under similar state or local laws could result in an interest shortfall because the master servicer, the servicer will not be able to collect the amount of interest which otherwise would be payable with respect to such mortgage loan if the Relief Act or similar state or local law was not applicable thereto. This shortfall will not be paid by the mortgagor on future due dates or advanced by the master servicer, the servicer and, therefore, will reduce the amount available to pay interest to the securityholders on subsequent Distribution Dates.

POSSIBLE REDUCTION OR     Each rating agency rating the Offered Securities may
WITHDRAWAL OF RATINGS     change or withdraw its initial ratings at any time in
ON THE OFFERED            the future if, in its judgment, circumstances warrant
SECURITIES.               a change. No person is obligated to maintain the
                          ratings at their initial levels. If a rating agency reduces or withdraws its rating on one or more classes of the Offered Securities, the liquidity and market value of the affected securities is likely to be reduced.

                DESCRIPTION OF THE ISSUING ENTITIES' TRUST FUNDS

ASSETS

     The primary assets of each issuing entity's trust fund (the "Assets") will include some or all of the following types of assets:

     o mortgage loans on single family and multifamily residential properties, which may include Home Equity Loans, home improvement contracts and Land Sale Contracts (each as defined in this prospectus), commercial properties, unimproved land and mixed-use residential and commercial properties;

     o home improvement installment sales contracts or installment loans that are unsecured called unsecured home improvement Loans;

     o manufactured housing installment sale contracts or installment loan agreements referred to as contracts;

     o any combination of "fully modified pass-through" mortgage-backed certificates guaranteed by the Government National Mortgage Association ("Ginnie Mae"), guaranteed mortgage pass-through securities issued by Fannie Mae ("Fannie Mae") and mortgage participation certificates issued by the Federal Home Loan Mortgage Corporation ("Freddie Mac") (collectively, "Agency Securities");

     o previously issued asset-backed certificates, collateralized mortgage obligations or participation certificates (each, and collectively, "Mortgage Securities") evidencing interests in, or collateralized by, mortgage loans or Agency Securities; or

     o a combination of mortgage loans, unsecured home improvement loans, contracts, Agency Securities and/or Mortgage Securities.

     The mortgage loans will not be guaranteed or insured by ACE Securities Corp. or any of its affiliates. The mortgage loans will be guaranteed or insured by a governmental agency or instrumentality or other person only if and to the extent expressly provided in the prospectus supplement. The depositor will select each Asset to include in an issuing entity's trust fund from among those it has purchased, either directly or indirectly, from a prior holder (an "Asset Seller"), which may be an affiliate of the depositor and which prior holder may or may not be the originator of that mortgage loan. As to each series of securities, the mortgage loans will be selected for inclusion in the mortgage pool based on rating agency criteria, compliance with representations and warranties, and conformity to criteria relating to the characterization of securities for tax, ERISA, SMMEA, Form S-3 eligibility and other legal purposes.

     The Assets included in the issuing entity's trust fund for your series may be subject to various types of payment provisions:

     o "Level Payment Assets," which may provide for the payment of interest, and full repayment of principal, in level monthly payments with a fixed rate of interest computed on their declining principal balances;

     o "Adjustable Rate Assets," which may provide for periodic adjustments to their rates of interest to equal the sum of a fixed margin and an index;

     o "Buy Down Assets," which are Assets for which funds have been provided by someone other than the related borrowers to reduce the borrowers' monthly payments during the early period after origination of those Assets;

     o    "Increasing Payment Assets," as described below;

     o "Interest Reduction Assets," which provide for the one-time reduction of the interest rate payable on these Assets;

     o "GEM Assets" which provide for (1) monthly payments during the first year after origination that are at least sufficient to pay interest due on these Assets, and (2) an increase in those monthly payments in later years at a predetermined rate resulting in full repayment over a shorter term than the initial amortization terms of those Assets;

     o "GPM Assets" which allow for payments during a portion of their terms which are or may be less than the amount of interest due on their unpaid principal balances, and this unpaid interest will be added to the principal balances of those Assets and will be paid, together with interest on the unpaid interest, in later years;

     o "Step-up Rate Assets" which provide for interest rates that increase over time;

     o    "Balloon Payment Assets;"

     o "Convertible Assets" which are Adjustable Rate Assets subject to provisions pursuant to which, subject to limitations, the related borrowers may exercise an option to convert the adjustable interest rate to a fixed interest rate; and

     o "Bi-weekly Assets," which provide for payments to be made by borrowers on a bi-weekly basis.

     An "Increasing Payment Asset" is an Asset that provides for monthly payments that are fixed for an initial period to be specified in the prospectus supplement and which increase thereafter (at a predetermined rate expressed as a percentage of the monthly payment during the preceding payment period, subject to any caps on the amount of any single monthly payment increase) for a period to be specified in the prospectus supplement from the date of origination, after which the monthly payment is fixed at a level-payment amount so as to fully amortize the Asset over its remaining term to maturity. The scheduled monthly payment for an Increasing Payment Asset is the total amount required to be paid each month in accordance with its terms and equals the sum of (1) the borrower's monthly payments referred to in the preceding sentence and (2) payments made by the respective servicers pursuant to buy-down or subsidy agreements. The borrower's initial monthly payments for each Increasing Payment Asset are set at the level-payment amount that would apply to an otherwise identical Level Payment Asset having an interest rate some number of percentage points below the Asset Rate of that Increasing Payment Asset. The borrower's monthly payments on each Increasing Payment Asset, together with any payments made on the Increasing Payment Asset by the related servicers pursuant to buy-down or subsidy agreements, will in all cases be sufficient to allow payment of accrued interest on the Increasing Payment Asset at the related interest rate, without negative amortization. A borrower's monthly payments on an Increasing Payment Asset may, however, not be sufficient to result in any reduction of the principal balance of that Asset until after the period when those payments may be increased.

     The Notes or Certificates, as applicable (as defined in this prospectus), will be entitled to payment only from the assets of the related issuing entity and will not be entitled to payments from the assets of any other issuing entity established by the depositor. The assets of an issuing entity may consist of certificates representing beneficial ownership interests in, or indebtedness of, another issuing entity that contains the Assets, if specified in the prospectus supplement.

MORTGAGE LOANS

     General

     Each mortgage loan will generally be secured by a lien on (1) a one- to four-family residential property (including a manufactured home) or a security interest in shares issued by a cooperative housing corporation (a "Single Family Property), (2) a primarily residential rental property that consists of five or more residential dwelling units ("Multifamily Property"), (3) a retail, office, agricultural or other commercial property, including but not limited to partially improved or unimproved ("Commercial Property"), (4) a mixed residential/commercial property ("Mixed-Use Property" and together with Single Family Property, Multifamily Property and Commercial Property, the "Mortgaged Properties"). The mortgage loans will be secured by first and/or junior mortgages or deeds of trust or other similar security instruments creating a first or junior lien on Mortgaged Property.

     The Mortgaged Properties may also include:

     o Apartment buildings owned by cooperative housing corporations ("Cooperatives"); and

     o Leasehold interests in properties, the title to which is held by third party lessors. The term of these leaseholds will exceed the term of the related mortgage note by at least five years or some other time period specified in the prospectus supplement.

     The mortgage loans may include:

     o Closed-end and/or revolving home equity loans or balances of these home equity loans ("Home Equity Loans");

     o Secured home improvement installment sales contracts and secured installment loan agreements, known as home improvement contracts; and

     o Mortgage loans evidenced by contracts ("Land Sale Contracts") for the sale of properties pursuant to which the borrower promises to pay the amount due on the mortgage loans to the holder of the Land Sale Contract with fee title to the related property held by that holder until the borrower has made all of the payments required pursuant to that Land Sale Contract, at which time fee title is conveyed to the borrower.

     The originator of each mortgage loan will have been a person other than the depositor. The prospectus supplement will indicate if any originator is an affiliate of the depositor. The mortgage loans will be evidenced by mortgage notes secured by mortgages, deeds of trust or other security instruments (the "Mortgages") creating a lien on the Mortgaged Properties. The

Mortgaged Properties will be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States. If provided in the prospectus supplement, the mortgage loans may include loans insured by the Federal Housing Administration (the "FHA") or partially guaranteed by the Veteran's Administration (the "VA"). See "--FHA Loans and VA Loans" below.

     FICO Scores

     The FICO Score is a statistical ranking of likely future credit performance developed by Fair, Isaac & Company ("Fair, Isaac") and the three national credit repositories-Equifax, Trans Union and First American (formerly Experian which was formerly TRW). The FICO Scores available from the three national credit repositories are calculated by the assignment of weightings to the most predictive data collected by the credit repositories and range from the 300's to the 900's. Although the FICO Scores are based solely on the information at the particular credit repository, such FICO Scores have been calibrated to indicate the same level of credit risk regardless of which credit repository is used. The FICO Scores is used along with, but not limited to, mortgage payment history, seasoning on bankruptcy and/or foreclosure, and is not a substitute for the underwriter's judgment.

     Loan-to-Value Ratio

     The "Loan-to-Value Ratio" of a mortgage loan at any particular time is the ratio (expressed as a percentage) of the then outstanding principal balance of the mortgage loan to the Value of the related Mortgaged Property. The "Value" of a Mortgaged Property, other than for Refinance Loans, is generally the lesser of
(a) the appraised value determined in an appraisal obtained by the originator at origination of that loan and (b) the sales price for that property. "Refinance Loans" are loans made to refinance existing loans. Unless otherwise specified in the prospectus supplement, the Value of the Mortgaged Property securing a Refinance Loan is the appraised value of the Mortgaged Property determined in an appraisal obtained at the time of origination of the Refinance Loan. The value of a Mortgaged Property as of the date of initial issuance of the related series may be less than the Value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.

     Primary Mortgage Insurance

     Except in the case of high loan-to-value loans and as otherwise specified in the related prospectus supplement, each mortgage loan having a loan-to-value ratio at origination in excess of 80%, is required to be covered by a primary mortgage guaranty insurance policy insuring against default on such mortgage loan as to at least the principal amount thereof exceeding 75% of the value of the mortgaged property at origination of the mortgage loan. This insurance must remain in force at least until the mortgage loan amortizes to a level that would produce a loan-to-value ratio lower than 80%. See "Primary Mortgage Insurance Policies".

     Mortgage Loan Information in the Prospectus Supplements

     Your prospectus supplement will contain information, as of the dates specified in that prospectus supplement and to the extent then applicable and specifically known to the depositor, with respect to the mortgage loans, including:

     o the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans as of, unless otherwise specified in that prospectus supplement, the close of business on the first day of the month of formation of the related issuing entity (the "Cut-off Date");

     o    the type of property securing the mortgage loans;

     o the weighted average (by principal balance) of the original and remaining terms to maturity of the mortgage loans;

     o    the range of maturity dates of the mortgage loans;

     o the range of the Loan-to-Value Ratios at origination of the mortgage loans;

     o the mortgage rates or range of mortgage rates and the weighted average mortgage rate borne by the mortgage loans;

     o the state or states in which most of the Mortgaged Properties are located;

     o information regarding the prepayment provisions, if any, of the mortgage loans;

     o for mortgage loans with adjustable mortgage rates ("ARM Loans"), the index, the frequency of the adjustment dates, the range of margins added to the index, and the maximum mortgage rate or monthly payment variation at the time of any adjustment of and over the life of the ARM Loan;

     o information regarding the payment characteristics of the mortgage loans, including balloon payment and other amortization provisions;

     o the number of mortgage loans that are delinquent and the number of days or ranges of the number of days those mortgage loans are delinquent; and

     o    the material underwriting standards used for the mortgage loans.

If specific information respecting the mortgage loans is unknown to the depositor at the time the Notes or Certificates, as applicable, are initially offered, more general information of the nature described above will be provided in the prospectus supplement, and specific information will be set forth in a report that will be available to purchasers of the related Notes or Certificates, as applicable, at or before the initial issuance of that Security and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission (the "Commission") within fifteen days after that initial issuance. In the event that mortgage loans are added to or deleted from the issuing entity after the date of the related prospectus supplement but on or before the date of issuance of the securities if any material pool characteristic differs by 5% or more from the description in the prospectus supplement, revised disclosure will be provided either in a supplement or in a Current Report on Form 8-K.

     The prospectus supplement will specify whether the mortgage loans include
(1) Home Equity Loans, which may be secured by Mortgages that are junior to other liens on the related Mortgaged Property and/or (2) home improvement contracts originated by a home improvement contractor and secured by a mortgage on the related mortgaged property that is junior to other liens on the mortgaged property. The home improvements purchased with the home improvement contracts typically include replacement windows, house siding, roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods, solar heating panels, patios, decks, room additions and garages. The prospectus supplement will specify whether the home improvement contracts are FHA loans and, if so, the limitations on any FHA insurance. In addition, the prospectus supplement will specify whether the mortgage loans contain some mortgage loans evidenced by Land Sale Contracts.

     Payment Provisions of the Mortgage Loans

     All of the mortgage loans will provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at some other interval as is specified in the prospectus supplement or for payments in another manner described in the prospectus supplement. Each mortgage loan may provide for no accrual of interest or for accrual of interest on the mortgage loan at a mortgage rate that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed mortgage rate or a different adjustable mortgage rate, or from a fixed to an adjustable mortgage rate, from time to time pursuant to an election or as otherwise specified in the related mortgage note, in each case as described in the prospectus supplement. Each mortgage loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of particular events or that adjust on the basis of other methodologies, and may provide for negative amortization or accelerated amortization, in each case as described in the prospectus supplement. Each mortgage loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the prospectus supplement. Each mortgage loan may contain prohibitions on prepayment (a "Lock-out Period" and, the date of expiration thereof, a "Lock-out Date") or require payment of a premium or a yield maintenance penalty (a "Prepayment Premium") in connection with a prepayment, in each case as described in the prospectus supplement. If the holders of any class or classes of Offered Notes or Offered Certificates, as applicable, are entitled to all or a portion of any Prepayment Premiums collected from the mortgage loans, the prospectus supplement will specify the method or methods by which any of these amounts will be allocated. See "--Assets" above.

     HELOCs

     As more fully described in the prospectus supplement, the mortgage loans may consist, in whole or in part, of revolving Home Equity Loans or balances of these Home Equity Loans ("HELOCs"). Interest on each HELOC, excluding introductory rates offered from time to time during promotional periods, may be computed and payable monthly on the average daily outstanding principal balance of that loan. From time to time before the expiration of the related draw period specified in a HELOC, principal amounts on that HELOC may be drawn down (up to a maximum amount as set forth in the prospectus supplement) or repaid. If specified in the prospectus supplement, new draws by borrowers under the HELOCs will automatically become part of the issuing entity described in the prospectus supplement. As a result, the total balance of the HELOCs will fluctuate from day to day as new draws by borrowers are added to the issuing entity and principal payments are applied to those balances and those amounts will usually differ each day, as more specifically described in the prospectus supplement. Under some circumstances, under a HELOC, a borrower may, during the related draw period, choose an interest only payment option, during which the borrower is obligated to pay only the amount of interest that accrues on the loan during the billing cycle, and may also elect to pay all or a portion of the principal. An interest only payment option may terminate at the end of the related draw period, after which the borrower must begin paying at least a minimum monthly portion of the average outstanding principal balance of the loan.

     Unsecured Home Improvement Loans

     The unsecured home improvement loans may consist of conventional unsecured home improvement loans, unsecured installment loans and unsecured home improvement loans that are FHA loans. Except as otherwise described in the prospectus supplement, the unsecured home improvement loans will be fully amortizing and will bear interest at a fixed or variable annual percentage rate.

     Unsecured Home Improvement Loan Information in Prospectus Supplements

     Each prospectus supplement will contain information, as of the dates specified in the prospectus supplement and to the extent then applicable and specifically known to the depositor, with respect to any unsecured home improvement loans, including:

     o the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the unsecured home improvement loans as of the applicable cut-off date;

     o the weighted average, by principal balance, of the original and remaining terms to maturity of the unsecured home improvement loans;

     o the earliest and latest origination date and maturity date of the unsecured home improvements loans;

     o the interest rates or range of interest rates and the weighted average interest rates borne by the unsecured home improvement loans;

     o the state or states in which most of the unsecured home improvement loans were originated.

     o information regarding the prepayment provisions, if any, of the unsecured home improvement loans;

     o with respect to the unsecured home improvement loans with adjustable interest rates, called ARM unsecured home improvement loans, the index, the frequency of the adjustment dates, the range of margins added to the index, and the maximum interest rate or monthly payment variation at the time of any adjustment thereof and over the life of the ARM unsecured home improvement loan;

     o information regarding the payment characteristics of the unsecured home improvement loans;

     o the number of unsecured home improvement loans that are delinquent and the number of days or ranges of the number of days that unsecured home improvement loans are delinquent; and

     o the material underwriting standards used for the unsecured home improvement loans.

If specific information respecting the unsecured home improvement loans is unknown to the depositor at the time Notes or Certificates, as applicable, are initially offered, more general information of the nature described above will be provided in the prospectus supplement, and specific information will be set forth in a report that will be available to purchasers of the related Notes or Certificates, as applicable, at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Commission within fifteen days after the related initial issuance.

     Commercial, Multifamily and Mixed-Use Mortgage Loans

     The mortgage loans may include mortgage loans secured by first or junior mortgages, deeds of trust or similar security instruments on, or installment contracts for the sale of, fee simple or leasehold interests in commercial real property ("Commercial Mortgage Loans"), multifamily residential property ("Multifamily Mortgage Loans"), and/or mixed residential and commercial property ("Mixed-Use Mortgage Loans" ), and related property and interests.

     Certain of the Commercial, Multifamily and Mixed-Use Mortgage Loans may be simple interest loans, and other mortgage loans may provide for payment of interest in advance rather than in arrears.

     Commercial, Multifamily and Mixed-Use Mortgage Loans also may be secured by one or more assignments of leases and rents, management agreements or operating agreements relating to the Mortgaged Property and in some cases by certain letters of credit, personal guarantees or both, and/or other collateral. Pursuant to an assignment of leases and rents, the related borrower assigns its right, title and interest as landlord under each related lease and the income derived therefrom to the related lender, while retaining a license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the related lender is entitled to collect the rents from tenants to be applied to the monetary obligations of the borrower. State law may limit the enforcement of the assignment of leases and rents by a lender until the lender takes possession of the related mortgaged property and a receiver is appointed. See "Certain Legal Aspects of the Mortgage Loans -- Leases and Rents."

     Certain of the Commercial, Multifamily and Mixed-Use Mortgage Loans may require the borrower to make an initial escrow deposit and/or an ongoing monthly deposit to fund a reserve for any of a variety of purposes, including repairs to the Mortgaged Property or replacement of fixtures or equipment, tenant improvements, and payment in the event of certain lease contingencies. In some cases, the initial deposit amount may have been funded with a letter of credit in lieu of a cash deposit. These amounts may be held in a custodial account by the applicable servicer or an agent. The loan documents will generally provide for release of the reserve amounts to the borrowers from time to time upon the satisfaction of certain conditions.

     Such amounts may not continue to be escrowed in the future. In some instances, the borrower may be released from its obligation to fund a monthly reserve upon specified conditions being met, such as a maximum escrow balance being attained, a certain date being reached, or a certain tenant signing or extending its lease. Likewise, there may be cases where, although there is currently no monthly escrow amount, one may be required to be funded in the future, upon certain trigger events. In the event of default by a borrower, amounts in a related reserve account may generally be applied to pay amounts owed on the mortgage loan.

     Originators of Commercial, Multifamily and Mixed-Use Mortgage Loans may include, among others, commercial banks, savings and loan associations, other financial institutions, insurance companies or real estate developers, which may apply varying underwriting criteria in connection with originating mortgage loans.

     Commercial, multifamily and mixed-use real estate lending is generally viewed as exposing the lender to a greater risk of loss than one- to four-family residential lending. Commercial, multifamily and mixed-use real estate lending typically involves larger loans to single borrowers or groups of related borrowers than residential one- to four-family mortgage loans. Furthermore, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project. If the cash flow from the project is reduced, for example, if leases are not obtained or renewed, the borrower's ability to repay the loan may be impaired. Commercial, multifamily and mixed-use real estate can be affected significantly by supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender, such as rent control laws, that affect the future cash flow of the property. Corresponding to the greater lending risk is a generally higher interest rate applicable to commercial, multifamily and mixed-use real estate lending.

     A borrower (or the borrowers) under a Commercial, Multifamily or Mixed-Use Mortgage Loan may be one or more individuals or may be a corporation or other registered organization. In some cases a borrower, such as a special purpose entity, will have no material assets other than the mortgaged property. In addition, in some cases the loans will have been made on a non-recourse basis -- in the event of default by the borrower, the only source of repayment will be the proceeds of liquidation of the related property.

     There are various risks associated with different types of commercial, multifamily and mixed-use loans. For example, the performance of a multifamily loan and the value of the related mortgaged property may be affected by many factors, including:

     o    local and regional economic conditions;

     o    the physical condition of the property;

     o    the types of services and amenities provided;

     o the tenant population -- i.e., predominantly students or elderly persons, or workers in a particular industry;

     o    availability of alternative rental properties;

     o    changes in the surrounding neighborhood;

     o    management;

     o    the level of mortgage interest rates;

     o    dependence upon government rent subsidies;

     o    any applicable rent control laws; and

     o    state and local regulations.

The performance of a commercial loan secured by one or more retail properties and the value of the related mortgaged property may be affected by many factors, including:

     o    the quality and success of a retail property's tenants;

     o closing of a major store in the shopping center where the related property is located;

     o    changes in consumer preferences;

     o    declines in consumer spending;

     o competition from local merchants and from catalog and internet retailers; and

     o    product obsolescence.

The performance of a commercial loan secured by one or more office properties and the value of the related mortgaged property may be affected by many factors, including:

     o    quality and nature of tenants;

     o tenant concentration -- i.e., predominantly high tech firms, law firms, government agencies, etc.;

     o    the physical condition of the property;

     o    the types of services and amenities provided;

     o    changes in the surrounding neighborhood; and

     o    availability of alternative office space.

The performance of a commercial loan secured by one or more industrial properties and the value of the related mortgaged property may be affected by many factors, including:

     o    the design and adaptability of the building;

     o success or failure of the business of the tenant, which is frequently the sole tenant of the property;

     o    availability of alternative space; and

     o    quality of the local and regional transportation system.

     The value of a commercial, multifamily or mixed-use property may also be affected by a variety of other factors. In general, such factors as location, changing demographics or traffic patterns, increases in operating expenses, competitive factors and economic conditions generally, among others, may affect the value of a commercial property.

     Hospitals, nursing homes and other health care properties may receive a substantial portion of their revenues from government programs, which are subject to statutory and regulatory changes and funding limitations. With respect to commercial, multifamily and mixed-use loans generally, such factors as the management skill, experience and financial resources of the operator (which may be other than the borrower), national and regional economic conditions and other factors may affect the ability of borrowers to make payments when due.

     Unimproved land generates no current income to support payment of the related mortgage loan and other expenses, may prove to be unsuitable for its intended purpose and may be difficult to sell for an amount at least equal to the unpaid principal balance of the related loan.

     Leasehold mortgages are subject to risks not associated with mortgage loans secured by a lien on the fee estate of a borrower. If the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. However, such leases generally require the lessor to give the leasehold mortgagee notice of lessee defaults and an opportunity to cure them, and permit the leasehold estate to be assigned to and by the leasehold mortgagee.

     The risk that a mortgaged property may be, or become, contaminated with hazardous materials is greater with respect to commercial and mixed-use loans than with respect to residential mortgage loans. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over the lien of an existing mortgage against such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), a lender may be liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by a prior owner. See "Certain Legal Aspects of the Mortgage Loans -- Environmental Considerations." A lender also risks such liability on foreclosure of the mortgage. Any such lien arising with respect to a mortgaged property would adversely affect the value of that mortgaged property and could make impracticable the foreclosure on that mortgaged property in the event of a default by the related borrower. In addition, certain environmental laws impose liability for releases of asbestos into the air. Third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to asbestos, lead paint, radon or other hazardous substances. Property owners in some areas have been subject to liability claims associated with mold.

CONTRACTS

     General

     To the extent provided in the prospectus supplement, each contract will be secured by a security interest in a new or used manufactured home, called a Manufactured Home. The contracts may include contracts that are FHA loans. The method of computing the Loan-to-Value Ratio of a contract will be described in the prospectus supplement.

     Contract Information in Prospectus Supplements

     Each prospectus supplement relating to an issuing entity whose assets include a substantial proportion of contracts will contain certain information, as of the dates specified in that prospectus supplement and to the extent then applicable and specifically known to the depositor, with respect to any contracts, including:

     o the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the contracts as of the applicable cut-off date;

     o whether the manufactured homes were new or used as of the origination of the related contracts;

     o the weighted average, by principal balance, of the original and remaining terms to maturity of the contracts;

     o    the range of maturity dates of the contracts;

     o    the range of the Loan-to-Value Ratios at origination of the contracts;

     o the annual percentage rate on each contract, called a contract rate, or range of contract rates and the weighted average contract rate borne by the contracts;

     o the state or states in which most of the manufactured homes are located at origination;

     o information regarding the prepayment provisions, if any, of the contracts;

     o for contracts with adjustable contract rates, referred to as ARM contracts, the index, the frequency of the adjustment dates, and the maximum contract rate or monthly payment variation at the time of any adjustment thereof and over the life of the ARM contract;

     o the number of contracts that are delinquent and the number of days or ranges of the number of days those contracts are delinquent;

     o    information regarding the payment characteristics of the contracts;
          and

     o    the material underwriting standards used for the contracts.

     If specific information respecting the contracts is unknown to the depositor at the time the Notes or Certificates, as applicable, are initially offered, more general information of the nature described above will be provided in the prospectus supplement, and specific information will be set forth in a report that will be available to purchasers of the related Notes or Certificates, as applicable, at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Commission within fifteen days after the related initial issuance. The characteristics of the contracts included in an issuing entity will not vary by more than five percent (by total principal balance as of the cut-off date) from the characteristics thereof that are described in the prospectus supplement.

     The information described above regarding the contracts in an issuing entity may be presented in the prospectus supplement in combination with similar information regarding the mortgage loans in the issuing entity.

     Payment Provisions of the Contracts

     All of the contracts will provide for payments of principal, interest or both, on due dates that occur monthly or at some other interval as is specified in the prospectus supplement or for payments in another manner described in the prospectus supplement. Each contract may provide for no accrual of interest or for accrual of interest thereon at a contract rate that is fixed over its term or that adjusts from time to time, or as otherwise specified in the prospectus supplement. Each contract may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the contract rate as otherwise described in the prospectus supplement.

AGENCY SECURITIES

     The Agency Securities will consist of any combination of Ginnie Mae certificates, Fannie Mae certificates and Freddie Mac certificates, which may include Stripped Agency Securities, as described below.

     Ginnie Mae

     Ginnie Mae is a wholly-owned corporate instrumentality of the United States within the Department of Housing and Urban Development. Section 306(g) of Title III of the Housing Act authorizes Ginnie Mae to guarantee the timely payment of the principal of and interest on certificates that are based on and backed by a pool of FHA loans, VA loans or by pools of other eligible residential loans.

     Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts that may be required to be paid under any guaranty under this subsection." To meet its obligations under that guaranty, Ginnie Mae is authorized, under Section 306(d) of the National Housing Act of 1934 (the "Housing Act"), to borrow from the United States Treasury with no limitations as to amount, to perform its obligations under its guarantee.

     Ginnie Mae Certificates

     Each Ginnie Mae certificate will be a "fully modified pass-through" mortgage-backed certificate issued and serviced by an issuer approved by Ginnie Mae or Fannie Mae as a seller-servicer of FHA loans or VA loans, except as described below regarding Stripped Agency Securities (as defined below). The loans underlying Ginnie Mae certificates may consist of FHA loans, VA loans and other loans eligible for inclusion in loan pools underlying Ginnie Mae certificates. The mortgage loans may be secured by Manufactured Homes, Single Family Property or Multifamily Property. Ginnie Mae certificates may be issued under either or both of the Ginnie Mae I program and the Ginnie Mae II program, as described in the prospectus supplement. If the issuing entity includes Ginnie Mae certificates, your prospectus supplement will include any material additional information regarding the Ginnie Mae guaranty program, the characteristics of the pool underlying those Ginnie Mae certificates, the servicing of the related pool, the payment of principal and interest on Ginnie Mae certificates and other relevant matters regarding the Ginnie Mae certificates.

     Except as otherwise specified in the prospectus supplement or as described below with respect to Stripped Agency Securities, each Ginnie Mae certificate will provide for the payment, by or on behalf of the issuer, to the registered holder of that Ginnie Mae certificate of monthly payments of principal and interest equal to the holder's proportionate interest in the total amount of the monthly principal and interest payments on each related FHA loan or VA loan, minus servicing and guaranty fees totaling the excess of the interest on that FHA loan or VA loan over the Ginnie Mae certificates' interest rate. In addition, each payment to a holder of a Ginnie Mae certificate will include proportionate pass-through payments to that holder of any prepayments of principal of the FHA loans or VA loans underlying the Ginnie Mae certificate and the holder's proportionate interest in the remaining principal balance in the event of a foreclosure or other disposition of any related FHA loan or VA loan.

     The Ginnie Mae certificates do not constitute a liability of, or evidence any recourse against, the issuer of the Ginnie Mae certificates, the depositor or any affiliates of the depositor, and the only recourse of a registered holder (for example, the trustee) is to enforce the guaranty of Ginnie Mae.

     Ginnie Mae will have approved the issuance of each of the Ginnie Mae certificates included in an issuing entity in accordance with a guaranty agreement or contract between Ginnie Mae and the issuer of the Ginnie Mae certificates. Pursuant to that agreement, that issuer, in its capacity as servicer, is required to perform customary functions of a servicer of FHA loans and VA loans, including collecting payments from borrowers and remitting those collections to the registered holder, maintaining escrow and impoundment accounts of borrowers for payments of taxes, insurance and other items required to be paid by the borrower, maintaining primary hazard insurance, and advancing from its own funds to make timely payments of all amounts due on the Ginnie Mae certificate, even if the payments received by that issuer on the loans backing the Ginnie Mae certificate are less than the amounts due. If the issuer is unable to make payments on a Ginnie Mae certificate as they become due, it must promptly notify Ginnie Mae and request Ginnie Mae to make that payment. Upon that notification and request, Ginnie Mae will make those payments directly to the registered holder of the Ginnie Mae certificate. In the event no payment is made by the issuer and the issuer fails to notify and request Ginnie Mae to make that payment, the registered holder of the Ginnie Mae certificate has recourse against only Ginnie Mae to obtain that payment. The trustee or its nominee, as registered holder of the Ginnie Mae certificates included in an issuing entity, is entitled to proceed directly against Ginnie Mae under the terms of the guaranty agreement or contract relating to the Ginnie Mae certificates for any amounts that are unpaid when due under each Ginnie Mae certificate.

     The Ginnie Mae certificates included in an issuing entity may have other characteristics and terms, different from those described above so long as the Ginnie Mae certificates and underlying residential loans meet the criteria of the rating agency or agencies. The Ginnie Mae certificates and underlying residential loans will be described in the prospectus supplement.

     Fannie Mae

     Fannie Mae is a federally chartered and stockholder-owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended (the "Charter Act"). Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.

     Fannie Mae provides funds to the mortgage market by purchasing mortgage loans from lenders. Fannie Mae acquires funds to purchase loans from many capital market investors, thus expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas. In addition, Fannie Mae issues mortgage-backed securities primarily in exchange for pools of mortgage loans from lenders. Fannie Mae receives fees for its guaranty of timely payment of principal and interest on its mortgage-backed securities.

     Fannie Mae Certificates

     Fannie Mae certificates are Guaranteed Mortgage Pass-Through Certificates typically issued pursuant to a prospectus that is periodically revised by Fannie Mae. Fannie Mae certificates represent fractional undivided interests in a pool of mortgage loans formed by Fannie Mae. Each mortgage loan must meet the applicable standards of the Fannie Mae purchase program. Mortgage loans comprising a pool are either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria of the Fannie Mae purchase program. Mortgage loans underlying Fannie Mae certificates included in an issuing entity will consist of conventional mortgage loans secured by Single Family Property or Multifamily Property, FHA loans, or VA loans. If the issuing entity includes Fannie Mae certificates, your prospectus supplement will include any material additional information regarding the Fannie Mae program, the characteristics of the pool underlying the Fannie Mae certificates, the servicing of the related pool, payment of principal and interest on the Fannie Mae certificates and other relevant matters about the Fannie Mae certificates.

     Except as described below with respect to Stripped Agency Securities, Fannie Mae guarantees to each registered holder of a Fannie Mae certificate that it will distribute amounts representing that holder's proportionate share of scheduled principal and interest at the applicable interest rate provided for by that Fannie Mae certificate on the underlying mortgage loans, whether or not received, and that holder's proportionate share of the full principal amount of any prepayment or foreclosed or other finally liquidated mortgage loan, whether or not the related principal amount is actually recovered.

     The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by, nor entitled to, the full faith and credit of the United States. If Fannie Mae were unable to satisfy those obligations, distributions to the holders of Fannie Mae certificates would consist solely of payments and other recoveries on the underlying loans and, accordingly, monthly distributions to the holders of Fannie Mae certificates would be affected by delinquent payments and defaults on those loans.

     Fannie Mae certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985 (other than Fannie Mae certificates backed by pools containing graduated payment mortgage loans or multifamily loans) are available in book-entry form only. For a Fannie Mae certificate issued in book-entry form, distributions on the Fannie Mae certificate will be made by wire, and for a fully registered Fannie Mae certificate, distributions will be made by check.

     The Fannie Mae certificates included in an issuing entity may have other characteristics and terms, different from those described above, as long as the Fannie Mae certificates and underlying mortgage loans meet the criteria of the rating agency or agencies rating the Certificates. The Fannie Mae certificates and underlying mortgage loans will be described in the prospectus supplement.

     Freddie Mac

     Freddie Mac is a corporate instrumentality of the United States created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended (the "Freddie Mac Act"). Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac currently consists of the purchase of first lien, conventional residential mortgage loans or participation interests in those mortgage loans and the resale of the mortgage loans so purchased in the form of mortgage securities, primarily Freddie Mac certificates. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans and participation interests in mortgage loans which it deems to be of the quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

     Freddie Mac Certificates

     Each Freddie Mac certificate represents an undivided interest in a pool of residential loans that may consist of first lien conventional residential loans, FHA loans or VA loans (the "Freddie Mac Certificate Group"). Each of these mortgage loans must meet the applicable standards set forth in the Freddie Mac Act. A Freddie Mac Certificate Group may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another Freddie Mac Certificate Group. If the issuing entity includes Freddie Mac certificates, your prospectus supplement will include any material additional information regarding the Freddie Mac guaranty program, the characteristics of the pool underlying that Freddie Mac certificate, the servicing of the related pool, payment of principal and interest on the Freddie Mac certificate and any other relevant matters about the Freddie Mac certificates.

     Except as described below with respect to Stripped Agency Securities, Freddie Mac guarantees to each registered holder of a Freddie Mac certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable interest rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the Freddie Mac Certificate Group represented by that Freddie Mac certificate, whether or not received. Freddie Mac also guarantees to each registered holder of a Freddie Mac certificate collection by that holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of that holder's pro rata share of the principal, but does not, except if and to the extent specified in the prospectus supplement, guarantee the timely payment of scheduled principal. Pursuant to its guarantees, Freddie Mac also guarantees ultimate collection of scheduled principal payments, prepayments of principal and the remaining principal balance in the event of a foreclosure or other disposition of a mortgage loan. Freddie Mac may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than 30 days following the latest of

          (1)  foreclosure sale;

          (2)  payment of the claim by any mortgage insurer; and

          (3) the expiration of any right of redemption, but in any event no later than one year after demand has been made upon the borrower for accelerated payment of principal.

     In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its servicing judgment for the mortgage loans in the same manner as for mortgage loans that it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each borrower, and Freddie Mac has not adopted servicing standards that require that the demand be made within any specified period.

     Freddie Mac certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of Freddie Mac under its guarantee are obligations solely of Freddie Mac and are not backed by, nor entitled to, the full faith and credit of the United States. If Freddie Mac were unable to satisfy those obligations, distributions to holders of Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Freddie Mac certificates would be affected by delinquent payments and defaults on those mortgage loans.

     The Freddie Mac certificates included in an issuing entity may have other characteristics and terms, different from those described above, so long as the Freddie Mac certificates and underlying mortgage loans meet the criteria of the rating agency or agencies rating the Notes or Certificates, as applicable. The Freddie Mac certificates and underlying mortgage loans will be described in the prospectus supplement.

     Stripped Agency Securities

     The Ginnie Mae certificates, Fannie Mae certificates or Freddie Mac certificates may be issued in the form of certificates ("Stripped Agency Securities") that represent an undivided interest in all or part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions), or in some specified portion of the principal or interest distributions (but not all of those distributions), on an underlying pool of mortgage loans or other Ginnie Mae certificates, Fannie Mae certificates or Freddie Mac certificates. Ginnie Mae, Fannie Mae or Freddie Mac, as applicable, will guarantee each Stripped Agency Security to the same extent as that entity guarantees the underlying securities backing the Stripped Agency Securities or to the extent described above for a Stripped Agency Security backed by a pool of mortgage loans, unless otherwise specified in the prospectus supplement. If the issuing entity includes Stripped Agency Securities, your prospectus supplement will include any material additional information regarding the characteristics of the assets underlying the Stripped Agency Securities, the payments of principal and interest on the Stripped Agency Securities and other relevant matters about the Stripped Agency Securities.

MORTGAGE SECURITIES

     The Mortgage Securities will represent beneficial interests in loans of the type that would otherwise be eligible to be mortgage loans, unsecured home improvement loans, contract or Agency Securities, or collateralized obligations secured by mortgage loans, unsecured home improvement loans, contract or Agency Securities. Although individual Underlying Loans may be insured or guaranteed by the United States or an agency or instrumentality of the United States, they need not be, and Mortgage Securities themselves will not be so insured or guaranteed. Except as otherwise set forth in the prospectus supplement, Mortgage Securities will generally be similar to Notes or Certificates, as applicable, offered under this prospectus.

     The depositor will register the offering of the relevant Mortgage Securities as a primary offering of such securities, unless the Mortgage Securities are themselves exempt from registration under the Securities Act. The offering of Mortgage Securities included in a trust fund will not be separately registered if all of the following are true:

          (1) neither the issuer of the Mortgage Securities nor any of its affiliates has a direct or indirect agreement, arrangement, relationship or understanding, written or otherwise, relating to the Mortgage Securities and the related trust fund;

          (2) neither the issuer of the Mortgage Securities nor any of its affiliates is an affiliate of the depositor, sponsor, issuing entity or any underwriter relating to such trust fund and series of securities; and

          (3) the depositor would be free to publicly resell the Mortgage Securities without registration under the Securities Act.

     If all the conditions for the Mortgage Securities described above are not met, the offering of the relevant Mortgage Securities itself will be registered as a primary offering of such securities under the Securities Act.

     The prospectus supplement for the Notes or Certificates, as applicable, of each series evidencing interests in an issuing entity including Mortgage Securities will include a description of the Mortgage Securities and any related credit enhancement, and the related mortgage loans, unsecured home improvement loans, contracts, or Agency Securities will be described together with any other mortgage loans or Agency Securities included in the issuing entity of that series. As used in this prospectus, the terms "mortgage loans," unsecured home improvement loans, contracts, include the mortgage loans, unsecured home improvement loans, contracts, as applicable, underlying the Mortgage Securities in your issuing entity. References in this prospectus to advances to be made and other actions to be taken by the master servicer in connection with the Assets may include any advances made and other actions taken pursuant to the terms of the applicable Mortgage Securities.

FHA LOANS AND VA LOANS

     FHA loans will be insured by the FHA as authorized under the Housing Act, and the United States Housing Act of 1937, as amended. One- to four-family FHA loans will be insured under various FHA programs including the standard FHA 203-b programs to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program. The FHA loans generally require a minimum down payment of approximately 5% of the original principal amount of the FHA loan. No FHA loan may have an interest rate or original principal balance exceeding the applicable FHA limits at the time of origination of that FHA loan.

     Mortgage loans, unsecured home improvement loans, contracts, that are FHA loans are insured by the FHA (as described in the prospectus supplement, up to an amount equal to 90% of the sum of the unpaid principal of the FHA loan, a portion of the unpaid interest and other liquidation costs) pursuant to Title I of the Housing Act.

     There are two primary FHA insurance programs that are available for multifamily loans. Sections 221(d)(3) and (d)(4) of the Housing Act allow HUD to insure multifamily loans that are secured by newly constructed and substantially rehabilitated multifamily rental projects. Section 244 of the Housing Act provides for co-insurance of those loans made under Sections 221(d)(3) and
(d)(4) by HUD/FHA and a HUD-approved co-insurer. Generally the term of this type of multifamily loan may be up to 40 years and the ratio of the loan amount to property replacement cost can be up to 90%.

     Section 223(f) of the Housing Act allows HUD to insure multifamily loans made for the purchase or refinancing of existing apartment projects that are at least three years old. Section 244 also provides for co-insurance of mortgage loans made under Section 223(f). Under Section 223(f), the loan proceeds cannot be used for substantial rehabilitation work, but repairs may be made for up to, in general, the greater of 15% of the value of the project and a dollar amount per apartment unit established from time to time by HUD. In general the loan term may not exceed 35 years and a loan-to-value ratio refinancing of a project.

     VA loans will be partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended (the "Servicemen's Readjustment Act"). The Servicemen's Readjustment Act permits a veteran (or in some instances the spouse of a veteran) to obtain a mortgage loan guarantee by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchasers and permits the guarantee of mortgage loans of up to 30 years' duration. However, no VA loan will have an original principal amount greater than five times the partial VA guarantee for that VA loan. The maximum guarantee that may be issued by the VA under this program will be set forth in the prospectus supplement.

PRE-FUNDING ACCOUNTS

     To the extent provided in a prospectus supplement, a portion of the proceeds of the issuance of Notes or Certificates, as applicable, may be deposited into an account maintained with the trustee (a "Pre-Funding Account"). In that case, the depositor will be obligated to sell at a predetermined price - and the issuing entity for the related series of Notes or Certificates, as applicable, will be obligated to purchase - additional Assets (the "Subsequent Assets") from time to time, and as frequently as daily, within the period (not to exceed three months) specified in the prospectus supplement (the "Pre-Funding Period") after the issuance of the Notes or Certificates, as applicable, having a total principal balance approximately equal to the amount on deposit in the Pre-Funding Account (the "Pre-Funded Amount") for that series on the date of its issuance. The Pre-Funded Amount for a series will be specified in the prospectus supplement, and will not in any case exceed 50% of the proceeds of the offering of the related Notes or Certificates, as applicable. Any Subsequent Assets will be required to satisfy specific eligibility criteria more fully set forth in the prospectus supplement, which criteria will be consistent with the eligibility criteria of the Assets initially included in the issuing entity, subject to those exceptions that are expressly stated in the prospectus supplement. In addition, specific conditions must be satisfied before the Subsequent Assets are transferred into the issuing entity, for example, the delivery to the rating agencies and to the trustee of any required opinions of counsel. See "ERISA Considerations--Pre-Funding Accounts" for additional information regarding Pre-Funding Accounts.

     Except as set forth in the following sentence, the Pre-Funded Amount will be used only to purchase Subsequent Assets. The related pooling and servicing agreement or other agreement providing for the transfer of Subsequent Assets will generally provide that the transfers must be made within up to three months (with respect to any series of Notes or Certificates) or up to, but not in excess of, one year (with respect to any series of Notes or Certificates) after the Closing Date, and that any portion of the Pre-Funded Amount remaining in the Pre-Funding Account at the end of the Pre-Funding Period will be used to prepay one or more classes of Notes or Certificates, as applicable, in the amounts and in the manner specified in the prospectus supplement. In addition, if specified in the prospectus supplement, the depositor may be required to deposit cash into an account maintained by the trustee (the "Capitalized Interest Account") for the purpose of assuring the availability of funds to pay interest on the Notes or Certificates, as applicable, during the Pre-Funding Period. Any amount remaining in the Capitalized Interest Account at the end of the Pre-Funding Period will be remitted as specified in the prospectus supplement.

     Amounts deposited in the Pre-Funding and Capitalized Interest Accounts will be permitted to be invested, pending application, only in eligible investments authorized by each applicable rating agency.

ACCOUNTS

     Each issuing entity will include one or more accounts, established and maintained on behalf of the securityholders into which the person or persons designated in the prospectus supplement will, to the extent described in this prospectus and in the prospectus supplement deposit all payments and collections received or advanced with respect to the Assets and other assets in the issuing entity. This type of account may be maintained as an interest bearing or a non-interest bearing account, and funds held in that account may be held as cash or invested in some short-term, investment grade obligations, in each case as described in the prospectus supplement. See "Description of the Agreements--Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements--Collection Account and Related Accounts." Such accounts will be established so as to comply with the standards of each Rating Agency that has rated any one or more classes of securities of the related series. Such accounts shall be maintained as Eligible Accounts, and the funds held therein may be held as cash or invested in Permitted Investments. The person designated in the prospectus supplement will have sole discretion to determine the particular investments made so long as it complies with the investment terms of the related pooling and servicing agreement or the related servicing agreement and indenture. Any Permitted Investments shall not cause the depositor to register under the Investment Company Act of 1940. Any interest or other income earned on funds in such accounts will be paid to the related master servicer or trustee as additional compensation or will be available for payments on the securities as provided in the prospectus supplement. If permitted by the Rating Agency or Agencies and so specified in the related prospectus supplement, such accounts may contain funds relating to more than one series of Certificates and may contain other funds representing payments on mortgages owned by the related master servicer or serviced by it on behalf of others.

CREDIT SUPPORT

     If so provided in the prospectus supplement, partial or full protection against some defaults and losses on the Assets in the related issuing entity may only be provided to one or more classes of Notes or Certificates, as applicable, in the related series in the form of subordination of one or more other classes of Notes or Certificates, as applicable, in that series or by one or more of only the following types of credit support: a letter of credit, insurance policy, guarantee, reserve fund, or a combination of these (any of these types of coverage for the Notes or Certificates, as applicable, of any series, is referred to generally as "credit support"). The amount and types of coverage, the identification of the entity providing the coverage (if applicable) and related information for each type of credit support, if any, will be described in the prospectus supplement for a series of Notes or Certificates, as applicable. See "Description of Credit Support."

CASH FLOW AGREEMENTS

     The trust fund may include one or more derivative instruments, (each a "Cash Flow Agreement"), as described in this section. All Cash Flow Agreements included in any trust fund will be used only in a manner that reduces or alters risk resulting from the mortgage loans or other assets in the pool, and only in a manner such that the return on the offered securities will be based primarily on the performance of the mortgage loans or other assets in the pool. Cash Flow Agreements may include only 1) interest rate swaps (or caps, floors and collars) and yield supplement agreements as described below, 2) currency swaps, and 3) market value swaps that are referenced to the value of one or more of the mortgage loans or other assets included in the trust fund or to a class of offered securities.

     An interest rate swap is an agreement between two parties to exchange a stream of interest payments on an agreed hypothetical or "notional" principal amount. No principal amount is exchanged between the counterparties to an interest rate swap. In a typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates including the London Interbank Offered Rate, or LIBOR, a specified bank's prime rate or U.S. Treasury Bill rates. Interest rate swaps also permit counterparties to exchange a floating rate obligation based upon one reference interest rate, such as LIBOR, for a floating rate obligation based upon another referenced interest rate, such as U.S. Treasury Bill rates. An interest rate cap, collar or floor is an agreement where the counterparty agrees to make payments representing interest on a notional principal amount when a specified reference interest rate is above a strike rate, outside of a range of strike rates, or below a strike rate as specified in the agreement, generally in exchange for a fixed amount paid to the counterparty at the time the agreement is entered into. A yield supplement agreement is a type of cap agreement, and is substantially similar to a cap agreement as described above.

     The trustee on behalf of a trust fund may enter into interest rate swaps, caps, floors and collars, or yield supplement agreements, to minimize the risk to securityholders from adverse changes in interest rates or to provide supplemental credit support. Cap agreements and yield supplement agreements may be entered into to supplement the interest rate or other rates available to make interest payments on one or more classes of the securities of any series.

     A market value swap might be used in a structure where the pooled assets are hybrid ARMs, or mortgage loans that provide for a fixed rate period and then convert by their terms to adjustable rate loans. Such a structure might provide that at a specified date near the end of the fixed rate period, the investors must tender their securities to the trustee who will then transfer the securities to other investors in a mandatory auction procedure. The market value swap would ensure that the original investors would receive at least par at the time of tender, by covering any shortfall between par and the then current market value of their securities.

     Any Cash Flow Agreements will be documented based upon the standard forms provided by the International Swaps and Derivatives Association, or ISDA. These forms generally consist of an ISDA master agreement, a schedule to the master agreement, and a confirmation, although in some cases the schedule and confirmation will be combined in a single document and the standard ISDA master agreement will be incorporated therein by reference. Standard ISDA definitions also will be incorporated by reference. Each confirmation will provide for payments to be made by the Cash Flow Agreement counterparty to the trust, and in some cases by the trust to the Cash Flow Agreement counterparty, generally based upon specified notional amounts and upon differences between specified interest rates or values. For example, the confirmation for an interest rate cap agreement will contain a schedule of fixed interest rates, generally referred to as strike rates, and a schedule of notional amounts, for each distribution date during the term of the interest rate cap agreement. The confirmation also will specify a reference rate, generally a floating or adjustable interest rate, and will provide that payments will be made by the Cash Flow

Agreement counterparty to the trust on each distribution date, based on the notional amount for that distribution date and the excess, if any, of the specified reference rate over the strike rate for that distribution date.

     In the event of the withdrawal of the credit rating of a Cash Flow Agreement counterparty or the downgrade of such credit rating below levels specified in the Cash Flow Agreement (where the Cash Flow Agreement is relevant to the ratings of the offered securities, such levels generally are set by the rating agencies rating the offered securities), the Cash Flow Agreement counterparty may be required to post collateral for the performance of its obligations under the Cash Flow Agreement, or to take certain other measures intended to assure performance of those obligations. Posting of collateral will be documented using the ISDA Credit Support Annex.

     There can be no assurance that the trustee will be able to enter into Cash Flow Agreements at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the Cash Flow Agreements may provide for termination under various circumstances, there can be no assurance that the trustee will be able to terminate a Cash Flow Agreement when it would be economically advantageous to the trust fund to do so.

                                 USE OF PROCEEDS

     The net proceeds to be received from the sale of the Notes or Certificates, as applicable, will be applied by the depositor to the purchase of Assets, or the repayment of the financing incurred in that purchase, and to pay for some of the expenses incurred in connection with that purchase of Assets and sale of Notes or Certificates, as applicable. The depositor expects to sell the Notes or Certificates, as applicable, from time to time, but the timing and amount of offerings of Notes or Certificates, as applicable, will depend on a number of factors, including the volume of Assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

                              YIELD CONSIDERATIONS

GENERAL

     The yield on any Offered Security will depend on the price paid by the securityholder, the Interest Rate of the Security, the receipt and timing of receipt of distributions on the Security and the weighted average life of the Assets in the related issuing entity (which may be affected by prepayments, defaults, liquidations or repurchases).

INTEREST RATE

     Notes or Certificates, as applicable, of any class within a series may have fixed, variable or adjustable Interest Rates, which may or may not be based upon the interest rates borne by the Assets in the related issuing entity. The prospectus supplement for any series will specify the Interest Rate for each class of Notes or Certificates, as applicable, or, in the case of a variable or adjustable Interest Rate, the method of determining the Interest Rate; the effect, if any, of the prepayment of any Asset on the Interest Rate of one or more classes of Notes or Certificates, as applicable; and whether the distributions of interest on the Notes or Certificates, as applicable, of any class will be dependent, in whole or in part, on the performance of any borrower under a Cash Flow Agreement.

     If specified in the prospectus supplement, the effective yield to maturity to each holder of Notes or Certificates, as applicable, entitled to payments of interest will be below that otherwise produced by the applicable Interest Rate and purchase price of that Security because, while interest may accrue on each Asset during a period (each, an "Accrual Period"), the distribution of that interest will be made on a day that may be several days, weeks or months following the period of accrual.

TIMING OF PAYMENT OF INTEREST

     Each payment of interest on the Notes or Certificates, as applicable, entitled to distributions of interest (or addition to the Security Balance of a class of Accrual Securities) will be made by or on behalf of the trustee each month on the date specified in the related prospectus supplement (each date, a "Distribution Date"), and will include interest accrued during the Accrual Period for that Distribution Date. As indicated above under "--Interest Rate," if the Accrual Period ends on a date other than the day before a Distribution Date for the related series, the yield realized by the holders of those Notes or Certificates, as applicable, may be lower than the yield that would result if the Accrual Period ended on the day before the Distribution Date.

PAYMENTS OF PRINCIPAL; PREPAYMENTS

     The yield to maturity on the Notes or Certificates, as applicable, will be affected by the rate of principal payments on the Assets (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related to the Mortgage Securities and Agency Securities), including principal prepayments resulting from both voluntary prepayments by the borrowers and involuntary liquidations. The rate at which principal prepayments occur will be affected by a variety of factors, including the terms of the Assets (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related to the Mortgage Securities and Agency Securities), the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors.

     In general, however, if prevailing interest rates fall significantly below the interest rates on the Assets in a particular issuing entity (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related to the Mortgage Securities and Agency Securities), those assets are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by those assets. However, you should note that some Assets (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related to the Mortgage Securities and Agency Securities) may consist of loans with different interest rates. The rate of principal payment on Mortgage Securities will also be affected by the allocation of principal payments on the underlying assets among the Mortgage Securities or Agency Securities and other Mortgage Securities or Agency Securities of the same series. The rate of principal payments on the Assets in the related issuing entity (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related to the Mortgage Securities and Agency Securities) is likely to be affected by the existence of any Lock-out Periods and Prepayment Premium provisions of the mortgage loans underlying or comprising those Assets, and by the extent to which the servicer of any of these mortgage loans is able to enforce these provisions. Mortgage loans with a Lock-out Period or a Prepayment Premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical mortgage loans without those provisions, with shorter Lock-out Periods or with lower Prepayment Premiums.

     Because of the depreciating nature of manufactured housing, which limits the possibilities for refinancing, and because the terms and principal amounts of manufactured housing contracts are generally shorter and smaller than the terms and principal amounts of mortgage loans secured by site-built homes, changes in interest rates have a correspondingly small effect on the amount of the monthly payments on mortgage loans secured by site-built homes. Consequently, changes in interest rates may play a smaller role in prepayment behavior of manufactured housing contracts than they do in the prepayment behavior of loans secured by mortgage on site-built homes.

Conversely, local economic conditions and some of the other factors mentioned above may play a larger role in the prepayment behavior of manufactured housing contracts than they do in the prepayment behavior of loans secured by mortgages on site-built homes.

     If the purchaser of a Security offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the Assets (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related to the Mortgage Securities and Agency Securities), the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a Security offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the Assets (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related to the Mortgage Securities and Agency Securities), the actual yield to maturity will be lower than that so calculated. In either case, if so provided in the prospectus supplement for a series of Notes or Certificates, as applicable, the effect on yield on one or more classes of the Notes or Certificates, as applicable, of that series of prepayments of the Assets in the related issuing entity may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to those classes.

     When a full prepayment is made on a mortgage loan or a contract, the borrower is charged interest on the principal amount of the mortgage loan or a contract so prepaid for the number of days in the month actually elapsed up to the date of the prepayment or some other period specified in the prospectus supplement. Generally, the effect of prepayments in full will be to reduce the amount of interest paid in the following month to holders of Notes or Certificates, as applicable, entitled to payments of interest because interest on the principal amount of any mortgage loan or a contract so prepaid will be paid only to the date of prepayment rather than for a full month. A partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related mortgage loan or a contract as of its due date in the month in which the partial prepayment is received or some other date as is specified in the prospectus supplement.

     The timing of changes in the rate of principal payments on the Assets (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related to the Mortgage Securities and Agency Securities) may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the mortgage loans and distributed on a Security, the greater the effect on that investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during a particular period may not be offset by a similar decrease (or increase) in the rate of principal payments at a later time.

     The securityholder will bear the risk of not being able to reinvest principal received from a Security at a yield at least equal to the yield on that Security.

PREPAYMENTS--MATURITY AND WEIGHTED AVERAGE LIFE

     The rates at which principal payments are received on the Assets included in or comprising an issuing entity and the rate at which payments are made from any credit support or Cash Flow Agreement for the related series of Notes or Certificates, as applicable, may affect the ultimate maturity and the weighted average life of each class of that series. Prepayments on the mortgage loans or contracts comprising or underlying the Assets in a particular issuing entity will generally accelerate the rate at which principal is paid on some or all of the classes of the Notes or Certificates, as applicable, of the related series.

     If so provided in the prospectus supplement for a series of Notes or Certificates, as applicable, one or more classes of Notes or Certificates, as applicable, may have a final scheduled

Distribution Date, which is the date on or before which the Security Balance of the class of Notes or Certificates, as applicable, is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to that series. Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of that security will be repaid to the investor. The weighted average life of a class of Notes or Certificates, as applicable, of a series will be influenced by the rate at which principal on the Assets is paid to that class, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments, in whole or in part, and liquidations due to default).

     In addition, the weighted average life of the Notes or Certificates, as applicable, may be affected by the varying maturities of the Assets in an issuing entity. If any Assets in a particular issuing entity have actual terms to maturity less than those assumed in calculating final scheduled Distribution Dates for the classes of Notes or Certificates, as applicable, of the related series, one or more classes of these Notes or Certificates, as applicable, may be fully paid before their respective final scheduled Distribution Dates, even in the absence of prepayments. Accordingly, the prepayment experience of the Assets will, to some extent, be a function of the mix of mortgage rates or contract rates and maturities of the mortgage loans or contracts comprising or underlying those Assets. See "Description of the Issuing Entities."

     Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of those loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Starting in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the mortgage loans or contracts underlying or comprising the Assets.

     The prospectus supplement for each series of Notes or Certificates, as applicable, may contain tables, if applicable, setting forth the projected weighted average life of each class of Offered Notes or Certificates, as applicable, of that series and the percentage of the initial Security Balance of each class that would be outstanding on specified Distribution Dates based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the mortgage loans comprising or underlying the related Assets are made at rates corresponding to various percentages of CPR, SPA or some other standard specified in the prospectus supplement. These tables and assumptions are intended to illustrate the sensitivity of the weighted average life of the Notes or Certificates, as applicable, to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the Notes or Certificates, as applicable. It is unlikely that prepayment of any mortgage loans or contracts comprising or underlying the Assets for any series will conform to any particular level of CPR, SPA or any other rate specified in the prospectus supplement.

OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE

     Type of Loan

     Mortgage Loans secured by Multifamily Properties may have provisions that prevent prepayment for a number of years and may provide for payments of interest only during a certain period followed by amortization of principal on the basis of a schedule extending beyond the maturity of the related mortgage loan. There can be no assurance as to the respective rates of prepayment of these mortgage loans in either stable or changing interest rate environments.

     Type of Asset

     If specified in the prospectus supplement, a number of mortgage loans may have balloon payments due at maturity (which, based on the amortization schedule of those mortgage loans, may be a substantial amount), and because the ability of a borrower to make a balloon payment typically will depend on its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that a number of Balloon Payment Assets may default at maturity. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including real estate values, the borrower's financial situation, prevailing mortgage loan interest rates, the borrower's equity in the related Mortgaged Property, tax laws and prevailing general economic conditions. Neither the depositor, the servicer, the master servicer, nor any of their affiliates will be obligated to refinance or repurchase any mortgage loan or to sell the Mortgaged Property except to the extent provided in the prospectus supplement. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. To minimize losses on defaulted mortgage loans, the servicer may modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan will tend to extend the weighted average life of the Notes or Certificates, as applicable, and may thus lengthen the period of time elapsed from the date of issuance of a Security until it is retired.

     For some mortgage loans, including ARM Loans, the mortgage rate at origination may be below the rate that would result if the index and margin relating to the mortgage loan were applied at origination. For some contracts, the contract rate may be stepped up during its terms or may otherwise vary or be adjusted. Under the applicable underwriting standards, the borrower under each mortgage loan or contract generally will be qualified on the basis of the mortgage rate or contract rate in effect at origination. The repayment of any of these mortgage loans or contracts may therefore be dependent on the ability of the borrower to make larger level monthly payments following the adjustment of the mortgage rate or contract rate. In addition, some mortgage loans may be subject to temporary buydown plans ("Buydown Mortgage Loans") pursuant to which the monthly payments made by the borrower during the early years of the mortgage loan will be less than the scheduled monthly payments on the mortgage loan (the "Buydown Period"). The periodic increase in the amount paid by the borrower of a Buydown Mortgage Loan during or at the end of the applicable Buydown Period may create a greater financial burden for the borrower, who might not have otherwise qualified for a mortgage, and may accordingly increase the risk of default for the related mortgage loan.

     The mortgage rates on some ARM Loans subject to negative amortization generally adjust monthly and their amortization schedules adjust less frequently. During a period of rising interest rates as well as immediately after origination (initial mortgage rates are generally lower than the sum of the applicable index at origination and the related margin over that index at which interest accrues), the amount of interest accruing on the principal balance of those mortgage loans may exceed the amount of the minimum scheduled monthly payment on the mortgage loans. As a result, a portion of the accrued interest on negatively amortizing mortgage loans may be added to the principal balance of those mortgage loans and will bear interest at the applicable mortgage rate. The addition of any deferred interest to the principal balance of any related class or classes of Notes or Certificates, as applicable, will lengthen the weighted average life of those Notes or Certificates, as applicable, and may adversely affect yield to holders of those Notes or Certificates, as applicable, depending on the price at which those Notes or Certificates, as applicable, were purchased. In addition, for some ARM Loans subject to negative amortization, during a period of declining interest rates, it might be expected that each minimum scheduled monthly payment on this type of mortgage loan would exceed the amount of scheduled principal and accrued interest on the principal balance of that mortgage loan, and since that excess will be applied to reduce the principal balance of the related class or classes of Notes or Certificates, as applicable, the weighted average life of those Notes or Certificates, as applicable, will be reduced and may adversely affect yield to holders of those Notes or Certificates, as applicable, depending on the price at which those Notes or Certificates, as applicable, were purchased.

     As may be described in the prospectus supplement, the related Agreement may provide that all or a portion of the principal collected on or with respect to the related mortgage loans may be applied by the related trustee to the acquisition of additional HELOCs during a specified period (rather than used to fund payments of principal to securityholders during that period) with the result that the related Notes or Certificates, as applicable, possess an interest-only period, also commonly referred to as a revolving period, which will be followed by an amortization period. Any of these interest-only or revolving periods may, upon the occurrence of particular events to be described in the prospectus supplement, terminate before the end of the specified period and result in the earlier than expected amortization of the related Notes or Certificates, as applicable.

     In addition, and as may be described in the prospectus supplement, the related Agreement may provide that all or some of this collected principal may be retained by the trustee (and held in specific temporary investments, including mortgage loans) for a specified period before being used to fund payments of principal to securityholders.

     The result of the retention and temporary investment by the trustee of this principal would be to slow the amortization rate of the related Notes or Certificates, as applicable, relative to the amortization rate of the related mortgage loans, or to attempt to match the amortization rate of the related Notes or Certificates, as applicable, to an amortization schedule established at the time the Notes or Certificates, as applicable, are issued. Any similar feature applicable to any Notes or Certificates, as applicable, may end on the occurrence of events to be described in the prospectus supplement, resulting in the current funding of principal payments to the related securityholders and an acceleration of the amortization of these Notes or Certificates, as applicable.

     Termination

     If specified in the prospectus supplement, a series of Notes or Certificates, as applicable, may be subject to optional early termination through the repurchase of the Assets in the related issuing entity by the party specified in the prospectus supplement, on any date on which the total Security Balance of the Notes or Certificates, as applicable, of that series declines to a percentage specified in the prospectus supplement (generally not to exceed 10%) of the Initial Security Balance, under the circumstances and in the manner set forth therein. In addition, if so provided in the prospectus supplement, some classes of Notes or Certificates, as applicable, may be purchased or redeemed in the manner set forth therein. See "Description of the Securities--Termination."

     Defaults

     The rate of defaults on the Assets will also affect the rate, timing and amount of principal payments on the Assets and thus the yield on the Notes or Certificates, as applicable. In general, defaults on mortgage loans or contracts are expected to occur with greater frequency in their early years. The rate of default on mortgage loans that are refinance or limited documentation mortgage loans, and on mortgage loans with high Loan-to-Value Ratios, may be higher than for other types of mortgage loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the mortgage loans or contracts will be affected by the general economic condition of the region of the country in which the related Mortgaged Properties or manufactured homes are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

     Foreclosures

     The number of foreclosures or repossessions and the principal amount of the mortgage loans or contracts comprising or underlying the Assets that are foreclosed or repossessed in relation to the number and principal amount of mortgage loans or contracts that are repaid in accordance with their terms will affect the weighted average life of the mortgage loans or contracts comprising or underlying the Assets and that of the related series of Notes or Certificates, as applicable.

     Refinancing

     At the request of a borrower, the servicer may allow the refinancing of a mortgage loan or contract in any issuing entity by accepting prepayments on the mortgage loan and permitting a new loan secured by a mortgage on the same property. In the event of that refinancing, the new loan would not be included in the related issuing entity and, therefore, that refinancing would have the same effect as a prepayment in full of the related mortgage loan or contract. A servicer may, from time to time, implement programs designed to encourage refinancing. These programs may include modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. In addition, servicers may encourage the refinancing of mortgage loans or contracts, including defaulted mortgage loans or contracts, that would permit creditworthy borrowers to assume the outstanding indebtedness of those mortgage loans or contracts.

     Due-on-Sale Clauses

     Acceleration of mortgage payments as a result of transfers of underlying Mortgaged Property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant prospectus supplement. A number of the mortgage loans comprising or underlying the Assets, other than FHA loans and VA loans, may include "due-on-sale clauses" that allow the holder of the mortgage loans to demand payment in full of the remaining principal balance of the mortgage loans upon sale, transfer or conveyance of the related Mortgaged Property.

     For any mortgage loans, except as set forth in the prospectus supplement, the servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under applicable law; provided, however, that the servicer will not take any action in relation to the enforcement of any due-on-sale provision that would adversely affect or jeopardize coverage under any applicable insurance policy. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale Clauses" and "Description of the Agreements--Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements--Due-on-Sale Provisions."

     The contracts, in general, prohibit the sale or transfer of the related manufactured homes without the consent of the servicer and permit the acceleration of the maturity of the contracts by the servicer upon any sale or transfer that is not consented to. It is expected that the servicer will permit most transfers of manufactured homes and not accelerate the maturity of the related contracts. In some cases, the transfer may be made by a delinquent borrower to avoid a repossession of the manufactured home. In the case of a transfer of a manufactured home after which the servicer desires to accelerate the maturity of related contract, the servicer's ability to do so will depend on the enforceability under state law of the due-on-sale clause.

                             STATIC POOL INFORMATION

     For each mortgage pool, the issuing entity will provide static pool information with respect to the experience of the sponsor, or other appropriate entity, in securitizing asset pools of the same type to the extent material.

     With respect to each series of securities, the information referred to in this section will be provided through an internet web site at the address disclosed in the related prospectus supplement.

                                   THE SPONSOR

     The sponsor will be DB Structured Products, Inc., a Delaware corporation, referred to herein as the Sponsor, for each series of securities unless otherwise indicated in the related prospectus supplement. The Sponsor maintains its principal office at 60 Wall Street, New York, New York 10005. Its telephone number is (212) 250-2500.

     During fiscal year 2005, the Sponsor and its affiliates securitized approximately $18.4 billion of residential mortgages.

     With respect to any series of securities, if so specified in the related prospectus supplement, the Sponsor will also act as servicer or master servicer for the mortgage pool. If so, the Sponsor will service the Designated Mortgage Assets in accordance with the description of the applicable servicing procedures contained in this prospectus under "Description of the Securities."

                                  THE DEPOSITOR

     ACE Securities Corp., the depositor, is a special purpose corporation incorporated in the State of Delaware on June 3, 1998. The principal executive offices of the depositor are located at 6525 Morrison Boulevard, Suite 318, Charlotte, North Carolina 28211. Its telephone number is (704) 365-0569. The depositor does not have, nor is it expected in the future to have, any significant assets.

     The limited purposes of the depositor are, in general, to acquire, own and sell mortgage loans and financial assets; to issue, acquire, own, hold and sell securities and notes secured by or representing ownership interests in mortgage loans and other financial assets, collections on the mortgage loans and related assets; and to engage in any acts that are incidental to, or necessary, suitable or convenient to accomplish, these purposes.

     All of the shares of capital stock of the depositor are held by Altamont Holdings Corp., a Delaware corporation.

                          DESCRIPTION OF THE SECURITIES

GENERAL

     The Securities issued in each series will include either asset-backed certificates (the "Certificates") or asset-backed notes (the "Notes", and together with the Certificates, the "Securities"). The Certificates of each series (including any class of Certificates not offered by this prospectus) will represent the entire beneficial ownership interest in the issuing entity created pursuant to the related Agreement. The "Notes" of each series will represent indebtedness of the related issuing entity and will be issued and secured pursuant to an indenture. Each series of Notes or Certificates, as applicable, will consist of one or more of the following classes of Notes or Certificates:

ACCRETION DIRECTED               A class of securities designated to receive
                                 principal payments primarily from the interest that accrues on specified Accrual Classes.

ACCRUAL A class of securities where the accrued interest otherwise payable to such certificates or notes is allocated to specified classes of certificates as principal payments in reduction of their certificate principal balance or note principal balance. The certificate principal balance or note principal balance of the Accrual Class will be increased to the extent such accrued interest is so allocated.

COMPANION                        A class that receives principal payments on any
                                 distribution date only if scheduled payments have been made on specified planned principal classes, targeted principal classes or scheduled principal classes.

COMPONENT                        A class consisting of "components." The
                                 components of a class of component securities may have different principal and/or interest payment characteristics but together constitute a single class. Each component of a class of component securities may be identified as falling into one or more of the categories in this list.

FIXED RATE                       A class with an interest rate that is fixed
                                 throughout the life of the class.

FLOATING RATE                    A class that receives interest payments based
                                 on an interest rate that fluctuates each payment period based on a designated index plus a specified margin.

INTEREST ONLY OR IO              A class of securities with no principal balance
                                 and which is not entitled to principal
                                 payments. Interest usually accrues based on a specified notional amount.

INVERSE FLOATING RATE            A class of securities where the pass-through
                                 rate adjusts based on the excess between a specified rate and LIBOR or another index.

LOCK OUT A class of securities which is "locked out" of certain payments, usually principal, for a specified period of time.

PARTIAL ACCRUAL                  A class that accretes a portion of the amount
                                 of accrued interest thereon, which amount will be added to the principal balance of such class on each applicable distribution date, with the remainder of such accrued interest to be distributed currently as interest on such class. Such accretion may continue until a specified event has occurred or until such Partial Accrual class is retired.

PRINCIPAL ONLY                   A class of securities which is not entitled to
                                 interest payments.

PLANNED AMORTIZATION CLASS       A class of securities with a principal balance
                                 that is reduced based on a schedule of
                                 principal balances, assuming a certain range of prepayment rates on the underlying assets.

SCHEDULED PRINCIPAL              A class that is designed to receive principal
                                 payments using a predetermined principal balance schedule but is not designated as a Planned Principal Class or Targeted Principal
                                 Class. In many cases, the schedule is derived by assuming two constant prepayment rates for the underlying assets. These two rates are the endpoints for the "structuring range" for the scheduled principal class.

SENIOR SUPPORT                   A class that absorbs the realized losses other
                                 than excess losses that would otherwise be allocated to a Super Senior Class after the related classes of subordinated securities are no longer outstanding.

SEQUENTIAL PAY                   Classes that receive principal payments in a
                                 prescribed sequence, that do not have
                                 predetermined principal balance schedules and that under all circumstances receive payments of principal continuously from the first distribution date on which they receive principal until they are retired. A single class that receives principal payments before or after all other classes in the same series of securities may be identified as a sequential pay class.

SUPER SENIOR                     A class that will not bear its proportionate
                                 share of realized losses (other than excess losses) as its share is directed to another class, referred to as the "support class" until the class principal balance of the support class is reduced to zero.

TARGET AMORTIZATION              A class of securities with a principal balance
                                 that is reduced based on a scheduled of
                                 principal balances,
                                 assuming a certain targeted rate of prepayments on the related collateral.

VARIABLE RATE                    A class with an interest rate that resets
                                 periodically and is calculated by reference to the rate or rates of interest applicable to specified assets or instruments (e.g., the Loan
                                 Rates borne by the underlying loans).

     If specified in the prospectus supplement, distributions on one or more classes of a series of Notes or Certificates, as applicable, may be limited to collections from a designated portion of the Assets in the related issuing entity (each portion of the Assets, an "Asset Group"). Any of these classes may include classes of Offered Notes or Offered Certificates, as applicable.

     Each class of Notes or Certificates, as applicable, offered by this prospectus and the related prospectus supplement (the "Offered Notes" and the "Offered Certificates," respectively, and together, the "Offered Securities") will be issued in minimum denominations corresponding to the Security Balances or, in the case of some classes of Strip Securities, notional amounts or percentage interests specified in the prospectus supplement. The transfer of any Offered Notes or Offered Certificates, as applicable, may be registered and those Notes or Certificates, as applicable, may be exchanged without the payment of any service charge payable in connection with that registration of transfer or exchange, but the depositor or the trustee or any agent of the depositor or the trustee may require payment of a sum sufficient to cover any tax or other governmental charge. One or more classes of Notes or Certificates, as applicable, of a series may be issued in fully registered, certificated form ("Definitive Notes" or "Definitive Certificates," and collectively, "Definitive Securities") or in book-entry form ("Book-Entry Notes" or "Book-Entry Certificates," and collectively, "Book-Entry Securities"), as provided in the prospectus supplement. See "Description of the Securities--Book-Entry Registration and Definitive Securities." Definitive Notes or Definitive Certificates, as applicable, will be exchangeable for other Notes or Certificates, as applicable, of the same class and series of a similar total Security Balance, notional amount or percentage interest but of different authorized denominations.

DISTRIBUTIONS

     Distributions on the Notes or Certificates, as applicable, of each series will be made by or on behalf of the trustee on each Distribution Date as specified in the prospectus supplement from the Available Distribution Amount for that series and that Distribution Date. Distributions (other than the final distribution) will be made to the persons in whose names the Notes or Certificates, as applicable, are registered at the close of business on, unless a different date is specified in the prospectus supplement, the last business day of the month preceding the month in which the Distribution Date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the date specified in the prospectus supplement (the "Determination Date"). All distributions for each class of Notes or Certificates, as applicable, on each Distribution Date will be allocated pro rata among the outstanding securityholders in that class or by random selection or as described in the prospectus supplement. Payments will be made either by wire transfer in immediately available funds to the account of a securityholder at a bank or other entity having appropriate facilities for these payments, if that securityholder has so notified the trustee or other person required to make those payments no later than the date specified in the prospectus supplement (and, if so provided in the prospectus supplement, holds Notes or Certificates, as applicable, in the requisite amount specified in the prospectus supplement), or by check mailed to the address of the person entitled to the payment as it appears on the Security Register; provided, however, that the final distribution in retirement of the Notes or Certificates, as applicable, will be made only upon presentation and surrender of the Notes or Certificates, as applicable, at the location specified in the notice to securityholders of that final distribution.

AVAILABLE DISTRIBUTION AMOUNT

     All distributions on the Notes or Certificates, as applicable, of each series on each Distribution Date will be made from the Available Distribution Amount described below, subject to the terms described in the prospectus supplement. Generally, the "Available Distribution Amount" for each Distribution Date equals the sum of the following amounts:

          (1) the total amount of all cash on deposit in the related Collection Account as of the corresponding Determination Date, exclusive, unless otherwise specified in the prospectus supplement, of:

               (a) all scheduled payments of principal and interest collected but due on a date after the related Due Period (unless a different period is specified in the prospectus supplement, a "Due Period " for any Distribution Date will begin on the second day of the month in which the immediately preceding Distribution Date occurs, or the Cut-off Date in the case of the first Due Period, and will end on the first day of the month of the related Distribution Date),

               (b) all prepayments, together with related payments of the interest thereon and related Prepayment Premiums, all proceeds of any FHA insurance, VA Guaranty Policy or insurance policies to be maintained for each Asset (to the extent that proceeds are not applied to the restoration of the Asset or released in accordance with the normal servicing procedures of a servicer, subject to the terms and conditions applicable to the related Asset) (collectively, "Insurance Proceeds"), all other amounts received and retained in connection with the liquidation of Assets in default in the issuing entity ("Liquidation Proceeds"), and other unscheduled recoveries received after the related Due Period, or other period specified in the prospectus supplement,

               (c) all amounts in the Collection Account that are due or reimbursable to the depositor, the trustee, an Asset Seller, a servicer, the master servicer or any other entity as specified in the prospectus supplement or that are payable in respect of particular expenses of the related issuing entity, and

               (d) all amounts received for a repurchase of an Asset from the issuing entity for defective documentation or a breach of representation or warranty received after the related Due Period, or other period specified in the prospectus supplement;

          (2) if the prospectus supplement so provides, interest or investment income on amounts on deposit in the Collection Account, including any net amounts paid under any Cash Flow Agreements;

          (3) all advances made by a servicer or the master servicer or any other entity as specified in the prospectus supplement for that Distribution Date;

          (4) if and to the extent the prospectus supplement so provides, amounts paid by a servicer or any other entity as specified in the prospectus supplement with respect to interest shortfalls resulting from prepayments during the related Prepayment Period; and

          (5) to the extent not on deposit in the related Collection Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any credit support for that Distribution Date.

     As described below, unless otherwise specified in the prospectus supplement, the entire Available Distribution Amount will be distributed among the related Notes or Certificates, as applicable (including any Notes or Certificates, as applicable, not offered by this prospectus) on each Distribution Date, and accordingly will be released from the issuing entity and will not be available for any future distributions.

     The prospectus supplement for a series of Notes or Certificates, as applicable, will describe any variation in the calculation or distribution of the Available Distribution Amount for that series.

DISTRIBUTIONS OF INTEREST ON THE SECURITIES

     Each class of Notes or Certificates, as applicable, (other than classes of Strip Securities which have no Interest Rate), may have a different Interest Rate, which will be a fixed, variable or adjustable rate at which interest will accrue on that class or a component of that class (the "Interest Rate" in the case of Certificates). The indices applicable to variable rate and adjustable rate classes will only be of a type that are customarily used in the debt and fixed income markets to measure the cost of borrowed funds and will not be indices linked to stocks or commodities. The prospectus supplement will specify the Interest Rate for each class or component or, in the case of a variable or adjustable Interest Rate, the method for determining the Interest Rate. Interest on the Notes or Certificates, as applicable, will be calculated on the basis of a 360-day year consisting of twelve 30-day months unless the prospectus supplement specifies a different basis.

     Distributions of interest on the Notes or Certificates, as applicable, of any class will be made on each Distribution Date (other than any class of Accrual Securities, which will be entitled to distributions of accrued interest starting only on the Distribution Date, or under the circumstances, specified in the prospectus supplement, and any class of Strip Securities that are not entitled to any distributions of interest) based on the Accrued Security Interest for that class and that Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to that class on that Distribution Date. Before any interest is distributed on any class of Accrual Securities, the amount of Accrued Security Interest otherwise distributable on that class will instead be added to the Security Balance of that class on each Distribution Date.

     For each class of Notes or Certificates, as applicable, and each Distribution Date (other than some classes of Strip Securities), "Accrued Security Interest" will be equal to interest accrued during the related Accrual Period on the outstanding Security Balance of the class of Notes or Certificates, as applicable, immediately before the Distribution Date, at the applicable Interest Rate, reduced as described below. Accrued Security Interest on some classes of Strip Securities will be equal to interest accrued during the related Accrual Period on the outstanding notional amount of the Strip Security immediately before each Distribution Date, at the applicable Interest Rate, reduced as described below, or interest accrual in the manner described in the prospectus supplement. The method of determining the notional amount for a particular class of Strip Securities will be described in the prospectus supplement. Reference to notional amount is solely for convenience in some of the calculations and does not represent the right to receive any distributions of principal. Unless otherwise provided in the prospectus supplement, the Accrued Security Interest on a series of Notes or Certificates, as applicable, will be reduced in the event of prepayment interest shortfalls, which are shortfalls in collections of interest for a full accrual period resulting from prepayments before the due date in that accrual period on the mortgage loans or contracts comprising or underlying the Assets in the issuing entity for that series. The particular manner in which these shortfalls are to be allocated among some or all of the classes of Notes or Certificates, as applicable, of that series will be specified in the prospectus supplement. The prospectus supplement will also describe the extent to which the amount of Accrued Security Interest that is otherwise distributable on (or, in the case of Accrual Securities, that may otherwise be added to the Security Balance of) a class of Offered Notes or Offered Certificates, as applicable, may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on the mortgage loans or contracts comprising or underlying the Assets in the related issuing entity. Unless otherwise provided in the prospectus supplement, any reduction in the amount of Accrued Security Interest otherwise distributable on a class of Notes or Certificates, as applicable, by reason of the allocation to that class of a portion of any deferred interest on the mortgage loans or contracts comprising or underlying the Assets in the related issuing entity will result in a corresponding increase in the Security Balance of that class. See "Yield Considerations."

DISTRIBUTIONS OF PRINCIPAL OF THE SECURITIES

     The Notes or Certificates, as applicable, of each series, other than some classes of Strip Securities, will have a "Security Balance" which, at any time, will equal the then maximum amount that the holder will be entitled to receive on principal out of the future cash flow on the Assets and other assets included in the related issuing entity. The outstanding Security Balance of a Security will be reduced:

     o to the extent of distributions of principal on that Security from time to time and

     o if and to the extent provided in the prospectus supplement, by the amount of losses incurred on the related Assets.

     The outstanding Security Balance of a Security:

     o may be increased in respect of deferred interest on the related mortgage loans, to the extent provided in the prospectus supplement and

     o in the case of Accrual Securities, will be increased by any related Accrued Security Interest up until the Distribution Date on which distributions of interest are required to begin.

     If specified in the prospectus supplement, the initial total Security Balance of all classes of Notes or Certificates, as applicable, of a series will be greater than the outstanding total principal balance of the related Assets as of the applicable Cut-off Date. The initial total Security Balance of a series and each class of the series will be specified in the prospectus supplement. Distributions of principal will be made on each Distribution Date to the class or classes of Notes or Certificates, as applicable, in the amounts and in accordance with the priorities specified in the prospectus supplement. Some classes of Strip Securities with no Security Balance are not entitled to any distributions of principal.

     If specified in the related prospectus supplement, the issuing entity may issue notes or certificates, as applicable, from time to time and use the proceeds of this issuance to make principal payments with respect to a series.

REVOLVING PERIOD

     The applicable prospectus supplement may provide that all or a portion of the principal collections may be applied by the trustee to the acquisition of subsequent HELOCs or asset-backed or mortgage backed securities during a specified period rather than used to distribute payments of principal to noteholders or certificateholders, as applicable, during that period. These notes or certificates, as applicable, would then possess an interest only period, also commonly referred to as a "Revolving Period", which will be followed by an "Amortization Period", during which principal will be paid. Any interest only or revolving period may terminate prior to the end of the specified period and result in the earlier than expected principal repayment of the notes or certificates, as applicable.

COMPONENTS

     To the extent specified in the prospectus supplement, distribution on a class of Notes or Certificates, as applicable, may be based on a combination of two or more different components as described under "--General" above. To that extent, the descriptions set forth under "--Distributions of Interest on the Securities" and "--Distributions of Principal of the Securities" above also relate to components of the component class of Notes or Certificates, as applicable. References in those sections to Security Balance may refer to the principal balance, if any, of these components and reference to the Interest Rate may refer to the Interest Rate, if any, on these components.

DISTRIBUTIONS ON THE SECURITIES OF PREPAYMENT PREMIUMS

     If so provided in the prospectus supplement, Prepayment Premiums that are collected on the mortgage loans in the related issuing entity will be distributed on each Distribution Date to the class or classes of Notes or Certificates, as applicable, entitled to the distribution as described in the prospectus supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

     If so provided in the prospectus supplement for a series of Notes or Certificates, as applicable, consisting of one or more classes of Subordinate Notes or Subordinate Certificates, as applicable, on any Distribution Date in respect of which losses or shortfalls in collections on the Assets have been incurred, the amount of those losses or shortfalls will be borne first by a class of Subordinate Notes or Subordinate Certificates, as applicable, in the priority and manner and subject to the limitations specified in the prospectus supplement. See "Description of Credit Support" for a description of the types of protection that may be included in an issuing entity against losses and shortfalls on Assets comprising that issuing entity. The prospectus supplement for a series of Notes or Certificates, as applicable, will describe the entitlement, if any, of a class of Notes or Certificates, as applicable, whose Security Balance has been reduced to zero as a result of distributions or the allocation of losses on the related Assets to recover any losses previously allocated to that class from amounts received on the Assets. However, if the Security Balance of a class of Notes or Certificates, as applicable, has been reduced to zero as the result of principal distributions, the allocation of losses on the Assets, an optional termination or an optional purchase or redemption, that class will no longer be entitled to receive principal distributions from amounts received on the assets of the related issuing entity, including distributions in respect of principal losses previously allocated to that class.

ADVANCES IN RESPECT OF DELINQUENCIES

     If so provided in the prospectus supplement, the servicer or another entity described in the prospectus supplement will be required as part of its servicing responsibilities to advance on or before each Distribution Date its own funds or funds held in the related Collection Account that are not included in the Available Distribution Amount for that Distribution Date, in an amount equal to the total of payments of (1) principal (other than any balloon payments) and (2) interest (net of related servicing fees and Retained Interest) that were due on the Assets in that issuing entity during the related Due Period and were delinquent on the related Determination Date, subject to a good faith determination that the advances will be reimbursable from Related Proceeds (as defined below). In the case of a series of Notes or Certificates, as applicable, that includes one or more classes of Subordinate Notes or Subordinate Certificates, as applicable, and if so provided in the prospectus supplement, the servicer's (or another entity's) advance obligation may be limited only to the portion of those delinquencies necessary to make the required distributions on one or more classes of Senior Notes or Senior Certificates, as applicable, and/or may be subject to a good faith determination that advances will be reimbursable not only from Related Proceeds but also from collections on other Assets otherwise distributable on one or more classes of those Subordinate Notes or Subordinate Certificates, as applicable. See "Description of Credit Support."

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Notes or Certificates, as applicable, entitled to the payments, rather than to guarantee or insure against losses. Advances of the servicer's (or another entity's) funds will be reimbursable only out of related recoveries on the Assets (including amounts received under any form of credit support) respecting which those advances were made (as to any Assets, "Related Proceeds") and from any other amounts specified in the prospectus supplement, including out of any amounts otherwise distributable on one or more classes of Subordinate Notes or Subordinate Certificates, as applicable, of that series; provided, however, that any advance will be reimbursable from any amounts in the related Collection Account before any distributions being made on the Notes or Certificates, as applicable, to the extent that the servicer (or some other entity) determines in good faith that that advance (a "Nonrecoverable Advance") is not ultimately recoverable from Related Proceeds or, if applicable, from collections on other Assets otherwise distributable on the Subordinate Notes or Subordinate Certificates, as applicable. If advances have been made by the servicer from excess funds in the related Collection Account, the servicer is required to replace these funds in that Collection Account on any future Distribution Date to the extent that funds in that Collection Account on that Distribution Date are less than payments required to be made to securityholders on that date. If specified in the prospectus supplement, the obligations of the servicer (or another entity) to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty. If applicable, information regarding the characteristics of and the identity of any borrower on any surety bond will be set forth in the prospectus supplement.

     If and to the extent so provided in the prospectus supplement, the servicer (or another entity) will be entitled to receive interest at the rate specified in the prospectus supplement on its outstanding advances and will be entitled to pay itself this interest periodically from general collections on the Assets before any payment to securityholders or as otherwise provided in the related Agreement and described in the prospectus supplement.

     If specified in the prospectus supplement, the master servicer or the trustee will be required to make advances, subject to specific conditions described in the prospectus supplement, in the event of a servicer default.

REPORTS TO SECURITYHOLDERS

     With each distribution to holders of any class of Notes or Certificates, as applicable, of a series, the servicer, the master servicer or the trustee, as provided in the prospectus supplement, will forward or cause to be forwarded to each holder, to the depositor and to any other parties as may be specified in the related Agreement, a statement containing the information specified in the prospectus supplement, or if no information is specified in the prospectus supplement, generally setting forth, in each case to the extent applicable and available:

          (1) the amount of that distribution to holders of Notes or Certificates, as applicable, of that class applied to reduce the Security Balance of the Notes or Certificates, as applicable,;

          (2) the amount of that distribution to holders of Notes or Certificates, as applicable, of that class allocable to Accrued Security Interest;

          (3) the amount of that distribution allocable to Prepayment Premiums;

          (4) the amount of related servicing compensation and any other customary information as is required to enable securityholders to prepare their tax returns;

          (5) the total amount of advances included in that distribution, and the total amount of unreimbursed advances at the close of business on that Distribution Date;

          (6) the total principal balance of the Assets at the close of business on that Distribution Date;

          (7) the number and total principal balance of mortgage loans in respect of which

               (a)  one scheduled payment is delinquent,

               (b)  two scheduled payments are delinquent,

               (c)  three or more scheduled payments are delinquent and

               (d)  foreclosure proceedings have begun;

          (8) for any mortgage loan or contract liquidated during the related Due Period, (a) the portion of the related liquidation proceeds payable or reimbursable to a servicer (or any other entity) in respect of that mortgage loan and (b) the amount of any loss to securityholders;

          (9) with respect to collateral acquired by the issuing entity through foreclosure or otherwise (an "REO Property") relating to a mortgage loan or contract and included in the issuing entity as of the end of the related Due Period, the date of acquisition;

          (10) for each REO Property relating to a mortgage loan or contract and included in the issuing entity as of the end of the related Due Period,

               (a)  the book value,

               (b) the principal balance of the related mortgage loan or contract immediately following that Distribution Date (calculated as if that mortgage loan or contract were still outstanding taking into account limited modifications to the terms of the mortgage loan specified in the Agreement),

               (c) the total amount of unreimbursed servicing expenses and unreimbursed advances in respect of the REO Property and

               (d) if applicable, the total amount of interest accrued and payable on related servicing expenses and related advances;

          (11) for any REO Property sold during the related Due Period

               (a)  the total amount of sale proceeds,

               (b) the portion of those sales proceeds payable or reimbursable to the master servicer in respect of that REO Property or the related mortgage loan or contract and

               (c) the amount of any loss to securityholders in respect of the related mortgage loan;

          (12) the total Security Balance or notional amount, as the case may be, of each class of Notes or Certificates, as applicable (including any class of Notes or Certificates, as applicable, not offered by this prospectus) at the close of business on that Distribution Date, separately identifying any reduction in that Security Balance due to the allocation of any loss and increase in the Security Balance of a class of Accrual Securities if any Accrued Security Interest has been added to that balance;

          (13) the total amount of principal prepayments made during the related Due Period;

          (14) the amount deposited in the reserve fund, if any, on that Distribution Date;

          (15) the amount remaining in the reserve fund, if any, as of the close of business on that Distribution Date;

          (16) the total unpaid Accrued Security Interest, if any, on each class of Notes or Certificates, as applicable, at the close of business on that Distribution Date;

          (17) in the case of Notes or Certificates, as applicable, with a variable Interest Rate, the Interest Rate applicable to that Distribution Date, and, if available, the immediately succeeding Distribution Date, as calculated in accordance with the method specified in the prospectus supplement;

          (18) in the case of Notes or Certificates, as applicable, with an adjustable Interest Rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable Interest Rate applicable to that Distribution Date, if available, and the immediately succeeding Distribution Date as calculated in accordance with the method specified in the prospectus supplement;

          (19) as to any series that includes credit support, the amount of coverage of each instrument of credit support included as of the close of business on that Distribution Date;

          (20) during the Pre-Funding Period, the remaining Pre-Funded Amount and the portion of the Pre-Funding Amount used to acquire Subsequent Assets since the preceding Distribution Date;

          (21) during the Pre-Funding Period, the amount remaining in the Capitalized Interest Account; and

          (22) the total amount of payments by the borrowers of

               (a)  default interest,

               (b)  late charges and

               (c) assumption and modification fees collected during the related Due Period.

     Reports, whether monthly or annual, will be transmitted in paper format to the holder of record of the class of securities contemporaneously with the distribution on that particular class. In addition, the monthly reports will be posted on a website as described below under "Available Information."

     Within a reasonable period of time after the end of each calendar year, the servicer, the master servicer or the trustee, as provided in the prospectus supplement, will furnish to each securityholder of record at any time during the calendar year the information required by the Internal Revenue Code of 1986, as amended (the "Code") and applicable regulations under the Code to enable securityholders to prepare their tax returns. See "Description of the Securities--Book-Entry Registration and Definitive Securities."

TERMINATION

     The obligations created by the related Agreement for each series of Notes or Certificates, as applicable, will terminate upon the payment to securityholders of that series of all amounts held in the Collection Accounts or by a servicer, the master servicer, if any, or the trustee and required to be paid to them pursuant to that Agreement following the earlier of (1) the final payment or other liquidation of the last Asset subject to the related Agreement or the disposition of all property acquired upon foreclosure of any mortgage loan or contract subject to the Agreement and (2) the purchase of all of the assets of the issuing entity by the party entitled to effect that termination, under the circumstances and in the manner set forth in the prospectus supplement. In no event, however, will the issuing entity continue beyond the date specified in the prospectus supplement. Written notice of termination of the Agreement will be given to each securityholder, and the final distribution will be made only upon presentation and surrender of the Notes or Certificates, as applicable, at the location to be specified in the notice of termination.

     If specified in the prospectus supplement, a series of Notes or Certificates, as applicable, may be subject to optional early termination through the purchase of the Assets in the related issuing entity by the party specified in the prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the prospectus supplement, upon the reduction of the Security Balance of a specified class or classes of Notes or Certificates, as applicable, by a specified percentage, the party specified in the prospectus supplement will solicit bids for the purchase of all assets of the issuing entity, or of a sufficient portion of those assets to retire that class or classes or purchase that class or classes at a price set forth in the prospectus supplement, in each case, under the circumstances and in the manner set forth in the prospectus supplement. That price will at least equal the outstanding Security Balances and any accrued and unpaid interest on the Security Balances (including any unpaid interest shortfalls for prior Distribution Dates). Any sale of the Assets of the issuing entity will be without recourse to the issuing entity or the securityholders. Any purchase or solicitation of bids may be made only when the total Security Balance of that class or classes declines to a percentage of the Initial Security Balance of those Notes or Certificates, as applicable (not to exceed 10%) specified in the prospectus supplement. In addition, if so provided in the prospectus supplement, some classes of Notes or Certificates, as applicable, may be purchased or redeemed in the manner set forth in the prospectus supplement at a price at least equal to the outstanding Security Balance of each class so purchased or redeemed and any accrued and unpaid interest on the Security Balance (including any unpaid interest shortfalls for prior Distribution Dates). In the event that any series of certificates or notes which provides for such a purchase, the certificates or notes will use the word "Callable" in their title.

OPTIONAL PURCHASES

     Subject to the provisions of the applicable Agreement, the depositor, the servicer or any other party specified in the prospectus supplement may, at that party's option, repurchase any mortgage loan that is in default or as to which default is reasonably foreseeable if, in the depositor's, the servicer's or any other party's judgment, the related default is not likely to be cured by the borrower or default is not likely to be averted, at a price equal to the unpaid principal balance of the mortgage loan plus accrued interest on the mortgage loan and under the conditions set forth in the prospectus supplement.

BOOK-ENTRY REGISTRATION AND DEFINITIVE SECURITIES

     General

     If provided for in the prospectus supplement, one or more classes of the Offered Notes or Offered Certificates, as applicable, of any series will be issued as Book-Entry Notes or Book-Entry Certificates, as applicable, and each of these classes will be represented by one or more single Notes or Certificates, as applicable, registered in the name of a nominee for the depository, The Depository Trust Company ("DTC") and, if provided in the prospectus supplement, additionally through Clearstream Luxembourg, societe anonyme ("Clearstream Luxembourg") or the Euroclear System ("Euroclear"). Each class of Book-Entry Notes or Book-Entry Certificates, as applicable, will be issued in one or more certificates or notes, as the case may be, that equal the initial principal amount of the related class of Offered Notes or Offered Certificates, as applicable, and will initially be registered in the name of Cede & Co.

     No person acquiring an interest in a Book-Entry Security (each, a "Beneficial Owner") will be entitled to receive a Definitive Security, except as set forth below under "--Definitive Securities." Unless and until Definitive Notes or Definitive Certificates, as applicable, are issued for the Book-Entry Notes or Book-Entry Certificates, as applicable, under the limited circumstances described in the applicable prospectus supplement or this prospectus, all references to actions by securityholders with respect to the Book-Entry Notes or Book-Entry Certificates, as applicable, will refer to actions taken by DTC, Clearstream Luxembourg or Euroclear upon instructions from their Participants (as defined below), and all references in this prospectus to distributions, notices, reports and statements to securityholders with respect to the Book-Entry Notes or Book-Entry Certificates, as applicable, will refer to distributions, notices, reports and statements to DTC, Clearstream Luxembourg or Euroclear, as applicable, for distribution to Beneficial Owners by DTC in accordance with the procedures of DTC and if applicable, Clearstream Luxembourg and Euroclear.

     Beneficial Owners will hold their Book-Entry Notes or Book-Entry Certificates, as applicable, through DTC in the United States, or, if the Offered Notes or Offered Certificates, as applicable, are offered for sale globally, through Clearstream Luxembourg or Euroclear in Europe if they are participating organizations ("Participants") of those systems. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include some other organizations. Indirect access to the DTC, Clearstream Luxembourg and Euroclear systems also is available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

     DTC

     DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code ("UCC") and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). DTC was created to hold securities for its Participants, some of which (and/or their representatives) own DTC, and facilitate the clearance and settlement of securities transactions between its Participants through electronic book-entry changes in their accounts, thus eliminating the need for physical movement of securities. In accordance with its normal procedures, DTC is expected to record the positions held by each of its Participants in the Book-Entry Notes or Book-Entry Certificates, as applicable, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Notes or Book-Entry Certificates, as applicable, will be subject to the rules, regulations and procedures governing DTC and its Participants as in effect from time to time.

     Clearstream Luxembourg

     Clearstream Banking, societe anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg ("Clearstream, Luxembourg"), was incorporated in 1970 as "Cedel S.A.", a company with limited liability under Luxembourg law (a societe anonyme). Cedel S.A. subsequently changed its name to Cedelbank. On January 10, 2000, Cedelbank's parent company, Cedel International, societe anonyme ("CI") merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG ("DBC"). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Cedel International, societe anonyme ("New CI"), which is 50% owned by CI and 50% owned by DBC's parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Cedel International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Cedel International's stock.

     Further to the merger, the Board of Directors of New Cedel International decided to rename the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is "Clearstream". With effect from January 14, 2000 New CI has been renamed "Clearstream International, societe anonyme". On January 18, 2000, Cedelbank was renamed "Clearstream Banking, societe anonyme", and Cedel Global Services was renamed "Clearstream Services, societe anonyme".

     On January 17, 2000 DBC was renamed "Clearstream Banking AG". This means that there are now two entities in the corporate group headed by Clearstream International which share the name "Clearstream Banking", the entity previously named "Cedelbank" and the entity previously named "Deutsche Borse Clearing AG".

     Clearstream, Luxembourg holds securities for its customers ("Clearstream, Luxembourg Participants") and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, "CSSF", which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United

States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Morgan Guaranty Trust Company of New York as the Operator of the Euroclear System (MGT/EOC) in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and MGT/EOC.

     Euroclear

     Euroclear was created in 1968 to hold securities for its Participants and to clear and settle transactions between its Participants through simultaneous electronic book-entry delivery against payment, thus eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative Corporation"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative Corporation. The Cooperative Corporation establishes policy for Euroclear on behalf of its Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Participant of Euroclear, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation that is a member bank of the Federal Reserve System, and is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of its Participants, and has no record of or relationship with persons holding through Participants of Euroclear.

     Clearstream Luxembourg and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in Clearstream Luxembourg's and Euroclear's names on the books of their respective depositaries which in turn will hold positions in customers' securities accounts in the depositaries names on the books of DTC. Citibank will act as depositary for Clearstream Luxembourg and JPMorgan Chase Bank will act as depositary for Euroclear (individually the "Relevant Depositary" and collectively, the "European Depositaries").

     Beneficial Ownership of Book-Entry Securities

     Except as described below, no Beneficial Owner will be entitled to receive a physical certificate representing a Certificate, or note representing a Note. Unless and until Definitive Notes or Definitive Certificates, as applicable, are issued, it is anticipated that the only "securityholder" of the Offered Notes or Offered Certificates, as applicable, will be Cede & Co., as nominee of DTC.

Beneficial Owners will not be "Certificateholders" as that term is used in any Agreement, nor "Noteholders" as that term is used in any indenture. Beneficial Owners are only permitted to exercise their rights indirectly through Participants, DTC, Clearstream Luxembourg or Euroclear, as applicable.

     The Beneficial Owner's ownership of a Book-Entry Security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the Beneficial Owner's account for that purpose. In turn, the Financial Intermediary's ownership of a Book-Entry Security will be recorded on the records of DTC (or of a Participant that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Beneficial Owner's Financial Intermediary is not a Participant of DTC and on the records of Clearstream Luxembourg or Euroclear, as appropriate).

     Beneficial Owners will receive all distributions of principal of, and interest on, the Offered Notes or Offered Certificates, as applicable, from the trustee through DTC and its Participants. While the Offered Notes or Offered Certificates, as applicable, are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Offered Notes or Offered Certificates, as applicable, and is required to receive and transmit distributions of principal of, and interest on, the Offered Notes or Offered Certificates, as applicable. Participants and Indirect Participants with whom Beneficial Owners have accounts with respect to Offered Notes or Offered Certificates, as applicable, are similarly required to make book-entry transfers and receive and transmit distributions on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess certificates or notes, the Rules provide a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their interest.

     Beneficial Owners will not receive or be entitled to receive certificates or notes representing their respective interests in the Offered Notes or Offered Certificates, as applicable, except under the limited circumstances described below. Unless and until Definitive Notes or Definitive Certificates, as applicable, are issued, Beneficial Owners who are not Participants may transfer ownership of Offered Notes or Offered Certificates, as applicable, only through Participants and Indirect Participants by instructing the Participants and Indirect Participants to transfer Offered Notes or Offered Certificates, as applicable, by book-entry transfer, through DTC for the account of the purchasers of the Offered Notes or Offered Certificates, as applicable, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfer of ownership of Book-Entry Notes or Book-Entry Certificates, as applicable, will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Beneficial Owners.

     Because of time zone differences, any credits of securities received in Clearstream Luxembourg or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. These credits or any transactions in securities settled during this processing will be reported to the relevant Participants of Clearstream Luxembourg or Euroclear on that business day. Cash received in Clearstream Luxembourg or Euroclear as a result of sales of securities by or through a Participant of Clearstream Luxembourg or Euroclear to a Participant of DTC will be received with value on the DTC settlement date but will be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Notes or Certificates, as applicable, see "Material Federal Income Tax Considerations -- Tax Treatment of Foreign Investors" in this prospectus and, if the Book-Entry Notes or Book-Entry Certificates, as applicable, are globally offered and the prospectus supplement so provides, see "Global Clearance, Settlement and Tax Documentation Procedures -- Certain U.S. Federal Income Tax Documentation Requirements" in Annex I to the prospectus supplement.

     Transfers between Participants of DTC will occur in accordance with DTC Rules. Transfers between Participants of Clearstream Luxembourg or Euroclear will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Participants of Clearstream Luxembourg or Euroclear, on the other, will be effected in DTC in accordance with the DTC Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Participants of Clearstream Luxembourg or Euroclear may not deliver instructions directly to the European Depositaries.

     Distributions on the Book-Entry Notes or Book-Entry Certificates, as applicable, will be made on each Distribution Date by the Trustee to DTC. DTC will be responsible for crediting the amount of each distribution to the accounts of the applicable Participants of DTC in accordance with DTC's normal procedures. Each Participant of DTC will be responsible for disbursing the distribution to the Beneficial Owners of the Book-Entry Notes or Book-Entry Certificates, as applicable, that it represents and to each Financial Intermediary for which it acts as agent. Each Financial Intermediary will be responsible for disbursing funds to the Beneficial Owners of the Book-Entry Notes or Book-Entry Certificates, as applicable, that it represents.

     Under a book-entry format, Beneficial Owners of the Book-Entry Notes or Book-Entry Certificates, as applicable, may experience some delay in their receipt of payments, because the distributions will be forwarded by the Trustee to Cede & Co. Any distributions on Notes or Certificates, as applicable, held through Clearstream Luxembourg or Euroclear will be credited to the cash accounts of Participants of Clearstream Luxembourg or Euroclear in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Considerations -- REMICs -- Taxation of Certain Foreign Investors" in this prospectus. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Beneficial Owner to pledge Book-Entry Notes or Book-Entry Certificates, as applicable, to persons or entities that do not participate in the depository system, or otherwise take actions in respect of Book-Entry Notes or Book-Entry Certificates, as applicable, may be limited due to the lack of physical securities for the Book-Entry Notes or Book-Entry Certificates, as applicable. In addition, issuance of the Book-Entry Notes or Book-Entry Certificates, as applicable, in book-entry form may reduce the liquidity of the securities in the secondary market since potential investors may be unwilling to purchase Notes or Certificates, as applicable, for which they cannot obtain physical securities.

     Monthly and annual reports will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to Beneficial Owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Notes or Book-Entry Certificates, as applicable, of Beneficial Owners are credited.

     Generally, DTC will advise the applicable trustee that unless and until Definitive Notes or Definitive Certificates, as applicable, are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Notes or Book-Entry Certificates, as applicable, under the Agreement or indenture, as applicable, only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Notes or Book-Entry Certificates, as applicable, are credited, to the extent that actions are taken on behalf of Financial Intermediaries whose holdings include the Book-Entry Notes or Book-Entry Certificates, as applicable. If the Book-Entry Notes or Book-Entry Certificates, as applicable, are globally offered, Clearstream Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a securityholder under the Agreement or indenture, as applicable, on behalf of a Participant of Clearstream Luxembourg or Euroclear only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect those actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Offered Notes or Offered Certificates, as applicable, that conflict with actions taken with respect to other Offered Notes or Offered Certificates, as applicable.

     Although DTC, Clearstream Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Notes or Book-Entry Certificates, as applicable, among Participants of DTC, Clearstream Luxembourg and Euroclear, they are under no obligation to perform or continue to perform these procedures and the procedures may be discontinued at any time.

     None of the depositor, any master servicer, any servicer, the trustee, any securities registrar or paying agent or any of their affiliates will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Notes or Book-Entry Certificates, as applicable, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

     Definitive Securities

     Notes or Certificates, as applicable, initially issued in book-entry form will be issued as Definitive Notes or Definitive Certificates, as applicable, to Beneficial Owners or their nominees, rather than to DTC or its nominee only

          (1) if the depositor advises the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository for the Notes or Certificates, as applicable, and the depositor is unable to locate a qualified successor,

          (2) if the depositor, at its option, in writing, with the consent of the applicable Participants, elects to end the book-entry system through DTC or

          (3) in accordance with any other provisions described in the prospectus supplement.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Notes or Definitive Certificates, as applicable, for the Beneficial Owners. Upon surrender by DTC of the security or securities representing the Book-Entry Notes or Book-Entry Certificates, as applicable, together with instructions for registration, the trustee will issue (or cause to be issued) to the Beneficial Owners identified in those instructions the Definitive Notes or Definitive Certificates, as applicable, to which they are entitled, and thereafter the trustee will recognize the holders of those Definitive Notes or Definitive Certificates, as applicable, as securityholders under the Agreement.


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

                          DESCRIPTION OF THE AGREEMENTS

AGREEMENTS APPLICABLE TO A SERIES

     REMIC Securities and Grantor Trust Securities

     Notes or Certificates, as applicable, representing interests in an issuing entity, or a portion of an issuing entity, that the trustee will elect to have treated as a real estate mortgage investment conduit ("REMIC") under Sections 860A through 860G of the Code ("REMIC Securities"), or Grantor Trust Securities (as defined in this prospectus), will be issued, and the related issuing entity will be created, pursuant to a pooling and servicing agreement or trust agreement (in either case, generally referred to in this prospectus as the "pooling and servicing agreement") among the depositor, the trustee and the sole servicer or master servicer, as applicable. The Assets of that issuing entity will be transferred to the issuing entity and thereafter serviced in accordance with the terms of the pooling and servicing agreement. In the event there are multiple servicers of the Assets of that issuing entity, or in the event the Securities consist of Notes, each servicer will perform its servicing functions pursuant to a related underlying servicing agreement. Forms of the agreements have been filed as exhibits to the registration statement of which this prospectus is a part. However, the provisions of each agreement will vary depending upon the nature of the related securities and the nature of the related issuing entity. The summaries included herein describe provisions that may appear in a pooling and servicing agreement with respect to a series of Certificates or in either the servicing agreement or indenture with respect to a series of Notes. The prospectus supplement for a series of securities will describe material provisions of the related agreements that differ from and supplement the description thereof set forth below. The depositor will provide a copy of each agreement (without exhibits) that relates to any series of securities without charge upon written request of a holder of an offered security of the series addressed to it at its principal executive offices specified in this prospectus under "The Depositor". As to each series of securities, the related agreements will be filed with the Commission in a current report on Form 8-K following the issuance of the securities to the extent required to comply with the Securities Act of 1933 and Regulation AB.

     Securities That Are Partnership Interests for Tax Purposes and Notes

     Certificates, as applicable, that are intended to be treated as partnership interests for tax purposes will be issued, and the related issuing entity will be created, pursuant to the pooling and servicing agreement or trust agreement.

     A series of Notes issued by an issuing entity that is intended to be treated as a partnership or disregarded entity for tax purposes will be issued pursuant to an indenture between the related issuing entity and an indenture trustee named in the prospectus supplement. The issuing entity will be established either as a statutory business trust under the law of the State of Delaware or as a common law trust under the law of the State of New York pursuant to a trust agreement between the depositor and an owner trustee specified in the prospectus supplement relating to that series of Notes. The Assets securing payment on the Notes will be serviced in accordance with a sale and servicing agreement or servicing agreement.

MATERIAL TERMS OF THE POOLING AND SERVICING AGREEMENTS AND UNDERLYING SERVICING AGREEMENTS

     General

     The following summaries describe the material provisions that may appear in each pooling and servicing agreement, sale and servicing agreement or servicing agreement (each an

"Agreement"). The prospectus supplement for a series of Notes or Certificates, as applicable, will describe any provision of the Agreement relating to that series that materially differs from the description of those provisions contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified by reference to, all of the provisions of the Agreement for each issuing entity and the description of those provisions in the prospectus supplement. The provisions of each Agreement will vary depending on the nature of the Notes or Certificates, as applicable, to be issued under the Agreement and the nature of the related issuing entity. As used in this prospectus for any series, the term "Security" refers to all of the Notes or Certificates, as applicable, of that series, whether or not offered by this prospectus and by the prospectus supplement, unless the context otherwise requires. A form of a pooling and servicing agreement has been filed as an exhibit to the Registration Statement of which this prospectus is a part. The depositor will provide a copy of the pooling and servicing agreement (without exhibits) relating to any series of Notes or Certificates, as applicable, without charge upon written request of a securityholder of that series addressed to ACE Securities Corp., 6525 Morrison Boulevard, Suite 318, Charlotte, North Carolina 28211, Attention: Evelyn Echevarria.

     The servicer or master servicer and the trustee for any series of Notes or Certificates, as applicable, will be named in the prospectus supplement. In the event there are multiple servicers for the Assets in an issuing entity, a master servicer will perform some of the administration, calculation and reporting functions for that issuing entity and will supervise the related servicers pursuant to a pooling and servicing agreement. For a series involving a master servicer, references in this prospectus to the servicer will apply to the master servicer where non-servicing obligations are described. If specified in the prospectus supplement, a manager or administrator may be appointed pursuant to the pooling and servicing agreement for any issuing entity to administer that issuing entity.

     Assignment of Assets; Repurchases

     At the time of issuance of any series of Notes or Certificates, as applicable, the depositor will assign (or cause to be assigned) to the designated trustee the Assets to be included in the related issuing entity, together with all principal and interest to be received on or with respect to those Assets after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest. The trustee will, concurrently with that assignment, deliver the Notes or Certificates, as applicable, to the depositor in exchange for the Assets and the other assets comprising the issuing entity for that series. Each Asset will be identified in a schedule appearing as an exhibit to the related Agreement. That schedule will include detailed information to the extent available and relevant

          (1) in respect of each mortgage loan included in the related issuing entity, including the city and state of the related Mortgaged Property and type of that property, the mortgage rate and, if applicable, the applicable index, margin, adjustment date and any rate cap information, the original and remaining term to maturity, the original and outstanding principal balance and balloon payment, if any, the Loan-to-Value Ratio as of the date indicated and payment and prepayment provisions, if applicable;

          (2) in respect of each contract included in the related issuing entity, including the outstanding principal amount and the contract rate; and

          (3) in respect of each Mortgage Security and Agency Security, the original and outstanding principal amount, if any, and the interest rate on the Mortgage Security or Agency Security.

     For each mortgage loan, except as otherwise specified in the prospectus supplement, the depositor will deliver or cause to be delivered to the trustee (or to the custodian hereinafter referred to) particular loan documents, which will generally include the original mortgage note endorsed, without recourse, in blank or to the order of the trustee, the original Mortgage (or a certified copy of the original Mortgage) with evidence of recording indicated on the original Mortgage and an assignment of the Mortgage to the trustee in recordable form. However, an issuing entity may include mortgage loans where the original mortgage note is not delivered to the trustee if the depositor delivers to the trustee or the custodian a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original of the mortgage note has been lost or destroyed. For those mortgage loans, the trustee (or its nominee) may not be able to enforce the mortgage note against the related borrower. The Asset Seller or other entity specified in the prospectus supplement will be required to agree to repurchase, or substitute for, each of these mortgage loans that is subsequently in default if the enforcement thereof or of the related Mortgage is materially adversely affected by the absence of the original mortgage note. The related Agreement will generally require the depositor or another party specified in the prospectus supplement to promptly cause each of these assignments of Mortgage to be recorded in the appropriate public office for real property records, except in the State of California or in other states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interest in the related mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor, the servicer, the relevant Asset Seller or any other prior holder of the mortgage loan.

     The trustee (or a custodian) will review the mortgage loan documents within a specified period of days after receipt of the mortgage loan documents, and the trustee (or a custodian) will hold those documents in trust for the benefit of the securityholders. If any of these documents are found to be missing or defective in any material respect, the trustee (or that custodian) will immediately notify the servicer and the depositor, and the servicer will immediately notify the relevant Asset Seller or other entity specified in the prospectus supplement. If the Asset Seller cannot cure the omission or defect within a specified number of days after receipt of that notice, then the Asset Seller or other entity specified in the prospectus supplement will be obligated, within a specified number of days of receipt of that notice, to either (1) repurchase the related mortgage loan from the trustee at a price equal to the sum of the unpaid principal balance of the mortgage loan, plus unpaid accrued interest at the interest rate for that Asset from the date as to which interest was last paid to the due date in the Due Period in which the relevant purchase is to occur, plus servicing expenses that are payable to the servicer, or another price as specified in the prospectus supplement (the "Purchase Price") or (2) substitute a new mortgage loan. There can be no assurance that an Asset Seller or other named entity will fulfill this repurchase or substitution obligation, and neither the servicer nor the depositor will be obligated to repurchase or substitute for that mortgage loan if the Asset Seller or other named entity defaults on its obligation.

     This repurchase or substitution obligation constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document. To the extent specified in the prospectus supplement, in lieu of curing any omission or defect in the Asset or repurchasing or substituting for that Asset, the Asset Seller or other named entity may agree to cover any losses suffered by the issuing entity as a result of that breach or defect.

     Notwithstanding the preceding three paragraphs, the documents for Home Equity Loans, home improvement contracts and unsecured home improvements loans will be delivered to the trustee (or a custodian) only to the extent specified in the prospectus supplement. Generally these documents will be retained by the servicer, which may also be the Asset Seller. In addition, assignments of the related Mortgages to the trustee will be recorded only to the extent specified in the prospectus supplement.

     For each contract, the servicer, which may also be the asset seller, generally will maintain custody of the original contract and copies of documents and instruments related to each contract and the security interest in the manufactured home securing each contract. To give notice of the right, title and interest of the trustee in the contracts, the depositor will cause UCC-1 financing statements to be executed by the related asset seller identifying the depositor as secured party and by the depositor identifying the trustee as the secured party and, in each case, identifying all contracts as collateral. The contracts will be stamped or otherwise marked to reflect their assignment from the depositor to the issuing entity only to the extent specified in the prospectus supplement. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of that assignment, the interest of the trustee in the contracts could be defeated.

     While the contract documents will not be reviewed by the trustee or the servicer, if the servicer finds that any document is missing or defective in any material respect, the servicer will be required to immediately notify the depositor and the relevant asset seller or other entity specified in the prospectus supplement. If the asset seller or some other entity cannot cure the omission or defect within a specified number of days after receipt of this notice, then the asset seller or that other entity will be obligated, within a specified number of days of receipt of this notice, to repurchase the related contract from the trustee at the purchase price or substitute for that contract. There can be no assurance that an asset seller or any other entity will fulfill this repurchase or substitution obligation, and neither the servicer nor the depositor will be obligated to repurchase or substitute for that contract if the asset seller or any other entity defaults on its obligation. This repurchase or substitution obligation constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document. To the extent specified in the prospectus supplement, in lieu of curing any omission or defect in the asset or repurchasing or substituting for that asset, the asset seller may agree to cover any losses suffered by the issuing entity as a result of that breach or defect.

     Mortgage Securities and Agency Securities will be registered in the name of the trustee or its nominee on the books of the issuer or guarantor or its agent or, in the case of Mortgage Securities and Agency Securities issued only in book-entry form, through the depository with respect to the Mortgage Securities and Agency Securities, in accordance with the procedures established by the issuer or guarantor for registration of those certificates, and distributions on those securities to which the issuing entity is entitled will be made directly to the trustee.

     Representations and Warranties; Repurchases

     To the extent provided in the prospectus supplement the depositor will, for each Asset, assign representations and warranties, as of a specified date (the person making those representations and warranties, the "Warranting Party") covering, by way of example, the following types of matters:

     o the accuracy of the information set forth for that Asset on the schedule of Assets appearing as an exhibit to the related Agreement;

     o in the case of a mortgage loan, the existence of title insurance insuring the lien priority of the mortgage loan and, in the case of a contract, that the contract creates a valid first security interest in or lien on the related manufactured home;

     o    the authority of the Warranting Party to sell the Asset;

     o    the payment status of the Asset;


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

     o in the case of a mortgage loan, the existence of customary provisions in the related mortgage note and Mortgage to permit realization against the Mortgaged Property of the benefit of the security of the Mortgage; and

     o the existence of hazard and extended perils insurance coverage on the Mortgaged Property or manufactured home.

     Any Warranting Party shall be an Asset Seller or an affiliate of the Asset Seller or any other person acceptable to the depositor and will be identified in the prospectus supplement.

     Representations and warranties made in respect of an Asset may have been made as of a date before the applicable Cut-off Date. A substantial period of time may have elapsed between that date and the date of initial issuance of the related series of Notes or Certificates, as applicable, evidencing an interest in that Asset. In the event of a breach of any of these representations or warranties, the Warranting Party will be obligated to reimburse the issuing entity for losses caused by that breach or either cure that breach or repurchase or replace the affected Asset as described below. Since the representations and warranties may not address events that may occur following the date as of which they were made, the Warranting Party will have a reimbursement, cure, repurchase or substitution obligation in connection with a breach of that representation and warranty only if the relevant event that causes that breach occurs before that date. That party would have no obligations if the relevant event that causes that breach occurs after that date.

     Each Agreement will provide that the servicer and/or trustee or another entity identified in the prospectus supplement will be required to notify promptly the relevant Warranting Party of any breach of any representation or warranty made by it in respect of an Asset that materially and adversely affects the value of that Asset or the interests in the prospectus supplement of the securityholders. If the Warranting Party cannot cure that breach within a specified period following the date on which that party was notified of that breach, then the Warranting Party will be obligated to repurchase that Asset from the trustee within a specified period from the date on which the Warranting Party was notified of that breach, at the Purchase Price therefor. If so provided in the prospectus supplement for a series, a Warranting Party, rather than repurchase an Asset as to which a breach has occurred, will have the option, within a specified period after initial issuance of that series of Notes or Certificates, as applicable, to cause the removal of that Asset from the issuing entity and substitute in its place one or more other Assets, as applicable, in accordance with the standards described in the prospectus supplement. If so provided in the prospectus supplement for a series, a Warranting Party, rather than repurchase or substitute an Asset as to which a breach has occurred, will have the option to reimburse the issuing entity or the securityholders for any losses caused by that breach. This reimbursement, repurchase or substitution obligation will constitute the sole remedy available to securityholders or the trustee for a breach of representation by a Warranting Party.

     Neither the depositor (except to the extent that it is the Warranting Party) nor the servicer will be obligated to purchase or substitute for an Asset if a Warranting Party defaults on its obligation to do so, and no assurance can be given that the Warranting Parties will carry out those obligations with respect to the Assets.

     A servicer will make representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement. A breach of any representation of the servicer that materially and adversely affects the interests of the securityholders and which continues unremedied for the number of days specified in the Agreement after the discovery of the breach by the servicer or the receipt of written notice of that breach by the servicer from the trustee, the depositor or the holders of Notes or Certificates, as applicable, evidencing not less than 25% of the voting rights or other percentage specified in the


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

related Agreement, will constitute an Event of Default under that Agreement. See "Events of Default under the Agreement" and "Rights Upon Event of Default under the Agreements."

     Collection Account and Related Accounts

     General. The servicer and/or the trustee will, as to each issuing entity, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on the related Assets (collectively, the "Collection Account"), which must be an account or accounts that either:

     o are insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation ("FDIC") (to the limits established by the FDIC) and the uninsured deposits in which are otherwise secured so that the securityholders have a claim with respect to the funds in the Collection Account or a perfected first priority security interest against any collateral securing those funds that is superior to the claims of any other depositors or general creditors of the institution with which the Collection Account is maintained, or

     o are maintained with a bank or trust company, and in a manner satisfactory to the rating agency or agencies rating any class of Notes or Certificates, as applicable, of that series.

     Investment of amounts in the Collection Account is limited to United States government securities and other investment grade obligations specified in the Agreement ("Permitted Investments"). A Collection Account may be maintained as an interest bearing or a non-interest bearing account and the funds held in the Collection Account may be invested pending each succeeding Distribution Date in short-term Permitted Investments. The master servicer will have sole discretion to determine the particular investments made so long as it complies with the investment terms of the related pooling and servicing agreement or the related servicing agreement and indenture. Any interest or other income earned on funds in the Collection Account will, unless otherwise specified in the prospectus supplement, be paid to the servicer or its designee as additional servicing compensation. The Collection Account may be maintained with an institution that is an affiliate of the servicer, if applicable, provided that that institution meets the standards imposed by the rating agency or agencies. If permitted by the rating agency or agencies, a Collection Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to the servicer or serviced or master serviced by it on behalf of others.

     Deposits. A servicer or the trustee will deposit or cause to be deposited in the Collection Account for one or more issuing entities on a daily basis, or any other period provided in the related Agreement, the following payments and collections received, or advances made, by the servicer or the trustee or on its behalf after the Cut-off Date (other than payments due on or before the Cut-off Date, and exclusive of any amounts representing a Retained Interest), except as otherwise provided in the Agreement:

          (1) all payments on account of principal, including principal prepayments, on the Assets;

          (2) all payments on account of interest on the Assets, including any default interest collected, in each case net of any portion retained by a servicer as its servicing compensation and net of any Retained Interest;


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

          (3) Liquidation Proceeds and Insurance Proceeds, together with the net proceeds on a monthly basis with respect to any Assets acquired for the benefit of securityholders;

          (4) any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of Notes or Certificates, as applicable, as described under "Description of Credit Support;"

          (5) any advances made as described under "Description of the Securities--Advances in Respect of Delinquencies;"

          (6) any amounts paid under any Cash Flow Agreement, as described under "Description of the Issuing Entities--Cash Flow Agreements;"

          (7) all proceeds of any Asset or, with respect to a mortgage loan, property acquired in respect of the mortgage loan purchased by the depositor, any Asset Seller or any other specified person as described above under "--Assignment of Assets; Repurchases" and "--Representations and Warranties; Repurchases," all proceeds of any defaulted mortgage loan purchased as described below under "--Realization Upon Defaulted Assets," and all proceeds of any Asset purchased as described under "Description of the Securities--Termination;"

          (8) any amounts paid by a servicer to cover interest shortfalls arising out of the prepayment of Assets in the issuing entity as described below under "--Retained Interest; Servicing Compensation and Payment of Expenses;"

          (9) to the extent that any of these items do not constitute additional servicing compensation to a servicer, any payments on account of modification or assumption fees, late payment charges or Prepayment Premiums on the Assets;

          (10) all payments required to be deposited in the Collection Account with respect to any deductible clause in any blanket insurance policy described below under "--Hazard Insurance Policies;"

          (11) any amount required to be deposited by a servicer or the trustee in connection with losses realized on investments for the benefit of the servicer or the trustee, as the case may be, of funds held in the Collection Account; and

          (12) any other amounts required to be deposited in the Collection Account as provided in the related Agreement and described in the prospectus supplement.

     Withdrawals. A servicer or the trustee may, from time to time as provided in the related Agreement, make withdrawals from the Collection Account for each issuing entity for any of the following purposes, except as otherwise provided in the Agreement:

          (1) to make distributions to the securityholders on each Distribution Date;

          (2) to reimburse a servicer for unreimbursed amounts advanced as described under "Description of the Securities--Advances in Respect of Delinquencies," which reimbursement is to be made out of amounts received that were identified and applied by the servicer as late collections of interest (net of related servicing fees and Retained Interest) on and principal of the particular Assets for which the advances were made or out of amounts drawn under any form of credit support with respect to those Assets;

          (3) to reimburse a servicer for unpaid servicing fees earned and unreimbursed servicing expenses incurred with respect to Assets and properties acquired in respect of the Assets, which reimbursement is to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular Assets and properties, and net income collected on the particular properties, which fees were earned or expenses were incurred or out of amounts drawn under any form of credit support for those Assets and properties;

          (4) to reimburse a servicer for any advances described in clause (2) above and any servicing expenses described in clause (3) above which, in the servicer's good faith judgment, will not be recoverable from the amounts described in those clauses, which reimbursement is to be made from amounts collected on other Assets or, if and to the extent so provided by the related Agreement and described in the prospectus supplement, just from that portion of amounts collected on other Assets that is otherwise distributable on one or more classes of Subordinate Notes or Subordinate Certificates, as applicable, if any, remain outstanding, and otherwise any outstanding class of Notes or Certificates, as applicable, of the related series;

          (5) if and to the extent described in the prospectus supplement, to pay a servicer interest accrued on the advances described in clause (2) above and the servicing expenses described in clause (3) above while those advances and servicing expenses remain outstanding and unreimbursed;

          (6) to reimburse a servicer, the depositor, or any of their respective directors, officers, employees and agents, as the case may be, for expenses, costs and liabilities incurred by these parties, as and to the extent described below under "--Certain Matters Regarding Servicers, the Master Servicer and the Depositor;"

          (7) if and to the extent described in the prospectus supplement, to pay (or to transfer to a separate account for purposes of escrowing for the payment of) the trustee's fees;

          (8) to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for expenses, costs and liabilities incurred by these parties, as and to the extent described below under "--Certain Matters Regarding the Trustee;"

          (9) to pay a servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the Collection Account;

          (10) to pay the person so entitled any amounts deposited in the Collection Account that were identified and applied by the servicer as recoveries of Retained Interest;

          (11) to pay for costs reasonably incurred in connection with the proper management and maintenance of any Mortgaged Property acquired for the benefit of securityholders by foreclosure or by deed in lieu of foreclosure or otherwise, which payments are to be made out of income received on that property;

          (12) if one or more elections have been made to treat the issuing entity or designated portions of the issuing entity as a REMIC, to pay any federal, state or local taxes imposed on the issuing entity or its assets or transactions, as and to the extent described under "Material Federal Income Tax Considerations--REMICs--Taxes That May Be Imposed on the REMIC Pool" or in the prospectus supplement, respectively;


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

          (13) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect of a mortgage loan in connection with the liquidation of that mortgage loan or property;

          (14) to pay for the cost of various opinions of counsel obtained pursuant to the related Agreement for the benefit of securityholders;

          (15) to pay for the costs of recording the related Agreement if that recordation materially and beneficially affects the interests of securityholders, provided that the payment shall not constitute a waiver with respect to the obligation of the Warranting Party to remedy any breach of representation or warranty under the Agreement;

          (16) to pay the person so entitled any amounts deposited in the Collection Account in error, including amounts received on any Asset after its removal from the issuing entity whether by reason of purchase or substitution as contemplated above under "--Assignment of Assets; Repurchase" and "--Representations and Warranties; Repurchases" or otherwise;

          (17) to make any other withdrawals permitted by the related Agreement; and

          (18) to clear and terminate the Collection Account at the termination of the issuing entity.

     Other Collection Accounts. If specified in the prospectus supplement, the Agreement for any series of Notes or Certificates, as applicable, may provide for the establishment and maintenance of a separate collection account into which the servicer will deposit on a daily basis, or any other period as provided in the related Agreement, the amounts described under "--Deposits" above for one or more series of Notes or Certificates, as applicable. Any amounts on deposit in any of these collection accounts will be withdrawn from these collection accounts and deposited into the appropriate Collection Account by a time specified in the prospectus supplement. To the extent specified in the prospectus supplement, any amounts that could be withdrawn from the Collection Account as described under "--Withdrawals" above may also be withdrawn from any of these collection accounts. The prospectus supplement will set forth any restrictions for any of these collection accounts, including investment restrictions and any restrictions for financial institutions with which any of these collection accounts may be maintained.

     The servicer will establish and maintain with the indenture trustee an account, in the name of the indenture trustee on behalf of the holders of Notes, into which amounts released from the Collection Account for distribution to the holders of Notes will be deposited and from which all distributions to the holders of Notes will be made.

     Collection and Other Servicing Procedures. The servicer is required to make reasonable efforts to collect all scheduled payments under the Assets and will follow or cause to be followed those collection procedures that it would follow with respect to assets that are comparable to the Assets and held for its own account, provided that those procedures are consistent with

          (1) the terms of the related Agreement and any related hazard insurance policy or instrument of credit support, if any, included in the related issuing entity described in this prospectus or under "Description of Credit Support,"

          (2) applicable law and


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

          (3) the general servicing standard specified in the prospectus supplement or, if no standard is so specified, its normal servicing practices (in either case, the "Servicing Standard").

In connection, the servicer will be permitted in its discretion to waive any late payment charge or penalty interest in respect of a late payment on an Asset.

     Each servicer will also be required to perform other customary functions of a servicer of comparable assets, including maintaining hazard insurance policies as described in this prospectus and in any prospectus supplement, and filing and settling claims under these policies; maintaining, to the extent required by the Agreement, escrow or impoundment accounts of borrowers for payment of taxes, insurance and other items required to be paid by any borrower pursuant to the terms of the Assets; processing assumptions or substitutions in those cases where the servicer has determined not to enforce any applicable due-on-sale clause; attempting to cure delinquencies; supervising foreclosures or repossessions; inspecting and managing Mortgaged Properties or manufactured homes under some circumstances; and maintaining accounting records relating to the Assets. The servicer or any other entity specified in the prospectus supplement will be responsible for filing and settling claims in respect of particular Assets under any applicable instrument of credit support. See "Description of Credit Support."

     The servicer may agree to modify, waive or amend any term of any Asset in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment will not (1) affect the amount or timing of any scheduled payments of principal or interest on the Asset or (2) in its judgment, materially impair the security for the Asset or reduce the likelihood of timely payment of amounts due on the Asset. The servicer also may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, an Asset if (1) in its judgment, a material default on the Asset has occurred or a payment default is reasonably foreseeable and (2) in its judgment, that modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Asset on a present value basis than would liquidation. In the event of any modification, waiver or amendment of any Asset, the servicer will furnish a copy of that modification, waiver or amendment to the trustee (or its custodian).

     In the case of Multifamily, Commercial or Mixed-Use Mortgage Loans, a borrower's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage loan debt, or may reflect the diversion of that income from the servicing of the mortgage loan debt. In addition, a borrower under a Multifamily, Commercial or Mixed-Use Mortgage Loan that is unable to make mortgage loan payments may also be unable to make timely payment of all required taxes and otherwise to maintain and insure the related Mortgaged Property. In general, the servicer will be required to monitor any Multifamily, Commercial or Mixed-Use Mortgage Loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of related Mortgaged Property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related Mortgaged Property and take those other actions as are consistent with the related Agreement. A significant period of time may elapse before the servicer is able to assess the success of servicer, can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose may vary considerably depending on the particular Multifamily, Commercial or Mixed-Use Mortgage Loan, the related Mortgaged Property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the Mortgaged Property is located.


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

     Realization Upon Defaulted Assets

     Generally, the servicer is required to monitor any Asset that is in default, initiate corrective action in cooperation with the borrower if cure is likely, inspect the Asset and take any other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the servicer is able to assess the success of that corrective action or the need for additional initiatives.

     Any Agreement relating to an issuing entity that includes mortgage loans or contracts may grant to the servicer and/or the holder or holders of some classes of Notes or Certificates, as applicable, a right of first refusal to purchase from the issuing entity at a predetermined purchase price any mortgage loan or contract as to which a specified number of scheduled payments under the Agreement are delinquent. Any right of first refusal granted to the holder of an Offered Security will be described in the prospectus supplement. The prospectus supplement will also describe any similar right granted to any person if the predetermined purchase price is less than the Purchase Price described above under "--Representations and Warranties; Repurchases."

     If specified in the prospectus supplement, the servicer may offer to sell any defaulted mortgage loan or contract described in the preceding paragraph and not otherwise purchased by any person having a right of first refusal with respect to that defaulted mortgage loan or contract, if and when the servicer determines, consistent with the Servicing Standard, so that a sale would produce a greater recovery on a present value basis than would liquidation through foreclosure, repossession or similar proceedings. The related Agreement will provide that any offering be made in a commercially reasonable manner for a specified period and that the servicer accept the highest cash bid received from any person (including itself, an affiliate of the servicer or any securityholder) that constitutes a fair price for that defaulted mortgage loan or contract. If there is no bid that is determined to be fair, the servicer will proceed with respect to that defaulted mortgage loan or contract as described below. Any bid in an amount at least equal to the Purchase Price described above under "--Representations and Warranties; Repurchases" will in all cases be deemed fair.

     The servicer, on behalf of the trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in any mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to a Mortgaged Property securing a mortgage loan by operation of law or otherwise and may at any time repossess and realize upon any manufactured home, if that action is consistent with the Servicing Standard and a default on that mortgage loan or contract has occurred or, in the servicer's judgment, is imminent.

     If title to any Mortgaged Property is acquired by an issuing entity as to which a REMIC election has been made, the servicer, on behalf of the issuing entity, will be required to sell the Mortgaged Property within three years from the close of the calendar year of acquisition, unless (1) the Internal Revenue Service grants an extension of time to sell that property or (2) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the issuing entity longer than three years after the close of the calendar year of its acquisition will not result in the imposition of a tax on the issuing entity or cause the issuing entity to fail to qualify as a REMIC under the Code at any time that any Notes or Certificates, as applicable, are outstanding. Subject to the foregoing, the servicer will be required to (A) solicit bids for any Mortgaged Property so acquired in that manner as will be reasonably likely to realize a fair price for that property and (B) accept the first (and, if multiple bids are contemporaneously received, the highest) cash bid received from any person that constitutes a fair price.

     The limitations imposed by the related Agreement and the REMIC provisions of the Code (if a REMIC election has been made for the related issuing entity) on the ownership and


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

management of any Mortgaged Property acquired on behalf of the issuing entity may result in the recovery of an amount less than the amount that would otherwise be recovered.

     If recovery on a defaulted Asset under any related instrument of credit support is not available, the servicer nevertheless will be obligated to follow or cause to be followed those normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Asset. If the proceeds of any liquidation of the property securing the defaulted Asset are less than the outstanding principal balance of the defaulted Asset plus interest accrued on the defaulted Asset at the applicable interest rate, plus the total amount of expenses incurred by the servicer in connection with those proceedings and which are reimbursable under the Agreement, the issuing entity will realize a loss in the amount of that difference. The servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of the Liquidation Proceeds recovered on any defaulted Asset, before the distribution of those Liquidation Proceeds to securityholders, amounts representing its normal servicing compensation on the Security, unreimbursed servicing expenses incurred with respect to the Asset and any unreimbursed advances of delinquent payments made with respect to the Asset.

     With respect to a Multifamily Mortgage Loan, the market value of any property obtained in foreclosure or by deed in lieu of foreclosure will be based substantially on the operating income obtained by renting the dwelling units. As a default on a Multifamily Mortgage Loan is likely to have occurred because operating income, net of expenses, is insufficient to make debt service payments on the mortgage loan, it can be anticipated that the market value of the property will be less than anticipated when the mortgage loan was originated. To the extent that equity does not cushion the loss in market value and the loss is not covered by other credit support, a loss may be experienced by the related issuing entity.

     If any property securing a defaulted Asset is damaged the servicer is not required to expend its own funds to restore the damaged property unless it determines (1) that restoration will increase the proceeds to securityholders on liquidation of the Asset after reimbursement of the servicer for its expenses and (2) that its expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

     The pooling and servicing agreement will require the trustee, if it has not received a distribution for any Mortgage Security or Agency Security by the fifth business day after the date on which that distribution was due and payable pursuant to the terms of that Agency Security, to request the issuer or guarantor, if any, of that Mortgage Security or Agency Security to make that payment as promptly as possible and legally permitted to take legal action against that issuer or guarantor as the trustee deems appropriate under the circumstances, including the prosecution of any claims in connection therewith. The reasonable legal fees and expenses incurred by the trustee in connection with the prosecution of this legal action will be reimbursable to the trustee out of the proceeds of that action and will be retained by the trustee before the deposit of any remaining proceeds in the Collection Account pending distribution of the Collection Account to securityholders of the related series. If the proceeds of any legal action are insufficient to reimburse the trustee for its legal fees and expenses, the trustee will be entitled to withdraw from the Collection Account an amount equal to its expenses, and the issuing entity may realize a loss in that amount.

     As servicer of the Assets, a servicer, on behalf of itself, the trustee and the securityholders, will present claims to the borrower under each instrument of credit support, and will take those reasonable steps as are necessary to receive payment or to permit recovery under these instruments for defaulted Assets.

     If a servicer or its designee recovers payments under any instrument of credit support for any defaulted Assets, the servicer will be entitled to withdraw or cause to be withdrawn from the


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

Collection Account out of those proceeds, before distribution of the Collection Account to securityholders, amounts representing its normal servicing compensation on that Asset, unreimbursed servicing expenses incurred for the Asset and any unreimbursed advances of delinquent payments made with respect to the Asset. See "Hazard Insurance Policies" and "Description of Credit Support."

     Hazard Insurance Policies

     Mortgage Loans. Generally, each Agreement for an issuing entity composed of mortgage loans will require the servicer to cause the borrower on each mortgage loan to maintain a hazard insurance policy (including flood insurance coverage, if obtainable, to the extent the property is located in a federally designated flood area, in an amount as is required under applicable guidelines) providing for the level of coverage that is required under the related Mortgage or, if any Mortgage permits its holder to dictate to the borrower the insurance coverage to be maintained on the related Mortgaged Property, then the level of coverage that is consistent with the Servicing Standard. That coverage will be in general in an amount equal to the lesser of the principal balance owing on that mortgage loan (but not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy) and the amount necessary to fully compensate for any damage or loss to the improvements on the Mortgaged Property on a replacement cost basis or any other amount specified in the prospectus supplement. The ability of the servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information in this regard is furnished by borrowers. All amounts collected by the servicer under any of these policies (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the servicer's normal servicing procedures, subject to the terms and conditions of the related Mortgage and mortgage note) will be deposited in the Collection Account in accordance with the related Agreement.

     The Agreement may provide that the servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by the servicer's maintaining a blanket policy insuring against hazard losses on the mortgage loans. If the blanket policy contains a deductible clause, the servicer will be required to deposit in the Collection Account from its own funds all sums that would have been deposited in the Collection Account but for that clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms of the policies are dictated by respective state laws, and most of these policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and other kinds of uninsured risks.

     The hazard insurance policies covering the Mortgaged Properties securing the mortgage loans will typically contain a coinsurance clause that in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the coinsurance clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of


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insurance carried bears to the specified percentage of the full replacement cost of those improvements.

     Each Agreement for an issuing entity composed of mortgage loans will require the servicer to cause the borrower on each mortgage loan to maintain all other insurance coverage for the related Mortgaged Property as is consistent with the terms of the related Mortgage and the Servicing Standard, which insurance may typically include flood insurance (if the related Mortgaged Property was located at the time of origination in a federally designated flood area).

     Any cost incurred by the servicer in maintaining any insurance policy will be added to the amount owing under the mortgage loan where the terms of the mortgage loan so permit; provided, however, that the addition of that cost will not be taken into account for purposes of calculating the distribution to be made to securityholders. Those costs may be recovered by the servicer from the Collection Account, with interest, as provided by the Agreement.

     Under the terms of the mortgage loans, borrowers will generally be required to present claims to insurers under hazard insurance policies maintained on the related Mortgaged Properties. The servicer, on behalf of the trustee and securityholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on Mortgaged Properties securing the mortgage loans. However, the ability of the servicer to present or cause to be presented those claims is dependent upon the extent to which information in this regard is furnished to the servicer by borrowers.

     Other Hazard-Related Insurance; Liability Insurance

     With respect to Multifamily Loans, certain additional insurance policies may be required with respect to the related Multifamily Property; for example, general liability insurance for bodily injury or death and property damage occurring on the property or the adjoining streets and sidewalks, steam boiler coverage where a steam boiler or other pressure vessel is in operation, interest coverage insurance, and rent loss insurance to cover operating income losses following damage or destruction of the mortgaged property. With respect to a series for which Multifamily Loans are included in the issuing entity, the prospectus supplement will specify the required types and amounts of additional insurance and describe the general terms of the insurance and conditions to payment thereunder.

     Contracts. Generally, the terms of the agreement for an issuing entity composed of contracts will require the servicer to maintain for each contract one or more hazard insurance policies that provide, at a minimum, the same coverage as a standard form fire and extended coverage insurance policy that is customary for manufactured housing, issued by a company authorized to issue those policies in the state in which the manufactured home is located, and in an amount that is not less than the maximum insurable value of that manufactured home or the principal balance due from the borrower on the related contract, whichever is less; provided, however, that the amount of coverage provided by each hazard insurance policy must be sufficient to avoid the application of any co-insurance clause contained therein. When a manufactured home's location was, at the time of origination of the related contract, within a federally designated special flood hazard area, the servicer must cause flood insurance to be maintained, which coverage must be at least equal to the minimum amount specified in the preceding sentence or any lesser amount as may be available under the federal flood insurance program. Each hazard insurance policy caused to be maintained by the servicer must contain a standard loss payee clause in favor of the servicer and its successors and assigns. If any borrower is in default in the payment of premiums on its hazard insurance policy or policies, the servicer must pay those premiums out of its own funds, and may add separately the premiums to the borrower's obligation as provided by the contract, but may not add the premiums to the remaining principal balance of the contract.


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     The servicer may maintain, in lieu of causing individual hazard insurance policies to be maintained for each manufactured home, and must maintain, to the extent that the related contract does not require the borrower to maintain a hazard insurance policy for the related manufactured home, one or more blanket insurance policies covering losses on the borrower's interest in the contracts resulting from the absence or insufficiency of individual hazard insurance policies. The servicer must pay the premium for that blanket policy on the basis described therein and must pay any deductible amount for claims under that policy relating to the contracts.

     FHA Insurance and VA Guarantees

     FHA loans will be insured by the FHA as authorized under the Housing Act. Some FHA loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units, the FHA 245 graduated payment mortgage program and the FHA Title I Program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. The prospectus supplement for Notes or Certificates, as applicable, of each series evidencing interests in an issuing entity including FHA loans will set forth additional information regarding the regulations governing the applicable FHA insurance programs. Except as otherwise specified in the prospectus supplement, the following describes FHA insurance programs and regulations as generally in effect for FHA loans.

     The insurance premiums for FHA loans are collected by lenders approved by the Department of Housing and Urban Development ("HUD") or by the servicer and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to the United States of America or upon assignment of the defaulted loan to the United States of America. For a defaulted FHA loan, the servicer is limited in its ability to initiate foreclosure proceedings. When it is determined, either by the servicer or HUD, that default was caused by circumstances beyond the borrower's control, the servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the borrower. Those plans may involve the reduction or suspension of regular mortgage payments for a specified period, with those payments to be made on or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or, other than FHA loans originated under the FHA Title I Program, beyond the maturity date. In addition, when a default caused by those circumstances is accompanied by other criteria, HUD may provide relief by making payments to the servicer in partial or full satisfaction of amounts due under the FHA loan (which payments are to be repaid by the borrower to HUD) or by accepting assignment of the loan from the servicer. With some exceptions, at least three full monthly installments must be due and unpaid under the FHA loan, and HUD must have rejected any request for relief from the borrower before the servicer may initiate foreclosure proceedings.

     HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debentures interest rate. To the extent specified in the prospectus supplement, the servicer of each single family FHA loan will be obligated to purchase any debenture issued in satisfaction of that FHA loan upon default for an amount equal to the principal amount of that debenture.

     Other than in relation to the FHA Title I Program, the amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted FHA loan adjusted to reimburse the servicer for some of its costs and expenses and to deduct amounts received or retained by the servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest


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accrued and unpaid before that date but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the FHA loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA loan, bears interest from a date 30 days after the borrower's first uncorrected failure to perform any obligation to make any payment due under the mortgage and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

     VA loans will be partially guaranteed by the VA under the Serviceman's Readjustment Act (a "VA Guaranty Policy"). For a defaulted VA loan, the servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guarantee is submitted after liquidation of the Mortgaged Property.

     The amount payable under the guarantee will be the percentage of the VA loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guarantee will be equal to the unpaid principal amount of that VA loan, interest accrued on the unpaid balance of that VA loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that those amounts have not been recovered through liquidation of the Mortgaged Property. The amount payable under the guarantee may in no event exceed the amount of the original guarantee.

     Environmental Insurance

     If specified in the applicable prospectus supplement, the trust or trustee will be the beneficiary, for the benefit of the securityholders, of insurance policies ("Environmental Policies") providing limited coverage against certain environmental risks with respect to the mortgaged properties securing certain Commercial, Multifamily and Mixed-Use Mortgage Loans. Subject to various exceptions and exclusions (including asbestos and lead paint), Environmental Policies will generally cover losses, clean-up costs, third-party claims and legal expenses up to pre-determined limits. Subject to the terms of the applicable policy, if a Mortgaged Property securing a covered loan is subject to environmental contamination, in the event of default by the borrower the outstanding principal balance of the loan, plus accrued interest, will be payable under the applicable Environmental Policy.

     Fidelity Bonds and Errors and Omissions Insurance

     Each Agreement will require that the servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or any combination of these insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the servicer. The related Agreement will allow the servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the servicer so long as the criteria set forth in the Agreement are met.

     Due-on-Sale Clauses

     The mortgage loans may contain clauses requiring the consent of the mortgagee to any sale or other transfer of the related Mortgaged Property, or due-on-sale clauses entitling the mortgagee to accelerate payment of the mortgage loan upon any sale, transfer or conveyance of the related Mortgaged Property. The servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under applicable law; provided, however, that the servicer will not take any action in relation to the enforcement of any due-on-sale clause that would:


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     o    adversely affect or jeopardize coverage under any applicable insurance policy or

     o materially increase the risk of default or delinquency on, or materially impair the security for, that mortgage loan.

Any fee collected by or on behalf of the servicer for entering into an assumption agreement will be retained by or on behalf of the servicer as additional servicing compensation. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale Clauses."

     The contracts may also contain clauses requiring the consent of the mortgagee to any sale or other transfer of the related mortgaged property, or due-on-sale clauses. The servicer will generally permit that transfer so long as the transferee satisfies the servicer's then applicable underwriting standards. The purpose of those transfers is often to avoid a default by the transferring borrower.

     Retained Interest; Servicing Compensation and Payment of Expenses

     The prospectus supplement for a series of Notes or Certificates, as applicable, will specify whether there will be any Retained Interest in the Assets, and, if so, the initial owner of this Retained Interest. If so, the Retained Interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related Agreement. A "Retained Interest" in an Asset represents a specified portion of the interest payable on the Asset. The Retained Interest will be deducted from borrower payments as received and will not be part of the related issuing entity.

     The servicer's primary servicing compensation for a series of Notes or Certificates, as applicable, will come from the periodic payment to it of a portion of the interest payment on each Asset or any other amount specified in the prospectus supplement. Since any Retained Interest and a servicer's primary compensation are percentages of the principal balance of each Asset, those amounts will decrease in accordance with the amortization of the Assets. The prospectus supplement for a series of Notes or Certificates, as applicable, evidencing interests in an issuing entity that includes mortgage loans or contracts may provide that, as additional compensation, the servicer may retain all or a portion of assumption fees, modification fees, late payment charges or Prepayment Premiums collected from borrowers and any interest or other income that may be earned on funds held in the Collection Account or any account established by a servicer pursuant to the Agreement.

     The servicer may, to the extent provided in the prospectus supplement, pay from its servicing compensation expenses incurred in connection with its servicing and managing of the Assets, including payment of the fees and disbursements of the trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to securityholders, and payment of any other expenses described in the prospectus supplement. Some other expenses, including expenses relating to defaults and liquidations on the Assets and, to the extent so provided in the prospectus supplement, interest on these expenses at the rate specified in the prospectus supplement may be borne by the issuing entity.

     If and to the extent provided in the prospectus supplement, the servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any Due Period to interest shortfalls resulting from the voluntary prepayment of any Assets in the related issuing entity during that period before their due dates.

     Evidence as to Compliance

     Each pooling and servicing agreement and servicing agreement will provide that on or before a specified date in March of each year, beginning with the first year after the year in which


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the cut-off date occurs, each party responsible for the servicing function will provide to the depositor and the trustee a report on an assessment of compliance with the minimum servicing criteria established in Item 1122(a) of Regulation AB (the "AB Servicing Criteria"). The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration. Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

     Each pooling and servicing agreement and servicing agreement will also provide that the each party responsible for the servicing function will deliver along with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

     Each pooling and servicing agreement and servicing agreement will also provide for delivery to the trustee, on or before a specified date in March of each year, of a separate annual statement of compliance from each entity responsible for the servicing function to the effect that, to the best knowledge of the signing officer, the servicer has fulfilled in all material respects its obligations under the pooling and servicing agreement or servicing agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement shall specify such failure and the nature and status thereof. This statement may be provided as a single form making the required statements as to more than one pooling and servicing agreement or servicing agreement.

     Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance may be obtained by securityholders without charge upon written request to the master servicer or trustee. These items will be filed with the issuing entity's annual report on Form 10-K, to the extent required under Regulation AB.

     Certain Matters Regarding Servicers, the Master Servicer and the Depositor

     The servicer or master servicer under each Agreement will be named in the prospectus supplement. The entities serving as servicer or master servicer may be affiliates of the depositor and may have other normal business relationships with the depositor or the depositor's affiliates. If applicable, reference in this prospectus to the servicer will also be deemed to be to the master servicer. Each Agreement will provide, in general, that:

     o The servicer may resign from its obligations and duties under the Agreement only upon a determination that its duties under the Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the servicer so causing that conflict being of a type and nature carried on by the servicer at the date of the Agreement. No resignation will become effective until the trustee or a successor servicer has assumed the servicer's obligations and duties under the Agreement.

     o Neither any servicer, the depositor nor any director, officer, employee, or agent of a servicer or the depositor will be under any liability to the related issuing entity or securityholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement; provided, however, that neither a servicer, the depositor nor any other person will be protected against any breach of a representation, warranty or covenant made in the related Agreement, or against any liability specifically imposed by the Agreement, or against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross


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          negligence in the performance of obligations or duties under the
          Agreement or by reason of reckless disregard of obligations and duties under the Agreement.

     o Any servicer, the depositor and any director, officer, employee or agent of a servicer or the depositor will be entitled to indemnification by the related issuing entity and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Notes or Certificates, as applicable; provided, however, that that indemnification will not extend to any loss, liability or expense

          (1) specifically imposed by that Agreement or otherwise incidental to the performance of obligations and duties under the Agreement, including, in the case of a servicer, the prosecution of an enforcement action in respect of any specific mortgage loan or mortgage loans or contract or contracts (except as any loss, liability or expense will be otherwise reimbursable pursuant to that Agreement);

          (2) incurred in connection with any breach of a representation, warranty or covenant made in that Agreement;

          (3) incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties under the Agreement, or by reason of reckless disregard of those obligations or duties;

          (4) incurred in connection with any violation of any state or federal securities law; or

          (5) imposed by any taxing authority if that loss, liability or expense is not specifically reimbursable pursuant to the terms of the related Agreement.

     o Neither any servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. Any servicer or the depositor may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties to the Agreement and the interests of the securityholders under the Agreement. In that event, the legal expenses and costs of that action and any liability resulting will be expenses, costs and liabilities of the securityholders, and the servicer or the depositor, as the case may be, will be entitled to be reimbursed therefor and to charge the Collection Account.

     Any person into which the servicer or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the servicer or the depositor is a party, or any person succeeding to the business of the servicer or the depositor, may be the successor of the servicer or the depositor, as the case may be, under the terms of the related Agreement.

     Special Servicers

     If and to the extent specified in the prospectus supplement, a special servicer (a "Special Servicer") may be a party to the related Agreement or may be appointed by the servicer or another specified party to perform specified duties in respect of servicing the related mortgage loans that would otherwise be performed by the servicer (for example, the workout and/or foreclosure of defaulted mortgage loans). The rights and obligations of any Special servicer will be specified in


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the prospectus supplement, and the servicer will be liable for the performance of a Special servicer only if, and to the extent, set forth in the prospectus supplement.

     Events of Default under the Agreement

     Events of default under the related Agreement will generally include:

     o any failure by the servicer to distribute or cause to be distributed to securityholders, or to remit to the trustee for distribution to securityholders, any required payment that continues after a grace period, if any;

     o any failure by the servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Agreement that continues unremedied for 30 days after written notice of that failure has been given to the servicer by the trustee or the depositor, or to the servicer, the depositor and the trustee by securityholders evidencing not less than 25% of the voting rights for that series;

     o any breach of a representation or warranty made by the servicer under the Agreement that materially and adversely affects the interests of securityholders and which continues unremedied for 30 days after written notice of that breach has been given to the servicer by the trustee or the depositor, or to the servicer, the depositor and the trustee by the holders of Notes or Certificates, as applicable, evidencing not less than 25% of the voting rights for that series; and

     o some events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and actions by or on behalf of the servicer indicating its insolvency or inability to pay its obligations.

     Material variations to the foregoing events of default (other than to shorten cure periods or eliminate notice requirements) will be specified in the prospectus supplement. The trustee will, not later than the later of 60 days or any other period specified in the prospectus supplement after the occurrence of any event that constitutes or, with notice or lapse of time or both, would constitute an event of default and five days after specific officers of the trustee become aware of the occurrence of that event, transmit by mail to the depositor and all securityholders of the applicable series notice of that occurrence, unless that default has been cured or waived.

     Rights Upon Event of Default under the Agreements

     So long as an event of default under an Agreement remains unremedied, the depositor or the trustee may, and at the direction of holders of Notes or Certificates, as applicable, evidencing not less than 51% (or any other percentage specified in the Agreement) of the voting rights for that series, the trustee will terminate all of the rights and obligations of the servicer under the Agreement and in and to the mortgage loans (other than as a securityholder or as the owner of any Retained Interest), whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the servicer under the Agreement (except that if the trustee is prohibited by law from obligating itself to make advances regarding delinquent Assets, or if the prospectus supplement so specifies, then the trustee will not be obligated to make those advances) and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable so to act, it may or, at the written request of the holders of Notes or Certificates, as applicable, entitled to at least 51% (or any other percentage specified in the Agreement) of the voting rights for that series, it must appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the rating agency with a net worth at the time of that appointment of at least $15,000,000 (or any other amount specified in the Agreement) to act as successor to the servicer


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under the Agreement. Pending that appointment, the trustee is obligated to act in that capacity. The trustee and any successor servicer may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the servicer under the Agreement.

     The holders of Notes or Certificates, as applicable, representing at least 66 2/3% (or any other percentage specified in the Agreement) of the voting rights allocated to the respective classes of Notes or Certificates, as applicable, affected by any event of default will be entitled to waive that event of default; provided, however, that an Event of Default involving a failure to distribute a required payment to securityholders described in clause
(1) under "Events of Default under the Agreements" may be waived only by all of the securityholders. Upon any waiver of an event of default, that event of default will cease to exist and will be deemed to have been remedied for every purpose under the Agreement.

     No securityholders will have the right under any Agreement to institute any proceeding with respect to the Agreement unless that holder previously has given to the trustee written notice of default and unless the holders of Notes or Certificates, as applicable, evidencing not less than 25% (or any other percentage specified in the Agreement) of the voting rights have made written request upon the trustee to institute that proceeding in its own name as trustee under the Agreement and have offered to the trustee reasonable indemnity, and the trustee for 60 days (or any other number of days specified in the Agreement) has neglected or refused to institute any proceeding. The trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by any Agreement or to make any investigation of matters arising under the Agreement or to institute, conduct or defend any litigation under the Agreement or in relation to the Agreement at the request, order or direction of any of the securityholders covered by that Agreement, unless those securityholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred.

     The manner of determining the voting rights of a Security or class or classes of Notes or Certificates, as applicable, will be specified in the Agreement.

     Amendment

     In general, each Agreement may be amended by the parties to it, without the consent of any securityholders covered by the Agreement, to cure any ambiguity or mistake;

          (1) correct, modify or supplement any provision in the Agreement that may be inconsistent with any other provision in the Agreement or with the prospectus supplement;

          (2) make any other provisions with respect to matters or questions arising under the Agreement that are not materially inconsistent with the provisions of the Agreement; or

          (3) comply with any requirements imposed by the Code; provided that, in the case of clause (3), that amendment will not adversely affect in any material respect the interests of any securityholders covered by the Agreement as evidenced either by an opinion of counsel to that effect or the delivery to the trustee of written notification from each rating agency that provides, at the request of the depositor, a rating for the Offered Notes or Offered Certificates, as applicable, of the related series to the effect that that amendment or supplement will not cause that rating agency to lower or withdraw the then current rating assigned to those Notes or Certificates, as applicable.

     In general, each Agreement may also be amended by the depositor, the servicer, if any, and the trustee, with the consent of the securityholders affected by the amendment evidencing not


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less than 51% (or any other percentage specified in the Agreement) of the voting rights, for any purpose; provided, however, no amendment may (1) reduce in any manner the amount of, or delay the timing of, payments received or advanced on Assets that are required to be distributed on any Security without the consent of the securityholder or (2) reduce the consent percentages described in this paragraph without the consent of all the securityholders covered by the Agreement then outstanding. However, for any series of Notes or Certificates, as applicable, as to which a REMIC election is to be made, the trustee will not consent to any amendment of the Agreement unless it has first have received an opinion of independent counsel to the effect that that amendment will not result in the imposition of a tax on the related issuing entity or, if applicable, cause the related issuing entity to fail to qualify as a REMIC, at any time that the related Notes or Certificates, as applicable, are outstanding.

     The Trustee

     The trustee under each Agreement will be named in the prospectus supplement. The commercial bank, national banking association, banking corporation or trust company serving as trustee may have a banking relationship with the depositor and its affiliates, with any servicer and its affiliates and with any master servicer and its affiliates. To the extent consistent with its fiduciary obligations as trustee, the trustee may delegate its duties to one or more agents as provided in the Agreement.

     Duties of the Trustee

     The trustee will make no representations as to the validity or sufficiency of any Agreement, the Notes or Certificates, as applicable, or any Asset or related document and is not accountable for the use or application by or on behalf of any servicer of any funds paid to the master servicer or its designee in respect of the Notes or Certificates, as applicable, or the Assets, or deposited into or withdrawn from the Collection Account or any other account by or on behalf of the servicer. If no Event of Default has occurred and is continuing, the trustee is required to perform only those duties specifically required under the related Agreement, as applicable. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine those documents and to determine whether they conform to the requirements of the Agreement.

     If an Event of Default shall occur, the trustee shall, at the direction of 51% of the holders of the Certificates, by notice in writing to the master servicer and to the Depositor, with a copy to each Rating Agency, terminate all of the rights and obligations of the master servicer in its capacity as Master Servicer under the related pooling and servicing agreement, to the extent permitted by law, and in and to the mortgage loans and the proceeds thereof. On or after the receipt by the master servicer of such written notice, all authority and power of the master servicer with respect to the Certificates (other than as a holder of any Certificate) or the mortgage loans or otherwise including, without limitation, the compensation payable to the master servicer under the related pooling and servicing agreement, shall pass to and be vested in the trustee, and, without limitation, the trustee shall be authorized and empowered, as attorney-in-fact or otherwise, to execute and deliver, on behalf of and at the expense of the master servicer, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the mortgage loans and related documents, or otherwise.

     To the extent that the costs and expenses of the trustee related to the termination of the master servicer, appointment of a successor master servicer or the transfer and assumption of the master servicing by the trustee (including, without limitation, (i) all legal costs and expenses and all due diligence costs and expenses associated with an evaluation of the potential termination of the master servicer as a result of an event of default and (ii) all costs and expenses associated with


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the complete transfer of the master servicing, including all servicing files and all servicing data and the completion, correction or manipulation of such servicing data as may be required by the successor master servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the successor master servicer to master service the mortgage loans in accordance with the related pooling and servicing agreement) are not fully and timely reimbursed by the terminated master servicer, the trustee shall be entitled to reimbursement of such costs and expenses from the Distribution Account.

     Certain Matters Regarding the Trustee

     The trustee and any director, officer, employee or agent of the trustee will be entitled to indemnification out of the Collection Account for any loss, liability or expense (including costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) incurred in connection with the trustee's

          (1) enforcing its rights and remedies and protecting the interests of the securityholders during the continuance of an Event of Default,

          (2) defending or prosecuting any legal action in respect of the related Agreement or series of Notes or Certificates, as applicable,

          (3) being the mortgagee of record for the mortgage loans in an issuing entity and the owner of record for any Mortgaged Property acquired in respect thereof for the benefit of securityholders, or

          (4) acting or refraining from acting in good faith at the direction of the holders of the related series of Notes or Certificates, as applicable, entitled to not less than 25% (or any other percentage as is specified in the related Agreement for any particular matter) of the voting rights for that series;

provided, however, that this indemnification will not extend to any loss, liability or expense that constitutes a specific liability of the trustee pursuant to the related Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties under the Agreement, or by reason of its reckless disregard of those obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the Agreement.

     Resignation and Removal of the Trustee

     The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue under the pooling and servicing agreement or if the trustee becomes insolvent. Upon becoming aware of the circumstances, the depositor will be obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of securities evidencing not less a majority of the aggregate undivided interests (or, if applicable, voting rights) in the related issuing entity. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee. If the trustee resigns or is removed by the depositor, the expenses associated with the change of trustees will be paid by the former trustee and reimbursed from the Distribution Account. If the trustee is removed by holders of securities, such holders shall be responsible for paying any compensation payable to a successor trustee, in excess of the amount paid to the predecessor trustee.


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MATERIAL TERMS OF THE INDENTURE

     General

     The following summary describes the material provisions that may appear in each indenture. The prospectus supplement for a series of Notes will describe any provision of the indenture relating to that series that materially differs from the description of that provision contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified by reference to, all of the provisions of the indenture for a series of Notes. A form of an indenture has been filed as an exhibit to the Registration Statement of which this prospectus is a part. The depositor will provide a copy of the indenture (without exhibits) relating to any series of Notes without charge upon written request of a securityholder of that series addressed to ACE Securities Corp., 6525 Morrison Boulevard, Suite 318, Charlotte, North Carolina 28211,
Attention: Evelyn Echevarria.

     Events of Default

     Events of default under the indenture for each series of Notes will generally include:

     o a default for thirty days (or any other number of days specified in the prospectus supplement) or more in the payment of any principal of or interest on a Note of that series, to the extent specified in the prospectus supplement;

     o failure to perform any other covenant of the depositor or the issuing entity in the indenture that continues for a period of sixty days (or any other number of days specified in the prospectus supplement or the indenture) after notice of the failure is given in accordance with the procedures described in the prospectus supplement;

     o any representation or warranty made by the depositor or the issuing entity in the indenture or in any certificate or other writing delivered pursuant to the indenture or in connection with the indenture with respect to or affecting that series having been incorrect in a material respect as of the time made, and that breach is not cured within sixty days (or any other number of days specified in the prospectus supplement) after notice of the breach is given in accordance with the procedures described in the prospectus supplement;

     o specified events of bankruptcy, insolvency, receivership or liquidation of the issuing entity; or

     o any other event of default provided with respect to Notes of that series.

     If an event of default with respect to the Notes of any series at the time outstanding occurs and is continuing, subject to and in accordance with the terms of the indenture, either the indenture trustee or the holders of a majority of the then total outstanding amount of the Notes of that series may declare the principal amount (or, if the Notes of that series are Accrual Securities, that portion of the principal amount as may be specified in the terms of that series, as provided in the indenture) of all the Notes of that series to be due and payable immediately. That declaration may, under some circumstances, be rescinded and annulled by the securityholders of a majority in total outstanding amount of the Notes of that series.

     If, following an event of default with respect to any series of Notes, the Notes of that series have been declared to be due and payable, the indenture trustee may, in its discretion,


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notwithstanding that acceleration, elect to maintain possession of the collateral securing the Notes of that series and to continue to apply distributions on that collateral as if there had been no declaration of acceleration if that collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of that series as they would have become due if there had not been that declaration. In addition, the indenture trustee may not sell or otherwise liquidate the collateral securing the Notes of a series following an event of default, other than a default in the payment of any principal or interest on any Note of that series for thirty days or more, unless

          (1) the holders of 100% (or any other percentage specified in the indenture) of the then total outstanding amount of the Notes of that series consent to that sale;

          (2) the proceeds of that sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding Notes of that series at the date of that sale; or

          (3) the indenture trustee determines that that collateral would not be sufficient on an ongoing basis to make all payments on the Notes as those payments would have become due if the Notes had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 2/3% (or any other percentage specified in the indenture) of the then total outstanding amount of the Notes of that series.

     If so specified in the prospectus supplement, only holders of particular classes of Notes will have the right to declare the Notes of that series to be immediately due and payable in the event of a payment default, as described above, and to exercise the remedies described above.

     If the indenture trustee liquidates the collateral in connection with an event of default involving a default for thirty days (or any other number of days specified in the indenture) or more in the payment of principal of or interest on the Notes of a series, the indenture provides that the indenture trustee will have a prior lien on the proceeds of any liquidation for unpaid fees and expenses. As a result, upon the occurrence of that event of default, the amount available for distribution to the securityholders would be less than would otherwise be the case. However, the indenture trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the securityholders after the occurrence of that event of default.

     To the extent provided in the prospectus supplement, in the event the principal of the Notes of a series is declared due and payable, as described above, the holders of any Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of the Notes less the amount of the discount that is unamortized.

     Subject to the provisions of the indenture relating to the duties of the indenture trustee, in case an event of default occurs and continues for a series of Notes, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the securityholders of that series, unless those holders offer to the indenture trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in complying with that request or direction. Subject to those provisions for indemnification and some limitations contained in the indenture, the holders of a majority of the then total outstanding amount of the Notes of that series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee or exercising any trust or power conferred on the indenture trustee with respect to the Notes of that series, and the holders of a majority of the then total outstanding amount of the Notes of that series may, in some cases, waive any default with respect to the Notes, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture


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that cannot be modified without the waiver or consent of all the holders of the outstanding Notes of that series affected.

     Discharge of Indenture

     The indenture will be discharged, subject to the provisions of the indenture, for a series of Notes (except for continuing rights specified in the indenture) upon the delivery to the indenture trustee for cancellation of all the Notes of that series or, with some limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all of the Notes of that series.

     With some limitations, the indenture will provide that, if specified for the Notes of any series, the related issuing entity will be discharged from any and all obligations in respect of the Notes of that series (except for obligations specified in the indenture including obligations relating to temporary Notes and exchange of Notes, to register the transfer of or exchange Notes of that series, to replace stolen, lost or mutilated Notes of that series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the indenture trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect of the Notes in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the Notes of that series on the maturity date for those Notes and any installment of interest on those Notes in accordance with the terms of the indenture and the Notes of that series. In the event of any defeasance and discharge of Notes of that series, holders of Notes of that series would be able to look only to that money and/or those direct obligations for payment of principal and interest, if any, on their Notes until maturity.

     Indenture Trustee's Annual Report

     The indenture trustee for each series of Notes will be required to mail each year to all related securityholders a brief report, as provided in the indenture, relating to its eligibility and qualification to continue as indenture trustee under the related indenture, any amounts advanced by it under the indenture, the amount, interest rate and maturity date of indebtedness owing by that Trust to the applicable indenture trustee in its individual capacity, the property and funds physically held by the indenture trustee in its capacity as indenture trustee and any action taken by it that materially affects the Notes and that has not been previously reported.

     The Indenture Trustee

     The indenture trustee for a series of Notes will be specified in the prospectus supplement. The indenture trustee for any series may resign at any time in accordance with the terms of the indenture, in which event the depositor or the appropriate party designated in the indenture will be obligated to appoint a successor trustee for that series. The depositor or the appropriate party designated in the indenture may also remove any indenture trustee if that indenture trustee ceases to be eligible to continue as the indenture trustee under the related indenture, if that indenture trustee becomes insolvent or for any other grounds specified in the indenture. In those circumstances the depositor or the appropriate party designated in the indenture will be obligated to appoint a successor trustee for the applicable series of Notes. Any resignation or removal of the indenture trustee and appointment of a successor trustee for any series of Notes does not become effective until acceptance of the appointment by the successor trustee for that series.

     The bank or trust company serving as indenture trustee may have a banking relationship with the depositor or any of its affiliates, a servicer or any of its affiliates or the master servicer or any of its affiliates. To the extent consistent with its fiduciary obligations as indenture trustee, the indenture trustee may delegate its duties to one or more agents as provided in the indenture and the Agreement.


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                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

     For any series of Notes or Certificates, as applicable, credit support may be provided for one or more classes of the series or the related Assets. Credit support only may be in the form of one or more of the following features:

     o    letters of credit;

     o    Pool Insurance Policies;

     o    special hazard insurance policies;

     o    Bankruptcy Bonds;

     o    guarantees; or

     o    the establishment of one or more reserve funds.

     Alternatively, the prospectus supplement relating to a series of securities will specify if credit support may be provided by subordination of one or more classes of securities or by overcollateralization, in combination with or in lieu of any one or more of the instruments set forth above.

     Any form of credit support may be structured so as to be drawn upon by more than one series to the extent described in the prospectus supplement.

     The coverage provided by any credit support will be described in the prospectus supplement. Generally, that coverage will not provide protection against all risks of loss and will not guarantee repayment of the entire Security Balance of the Notes or Certificates, as applicable, and interest on the Security Balance. If losses or shortfalls occur that exceed the amount covered by credit support or that are not covered by credit support, securityholders will bear their allocable share of deficiencies. Moreover, if a form of credit support covers more than one series of Notes or Certificates, as applicable (each, a "Covered Trust"), securityholders evidencing interests in any of those Covered Trusts will be subject to the risk that the credit support will be exhausted by the claims of other Covered Trusts before that Covered Trust receiving any of its intended share of that coverage.

     If credit support is provided for one or more classes of Notes or Certificates, as applicable, of a series, or the related Assets, the prospectus supplement will include a description of

     (a)  the nature and amount of coverage under that credit support,

     (b) any conditions to payment under the prospectus supplement not otherwise described in this prospectus,

     (c) the conditions (if any) under which the amount of coverage under that credit support may be reduced and under which that credit support may be terminated or replaced and

     (d)  the material provisions relating to that credit support.


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     Additionally, the prospectus supplement will set forth information with respect to the obligor under any financial guaranty insurance policy, letter of credit, guarantee or similar instrument of credit support, including

     (1)  a brief description of its principal business activities,

     (2) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business,

     (3) if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and

     (4) its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the prospectus supplement.

SUBORDINATE SECURITIES

     One or more classes of Notes or Certificates, as applicable, of a series may be Subordinate Notes or Subordinate Certificates, as applicable, if specified in the prospectus supplement. The rights of the holders of Subordinate Notes or Subordinate Certificates, as applicable, to receive distributions of principal and interest from the Collection Account on any Distribution Date will be subordinated to those rights of the holders of Senior Notes or Senior Certificates, as applicable. The subordination of a class may apply only in the event of (or may be limited to) particular types of losses or shortfalls. The prospectus supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Notes or Subordinate Certificates, as applicable, in a series, the circumstances in which that subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

CROSS-SUPPORT PROVISIONS

     If the Assets for a series are divided into separate groups, each supporting a separate class or classes of Notes or Certificates, as applicable, of a series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Notes or Senior Certificates, as applicable, evidencing interests in one group of mortgage loans before distributions on Subordinate Notes or Subordinate Certificates, as applicable, evidencing interests in a different group of mortgage loans within the issuing entity. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying those provisions.

LIMITED GUARANTEE

     If specified in the prospectus supplement for a series of Notes or Certificates, as applicable, credit enhancement may be provided in the form of a limited guarantee issued by a guarantor named in the prospectus supplement. Any guarantee specified in the prospectus supplement, if any, will be exempt from registration under the Securities Act.

FINANCIAL GUARANTY INSURANCE POLICY OR SURETY BOND

     Credit enhancement may be provided in the form of a financial guaranty insurance policy or a surety bond issued by an insurer named in the policy or surety bond, if specified in the prospectus supplement.


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LETTER OF CREDIT

     Alternative credit support for a series of Notes or Certificates, as applicable, may be provided by the issuance of a letter of credit by the bank or financial institution specified in the prospectus supplement. The coverage, amount and frequency of any reduction in coverage provided by a letter of credit issued for a series of Notes or Certificates, as applicable, will be set forth in the prospectus supplement relating to that series.

POOL INSURANCE POLICIES

     If specified in the prospectus supplement relating to a series of Notes or Certificates, as applicable, a pool insurance policy for the mortgage loans in the related issuing entity will be obtained. The pool insurance policy will cover any loss (subject to the limitations described in the prospectus supplement) by reason of default to the extent a related mortgage loan is not covered by any primary mortgage insurance policy. The amount and principal terms of any pool insurance coverage will be set forth in the prospectus supplement.

SPECIAL HAZARD INSURANCE POLICIES

     A special hazard insurance policy may also be obtained for the related issuing entity, if specified in the prospectus supplement, in the amount set forth in the prospectus supplement. The special hazard insurance policy will, subject to the limitations described in the prospectus supplement, protect against loss by reason of damage to Mortgaged Properties caused by hazards not insured against under the standard form of hazard insurance policy for the respective states, in which the Mortgaged Properties are located. The amount and principal terms of any special hazard insurance coverage will be set forth in the prospectus supplement.

BORROWER BANKRUPTCY BOND

     Losses resulting from a bankruptcy proceeding relating to a borrower affecting the mortgage loans in an issuing entity for a series of Notes or Certificates, as applicable, will, if specified in the prospectus supplement, be covered under a borrower bankruptcy bond (or any other instrument that will not result in a downgrading of the rating of the Notes or Certificates, as applicable, of a series by the rating agency or agencies that rate that series). Any borrower bankruptcy bond or any other instrument will provide for coverage in an amount meeting the criteria of the rating agency or agencies rating the Notes or Certificates, as applicable, of the related series, which amount will be set forth in the prospectus supplement. The amount and principal terms of any borrower bankruptcy coverage will be set forth in the prospectus supplement.

RESERVE FUNDS

     If so provided in the prospectus supplement for a series of Notes or Certificates, as applicable, deficiencies in amounts otherwise payable on those Notes or Certificates, as applicable, or specific classes of Notes or Certificates, as applicable, will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination of these will be deposited, in the amounts so specified in the prospectus supplement. The reserve funds for a series may also be funded over time by depositing a specified amount of the distributions received on the related Assets as specified in the prospectus supplement.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income on these amounts, if any, will be applied for the purposes, in the manner, and to the extent specified in the prospectus supplement. A reserve fund may be provided to increase the likelihood


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of timely distributions of principal of and interest on the Notes or
Certificates, as applicable. If specified in the prospectus supplement, reserve funds may be established to provide limited protection against only some types of losses and shortfalls. Following each Distribution Date amounts in a reserve fund in excess of any amount required to be maintained in the reserve fund may be released from the reserve fund under the conditions and to the extent specified in the prospectus supplement and will not be available for further application to the Notes or Certificates, as applicable.

     Money deposited in any reserve funds will be invested in Permitted Investments, to the extent specified in the prospectus supplement. To the extent specified in the prospectus supplement, any reinvestment income or other gain from those investments will be credited to the related reserve fund for that series, and any loss resulting from those investments will be charged to the reserve fund. However, that income may be payable to any related servicer or another service provider or other entity. To the extent specified in the prospectus supplement, the reserve fund, if any, for a series will not be a part of the issuing entity.

     Additional information concerning any reserve fund will be set forth in the prospectus supplement, including the initial balance of the reserve fund, the balance required to be maintained in the reserve fund, the manner in which the required balance will decrease over time, the manner of funding the reserve fund, the purposes for which funds in the reserve fund may be applied to make distributions to securityholders and use of investment earnings from the reserve fund, if any.

OVERCOLLATERALIZATION

     If specified in the prospectus supplement, subordination provisions of an issuing entity may be used to accelerate to a limited extent the amortization of one or more classes of Notes or Certificates, as applicable, relative to the amortization of the related Assets. The accelerated amortization is achieved by the application of excess interest to the payment of principal of one or more classes of Notes or Certificates, as applicable. This acceleration feature creates, for the Assets or groups of Assets, overcollateralization, which is the excess of the total principal balance of the related Assets, or a group of related Assets, over the principal balance of the related class or classes of Notes or Certificates, as applicable. This acceleration may continue for the life of the related Security, or may be limited. In the case of limited acceleration, once the required level of overcollateralization is reached, and subject to the provisions specified in the prospectus supplement, the limited acceleration feature may cease, unless necessary to maintain the required level of overcollateralization.

PRIMARY MORTGAGE INSURANCE POLICIES

     The servicer will maintain or cause to be maintained with respect to each mortgage loan, a primary mortgage insurance policy in accordance with the underwriting standards described in the related prospectus supplement. Although the terms and conditions of primary mortgage insurance policies differ, each primary mortgage insurance policy will generally cover losses up to an amount equal to the excess of the unpaid principal amount of a defaulted mortgage loan, plus accrued and unpaid interest thereon and approved expenses, over a specified percentage of the value of the related mortgaged property.

     As conditions to the filing or payment of a claim under a primary mortgage insurance policy, the insured will typically be required, in the event of default by the borrower, to:

     o advance or discharge (a) hazard insurance premiums and (b) as necessary and approved in advance by the insurer, real estate taxes, property protection and preservation expenses and foreclosure and related costs,


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     o    in the event of any physical loss or damage to the mortgaged property, have the mortgaged property restored to at least its condition at the effective date of the primary mortgage insurance policy, ordinary wear and tear excepted, and

     o tender to the insurer good and merchantable title to, and possession of, the mortgaged property.

                     CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains summaries, which are general in nature, of legal aspects of loans secured by single-family or multi-family residential properties. Because these legal aspects are governed primarily by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the mortgage loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the mortgage loans. In this regard, the following discussion does not fully reflect federal regulations for FHA loans and VA loans. See "Description of The Issuing Entities--FHA Loans and VA Loans," "Description of the Agreements--Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements--FHA Insurance and VA Guarantees" and "Description of the Issuing Entities--Assets."

GENERAL

     All of the mortgage loans are evidenced by a note or bond and secured by instruments granting a security interest in real property which may be mortgages, deeds of trust, security deeds or deeds to secure debt, depending on the prevailing practice and law in the state in which the Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as "mortgages." Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property, the priority of which will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to that instrument as well as the order of recordation of the instrument in the appropriate public recording office. However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     A mortgage either creates a lien against or constitutes a conveyance of real property between two parties--a borrower (usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the mortgaged property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. As used in this prospectus, unless the context otherwise requires, "borrower" includes the trustor under a deed of trust and a grantor under a security deed or a deed to secure debt.

     Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note.


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     In case the borrower under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, some federal laws (including the Servicemembers' Civil Relief Act) and, in some cases, in deed of trust transactions, the directions of the beneficiary.

     The mortgages that encumber multifamily properties may contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

INTEREST IN REAL PROPERTY

     The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements. However, that instrument may encumber other interests in real property such as a tenant's interest in a lease of land or improvements, or both, and the leasehold estate created by that lease. An instrument covering an interest in real property other than the fee estate requires special provisions in the instrument creating that interest or in the mortgage, deed of trust, security deed or deed to secure debt, to protect the mortgagee against termination of that interest before the mortgage, deed of trust, security deed or deed to secure debt is paid. The depositor, the Asset Seller or other entity specified in the prospectus supplement will make representations and warranties in the Agreement or representations and warranties will be assigned to the trustee for any mortgage loans secured by an interest in a leasehold estate. Those representation and warranties, if applicable, will be set forth in the prospectus supplement.

COOPERATIVE LOANS

     If specified in the prospectus supplement, the mortgage loans may also consist of cooperative apartment loans ("Cooperative Loans") secured by security interests in shares issued by a cooperative housing corporation (a "Cooperative") and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. The security agreement will create a lien upon, or grant a title interest in, the property that it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. That lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

     Each Cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units in the building. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage or mortgages on the cooperative apartment building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as property borrower, or lessee, as the case may be, is also responsible for meeting these mortgage or rental obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with either the construction or purchase of the Cooperative's apartment building or obtaining of capital by the


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Cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease.

     If the Cooperative is unable to meet the payment obligations (1) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (2) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make that final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreement. In either event, a foreclosure by the holder of a blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender that financed the purchase by an individual tenant stockholder of cooperative shares or, in the case of the mortgage loans, the collateral securing the Cooperative Loans.

     The Cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary lease or occupancy agreements that confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing that tenant-stockholder's pro rata share of the Cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights are financed through a Cooperative Loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related Cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares. See "--Foreclosure--Cooperative Loans" below.

LAND SALE CONTRACTS

     Under an installment land sale contract for the sale of real estate (a "land sale contract") the contract seller (hereinafter referred to as the "contract lender") retains legal title to the property and enters into an agreement with the contract purchaser (hereinafter referred to as the "contract borrower") for the payment of the purchase price, plus interest, over the term of the land sale contract. Only after full performance by the borrower of the contract is the contract lender obligated to convey title to the real estate to the purchaser. As with mortgage or deed of trust financing, during the effective period of the land sale contract, the contract borrower is responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

     The method of enforcing the rights of the contract lender under an installment contract varies on a state-by-state basis depending on the extent to which state courts are willing, or able


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pursuant to state statute, to enforce the contract strictly according to its terms. The terms of land sale contracts generally provide that upon default by the contract borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The contract lender in that situation does not have to foreclose to obtain title to the property, although in some cases a quiet title action is in order if the contract borrower has filed the land sale contract in local land records and an ejectment action may be necessary to recover possession.

     In a few states, particularly in cases of contract borrower default during the early years of a land sale contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under land sale contracts from the harsh consequences of forfeiture. Under those statues, a judicial contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a contract borrower with significant investment in the property under a land sale contract for the sale of real estate to share the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the contract lender's procedures for obtaining possession and clear title under a land sale contract for the sale of real estate in a particular state are simpler and less time consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

FORECLOSURE

     General

     Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the mortgagor defaults in payment or performance of its obligations under the note or mortgage, the mortgagee has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

     Foreclosure procedures for the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are several other foreclosure procedures available in some states that are either infrequently used or available only in some limited circumstances, such as strict foreclosure.

     Judicial Foreclosure

     A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Those sales are made in accordance with procedures that vary from state to state.

     Equitable Limitations on Enforceability of Certain Provisions

     United States courts have traditionally imposed general equitable principles to limit the remedies available to a mortgagee in connection with foreclosure. These equitable principles are


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generally designed to relieve the borrower from the legal effect of mortgage defaults, to the extent that the effect is perceived as harsh or unfair. Relying on those principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan.

     In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the borrower failed to maintain the mortgaged property adequately or the borrower executed a junior mortgage on the mortgaged property. The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

     Non-Judicial Foreclosure/Power of Sale

     Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to the power of sale granted in the deed of trust. A power of sale is typically granted in a deed of trust. It may also be contained in any other type of mortgage instrument. A power of sale allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the borrower under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law.

     In some states, before the sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without acceleration) plus the expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states. Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

     Public Sale

     A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of that property at the time of sale, due to, among other things, redemption rights that may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and


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accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses that may be recovered by a lender. Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will become obligated to pay taxes, obtain casualty insurance and to make those repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending on market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

     A junior mortgagee may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, for those mortgage loans, if any, that are junior mortgage loans, if the lender purchases the property the lender's title will be subject to all senior mortgages, prior liens and specific governmental liens.

     The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the borrower. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by those holders.

     Rights of Redemption

     The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the borrower, and all persons who have an interest in the property that is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest that is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has begun, the redeeming party must pay some of the costs of that action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

     The equity of redemption is a common-law (non-statutory) right that exists before completion of the foreclosure, is not waivable by the borrower, must be exercised before foreclosure sale and should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would


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defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Under the REMIC Provisions currently in effect, property acquired by foreclosure generally must not be held for more than three years from the close of the calendar year of its acquisition. For a series of Notes or Certificates, as applicable, for which an election is made to qualify the issuing entity or a part of the issuing entity as a REMIC, the Agreement will permit foreclosed property to be held for more than such three year period if the Internal Revenue Service grants an extension of time within which to sell the property or independent counsel renders an opinion to the effect that holding the property for that additional period is permissible under the REMIC Provisions.

     Cooperative Loans

     The Cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement, and may be canceled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by that tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by that tenant-stockholder. The proprietary lease or occupancy agreement generally permit the Cooperative to terminate the lease or agreement in the event a borrower fails to make payments or defaults in the performance of covenants required under the proprietary lease or occupancy agreement. Typically, the lender and the Cooperative enter into a recognition agreement that establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, if the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate that lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from the sale of the Cooperative apartment, subject, however, to the Cooperative's right to sums due under that proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest on the Cooperative Loan.

     Recognition agreements also provide that in the event of a foreclosure on a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

     In some states, foreclosure on the Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.


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     Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperatives to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

     In the case of foreclosure on a building that was converted from a rental building to a building owned by a Cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws that apply to tenants who elected to remain in a building so converted.

JUNIOR MORTGAGES

     Some of the mortgage loans may be secured by junior mortgages or deeds of trust, that are subordinate to first or other senior mortgages or deeds of trust held by other lenders. The rights of the issuing entity as the holder of a junior deed of trust or a junior mortgage are subordinate in lien and in payment to those of the holder of the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the borrower, to cause a foreclosure on the property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage or the sale pursuant to the deed of trust, the junior mortgagee's or junior beneficiary's lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. See "--Foreclosure" above.

     Furthermore, because the terms of the junior mortgage or deed of trust are subordinate to the terms of the first mortgage or deed of trust, in the event of a conflict between the terms of the first mortgage or deed of trust and the junior mortgage or deed of trust, the terms of the first mortgage or deed of trust will generally govern. Upon a failure of the borrower or trustor to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself. Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust. To the extent a first mortgagee expends these sums, these sums will generally have priority over all sums due under the junior mortgage.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

     Statutes in some states limit the right of a beneficiary under a deed of trust or a mortgagee under a mortgage to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender.

     Some states require the lender to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In some other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. In some cases, a lender will be precluded from exercising any additional rights under the note or mortgage if it has taken any prior enforcement action. Consequently, the practical effect of the election requirement, in those states permitting that election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, other statutory provisions


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limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

     In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to realize upon its security. For example, numerous statutory provisions under the United States Bankruptcy Code, 11 U.S.C. Sections 101 et seq. (the "Bankruptcy Code"), may interfere with or affect the ability of the secured mortgage lender to obtain payment of a mortgage loan, to realize upon collateral and/or enforce a deficiency judgment. Under federal bankruptcy law, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and often no interest or principal payments are made during the course of the bankruptcy proceeding. In a case under the Bankruptcy Code, the secured party is precluded from foreclosing without authorization from the bankruptcy court. In addition, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 plan to cure a monetary default in respect of a mortgage loan by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no foreclosure sale had yet occurred) before the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the case, that affected the curing of a mortgage loan default by paying arrearages over a number of years.

     If a mortgage loan is secured by property not consisting solely of the debtor's principal residence, the Bankruptcy Code also permits that mortgage loan to be modified. These modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, and reducing the lender's security interest to the value of the property, thus leaving the lender in the position of a general unsecured creditor for the difference between the value of the property and the outstanding balance of the mortgage loan. Some courts have permitted these modifications when the mortgage loan is secured both by the debtor's principal residence and by personal property.

     Some tax liens arising under the Code may in some circumstances provide priority over the lien of a mortgage or deed of trust. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases this liability may affect assignees of the mortgage loans.

     Generally, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted Section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

     Federal Bankruptcy Laws Relating to Mortgage Loans Secured by Multifamily Property

     Section 365(a) of the Bankruptcy Code generally provides that a trustee or a debtor-in-possession in a bankruptcy or reorganization case under the Bankruptcy Code has the power to assume or to reject an executory contract or an unexpired lease of the debtor, in each case subject


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to the approval of the bankruptcy court administering the case. If the trustee or debtor-in- possession rejects an executory contract or an unexpired lease, rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of the filing of the petition. As a consequence, if the mortgagor is the other party or parties to the executory contract or unexpired lease, such as a lessor under a lease, the mortgagor would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. Moreover, under Section 502(b)(6) of the Bankruptcy Code, the claim of a lessor for damages from the termination of a lease of real property will be limited to the sum of (1) the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease, following the earlier of the date of the filing of the petition and the date on which the lender repossessed, or the lessee surrendered, the leased property, and (2) any unpaid rent due under the lease, without acceleration, on the earlier of these dates.

     Under Section 365(h) of the Bankruptcy Code, if a trustee for a lessor, or a lessor as a debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by rejection or, in the alternative, may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and any renewal or extension thereof, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

     Under Section 365(f) of the Bankruptcy Code, if a trustee assumes an executory contract or an unexpired lease of the debtor, the trustee or debtor-in-possession generally may assign the executory contract or unexpired lease, notwithstanding any provision therein or in applicable law that prohibits, restricts or conditions the assignment, provided that the trustee or debtor-in-possession provides adequate assurance of future performance by the assignee. In addition, no party to an executory contract or an unexpired lease may terminate or modify any rights or obligations under an executory contract or an unexpired lease at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the executory contract or unexpired lease or in applicable law conditioned upon the assignment of the executory contract or unexpired lease. Thus, an undetermined third party may assume the obligations of the lessee or a mortgagor under a lease in the event of commencement of a proceeding under the Bankruptcy Code with respect to the lessee or a mortgagor, as applicable.

     Under Sections 363(b) and (f) of the Bankruptcy Code, a trustee for a lessor, or a lessor as debtor-in-possession, may, despite the provisions of the related mortgage loan to the contrary, sell the Mortgaged Property free and clear of all liens, which liens would then attach to the proceeds of the sale.

ENVIRONMENTAL CONSIDERATIONS

     A lender may be subject to unforeseen environmental risks when taking a security interest in real or personal property. Property subject to a security interest may be subject to federal, state, and local laws and regulations relating to environmental protection. These laws may regulate, among other things: emissions of air pollutants; discharges of wastewater or storm water; generation, transport, storage or disposal of hazardous waste or hazardous substances; operation, closure and removal of underground storage tanks; removal and disposal of asbestos-containing materials; and/or management of electrical or other equipment containing polychlorinated biphenyls ("PCBs"). Failure to comply with these laws and regulations may result in significant penalties, including civil and criminal fines. Under the laws of some states, environmental contamination on a property may give rise to a lien on the property to ensure the availability


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and/or reimbursement of cleanup costs. Generally all subsequent liens on that property are subordinated to the environmentally-related lien and, in some states, even prior recorded liens are subordinated to these liens
("Superliens"). In the latter states, the security interest of the trustee in a property that is subject to a Superlien could be adversely affected.

     Under the federal Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA"), and under state law in some states, a secured party that takes a deed in lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, operates a mortgaged property or undertakes particular types of activities that may constitute management of the mortgaged property may become liable in some circumstances for the cleanup costs of remedial action if hazardous wastes or hazardous substances have been released or disposed of on the property. These cleanup costs may be substantial. CERCLA imposes strict, as well as joint and several, liability for environmental remediation and/or damage costs on several classes of "potentially responsible parties," including current "owners and/or operators" of property, irrespective of whether those owners or operators caused or contributed to the contamination on the property. In addition, owners and operators of properties that generate hazardous substances that are disposed of at other "off-site" locations may be held strictly, jointly and severally liable for environmental remediation and/or damages at those off-site locations. Many states also have laws that are similar to CERCLA. Liability under CERCLA or under similar state law could exceed the value of the property itself as well as the total assets of the property owner.

     Although some provisions of the Asset Conservation Act (as defined in this prospectus) apply to trusts and fiduciaries, the law is somewhat unclear as to whether and under what precise circumstances cleanup costs, or the obligation to take remedial actions, could be imposed on a secured lender, such as the issuing entity. Under the laws of some states and under CERCLA, a lender may be liable as an "owner or operator" for costs of addressing releases or threatened releases of hazardous substances on a mortgaged property if that lender or its agents or employees have "participated in the management" of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner or current owner or operator or other third party. Excluded from CERCLA's definition of "owner or operator" is a person "who without participating in the management of . . . [the] facility, holds indicia of ownership primarily to protect his security interest" (the "secured-creditor exemption"). This exemption for holders of a security interest such as a secured lender applies only to the extent that a lender seeks to protect its security interest in the contaminated facility or property. Thus, if a lender's activities begin to encroach on the actual management of that facility or property, the lender faces potential liability as an "owner or operator" under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property, the lender may incur potential CERCLA liability in various circumstances, including among others, when it holds the facility or property as an investment (including leasing the facility or property to a third party), fails to market the property in a timely fashion or fails to properly address environmental conditions at the property or facility.

     The Resource Conservation and Recovery Act, as amended ("RCRA"), contains a similar secured-creditor exemption for those lenders who hold a security interest in a petroleum underground storage tank ("UST") or in real estate containing a UST, or that acquire title to a petroleum UST or facility or property on which a UST is located. As under CERCLA, a lender may lose its secured-creditor exemption and be held liable under RCRA as a UST owner or operator if that lender or its employees or agents participate in the management of the UST. In addition, if the lender takes title to or possession of the UST or the real estate containing the UST, under some circumstances the secured-creditor exemption may be deemed to be unavailable.

     A decision in May 1990 of the United States Court of Appeals for the Eleventh Circuit in United States v. Fleet Factors Corp. very narrowly construed CERCLA's secured-creditor exemption. The court's opinion suggested that a lender need not have involved itself in the day-to-day operations of the facility or participated in decisions relating to hazardous waste to be liable


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under CERCLA; rather, liability could attach to a lender if its involvement with the management of the facility were broad enough to support the inference that the lender had the capacity to influence the borrower's treatment of hazardous waste. The court added that a lender's capacity to influence these decisions could be inferred from the extent of its involvement in the facility's financial management. A subsequent decision by the United States Court of Appeals for the Ninth Circuit in re Bergsoe Metal Corp., apparently disagreeing with, but not expressly contradicting, the Fleet Factors court, held that a secured lender had no liability absent "some actual management of the facility" on the part of the lender.

     Court decisions have taken varying views of the scope of the secured-creditor exemption, leading to administrative and legislative efforts to provide guidance to lenders on the scope of activities that would trigger CERCLA and/or RCRA liability. Until recently, these efforts have failed to provide substantial guidance.

     On September 28, 1996, however, Congress enacted, and on September 30, 1996, the President signed into law the Asset Conservation Lender Liability and Deposit Insurance Protection Act of 1996 (the "Asset Conservation Act"). The Asset Conservation Act was intended to clarify the scope of the secured creditor exemption under both CERCLA and RCRA. The Asset Conservation Act more explicitly defined the kinds of "participation in management" that would trigger liability under CERCLA and specified activities that would not constitute "participation in management" or otherwise result in a forfeiture of the secured-creditor exemption before foreclosure or during a workout period. The Asset Conservation Act also clarified the extent of protection against liability under CERCLA in the event of foreclosure and authorized specific regulatory clarifications of the scope of the secured-creditor exemption for purposes of RCRA, similar to the statutory protections under CERCLA. However, since the courts have not yet had the opportunity to interpret the new statutory provisions, the scope of the additional protections offered by the Asset Conservation Act is not fully defined. It also is important to note that the Asset Conservation Act does not offer complete protection to lenders and that the risk of liability remains.

     If a secured lender does become liable, it may be entitled to bring an action for contribution against the owner or operator who created the environmental contamination or against some other liable party, but that person or entity may be bankrupt or otherwise judgment-proof. It is therefore possible that cleanup or other environmental liability costs could become a liability of the issuing entity and occasion a loss to the issuing entity and to securityholders in some circumstances. The new secured creditor amendments to CERCLA, also, would not necessarily affect the potential for liability in actions by either a state or a private party under other federal or state laws that may impose liability on "owners or operators" but do not incorporate the secured-creditor exemption.

     Traditionally, residential mortgage lenders have not taken steps to evaluate whether hazardous wastes or hazardous substances are present with respect to any mortgaged property before the origination of the mortgage loan or before foreclosure or accepting a deed-in-lieu of foreclosure. Neither the depositor nor any servicer makes any representations or warranties or assumes any liability with respect to: environmental conditions of the Mortgaged Property; the absence, presence or effect of hazardous wastes or hazardous substances on, near or emanating from the Mortgaged Property; the impact on securityholders of any environmental condition or presence of any substance on or near the Mortgaged Property; or the compliance of any Mortgaged Property with any environmental laws. In addition, no agent, person or entity otherwise affiliated with the depositor is authorized or able to make any representation, warranty or assumption of liability relative to any Mortgaged Property.


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DUE-ON-SALE CLAUSES

     The mortgage loans may contain due-on-sale clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the borrower sells, transfers or conveys the related Mortgaged Property. The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, for some loans the Garn-St. Germain Depository Institutions Act of 1982 (the "Garn-St. Germain Act") preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to limited exceptions. Due-on-sale clauses contained in mortgage loans originated by federal savings and loan associations of federal savings banks are fully enforceable pursuant to regulations of the United States Federal Home Loan Bank Board, as succeeded by the Office of Thrift Supervision, which preempt state law restrictions on the enforcement of those clauses. Similarly, "due-on-sale" clauses in mortgage loans made by national banks and federal credit unions are now fully enforceable pursuant to preemptive regulations of the Comptroller of the Currency and the National Credit Union Administration, respectively.

     The Garn-St. Germain Act also sets forth nine specific instances in which a mortgage lender covered by the act (including federal savings and loan associations and federal savings banks) may not exercise a "due-on-sale" clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, some transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St. Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause. The inability to enforce a "due-on-sale" clause may result in a mortgage that bears an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may affect the average life of the mortgage loans and the number of mortgage loans which may extend to maturity.

PREPAYMENT CHARGES AND LATE FEES; DEBT-ACCELERATION CLAUSES

     Some state laws restrict the imposition of prepayment charges and late fees even when the loans expressly provide for the collection of those charges. Although the Alternative Mortgage Transaction Parity Act of 1982 (the "Parity Act"), permits the collection of prepayment charges and late fees in connection with some types of eligible loans preempting any contrary state law prohibitions, some states may not recognize the preemptive authority of the Parity Act or have formally opted out of the Parity Act. As a result, it is possible that prepayment charges and late fees may not be collected even on loans that provide for the payment of those charges unless otherwise specified in the accompanying prospectus supplement. The related servicer or another entity identified in the accompanying prospectus supplement will be entitled to all prepayment charges and late payment charges received on the loans and those amounts will not be available for payment on the certificates. The Office of Thrift Supervision ("OTS"), the agency that administers the Parity Act for unregulated housing creditors, withdrew its favorable Parity Act regulations and Chief Counsel Opinions that previously authorized lenders to charge prepayment charges and late fees in certain circumstances notwithstanding contrary state law, effective with respect to loans originated on or after July 1, 2003. However, the OTS's ruling does not retroactively affect loans originated before July 1, 2003.

     Some of the Commercial, Multifamily and Mixed-Use Mortgage Loans included in a trust will include a "debt-acceleration " clause, which permits the lender to accelerate the full debt upon a monetary or nonmonetary default of the borrower. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default after giving effect to any appropriate notices. The courts of any state, however, may refuse to permit foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or


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unjust or the circumstances would render the acceleration unconscionable.
Furthermore, in some states, the borrower may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys' fees incurred by the lender in collecting such defaulted payments.

SUBORDINATE FINANCING

     Where a borrower encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risks, such as:

     o The borrower may have difficulty repaying multiple loans. In addition, if the junior loan permits recourse to the borrower (as junior loans often do) and the senior loan does not, a borrower may be more likely to repay sums due on the junior loan than those on the senior loan.

     o Acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened.

     o If the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations will not apply to some types of residential first mortgage loans originated by lenders after March 31, 1980. A similar federal statute was in effect for mortgage loans made during the first three months of 1980. The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     The depositor believes that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980, are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges before origination of those mortgage loans, any limitation under that state's usury law would not apply to those mortgage loans.

     In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of that state action will be eligible for inclusion in an issuing entity unless (1) the mortgage loan provides for the interest rate, discount points and charges as are permitted in that state or (2) the mortgage loan provides that its terms will be construed in accordance with the laws of another


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state under which the interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.

     Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thus permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

ALTERNATIVE MORTGAGE INSTRUMENTS

     Alternative mortgage instruments, including adjustable rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders have historically been subject to a variety of restrictions. Those restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St. Germain Act ("Title VIII"). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks; state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions; and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, before October 15, 1985, a law or constitutional provision expressly rejecting the applicability of those provisions. Some states have taken that action.

SERVICEMEMBERS' CIVIL RELIEF ACT

     Under the terms of the Servicemembers' Civil Relief Act and similar state and local laws (the "Relief Act"), a borrower who enters military service after the origination of the borrower's mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan) may not be charged interest (including fees and charges) above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to borrowers who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans that may be affected by the Relief Act.

     Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the servicer to collect full amounts of interest on some of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of Notes or Certificates, as applicable, and would not be covered by advances. These shortfalls will be covered by the


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credit support provided in connection with the Notes or Certificates, as applicable, only to the extent provided in the prospectus supplement. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under some circumstances, during an additional three month period thereafter. Thus, if an affected mortgage loan goes into default, there may be delays and losses occasioned thereby.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

     Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations ("RICO") statute can be seized by the government if the property was used in, or purchased with the proceeds of, those crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984 (the "Crime Control Act"), the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

     A lender may avoid forfeiture of its interest in the property if it establishes that: (1) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (2) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

COMMERCIAL, MULTIFAMILY AND MIXED USE LOANS

     The market value of any Commercial, Multifamily or Mixed-Use Mortgaged Property obtained in foreclosure or by deed in lieu of foreclosure will be based substantially on the operating income obtained from renting the commercial or dwelling units, the sale price, the value of any alternative uses, or such other factors as are considered by the originator. Because a default on a Commercial, Multifamily or Mixed-Use Mortgage Loan is likely to have occurred because operating income, net of expenses, is insufficient to make debt service payments on such mortgage loan, it can be anticipated that the market value of such property will be less than was anticipated when such mortgage loan was originated. To the extent that the equity in the property does not absorb the loss in market value and such loss is not covered by other credit enhancement, a loss may be experienced. With respect to any Multifamily Mortgaged Property consisting of an apartment building owned by a cooperative, the cooperative's ability to meet debt service obligations on the mortgage loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders. Unanticipated expenditures may in some cases have to be paid by special assessments of the tenant-stockholders. The cooperative's ability to pay the principal balance of the mortgage loan at maturity may depend on its ability to refinance the mortgage loan. The depositor, the seller and the master servicer will have no obligation to provide refinancing for any such mortgage.

     In most states, hotel and motel room rates are considered accounts receivable under the UCC. Room rates are generally pledged by the borrower as additional security for the loan when a mortgage loan is secured by a hotel or motel. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured by hotels or motels may be included in the trust even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law.


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     In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates. However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower without a hearing or the lender's consent, or unless the lender's interest in the room rates is given adequate protection.

     For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use.

LEASES AND RENTS

     Some of the Commercial, Multifamily and Mixed-Use Mortgage Loans are secured by an assignment of leases (each, a "lease") and rents of one or more lessees (each, a "lessee"), either through a separate document of assignment or as incorporated in the mortgage. Under such assignments, the borrower under the mortgage loan typically assigns its right, title and interest as landlord under each lease and the income derived therefrom to the lender, while retaining a license to collect the rents for so long as there is no default under the mortgage loan documentation. The manner of perfecting the lender's interest in rents may depend on whether the borrower's assignment was absolute or one granted as security for the loan. Failure to properly perfect the lender's interest in rents may result in the loss of a substantial pool of funds that otherwise could serve as a source of repayment for the loan. In the event the borrower defaults, the license terminates and the lender may be entitled to collect rents. Some state laws may require that to perfect its interest in rents, the lender must take possession of the property and/or obtain judicial appointment of a receiver before becoming entitled to collect the rents. Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. Such risks include liability for environmental clean-up costs and other risks inherent to property ownership. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. In the event of borrower default, the amount of rent the lender is able to collect from the tenants can significantly affect the value of the lender's security interest.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), owners of public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers that are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and useable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, because the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing secured party who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

                     CERTAIN LEGAL ASPECTS OF THE CONTRACTS

     The following discussion contains summaries, which are general in nature, of certain legal matters relating to the contracts. Because these legal aspects are governed primarily by applicable state law, which laws may differ substantially, the summaries do not purport to be complete nor to


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reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the contracts is situated. The summaries are qualified in their entirety by reference to the appropriate laws of the states in which contracts may be originated.

GENERAL

     As a result of the assignment of the contracts to the trustee, the trustee will succeed collectively to all of the rights including the right to receive payment on the contracts, of the obligee under the contracts. Each contract evidences both

          (a) the obligation of the borrower to repay the loan evidenced thereby, and

          (b) the grant of a security interest in the manufactured home to secure repayment of the loan. Aspects of both features of the contracts are described more fully below.

     The contracts generally are "chattel paper" as defined in the UCC in effect in the states in which the manufactured homes initially were registered. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the agreement, the servicer will transfer physical possession of the contracts to the trustee. In addition, the servicer will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the trustee's ownership of the contracts. The contracts will be stamped or marked otherwise to reflect their assignment from the depositor to the trustee only if provided in the prospectus supplement. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment, the trustee's interest in contracts could be defeated.

SECURITY INTERESTS IN THE MANUFACTURED HOMES

     The manufactured homes securing the contracts may be located in all 50 states, Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. In some nontitle states, perfection pursuant to the provisions of the UCC is required. The asset seller may effect that notation or delivery of the required documents and fees, and obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home securing a manufactured housing conditional sales contract is registered. In the event the asset seller fails, due to clerical error, to effect that notation or delivery, or files the security interest under the wrong law, the asset seller may not have a first priority security interest in the manufactured home securing a contract. As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under some circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law.

     To perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a fixture filing under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located. Substantially all of the contracts contain provisions prohibiting the borrower from permanently attaching the manufactured home to its site. So long as the borrower does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the manufactured


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home. If, however, a manufactured home is permanently attached to its site, other parties could obtain an interest in the manufactured home that is prior to the security interest originally retained by the asset seller and transferred to the depositor. For a series of securities and if so described in the prospectus supplement, the servicer may be required to perfect a security interest in the manufactured home under applicable real estate laws. The warranting party will represent that as of the date of the sale to the depositor it has obtained a perfected first priority security interest by proper notation or delivery of the required documents and fees for substantially all of the manufactured homes securing the contracts.

     The depositor will cause the security interests in the manufactured homes to be assigned to the trustee on behalf of the securityholders. The depositor or the trustee will amend the certificates of title, or file UCC-3 statements, to identify the trustee as the new secured party, and will deliver the certificates of title to the trustee or note thereon the interest of the trustee only if specified in the prospectus supplement. Accordingly, the asset seller, or other originator of the contracts, will continue to be named as the secured party on the certificates of title relating to the manufactured homes. In some states, that assignment is an effective conveyance of the security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to servicer's rights as the secured party. However, in some states, in the absence of an amendment to the certificate of title and the new secured party succeeds to servicer's rights as the secured party. However, in some states, in the absence of an amendment to the certificate of title, or the filing of a UCC-3 statement, the assignment of the security interest in the manufactured home may not be held effective or the security interest in the manufactured home may not be held effective or the security interests may not be perfected and in the absence of that notation or delivery to the trustee, the assignment of the security interest in the manufactured home may not be effective against creditors of the asset seller, or any other originator of the contracts, or a trustee in bankruptcy of the asset seller, or any other originator.

     In the absence of fraud, forgery or permanent affixation of the manufactured home to its site by the manufactured home owner, or administrative error by state recording officials, the notation of the lien of the asset seller, or other originator of the Contracts, on the certificate of title or delivery of the required documents and fees will be sufficient to protect the securityholders against the rights or subsequent purchasers of a manufactured home or subsequent lenders who take a security interest in the manufactured home. If there are any manufactured homes as to which the security interest assigned to the trustee is not perfected, that security interest would be subordinate to, among others, subsequent purchasers for value of manufactured homes and holders of perfected security interests. There also exists a risk in not identifying the trustee as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the trustee could be released.

     If the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered, under the laws of most states the perfected security interest in the manufactured home would continue for four months after the relocation and thereafter only if and after the owner re-registers the manufactured home in that state. If the owner were to relocate a manufactured home to another state and not re-register the manufactured home in that state, and if steps are not taken to re-perfect the trustee's security interest in that state, the security interest in the manufactured home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a manufactured home; accordingly, the servicer must surrender possession if it holds the certificate of title to the manufactured home or, in the case of manufactured homes registered in states that provide for notation of lien, the asset seller, or other originator, would receive notice of surrender if the security interest in the manufactured home is noted on the certificate of title. Accordingly, the trustee would have the opportunity to re-perfect its security interest in the manufactured home in the state of relocation. In states that do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection. In the ordinary course of servicing


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the manufactured housing contracts, the servicer takes steps to effect re-perfection upon receipt of notice of re-registration or information from the borrower as to relocation.

     Similarly, when a borrower under a manufactured housing contract sells a manufactured home, the servicer must surrender possession of the certificate of title or, if it is noted as lienholder on the certificate of title, will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. Under the Agreement, the servicer is obligated to take those steps, at the servicer's expense, as are necessary to maintain perfection of security interests in the manufactured homes.

     Under the laws of most states, liens for repairs performed on a manufactured home and liens for personal property taxes take priority even over a perfected security interest. The warranting party will represent in the agreement that it has no knowledge of any of these liens for any manufactured home securing payment on any contract. However, these liens could arise at any time during the term of a contract. No notice will be given to the trustee or securityholders if a lien arises.

ENFORCEMENT OF SECURITY INTERESTS IN THE MANUFACTURED HOMES

     The servicer on behalf of the trustee, to the extent required by the related agreement, may take action to enforce the trustee's security interest with respect to contracts in default by repossession and resale of the manufactured homes securing those defaulted contracts. So long as the manufactured home has not become subject to the real estate law, a creditor can repossess a manufactured home securing a contract by voluntary surrender, by "self-help" repossession that is "peaceful" or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on that state, before beginning any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting that sale. The law in most states also requires that the debtor be given notice of any sale before resale of the unit so that the debtor may redeem at or before that resale. In the event of repossession and resale of a manufactured home, the trustee would be entitled to be paid out of the sale proceeds before the proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the debtor.

     Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the manufactured home securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment.

     Other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

SERVICEMEMBERS' CIVIL RELIEF ACT

     The terms of the Relief Act apply to a borrower on a Contract as described for a borrower on a mortgage loan under "Certain Legal Aspects of Mortgage Loans-Civil Act."


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CONSUMER PROTECTION LAWS

     The so-called Holder-in-Due-Course rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract that is the seller of goods which gave rise to the transaction, and some related lenders and assignees, to transfer the contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of the contract to all claims and defenses that the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the borrower also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the trustee against the borrower. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

TRANSFERS OF MANUFACTURED HOMES; ENFORCEABILITY OF "DUE-ON-SALE" CLAUSES

     The contracts, in general, prohibit the sale or transfer of the related manufactured homes without the consent of the servicer and permit the acceleration of the maturity of the contracts by the servicer upon any sale or transfer that is not consented to. Generally, it is expected that the servicer will permit most transfers of manufactured homes and not accelerate the maturity of the related contracts. In some cases, the transfer may be made by a delinquent borrower to avoid a repossession proceeding for a manufactured home.

     In the case of a transfer of a manufactured home after which the servicer desires to accelerate the maturity of the related contract, the servicer's ability to do so will depend on the enforceability under state law of the due-on-sale clauses applicable to the manufactured homes. Consequently, in some states the servicer may be prohibited from enforcing a due-on-sale clause in respect of some manufactured homes.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended (Title V), provides that, subject to the following conditions, state usury limitations will not apply to any loan that is secured by a first lien on certain kinds of manufactured housing. The contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period before instituting any action leading to repossession of or foreclosure on the related unit.

     Title V authorized any state to re-impose limitations on interest rates and finance charges by adopting before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. Fifteen states adopted a similar law before the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. The related asset seller will represent that all of the contracts comply with applicable usury law.

                   MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

     The following discussion represents the opinions of McKee Nelson LLP and Thacher Proffitt & Wood LLP as to the material federal income tax consequences of the purchase, ownership and


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disposition of the Notes or Certificates, as applicable, offered under this prospectus. These opinions assume compliance with all provisions of the Agreements pursuant to which the Notes or Certificates, as applicable, are issued. This discussion is directed solely to securityholders that hold the Notes or Certificates, as applicable, as capital assets within the meaning of
Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"), and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which (such as banks, insurance companies, investors that do not buy in the original offering and foreign investors) may be subject to special rules. Further, the authorities on which this discussion, and the opinions referred to below, are based are subject to change or differing interpretations, which could apply retroactively.

     In addition to the federal income tax consequences described in this prospectus, potential investors are encouraged to consider the state, local and other tax consequences, if any, of the purchase, ownership and disposition of the Notes or Certificates, as applicable. See "State and Other Tax Considerations." The depositor recommends that securityholders consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the Notes or Certificates, as applicable, offered under this prospectus.

     The following discussion addresses securities of four general types:

     o securities ("REMIC Securities") representing interests in an issuing entity, or a portion of an issuing entity, that the trustee will elect to have treated as a real estate mortgage investment conduit ("REMIC") under Sections 860A through 860G (the "REMIC Provisions") of the Code;

     o securities ("Grantor Trust Securities") representing interests in a trust fund (a "Grantor Trust Fund") as to which no election will be made;

     o securities ("Partnership Certificates") representing equity interests in a trust fund (a "Partnership Trust Fund") which is treated as a partnership for federal income tax purposes; and

     o securities ("Debt Securities") representing indebtedness of a Partnership Trust Fund or a trust fund which is disregarded as a separate entity from the owner of its equity for federal income tax purposes.

          The prospectus supplement for each series of Notes or Certificates, as applicable, will indicate which of the foregoing treatments will apply to that series and, if a REMIC election (or elections) will be made for the related issuing entity, will identify all "regular interests" and "residual interests" in the REMIC. For purposes of this tax discussion,

          1. references to a "securityholder" or a "holder" are to the beneficial owner of a Security,

          2. references to "REMIC Pool" are to an entity or portion thereof as to which a REMIC election will be made and

          3. to the extent specified in the prospectus supplement, references to "mortgage loans" include Contracts.

     The following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271 through 1275 of the Code and in the Treasury regulations


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promulgated thereunder (the "OID Regulations"), and in part upon the REMIC
Provisions and the Treasury regulations promulgated thereunder (the "REMIC Regulations"). In addition, the OID Regulations do not adequately address some issues relevant to, and in some instances provide that they are not applicable to, prepayable securities such as the Notes or Certificates, as applicable.

     Taxable Mortgage Pools

     Corporate income tax can be imposed on the net income of some entities issuing non-REMIC debt obligations secured by real estate mortgages ("Taxable Mortgage Pools"). Any entity other than a REMIC will be considered a Taxable Mortgage Pool if

          (1) substantially all of the assets of the entity consist of debt obligations and more than 50% of those obligations (determined by adjusted tax basis) consist of "real estate mortgages,"

          (2) that entity is the borrower under debt obligations with two or more maturities, and

          (3) under the terms of the debt obligations on which the entity is the borrower, payments on those obligations bear a relationship to payments on the obligations held by the entity.

Furthermore, a group of assets held by an entity can be treated as a separate Taxable Mortgage Pool if the assets are expected to produce significant cash flow that will support one or more of the entity's issues of debt obligations. The depositor generally will structure offerings of non-REMIC Securities to avoid the application of the Taxable Mortgage Pool rules.

REMICS

     Classification of REMICs

     For each series of REMIC Securities, McKee Nelson LLP or Thacher Proffitt & Wood LLP (as applicable, "Federal Tax Counsel") will deliver an opinion that, assuming compliance with all provisions of the related pooling and servicing agreement, the related issuing entity (or each applicable portion of the issuing entity) will qualify as a REMIC and the REMIC Securities offered with respect thereto will be considered to evidence ownership of "regular interests" ("Regular Securities") or "residual interests" ("Residual Securities") in the REMIC within the meaning of the REMIC Provisions.

     In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the "Startup Day" (which for purposes of this discussion is the date of issuance of the REMIC Securities) and at all times thereafter, consist of assets other than "qualified mortgages" and "permitted investments." The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement will be met if at all times the total adjusted basis of the nonqualified assets is less than 1% of the total adjusted basis of all the REMIC Pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC Pool also must provide "reasonable arrangements" to prevent its residual interests from being held by "disqualified organizations" or agents of "disqualified organizations" and must furnish applicable tax information to transferors or agents that violate this requirement. The pooling and servicing agreement for each series of REMIC Securities will contain provisions


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meeting these requirements. See "--Taxation of Owners of Residual
Securities--Tax-Related Restrictions on Transfer of Residual
Securities--Disqualified Organizations" below.

     A qualified mortgage is any obligation that is principally secured by an interest in real property and that is transferred to the REMIC Pool on the Startup Day, is purchased by the REMIC Pool within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day or is attributable to an advance made to the mortgagor pursuant to the original terms of the obligation and is purchased by the REMIC pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include whole mortgage loans and, certain certificates of beneficial interest in a grantor trust that holds mortgage loans and regular interests in another REMIC, such as lower-tier regular interests in a tiered REMIC. The REMIC Regulations specify that loans secured by timeshare interests, shares held by a tenant stockholder in a cooperative housing corporation, and manufactured housing that qualifies as a "single family residence" under Code Section 25(e)(10) can be qualified mortgages. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either:

          (1) in exchange for any qualified mortgage within a three-month period from the Startup Day; or

          (2) in exchange for a "defective obligation" within a two-year period from the Startup Day.

     A "defective obligation" includes:

          (1) a mortgage in default or as to which default is reasonably foreseeable;

          (2) a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached;

          (3) a mortgage that was fraudulently procured by the borrower; and

          (4) a mortgage that was not in fact principally secured by real property (but only if the sponsor had a reasonable belief the mortgage loan was principally secured by real estate at the time the mortgage was acquired by the REMIC and the mortgage is disposed of within 90 days of discovery of this defect).

A mortgage loan that is "defective" as described in clause (4) above that is not sold or, if within two years of the Startup Day, sold or exchanged, within 90 days of discovery, ceases to be a qualified mortgage after that 90-day period.

     Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in that fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" to the extent no longer reasonably required.


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Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage and generally may not be held for more than three taxable years after the taxable year of acquisition unless an extension of up to three additional years is granted by the Secretary of the Treasury.

     In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet specific requirements. All of the interests in a REMIC Pool must be either of the following: (1) one or more classes of regular interests or
(2) a single class of residual interests on which distributions, if any, are made pro rata.

     o A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. That specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a qualified variable rate, inverse variable rate or difference between two fixed or qualified variable rates on some or all of the qualified mortgages. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero.

     o A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest.

     An interest in a REMIC Pool may be treated as a regular interest even if payments of principal for that interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, except as disclosed in a related prospectus supplement, in the opinion of Federal Tax Counsel, the Regular Securities of a series will constitute one or more classes of regular interests, and the Residual Securities for that series will constitute a single class of residual interests for each REMIC Pool.

     If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for that status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and thereafter. In that event, that entity may be taxable as a corporation under Treasury regulations, and the related REMIC Securities may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, none of these regulations have been issued. Any relief provided, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the issuing entity's income for the period in which the requirements for that status are not satisfied. The pooling and servicing agreement for each REMIC Pool will include provisions designed to maintain the issuing entity's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any issuing entity as a REMIC will be terminated.

     Characterization of Investments in REMIC Securities

     The REMIC Securities will be treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC Pool underlying these Notes or Certificates, as applicable,


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would be so treated. Moreover, if 95% or more of the assets of the REMIC Pool qualify for either of the foregoing treatments at all times during a calendar year, the REMIC Securities will qualify for the corresponding status in their entirety for that calendar year.

     Interest (including original issue discount) on the Regular Securities and income allocated to the class of Residual Securities will be interest described in Section 856(c)(3)(B) of the Code to the extent that the Notes or Certificates, as applicable, are treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code. In addition, the Regular Securities generally will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code if transferred to another REMIC on its Startup Day in exchange for regular or residual interests in the REMIC.

     The assets of the REMIC Pool will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC Securities and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether those assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections. The REMIC Regulations do provide, however, that payments on mortgage loans held pending distribution are considered part of the mortgage loans for purposes of
Section 856(c)(4)(A) of the Code. Furthermore, foreclosure property generally will qualify as "real estate assets" under Section 856(c)(4)(A) of the Code.

     Tiered REMIC Structures

     For some series of REMIC Securities, two or more separate elections may be made to treat designated portions of the related issuing entity as REMICs ("Tiered REMICs") for federal income tax purposes. Upon the issuance of any of these series of REMIC Securities, Federal Tax Counsel will deliver its opinion that, assuming compliance with all provisions of the related pooling and servicing agreement, the Tiered REMICs will each qualify as a REMIC and the respective interests issued by each Tiered REMIC will be considered to evidence ownership of regular interests or residual interests in the related REMIC within the meaning of the REMIC Provisions.

     Solely for purposes of determining whether the REMIC Securities will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on those Notes or Certificates, as applicable, is interest described in Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one REMIC.

     Taxation of Owners of Regular Securities

(1)  General

     Except as otherwise indicated herein, the Regular Securities will be treated for federal income tax purposes as debt instruments that are issued by the REMIC and not as beneficial interests in the REMIC or the REMIC's assets. Interest, original issue discount, and market discount (other than de minimis original issue discount market discount the holder does not elect to include currently) on a Regular Security will be treated as ordinary income to a holder of the Regular Security (the "Regular Securityholder"), and principal payments (other than payments treated as payments of accrued market discount not previously included in income) on a Regular Security will be treated as a return of capital to the extent of the Regular Securityholder's basis in the Regular Security allocable thereto. Regular Securityholders must use the accrual method of accounting with regard to Regular Securities, regardless of the method of accounting otherwise used by that Regular Securityholder.


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     Payments of interest on Regular Securities may be based on a fixed rate, a variable rate as permitted by the REMIC Regulations, or may consist of a specified portion of the interest payments on qualified mortgages where such portion does not vary during the period the Regular Security is outstanding. The definition of a variable rate for purposes of the REMIC Regulations is based on the definition of a qualified floating rate for purposes of the rules governing original issue discount set forth in the OID Regulations, with certain modifications and permissible variations. See "--Variable Rate Regular Securities" below for a discussion of the definition of a qualified floating rate for purposes of the OID Regulations. A qualified floating rate, as defined above for purposes of the REMIC Regulations (a "REMIC qualified floating rate"), qualifies as a variable rate for purposes of the REMIC Regulations if such REMIC qualified floating rate is set at a "current rate" as defined in the OID Regulations. In addition, a rate equal to the highest, lowest or an average of two or more REMIC qualified floating rates qualifies as a variable rate for REMIC purposes. A Regular Security may also have a variable rate based on a weighted average of the interest rates on some or all of the qualified mortgages held by the REMIC where each qualified mortgage taken into account has a fixed rate or a variable rate that is permissible under the REMIC Regulations. Further, a Regular Security may have a rate that is the product of a REMIC qualified floating rate or a weighted average rate and a fixed multiplier, is a constant number of basis points more or less than a REMIC qualified floating rate or a weighted average rate, or is the product, plus or minus a constant number of basis points, of a REMIC qualified floating rate or a weighted average rate and a fixed multiplier. An otherwise permissible variable rate for a Regular Security, described above, will not lose its character as such because it is subject to a floor or a cap, including a "funds available cap" as that term is defined in the REMIC Regulations. Lastly, a Regular Security will be considered as having a permissible variable rate if it has a fixed or otherwise permissible variable rate during one or more payment or accrual periods and different fixed or otherwise permissible variable rates during other payment or accrual periods.

(2)  Original Issue Discount

     Accrual Securities will be, and other classes of Regular Securities may be, issued with "original issue discount" within the meaning of Code Section 1273(a). Holders of any Class or Subclass of Regular Securities having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with a constant yield method that takes into account the compounding of interest, in advance of the receipt of the cash attributable to that income. The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986 (the "1986 Act"). Regular Securityholders should be aware, however, that the OID Regulations do not adequately address some of the issues relevant to, and in some instances provide that they are not applicable to, securities, such as the Regular Securities. To the extent that those issues are not addressed in the regulations, the Seller intends to apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the Internal Revenue Service will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the Internal Revenue Service to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result because of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of an expected substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion in the OID Regulations and the appropriate method for reporting interest and original issue discount for the Regular Securities.

     In limited circumstances multiple Regular Securities can be aggregated and treated as a single debt instrument for purposes of applying the original issue discount rules. Otherwise each Regular Security will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Securityholder's income. The total amount of original issue discount on a Regular Security is the excess of the "stated redemption price at


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maturity" of the Regular Security over its "issue price." The issue price of a
Class of Regular Securities offered pursuant to this prospectus generally is the first price at which a substantial amount of that Class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, it is anticipated that the trustee will treat the issue price of a Class as to which there is no substantial sale as of the issue date or that is retained by the depositor as the fair market value of the Class as of the issue date. The issue price of a Regular Security also includes any amount paid by an initial Regular Securityholder for accrued interest that relates to a period before the issue date of the Regular Security, unless the Regular Securityholder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first Distribution Date.

     The stated redemption price at maturity of a Regular Security always includes the original principal amount of the Regular Security, but generally will not include distributions of interest if those distributions constitute "qualified stated interest." Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below), provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Security. Interest is unconditionally payable only if reasonable legal remedies exist to compel timely payment or the terms of the debt instrument otherwise make the likelihood of late payment (beyond a grace period) or non-payment sufficiently remote. Because there is no penalty or default remedy in the case of nonpayment of interest for a Regular Security, it is possible that no interest on any Class of Regular Securities will be treated as qualified stated interest. However, except as provided in the following three sentences or in the prospectus supplement, although there is no guidance directly addressing the issue, because the underlying mortgage loans provide for remedies in the event of default it is anticipated that the trustee will treat interest for the Regular Securities as qualified stated interest. Distributions of interest on an Accrual Security, or on other Regular Securities for which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of those Regular Securities includes all distributions of interest as well as principal on the Regular Securities. Likewise, although there is no guidance directly addressing the issue, it is anticipated that the trustee will treat an interest-only Class or a Class on which interest is substantially disproportionate to its principal amount (a so-called "super-premium" Class) as having no qualified stated interest. Where the interval between the issue date and the first Distribution Date on a Regular Security is shorter than the interval between subsequent Distribution Dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

     Under a de minimis rule, original issue discount on a Regular Security will be considered to be zero if the original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Security multiplied by the weighted average maturity of the Regular Security. For this purpose, the weighted average maturity of the Regular Security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Security and the denominator of which is the stated redemption price at maturity of the Regular Security. The Conference Committee Report to the 1986 Act provides that the schedule of those distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans (the "Prepayment Assumption") and the anticipated reinvestment rate, if any, relating to the Regular Securities. The Prepayment Assumption for a series of Regular Securities will be set forth in the prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and that income will generally be capital gain if the Regular Security is held as a capital asset. Under the OID Regulations, however, Regular Securityholders may elect to accrue all de minimis original issue discount as well as market


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discount and market premium, under the constant yield method. See "-Election to
Treat All Interest Under the Constant Yield Method" below.

     A Regular Securityholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Security accrued during an accrual period for each day on which it holds the Regular Security, including the date of purchase but excluding the date of disposition. The trustee will treat the monthly period ending on the day before each Distribution Date as the accrual period. For each Regular Security, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related Distribution Date on the Regular Security. The Conference Committee Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. The original issue discount accruing in a full accrual period would be the excess, if any, of:

          (1) the sum of:

               (a) the present value of all of the remaining distributions to be made on the Regular Security as of the end of that accrual period and

               (b) the distributions made on the Regular Security during the accrual period that are included in the Regular Security's stated redemption price at maturity, over

          (2) the adjusted issue price of the Regular Security at the beginning of the accrual period.

The present value of the remaining distributions referred to in the preceding sentence is calculated based on:

               (1) the yield to maturity of the Regular Security at the issue date; and

               (2) the Prepayment Assumption.

For these purposes, the adjusted issue price of a Regular Security at the beginning of any accrual period equals the issue price of the Regular Security, increased by the total amount of original issue discount for the Regular Security that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Security's stated redemption price at maturity that were made on the Regular Security in those prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. For an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

     Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Securityholder generally will increase to take into account prepayments on the Regular Securities as a result of prepayments on the mortgage loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the mortgage loans for a series of Regular Securities can result in both a change in the priority of principal payments for some Classes of Regular Securities and either an increase or decrease in the daily portions of original issue discount for those Regular Securities.


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(3)  Acquisition Premium

     A purchaser of a Regular Security having original issue discount at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Security reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, a purchaser may elect to treat all that acquisition premium under the constant yield method, as described below under the heading "--Election to Treat All Interest Under the Constant Yield Method" below.

(4)  Variable Rate Regular Securities

     Regular Securities may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a qualified variable rate if, generally, (1) the issue price does not exceed the original principal balance by more than a specified amount, (2) it does not provide for any principal payments that are contingent, within the meaning of the OID Regulations, except as provided in (1), and (3) the interest compounds or is payable at least annually at current values of

          (a) one or more "qualified floating rates,"

          (b) a single fixed rate and one or more qualified floating rates,

          (c) a single "objective rate," or

          (d) single fixed rate and a single objective rate that is a "qualified inverse floating rate."

A floating rate is a qualified floating rate if variations can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds. A multiple of a qualified floating rate is considered a qualified floating rate only if the rate is equal to either (a) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than
1.35 or (b) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate. That rate may also be subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate is any rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (1) within the control of the issuer or a related party or (2) unique to the circumstances of the issuer or a related party. However, an objective rate does not include a rate if it is reasonably expected that the average value of such rate during the first half of the Regular Security's term will be either significantly less than or significantly greater than the average value of the rate during the final half of the Regular Security's term. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the qualified floating rate; an inverse floating rate that is not a qualified inverse floating rate may nevertheless be an objective rate. A Class of Regular Securities may be issued under this prospectus that does not have a qualified variable rate under the foregoing rules, for example, a Class that bears different rates at different times during the period it is outstanding that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID Regulations. It is possible that a Class may be considered to bear "contingent interest" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Securities. However, if final regulations dealing with contingent interest for Regular Securities apply the same principles as the OID Regulations, those regulations may lead to


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different timing of income inclusion than would be the case under the OID
Regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Regular Securities as ordinary income. Investors are encouraged to consult their tax advisors regarding the appropriate treatment of any Regular Security that does not pay interest at a fixed rate or qualified variable rate as described in this paragraph.

     The amount of original issue discount for a Regular Security bearing a qualified variable rate of interest will accrue in the manner described above under "--Original Issue Discount," with the yield to maturity and future payments on that Regular Security generally to be determined by assuming that interest will be payable for the life of the Regular Security based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant Class, if the Class bears interest at a qualified floating rate or qualified inverse floating rate, or based on a fixed rate which reflects the reasonably expected yield for the relevant Class, if the Class bears interest at an objective rate (other than a qualified inverse floating rate). However, the qualified stated interest allocable to an accrual period will be increased (or decreased) if the interest actually paid during the accrual period exceed (or is less than) the interest assumed to be paid under the rate just described. Unless required otherwise by applicable final regulations, although there is no guidance directly addressing the issue, it is anticipated that the trustee will treat interest, other than variable interest on an interest-only or super-premium Class, as qualified stated interest at the qualified variable rate.

(5)  Market Discount

     A subsequent purchaser of a Regular Security also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which the purchaser's original basis in the Regular Security (1) is exceeded by the remaining outstanding principal payments and interest payments other than qualified stated interest payments due on a Regular Security, or (2) in the case of a Regular Security having original issue discount, is exceeded by the adjusted issue price of that Regular Security at the time of purchase. The purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on that Regular Security as distributions includible in the stated redemption price at maturity of the Regular Security are received, in an amount not exceeding that distribution. The market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until these regulations are issued, the market discount would accrue either (1) on the basis of a constant interest rate, or (2) in the ratio of stated interest allocable to the relevant period to the sum of the interest for that period plus the remaining interest as of the end of that period, or in the case of a Regular Security issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for that period plus the remaining original issue discount as of the end of that period. The purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Security as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. The purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Security over the interest distributable on the Regular Security. The deferred portion of the interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Security for that year. Any deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Security is disposed of.

     As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Securityholder may elect to include market discount in income currently as it accrues on


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all market discount instruments acquired by the Regular Securityholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which that election may be deemed to be made. A person who purchases a Regular Security at a price lower than the remaining amounts includible in the stated redemption price at maturity of the security, but higher than its adjusted issue price, does not acquire the Regular Security with market discount, but will be required to report original issue discount, appropriately adjusted to reflect the excess of the price paid over the adjusted issue price.

     Market discount for a Regular Security will be considered to be zero if the market discount is less than 0.25% of the remaining stated redemption price at maturity of the Regular Security (or, in the case of a Regular Security having original issue discount, the adjusted issue price of that Regular Security) multiplied by the weighted average maturity of the Regular Security (presumably determined as described above in the third paragraph under "--Original Issue Discount" above) remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See "--Original Issue Discount" above.

     Treasury regulations implementing the market discount rules have not yet been issued, and uncertainty exists with respect to many aspects of those rules. Due to the substantial lack of regulatory guidance with respect to the market discount rules, it is unclear how those rules will affect any secondary market that develops for a particular Class of Regular Securities. Prospective investors in Regular Securities are encouraged to consult their own tax advisors regarding the application of the market discount rules to the Regular Securities and the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

(6)  Amortizable Premium

     A Regular Security purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Securityholder holds that Regular Security as a "capital asset" within the meaning of Code Section 1221, the Regular Securityholder may elect under Code Section 171 to amortize the premium under a constant yield method that reflects compounding based on the interval between payments on the Regular Security. The election will apply to all taxable debt obligations (including REMIC regular interests) acquired by the Regular Securityholder at a premium held in that taxable year or thereafter, unless revoked with the permission of the Internal Revenue Service. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations as the Regular Securities, although it is unclear whether the alternatives to the constant interest method described above under "Market Discount" are available. Amortizable bond premium generally will be treated as an offset to interest income on a Regular Security, rather than as a separate deductible item. See "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

(7)  Election to Treat All Interest Under the Constant Yield Method

     A holder of a debt instrument such as a Regular Security may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to this election, (1) "interest" includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and
(2) the debt instrument is treated


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as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make this election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes this election for a debt instrument with amortizable bond premium, the holder is deemed to have made elections to amortize bond premium currently as it accrues under the constant yield method for all premium bonds held by the holder in the same taxable year or thereafter. Alternatively, if the holder makes this election for a debt instrument with market discount, the holder is deemed to have made elections to report market discount income currently as it accrues under the constant yield method for all market discount bonds acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the Internal Revenue Service. Investors are encouraged to consult their own tax advisors regarding the advisability of making this election.

(8)  Treatment of Losses

     Regular Securityholders will be required to report income for Regular Securities on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans, except to the extent it can be established that the losses are uncollectible. Accordingly, the holder of a Regular Security, particularly a Subordinate Security, may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the Internal Revenue Service may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166.

     To the extent the rules of Code Section 166 regarding bad debts are applicable, it appears that Regular Securityholders that are corporations or that otherwise hold the Regular Securities in connection with a trade or business should in general be allowed to deduct as an ordinary loss that loss with respect to principal sustained during the taxable year on account of any Regular Securities becoming wholly or partially worthless, and that, in general, Regular Securityholders that are not corporations and do not hold the Regular Securities in connection with a trade or business should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of a portion of any Regular Securities becoming wholly worthless. Although the matter is not free from doubt, non-corporate Regular Securityholders should be allowed a bad debt deduction at the time the principal balance of the Regular Securities is reduced to reflect losses resulting from any liquidated mortgage loans. The Internal Revenue Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect those losses only after all the mortgage loans remaining in the issuing entity have been liquidated or the applicable Class of Regular Securities has been otherwise retired. The Internal Revenue Service could also assert that losses on the Regular Securities are deductible based on some other method that may defer those deductions for all holders, such as reducing future cashflow for purposes of computing original issue discount. This may have the effect of creating "negative" original issue discount that may be deductible only against future positive original issue discount or otherwise upon termination of the Class.

     Regular Securityholders are encouraged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained for their Regular Securities. While losses attributable to interest previously reported as income should be deductible as ordinary


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losses by both corporate and non-corporate holders, the Internal Revenue Service may take the position that losses attributable to accrued original issue discount may only be deducted as capital losses in the case of non-corporate holders who do not hold the Regular Securities in connection with a trade or business. Special loss rules may be applicable to banks and thrift institutions. These taxpayers are advised to consult their tax advisors regarding the treatment of losses on Regular Securities.

(9)  Sale or Exchange of Regular Securities

     If a Regular Securityholder sells or exchanges a Regular Security, the Regular Securityholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Security. The adjusted basis of a Regular Security generally will equal the original cost of the Regular Security to the seller, increased by any original issue discount or market discount previously included in the seller's gross income for the Regular Security and reduced by amounts included in the stated redemption price at maturity of the Regular Security that were previously received by the seller, by any amortized premium, and by any recognized losses.

     Except as described above regarding market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Security realized by an investor who holds the Regular Security as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Security has been held for the long-term capital gain holding period (currently, more than one year). That gain will be treated as ordinary income

          (1) if a Regular Security is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Securityholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income for any prior disposition of property that was held as part of that transaction;

          (2) in the case of a non-corporate taxpayer, to the extent that the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates; or

          (3) to the extent that the gain does not exceed the excess, if any, of
     (a) the amount that would have been includible in the gross income of the holder if its yield on that Regular Security were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of the holder for that Regular Security (the "110% yield rule").

     In addition, gain or loss recognized from the sale of a Regular Security by some banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of noncorporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of those taxpayers for property held for more than one year, with further rate reductions for property held for more than five years. Currently, the maximum tax rate for corporations is the same for both ordinary income and capital gains.

     Taxation of Owners of Residual Securities

(1)  Taxation of REMIC Income

     Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual


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Securities ("Residual Holders"), and will not be taxed separately to the REMIC
Pool. The daily portions of REMIC taxable income or net loss of a Residual Holder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in that quarter and by allocating that daily portion among the Residual Holders in proportion to their respective holdings of Residual Securities in the REMIC Pool on that day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that

          (1) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply;

          (2) all bad loans will be deductible as business bad debts; and

          (3) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

The REMIC Pool's gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income from amortization of issue premium, if any, on the Regular Securities, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Securities or as a result of a Certificateholder, particularly an interest only Regular Security, not recovering its adjusted issue price. The REMIC Pool's deductions include interest and original issue discount expense on the Regular Securities, servicing fees on the mortgage loans, other administrative expenses of the REMIC Pool and realized losses on the mortgage loans. The requirement that Residual Holders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no Notes or Certificates, as applicable, of any class of the related series outstanding.

     The taxable income recognized by a Residual Holder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest, original issue discount or market discount income or amortization of premium for the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) or income from amortization of issue premium on the Regular Securities, on the other hand. If an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of these mortgage loans is prepaid, the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Securities, and the discount on the mortgage loans that is includible in income may exceed the original issue discount deductions allowed with respect to the Regular Securities. When there is more than one Class of Regular Securities that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Securities when distributions in reduction of principal are being made in respect of earlier Classes of Regular Securities to the extent that those Classes are not issued with substantial discount or are issued at a premium. If taxable income attributable to that mismatching is realized, in general, losses would be allowed in later years as distributions on the later maturing Classes of Regular Securities are made.

     Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of that series of Regular Securities, may increase over time as distributions in reduction of principal are made on the lower yielding Classes of Regular Securities, whereas, to the extent the REMIC Pool consists of fixed rate mortgage loans, interest income for any particular mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Holders must have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of that mismatching or unrelated deductions against which to offset that income, subject to the discussion of "excess inclusions" below under


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"--Limitations on Offset or Exemption of REMIC Income." The timing of mismatching of income and deductions described in this paragraph, if present for a series of Notes or Certificates, as applicable, may have a significant adverse effect upon a Residual Holder's after-tax rate of return.

     A portion of the income of a Residual Holder may be treated unfavorably in three contexts:

          (1) it may not be offset by current or net operating loss deductions;

          (2) it will be considered unrelated business taxable income to tax-exempt entities; and

          (3) it is ineligible for any statutory or treaty reduction in the 30% withholding tax otherwise available to a foreign Residual Holder.

See "--Limitations on Offset or Exemption of REMIC Income" below. In addition, a Residual Holder's taxable income during some periods may exceed the income reflected by those Residual Holders for those periods in accordance with generally accepted accounting principles. Investors are encouraged to consult their own accountants concerning the accounting treatment of their investment in Residual Securities.

(2)  Basis and Losses

     The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Holder is limited to the adjusted basis of the Residual Security as of the close of the quarter (or time of disposition of the Residual Security if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Security is the amount paid for that Residual Security. The adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Holder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Holder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Holder as to whom the loss was disallowed and may be used by the Residual Holder only to offset any income generated by the same REMIC Pool, but is not available to a subsequent Residual Holder.

     A Residual Holder will not be permitted to amortize directly the cost of its Residual Security as an offset to its share of the taxable income of the related REMIC Pool. However, if, in any year, cash distributions to a Residual Holder exceed its share of the REMIC's taxable income, the excess will constitute a return of capital to the extent of the holder's basis in its Residual Security. A return of capital is not treated as income for federal income tax purposes, but will reduce the tax basis of the Residual Holder (but not below zero). If a Residual Security's basis is reduced to zero, any cash distributions with respect to that Residual Security in any taxable year in excess of its share of the REMIC's income would be taxable to the holder as gain on the sale or exchange of its interest in the REMIC.

     A Residual Security may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of the residual interest as zero rather than the negative amount for purposes of determining the REMIC Pool's basis in its assets. The preamble to the REMIC Regulations states that the Internal Revenue Service may provide future guidance on the proper tax treatment of payments made by a transferor of the residual interest to induce the transferee to acquire the interest, and Residual Holders are encouraged to consult their own tax advisors in this regard.

     Further, to the extent that the initial adjusted basis of a Residual Holder (other than an original holder) in the Residual Security is greater than the corresponding portion of the REMIC


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Pool's basis in the mortgage loans, the Residual Holder will not recover a portion of the basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by the holder. The REMIC Regulations currently in effect do not so provide. See "--Treatment of Certain Items of REMIC Income and Expense--Market Discount" below regarding the basis of mortgage loans to the REMIC Pool and "--Sale or Exchange of a Residual Security" below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

(3)  Treatment of Certain Items of REMIC Income and Expense

     Although it is anticipated that the trustee will compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. The depositor makes no representation as to the specific method that will be used for reporting income with respect to the mortgage loans and expenses for the Regular Securities, and different methods could result in different timing or reporting of taxable income or net loss to Residual Holders or differences in capital gain versus ordinary income.

     Original Issue Discount and Premium. Generally, the REMIC Pool's deductions for original issue discount and income from amortization of premium will be determined in the same manner as original issue discount income on Regular Securities as described above under "--Taxation of Owners of Regular Securities--Original Issue Discount" and "--Variable Rate Regular Securities," without regard to the de minimis rule described therein, and "--Amortizable Premium."

     Market Discount. The REMIC Pool will have market discount income in respect of mortgage loans if, in general, the basis of the REMIC Pool in those mortgage loans is exceeded by their unpaid principal balances. The REMIC Pool's basis in those mortgage loans is generally the fair market value of the mortgage loans immediately after the transfer of the mortgage loans to the REMIC Pool. The REMIC Regulations provide that the basis is equal to the total of the issue prices of all regular and residual interests in the REMIC Pool. The market discount must be recognized currently as an item of ordinary income as it accrues, rather than being included in income upon the sale of mortgage loans or as principal on the mortgage loans is paid. Market discount income generally should accrue in the manner described above under "--Taxation of Owners of Regular Securities--Market Discount."

     Premium. Generally, if the basis of the REMIC Pool in the mortgage loans exceeds the unpaid principal balances of the mortgage loans, the REMIC Pool will be considered to have acquired those mortgage loans at a premium equal to the amount of that excess. As stated above, the REMIC Pool's basis in mortgage loans is generally the fair market value of the mortgage loans and is based on the total of the issue prices of the regular and residual interests in the REMIC Pool immediately after the transfer of the mortgage loans to the REMIC Pool. In a manner analogous to the discussion above under "--Taxation of Owners of Regular Securities--Amortizable Premium," a person that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on mortgage loans originated after September 27, 1985, under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. Because substantially all of the borrowers on the mortgage loans are expected to be individuals, Code Section 171 will not be available for premium on mortgage loans originated on or before September 27, 1985. Premium for those mortgage loans may be deductible in accordance with a reasonable method regularly employed by the holder of those mortgage loans. The allocation of that premium pro rata among principal payments should be considered a reasonable method; however, the Internal Revenue Service may argue that the premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.


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(4)  Limitations on Offset or Exemption of REMIC Income

     A portion (or all) of the REMIC taxable income includible in determining the federal income tax liability of a Residual Holder will be subject to special treatment. That portion, referred to as the "excess inclusion," is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Security over the daily accruals for that quarterly period of (1) 120% of the long-term applicable federal rate that would have applied to the Residual Security (if it were a debt instrument) on the Startup Day under Code Section 1274(d), multiplied by (2) the adjusted issue price of the Residual Security at the beginning of the quarterly period. For this purpose, the adjusted issue price of a Residual Security at the beginning of a quarter is the issue price of the Residual Security, plus the amount of those daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to the Residual Security before the beginning of that quarterly period.

     The portion of a Residual Holder's REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on the Residual Holder's return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if the Residual Holder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Holder's excess inclusions will be treated as unrelated business taxable income of the Residual Holder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax for persons who are not U.S. Persons (as defined below under "--Tax-Related Restrictions on Transfer of Residual Securities--Foreign Investors"), and the portion thereof attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax (by treaty or otherwise). See "--Taxation of Certain Foreign Investors--Residual Securities" below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Security, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to persons who are not U.S. Persons.

     Provisions governing the relationship between excess inclusions and the alternative minimum tax provide that (i) alternative minimum taxable income for a Residual Holder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions, (ii) a Residual Holder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year, and (iii) the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

     The Internal Revenue Service has authority to promulgate regulations providing that if the aggregate value of the Residual Securities is not considered to be "significant," then the entire share of REMIC taxable income of a Residual Holder may be treated as excess inclusions subject to the foregoing limitations. This authority has not been exercised to date.

(5)  Tax-Related Restrictions on Transfer of Residual Securities

     Disqualified Organizations. If any legal or beneficial interest in a Residual Security is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (1) the present value of the total anticipated excess inclusions for that Residual Security for periods after the transfer and (2) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable


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federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. That rate is applied to the anticipated excess inclusions from the end of the remaining calendar quarters in which they arise to the date of the transfer. That tax generally would be imposed on the transferor of the Residual Security, except that where the transfer is through an agent (including a broker, nominee, or other middleman) for a Disqualified Organization, the tax would instead be imposed on the agent. However, a transferor of a Residual Security would in no event be liable for the tax for a transfer if the transferee furnished to the transferor an affidavit stating that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. Under the REMIC Regulations, an affidavit will be sufficient if the transferee furnishes
(A) a social security number, and states under penalties of perjury that the social security number is that of the transferee, or (B) a statement under penalties of perjury that it is not a disqualified organization.

     "Disqualified Organization" means the United States, any state (including the District of Columbia) or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that the term does not include an instrumentality if all of its activities are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of its board of directors in not selected by any governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from taxation under the Code unless the organization is subject to the tax on unrelated business income imposed by Code Section 511.

     In addition, if a "Pass-Through Entity" (as defined below) has excess inclusion income for a Residual Security during a taxable year and a Disqualified Organization is the record holder of an equity interest in that entity, then a tax is imposed on the entity equal to the product of (1) the amount of excess inclusions that are allocable to the interest in the Pass-Through Entity during the period that interest is held by the Disqualified Organization, and (2) the highest marginal federal corporate income tax rate. That tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for the tax if (1) it has received an affidavit from the record holder stating, under penalties of perjury, that it is not a Disqualified Organization, or providing the holder's taxpayer identification number and stating, under penalties of perjury, that the social security number is that of the record owner, and (2) during the period that person is the record holder of the Residual Security, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

     "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and any organization treated as a cooperative under Code Section 1381. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to that interest, be treated as a Pass-Through Entity.

     If an "electing large partnership" holds a Residual Security, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a Pass-Through Entity by
Section 860E(e) of the Code. The exception to this tax, otherwise available to a Pass-Through Entity that is furnished particular affidavits by record holders of interests in the entity and that does not know those affidavits are false, is not available to an electing large partnership.

     The pooling and servicing agreement for a series will provide that no legal or beneficial interest in a Residual Security may be transferred or registered unless (1) the proposed transferee furnished to the transferor and the trustee an affidavit providing its taxpayer identification number


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and stating that the transferee is the beneficial owner of the Residual Security and is not a Disqualified Organization and is not purchasing the Residual Security on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman) and (2) the transferor provides a statement in writing to the trustee that it has no actual knowledge that the affidavit is false. Moreover, the pooling and servicing agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Security for a series will bear a legend referring to those restrictions on transfer, and each Residual Holder will be deemed to have agreed, as a condition of ownership of the Residual Security, to any amendments to the related pooling and servicing agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the Internal Revenue Service and to the requesting party within 60 days of the request, and the Seller or the trustee may charge a fee for computing and providing that information.

     Noneconomic Residual Interests. The REMIC Regulations disregard transfers of Residual Securities under certain circumstances, in which case the transferor would continue to be treated as the owner of the Residual Securities and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a Residual Holder (other than a Residual Holder who is not a U.S. Person as defined below under "--Foreign Investors") is disregarded to all federal income tax purposes if a significant purpose of the transfer is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a "noneconomic residual interest" unless, at the time of the transfer, (1) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (2) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes on each excess inclusion. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under "--Disqualified Organizations." The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if (1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (2) the transferee represents to the transferor that it understands that, as the holder of the non-economic residual interest, the transferee may incur liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, and (3) either the formula test or the asset test (each as described below) is satisfied.

     The formula test is satisfied if the present value of the anticipated tax liabilities associated with holding the Residual Security does not exceed the sum of the present values of (1) any consideration given to the transferee to the acquire the Residual Security, (2) the expected future distributions on the Residual Security, and (3) the anticipated tax savings associated with holding the Residual Security as the REMIC generates losses. For purposes of this calculation, the present values generally are calculated using a discount rate equal to the applicable federal rate, and the transferee is assumed to pay tax at the highest corporate rate of tax.

     The asset test is satisfied if

     1. at the time of the transfer of the Residual Security, and at the close of each of the transferee's two fiscal years preceding the year of transfer, the transferee's gross


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          assets for financial reporting purposes exceed $100 million and its net assets for financial reporting purposes exceed $10 million,

     2. the transferee is a taxable domestic C corporation, other than a RIC, REIT, REMIC or a cooperative corporation to which subchapter T of Chapter 1 of subtitle A of the Code applies (an "Eligible Corporation"), that makes a written agreement that any subsequent transfer of the Residual Security will be to another Eligible Corporation in a transaction that satisfies the safe harbor described above, and the transferor does not know, or have reason to know, that the transferee will not honor such agreement, and

     3. the facts and circumstances known to the transferor on or before the date of transfer do not reasonably indicate that the taxes associated with the Residual Security will not be paid.

For purposes of requirement (1), the gross and net assets of a transferee do not include any obligations of a person related to the transferee or any other asset if a principal purpose for holding or acquiring the asset is to permit the transferee to satisfy the asset test. Further, the formula test will not be treated as satisfied in the case of any transfer or assignment of the Residual Security to a foreign branch of an Eligible Corporation or any other arrangement by which the Residual Security is at any time subject to net tax by a foreign country or possession of the United States.

     Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Security that has "tax avoidance potential" to a "foreign person" will be disregarded for all federal tax purposes. This rule applies to a transferee who is not a "U.S. Person" (as defined below), unless the transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Security is deemed to have tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects that (1) the future distributions on the Residual Security will equal at least 30% of the anticipated excess inclusions after the transfer, and (2) such amounts will be distributed at or after the time at which the excess inclusions accrue and before the end of the calendar taxable year following the calendar year of accrual. A safe harbor in the REMIC Regulations provides that the reasonable expectation requirement will be satisfied if the above test would be met at all assumed prepayment rates for the mortgage loans from 50 percent to 200 percent of the Prepayment Assumption. If the non-U.S. Person transfers the Residual Security back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

     The prospectus supplement relating to the Certificates of a series may provide that a Residual Security may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which the transfer may be made. The term "U.S. Person" means a citizen or resident of the United States, a corporation or partnership (or other entity properly treated as a partnership or as a corporation for federal income tax purposes) created or organized in or under the laws of the United States or of any state (including, for this purpose, the District of Columbia), an estate that is subject to U.S. federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust (or, to the extent provided in applicable Treasury regulations, trusts in existence on August 20, 1996, which are eligible to elect and do elect to be treated as U.S. Persons). In addition, a REMIC Residual Interest held by an entity treated as a partnership for federal tax purposes may be treated as held by its equity owners.


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(6)  Sale or Exchange of a Residual Security

     Upon the sale or exchange of a Residual Security, the Residual Holder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under "--Taxation of Owners of Residual Securities--Basis and Losses") of the Residual Holder in the Residual Security at the time of the sale or exchange.

     Further, as described above under "--Taxation of Owners of Residual Securities--Basis and Losses", if a Residual Security's basis is reduced to zero, any cash distributions with respect to that Residual Security in any taxable year in excess of its share of the REMIC's income for that year would be taxable to the holder as gain on the sale or exchange of its interest in the REMIC. If a Residual Holder has an adjusted basis in its Residual Security when its interest in the REMIC Pool terminates, then it will recognize a loss at that time in an amount equal to the remaining adjusted basis.

     Any gain on the sale of a Residual Security will be treated as ordinary income (1) if a Residual Security is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Holder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income for any prior disposition of property that was held as a part of that transaction or (2) in the case of a non-corporate taxpayer, to the extent that the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Security by some banks or thrift institutions will be treated as ordinary income or loss pursuant to Code
Section 582(c).

     Except as provided in Treasury regulations yet to be issued, the wash sale rules of Code Section 1091 will apply to dispositions of Residual Securities where the seller of the Residual Security, during the period beginning six months before the sale or disposition of the Residual Security and ending six months after the sale or disposition, acquires (or enters into any other transaction that results in the application of Code Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Security.

(7)  Mark to Market Regulations

     Treasury regulations provide that a Residual Security acquired on or after January 4, 1995 is not treated as a security and thus may not be marked to market pursuant to Section 475 of the Code.

(8)  Inducement Fees

     Regulations have been adopted regarding the federal income tax treatment of "inducement fees" received by transferees of non-economic REMIC residual interests. The regulations (i) provide tax accounting rules for the treatment of such fees as income over an appropriate period and (ii) specify that inducement fees constitute income from sources within the United States. Prospective purchasers of the Residual Certificates are encouraged to consult their tax advisors regarding the effect of these regulations and the tax consequences of receiving any inducement fee.


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     Taxes That May Be Imposed on the REMIC Pool

(1)  Prohibited Transactions

     Income from transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Holders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include:

          (1)  the disposition of a qualified mortgages other than for:

               (a) substitution for a defective (including a defaulted) obligation within two years of the Startup Day (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day;

               (b) foreclosure, default, or imminent default of a qualified mortgage;

               (c)  bankruptcy or insolvency of the REMIC Pool; or

               (d)  a qualified (complete) liquidation;

          (2) the receipt of income from assets that are not qualified mortgages or investments that the REMIC Pool is permitted to hold;

          (3)  the receipt of compensation for services; or

          (4) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

     Notwithstanding (1) and (4) above, it is not a prohibited transaction to sell a qualified mortgage or cash flow investment held by a REMIC Pool to prevent a default on Regular Securities as a result of a default on qualified mortgages or to facilitate a clean-up call of a class of REMIC regular interest to save administrative costs when no more than a small percentage of the Notes or Certificates, as applicable, is outstanding. The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition for this purpose if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause, or the conversion of an interest rate by a borrower pursuant to the terms of a convertible adjustable rate mortgage loan.

(2)  Contributions to the REMIC Pool After the Startup Day

     In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool

          (1)  during the three months following the Startup Day,

          (2)  made to a qualified reserve fund by a Residual Holder,

          (3)  in the nature of a guarantee,

          (4)  made to facilitate a qualified liquidation or clean-up call, and


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          (5)  as otherwise permitted in Treasury regulations yet to be issued.

It is not anticipated that there will be any contributions to the REMIC Pool after the Startup Day that do not qualify for an exception from the 100% penalty tax.

(3)  Net Income from Foreclosure Property

     The REMIC Pool will be subject of federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or by deed in lieu of foreclosure would be treated as "foreclosure property" until the close of the third calendar year after the year in which the REMIC Pool acquired that property, unless an extension of up to three additional years is granted. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than income that would be qualifying rents and other qualifying income for a real estate investment trust. It is not anticipated that the REMIC Pool will have any taxable net income from foreclosure property.

(4)  Liquidation of the REMIC Pool

     If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which that adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on that date, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Securities and Residual Holders within the 90-day period.

(5)  Administrative Matters

     The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for the income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual Holder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the Internal Revenue Service of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit in a unified administrative proceeding. The master servicer will be obligated to act as "tax matters person," as defined in applicable Treasury regulations, for the REMIC Pool as agent of the Residual Holders holding the largest percentage interest in the Residual Securities. If the Code or applicable Treasury regulations do not permit the master servicer to act as tax matters person in its capacity as agent of the Residual Holder, the Residual Holder or any other person specified pursuant to Treasury regulations will be required to act as tax matters person. The tax matters person generally has responsibility for overseeing and providing notice to the other Residual Holders of administrative and judicial proceedings regarding the REMIC Pool's tax affairs, although other holders of the Residual Securities of the same series would be able to participate in those proceedings in appropriate circumstances.

(6)  Limitations on Deduction of Certain Expenses

     An investor who is an individual, estate, or trust will be subject to limitation with respect to some itemized deductions described in Code Section 67, to the extent that those itemized deductions, in total, do not exceed 2% of the investor's adjusted gross income. In the case of a


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partnership that has 100 or more partners and elects to be treated as an
"electing large partnership," 70% of that partnership's miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2% floor that would otherwise be applicable to individual partners. In addition, Code Section 68, provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser or (1) 3% of the excess of adjusted gross income in excess of a specified threshold amount (which is adjusted annually for inflation), or (2) 80% of the amount of itemized deductions otherwise allowable for that year. The reduction under Code Section 68 is itself reduced by one-third for taxable years beginning in 2006 and 2007, two-thirds for taxable years beginning in 2008 and 2009, and fully reduced for taxable years beginning in 2010 with no reduction thereafter. In the case of a REMIC Pool, those deductions may include deductions under Code Section 212 for the Servicing Fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool for a regular interest it holds in another REMIC. Those investors who hold REMIC Securities either directly or indirectly through pass-through entities may have their pro rata share of those expenses allocated to them as additional gross income, but may be subject to that limitation on deductions. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause those investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Securities in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. For a REMIC Pool that would be classified as an investment trust in the absence of a REMIC election or that is substantially similar to an investment trust, any holder of a Regular Security that is an individual, trust, estate, or pass-through entity also will be allocated its pro rata share of those expenses and a corresponding amount of income and will be subject to the limitations or deductions imposed by Code Sections 67 and 68, as described above. The prospectus supplement will indicate if all those expenses will not be allocable to the Residual Securities.

     Taxation of Certain Foreign Investors

(1)  Regular Securities

     Interest, including original issue discount, distributable to Regular Securityholders who are non-resident aliens, foreign corporations, or other Non-U.S. Persons (as defined below), generally will be considered "portfolio interest" and, therefore, generally will not be subject to 30% United States withholding tax, provided that (1) the interest is not effectively connected with the conduct of a trade or business in the United States of the securityholder, (2) the Non-U.S. Person is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) and (3) that Non-U.S. Person complies to the extent necessary with certain certification requirements, which generally relate to the identity of the beneficial owner and the status of the beneficial owner as a person that is a Non-U.S. person. Each Regular Securityholder is encouraged to consult its tax advisors regarding the tax documentation and certifications that must be provided to secure the exemption from United States withholding taxes.

     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Regular Security by a Non-U.S. Person generally will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Person and (ii) in the case of an individual Non-U.S. Person, the Non-U.S. Person is not present in the United States for 183 days or more in the taxable year.


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     If the interest on the Regular Security is effectively connected with the conduct of a trade or business within the United States by that Non-U.S. Person, the Non-U.S. Person, although exempt from the withholding tax previously discussed if the holder provides an appropriate statement establishing that such income is so effectively connected, will be subject to United States federal income tax at regular rates. Investors who are Non-U.S. Persons are encouraged to consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Security. The term "Non-U.S. Person" means any person who is not a U.S. Person.

(2)  Residual Securities

     The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Holders who are Non-U.S. Persons generally should be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amount distributed to Residual Holders may qualify as "portfolio interest," subject to the conditions described in "Regular Securities" above, but only to the extent that (1) the mortgage loans were issued after July 18, 1984, and (2) the issuing entity or segregated pool of assets in the issuing entity (as to which a separate REMIC election will be made), to which the Residual Security relates, consists of obligations issued in "registered form" within the meaning of Code Section 163
(f) (1). Generally, mortgage loans will not be, but regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, Residual Holders will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion." See "--Taxation of Owners of Residual Securities--Limitations on Offset or Exemption of REMIC Income" above. If the amounts paid to Residual Holders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by those Non-U.S. Persons, although exempt from the withholding tax previously discussed if the holder provides an appropriate statement establishing that such income is so effectively connected, the amounts paid to those Non-U.S. Persons will be subject to United States federal income tax at regular rates. See "--Tax-Related Restrictions on Transfer of Residual Securities--Foreign Investors" above concerning the disregard of transfers having "tax avoidance potential." Investors who are Non-U.S. Persons are encouraged to consult their own tax advisors regarding the specific tax consequences to them of owning Residual Securities.

(3)  Backup Withholding

     Distributions made on the REMIC Securities, and proceeds from the sale of the REMIC Securities to or through certain brokers, may be subject to a "backup" withholding tax under Code Section 3406 on "reportable payments" (including interest distributions, original issue discount, and, under some circumstances, principal distributions) if the Holder fails to comply with certain identification procedures, unless the Holder is otherwise an exempt recipient under applicable provisions of the Code, and, if necessary, demonstrates such status. Any amounts to be withheld from distribution on the REMIC Securities would be refunded by the Internal Revenue Service or allowed as a credit against the Regular Holder's federal income tax liability.

GRANTOR TRUST FUNDS

     Characterization. For each series of Grantor Trust Securities, Federal Tax Counsel will deliver its opinion that the Grantor Trust Fund will not be classified as an association taxable as a corporation and that the Grantor Trust Fund will be classified as a grantor trust under subpart E, Part I of subchapter J of chapter 1 of subtitle A of the Code. In this case, beneficial owners of Grantor Trust Securities (referred to in this Prospectus as "Grantor Trust Securityholders") will be treated for federal income tax purposes as owners of a portion of the Grantor Trust Fund's assets as described below.


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     Taxation of Grantor Trust Securityholders. Subject to the discussion below under "Stripped Certificates" and "Subordinated Certificates," each Grantor Trust Securityholder will be treated as the owner of a pro rata undivided interest in the assets of the Grantor Trust Fund. Accordingly, and subject to the discussion below of the recharacterization of the servicing fee, each Grantor Trust Securityholder must include in income its pro rata share of the interest and other income from the assets of the Grantor Trust Fund, including any interest, original issue discount, market discount, prepayment fees, assumption fees, and late payment charges with respect to the assets, and, subject to limitations discussed below, may deduct its pro rata share of the fees and other deductible expenses paid by the Grantor Trust Fund, at the same time and to the same extent as these items would be included or deducted by the Grantor Trust Securityholder if the Grantor Trust Securityholder held directly a pro rata interest in the assets of the Grantor Trust Fund and received and paid directly the amounts received and paid by the Grantor Trust Fund. Any amounts received by a Grantor Trust Securityholder in lieu of amounts due with respect to any asset of the Grantor Trust Fund because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

     Each Grantor Trust Securityholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the servicer, provided that these amounts are reasonable compensation for services rendered to the Grantor Trust Fund. Grantor Trust Securityholders that are individuals, estates or trusts will be entitled to deduct their share of expenses only to the extent these expenses plus all other miscellaneous itemized deductions exceed two percent of the Grantor Trust Securityholder's adjusted gross income, and will be allowed no deduction for these expenses in determining their liabilities for alternative minimum tax. In addition, Section 68 of the Code, provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a prescribed threshold amount will be reduced by the lesser of (1) 3% of the excess of adjusted gross income over the specified threshold amount (adjusted annually for inflation) or (2) 80% of the amount of itemized deductions otherwise allowable for the applicable taxable year. The reduction under Code Section 68 is itself reduced by one-third for taxable years beginning in 2006 and 2007, two-thirds for taxable years beginning in 2008 and 2009, and fully reduced for taxable years beginning in 2010 with no reduction thereafter. In the case of a partnership that has 100 or more partners and elects to be treated as an "electing large partnership," 70% of the partnership's miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2% floor that would otherwise be applicable to individual partners.

     The servicing compensation to be received by the servicer may be questioned by the IRS as exceeding a reasonable fee for the services being performed in exchange for the servicing compensation, and a portion of the servicing compensation could be recharacterized as an ownership interest retained by the servicer or other party in a portion of the interest payments to be made with respect to the Grantor Trust Fund's assets. In this event, a certificate might be treated as a Stripped Certificate subject to the stripped bond rules of
Section 1286 of the Code, and either the original issue discount or the market discount rules. See the discussion below under "--Stripped Certificates". Except as discussed below under "Stripped Certificates" or "--Subordinated Certificates," this discussion assumes that the servicing fees paid to the servicer do not exceed reasonable servicing compensation.

     A purchaser of a Grantor Trust Security will be treated as purchasing an interest in each asset in the Grantor Trust Fund at a price determined by allocating the purchase price paid for the certificate among all asset of the Grantor Trust Fund in proportion to their fair market values at the time of the purchase of the certificate. To the extent that the portion of the purchase price of a Grantor Trust Security allocated to an asset of the Grantor Trust Fund is less than or greater than


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the stated redemption price at maturity of the asset, the interest in the asset will have been acquired at a discount or premium. See "--Market Discount" and "--Premium," below.

     The treatment of any discount on an asset of the Grantor Trust Fund will depend on whether the discount represents original issue discount or market discount. Except as indicated otherwise in the applicable Prospectus Supplement, it is not expected that any asset of the Grantor Trust Fund (other than a Stripped Agency Security or other instrument evidencing ownership of specific interest and/or principal of a particular bond) will have original issue discount (except as discussed below under "Stripped Certificates" or "Subordinated Certificates"). For the rules governing original issue discount, see "REMICs--Taxation of Owners of Regular Securities--Original Issue Discount" above.

     The information provided to Grantor Trust Securityholders will not include information necessary to compute the amount of discount or premium, if any, at which an interest in each asset of the Grantor Trust Fund is acquired.

     Market Discount. A Grantor Trust Securityholder that acquires an undivided interest in the Grantor Trust Fund's assets may be subject to the market discount rules of Sections 1276 through 1278 to the extent an undivided interest in an asset of the Grantor Trust Fund is considered to have been purchased at a "market discount". For a discussion of the market discount rules under the Code, see "REMICs--Taxation of Owners of Regular Securities--Market Discount" above. As discussed above, to the extent an asset of the Grantor Trust Fund is a Stripped Agency Security or other instrument evidencing ownership of specific interest and/or principal of a particular bond, it will be subject to the rules relating to original issue discount (in lieu of the rules relating to market discount). See "REMICs--Taxation of Owners of Regular Securities--Original Issue Discount" above.

     Premium. To the extent a Grantor Trust Securityholder is considered to have purchased an undivided interest in an asset of the Grantor Trust Fund for an amount that is greater than the stated redemption price at maturity of the interest, the Grantor Trust Securityholder will be considered to have purchased the interest in the asset with "amortizable bond premium" equal in amount to the excess. For a discussion of the rules applicable to amortizable bond premium, see "REMICs--Taxation of Owners of Regular Securities--Amortizable Premium" above.

     Status of the Grantor Trust Securities. Except for that portion of a Grantor Trust Fund consisting of unsecured home improvement loans and except as qualified below, a Grantor Trust Security owned by a:

     o    "domestic building and loan association" within the meaning of Code
          Section 7701(a)(19) will be considered to represent "loans . . . secured by an interest in real property" within the meaning of Code
          Section 7701(a)(19)(C)(v), to the extent assets of the Trust consist of mortgage loans and other assets of the type described in that section of the Code.

     o real estate investment trust will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A) to the extent that the assets of the related Grantor Trust Fund consist of qualified assets, and interest income on those assets will be considered "interest on obligations secured by mortgages on real property" to that extent within the meaning of Code Section 856(c)(3)(B).

     o REMIC will be considered to represent an "obligation (including any participation or certificate of beneficial ownership therein) which is principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) to the


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          extent that the assets of the related Grantor Trust Fund consist of
          "qualified mortgages" within the meaning of Code Section 860G(a)(3).

     It is not clear whether Grantor Trust Certificates that are Stripped Certificates (as described below under "Stripped Certificates") should be treated as qualifying under the Code provisions cited in the first two bullet points above to the same extent as Grantor Trust Certificates that are not Stripped Certificate. Grantor Trust Securityholders are encouraged to consult their own tax advisors concerning the characterization of the securityholder's investment for federal income tax purposes.

     Stripped Certificates. Some classes of certificates may be subject to the stripped bond rules of Section 1286 of the Code and for purposes of this discussion will be referred to as "Stripped Certificates." In general, a Stripped Certificate will be subject to the stripped bond rules where there has been a separation of ownership of the right to receive some or all of the principal payments on a mortgage loan held by the Grantor Trust Fund from ownership of the right to receive some or all of the related interest payments. Generally, where a separation has occurred, under the stripped bond rules of
Section 1286 of the Code, the holder of a right to receive a principal or interest payment on the bond is required to accrue into income, on a constant yield basis under rules governing original issue discount (see "REMICs--Taxation of Owners of Regular Securities--Original Issue Discount"), the difference between the holder's initial purchase price for the right to receive principal or interest, and the principal or interest payment to be received with respect to that right. However, a holder of a Stripped Certificate will account for any discount on the Stripped Certificate (other than an interest treated as a "stripped coupon") as market discount rather than original issue discount if either (i) the amount of original issue discount with respect to the Stripped Certificate was treated as zero under the original issue discount de minimis rule when the Stripped Certificate was stripped or (ii) no more than 100 basis points (including any amount of servicing in excess of reasonable servicing) is stripped from the mortgage assets.

     Certificates will constitute Stripped Certificates and will be subject to these rules under various circumstances, including the following:

     o    if any servicing compensation is deemed to exceed a reasonable amount;

     o if the company or any other party retains a retained yield with respect to the assets held by the Grantor Trust Fund;

     o if two or more classes of certificates are issued representing the right to non-pro rata percentages of the interest or principal payments on the Grantor Trust Fund's assets; or

     o if certificates are issued which represent the right to interest-only payments or principal-only payments.

     The tax treatment of the Stripped Certificates with respect to the application of the original issue discount provisions of the Code is currently unclear. However, the trustee intends to treat each Stripped Certificate as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Holders may be obligated to perform such calculation based on the day they acquire their Trust Certificates rather than based on when the Grantor Trust Fund acquires the Stripped Certificates. Original issue discount with respect to a Stripped Certificate must be included in ordinary gross income for federal income tax purposes as it accrues in accordance with the constant yield method that takes into account the compounding of interest and this accrual of income may be in advance of the receipt of any cash attributable to that income. See "REMICs--Taxation of Owners of Regular Securities--Original Issue Discount"


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above. For purposes of applying the original issue discount provisions of the
Code, the issue price of a Stripped Certificate will be the purchase price paid by each holder of the Stripped Certificate and the stated redemption price at maturity may include the aggregate amount of all payments to be made with respect to the Stripped Certificate whether or not denominated as interest. The amount of original issue discount with respect to a Stripped Certificate may be treated as zero under the original issue discount de minimis rules described above.

     The precise tax treatment of Stripped Coupon Certificates is substantially uncertain. The Code could read literally to require that OID computations be made for each payment from each mortgage loan. However, based on IRS guidance, it appears that all payments from a mortgage loan underlying a Stripped Coupon Certificate should be treated as a single installment obligation subject to the OID rules of the Code, in which case, all payments from the mortgage loan would be included in the mortgage loan's stated redemption price at maturity for purposes of calculating income on the Stripped Coupon Certificate under the OID rules of the Code.

     Based on current authority it is unclear under what circumstances, if any, the prepayment of mortgage loans will give rise to a loss to the holder of a Stripped Bond Certificate purchased at a premium or a Stripped Coupon Certificate. The Code provides that a prepayment assumption must be used to accrue income on any pool of debt instruments the yield on which can be affected by prepayments. There is no guidance as to whether a Stripped Coupon Certificate or a Stripped Bond Certificate would represent an interest in a pool of debt instruments for purposes of this Code provision. In addition, the manner in which to take prepayments into account is uncertain. It is possible that no loss may be available as a result of any particular prepayment, except perhaps to the extent that even if no further prepayments were received a Certificateholder would be unable to recover its basis. In addition, amounts received in redemption for debt instruments issued by natural persons purchased or issued after June 8, 1997 are treated as received in exchange therefor (that is treated the same as obligations issued by corporations). This change could affect the character of any loss.

     Holders of Stripped Bond Certificates and Stripped Coupon Certificates are encouraged to consult with their own tax advisors regarding the proper treatment of these certificates for federal income tax purposes.

     Subordinated Certificates. In the event the Grantor Trust Fund issues two classes of Grantor Trust Securities that are identical except that one class is a subordinate class, with a relatively high certificate pass-through rate, and the other is a senior class, with a relatively low certificate pass-through rate (referred to in this Prospectus as the "Subordinate Certificates" and "Senior Certificates", respectively), the Grantor Trust Securityholders in the aggregate will be deemed to have acquired the following assets: (1) the principal portion of each mortgage loan plus a portion of the interest due on each mortgage loan (the "Grantor Trust Fund Stripped Bond"), and (2) a portion of the interest due on each mortgage loan equal to the difference between the Interest Rate on the Subordinate Certificates and the Interest Rate on the Senior Certificates, if any, which difference is then multiplied by the Subordinate Class Percentage (the "Grantor Trust Fund Stripped Coupon"). The "Subordinate Class Percentage" equals the initial aggregate principal amount of the Subordinate Certificates divided by the sum of the initial aggregate principal amount of the Subordinate Certificates and the Senior Certificates. The "Senior Class Percentage" equals the initial aggregate principal amount of the Senior Certificates divided by the sum of the initial aggregate principal amount of the Subordinate Certificates and the Senior Certificates.

     The Senior Certificateholders in the aggregate will own the Senior Class Percentage of the Grantor Trust Fund Stripped Bond and accordingly each Senior Certificateholder will be treated as owning its pro rata share of such asset. The Senior Certificateholders will not own any portion of the Grantor Trust Fund Stripped Coupon. The Subordinate Certificateholders in the aggregate own both the Subordinate Class Percentage of the Grantor Trust Fund Stripped Bond plus 100% of


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the Grantor Trust Fund Stripped Coupon, if any, and accordingly each Subordinate
Certificateholder will be treated as owning its pro rata share in both assets. The Grantor Trust Fund Stripped Bond will be treated as a "stripped bond" and the Grantor Trust Fund Stripped Coupon will be treated as "stripped coupons" within the meaning of Section 1286 of the Code.

     Although not entirely clear, the interest income on the Subordinate Certificates and the portion of the servicing fee allocable to such certificates that does not constitute excess servicing will be treated by the Grantor Trust Fund as qualified stated interest, assuming the interest with respect to the mortgage loans held by the Grantor Trust Fund would otherwise qualify as qualified stated interest. Accordingly, except to the extent modified below, the income of the Subordinate Certificates will be reported in the same manner as described generally above for holders of Senior Certificates.

     If the Subordinate Certificateholders receive distribution of less than their share of the Grantor Trust Fund's receipts of principal or interest (the "Shortfall Amount") because of the subordination of the Subordinate Certificates, holders of Subordinate Certificates would probably be treated for federal income tax purposes as if they had

     o    received as distributions their full share of receipts;

     o paid over to the Senior Certificateholders an amount equal to the Shortfall Amount; and

     o retained the right to reimbursement of the relevant amounts to the extent these amounts are otherwise available as a result of collections on the mortgage loans or amounts available from a reserve account or other form of credit enhancement, if any.

Under this analysis,

     o Subordinate Certificateholders would be required to accrue as current income any interest income, original issue discount, or (to the extent paid on assets of the Grantor Trust Fund) accrued market discount of the Grantor Trust Fund that was a component of the Shortfall Amount, even though that amount was in fact paid to the Senior Certificateholders;

     o a loss would only be allowed to the Subordinate Certificateholders when their right to receive reimbursement of the Shortfall Amount became worthless (i.e., when it becomes clear that amount will not be available from any source to reimburse the loss); and

     o reimbursement of the Shortfall Amount prior to a claim of worthlessness would not be taxable income to Subordinate Certificateholders because the amount was previously included in income.

Those results should not significantly affect the inclusion of income for Subordinate Certificateholders on the accrual method of accounting, but could accelerate inclusion of income to Subordinate Certificateholders on the cash method of accounting by, in effect, placing them on the accrual method. Moreover, the character and timing of loss deductions are unclear. Subordinate Certificateholders are strongly encouraged to consult their own tax advisors regarding the appropriate timing, amount and character of any losses sustained with respect to the Subordinate Certificates including any loss resulting from the failure to recover previously accrued interest or discount income.


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     Election to Treat All Interest as Original Issue Discount. The Treasury
Regulations relating to original issue discount permit a Grantor Trust Securityholder to elect to accrue all interest, discount, including de minimis market or original issue discount, reduced by any premium, in income as interest, based on a constant yield method. If an election were to be made with respect to an interest in a mortgage loan with market discount, the Grantor Trust Securityholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the Grantor Trust Securityholder acquires during the year of the election or afterward. See "--Market Discount" above. Similarly, a Grantor Trust Securityholder that makes this election for an interest in a mortgage loan that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the Grantor Trust Securityholder owns at the beginning of the first taxable year to which the election applies or acquires afterward. See "--Premium" above. The election to accrue interest, discount and premium on a constant yield method with respect to a Grantor Trust Security is irrevocable.

     Prepayments. The Taxpayer Relief Act of 1997 (the "1997 Act") contains a provision requiring original issue discount on any pool of debt instruments the yield on which may be affected by reason of prepayments be calculated taking into account the Prepayment Assumption and requiring the discount to be taken into income on the basis of a constant yield to assumed maturity taking account of actual prepayments.

     Sale or Exchange of a Grantor Trust Security. Sale or exchange of a Grantor Trust Security prior to its maturity will result in gain or loss equal to the difference, if any, between the amount realized, exclusive of amounts attributable to accrued and unpaid interest (which will be treated as ordinary income allocable to the related asset of the Grantor Trust Fund), and the owner's adjusted basis in the Grantor Trust Security. The adjusted basis generally will equal the seller's cost for the Grantor Trust Security, increased by the original issue discount and any market discount included in the seller's gross income with respect to the Grantor Trust Security, and reduced, but not below zero, by any premium amortized by the seller and by principal payments on the Grantor Trust Security previously received by the seller. The gain or loss will, except as discussed below, be capital gain or loss to an owner for which the assets of the Grantor Trust Fund represented by a Grantor Trust Security are "capital assets" within the meaning of Section 1221. A capital gain or loss will be long-term or short-term depending on whether or not the Grantor Trust Security has been owned for the long-term capital gain holding period, currently more than one year.

     Notwithstanding the foregoing, any gain realized on the sale or exchange of a Grantor Trust Security will be ordinary income to the extent of the seller's interest in accrued market discount on Grantor Trust Fund assets not previously taken into income. See "--Market Discount," above. Further, Grantor Trust Securities will be "evidences of indebtedness" within the meaning of Section 582(c)(1) to the extent the assets of the grantor trust would be so treated. Accordingly, gain or loss recognized from the sale of a Grantor Trust Security by a bank or thrift institution to which such section applied will be treated as ordinary gain or loss to the extent selling the assets of the grantor trust directly would be so treated.

     Foreign Investors in Grantor Trust Securities. A holder of a Grantor Trust Security who is not a "U.S. person" (as defined above at "REMICs--Tax Related Restrictions on Transfer of Residual Securities--Foreign Investors") and is not subject to federal income tax as a result of any direct or indirect connection to the United States other than its ownership of a Grantor Trust Security generally will not be subject to United States income or withholding tax in respect of payments of interest or original issue discount on its Grantor Trust Security to the extent attributable to debt obligations held by the Grantor Trust Fund that were originated after July 18, 1984, provided that the Grantor Trust Securityholder complies to the extent necessary with certain certification requirements which generally relate to the identity of the beneficial owner and the status of the beneficial owner as a person that is not a U.S. person. Interest or original issue


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discount on a Grantor Trust Security attributable to debt obligations held by the Grantor Trust Fund that were originated prior to July 19, 1984 will be subject to a 30% withholding tax (unless such tax is reduced or eliminated by an applicable tax treaty). All holders of Grantor Trust Securities are encouraged to consult their tax advisors regarding the tax documentation and certifications that must be provided to secure any applicable exemptions from United States withholding taxes.

     Any capital gain realized on the sale or other taxable disposition of a Grantor Trust Security by a Non-U.S. Person (as defined above at "REMICs--Taxation of Certain Foreign Investors--Regular Securities") generally will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Person and (ii) in the case of an individual Non-U.S. Person, the Non-U.S. Person is not present in the United States for 183 days or more in the taxable year.

     If the interest, gain or income with respect to a Grantor Trust Security held by a Non-U.S. Person is effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Person (although exempt from the withholding tax previously discussed if the holder provides an appropriate statement establishing that such income is so effectively connected), the holder generally will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates. In this regard, real estate acquired by a Grantor Trust as a result of foreclosure or in lieu of foreclosure could cause a foreign holder to have "effectively connected income" or a U.S. tax filing obligation even in the absence of such income. In addition, if the Non-U.S. Person is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its "effectively connected earnings and profits," within the meaning of the Code, for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty (as modified by the branch profits tax rules).

     Backup Withholding. Distributions made on the Grantor Trust Securities and proceeds from the sale of the Grantor Trust Securities will be subject to a "backup" withholding tax if, in general, the Grantor Trust Securityholder fails to comply with particular identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code and, if necessary, demonstrates such status. Any amounts so withheld would be refunded by the IRS or allowable as a credit against the Grantor Trust Securityholder's federal income tax.

PARTNERSHIP TRUST FUNDS AND DISREGARDED ENTITIES

     Classification of Issuing Entities

     For each series of Partnership Certificates or Debt Securities, Federal Tax Counsel will deliver its opinion that the issuing entity will not be a taxable mortgage pool or an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the parties to the related Agreement and related documents will comply with the terms of those documents.

     Taxation of Debt Securityholders

     The depositor will agree, and the securityholders will agree by their purchase of Debt Securities, to treat the Debt Securities as debt for federal income tax purposes. No regulations, published rulings, or judicial decisions exist that discuss the characterization for federal income tax purposes of securities with terms substantially the same as the Debt Securities. However, for each series of Debt Securities, Federal Tax Counsel will deliver its opinion that the Debt Securities will be classified as indebtedness for federal income tax purposes. The discussion below assumes this characterization of the Debt Securities is correct.


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     If, contrary to the opinion of counsel, the Internal Revenue Service successfully asserted that the Debt Securities were not debt for federal income tax purposes, the Debt Securities might be treated as equity interests in a Partnership Trust Fund. If so treated, the Partnership Trust Fund might be treated as a publicly traded partnership that would be taxable as a corporation unless it met particular qualifying income tests, and the resulting taxable corporation would not be able to reduce its taxable income by deductions for interest expense on Debt Securities recharacterized as equity. Treatment of the Debt Securities as equity interests in a partnership could have adverse tax consequences to some holders, even if the Partnership Trust Fund were not treated as a publicly traded partnership taxable as a corporation. For example, income allocable to foreign holders might be subject to United States tax and United States tax return filing and withholding requirements, income allocable to tax-exempt holders might constitute "unrelated business taxable income" (if some, but not all, of the Debt Securities were recharacterized as equity in a partnership), individual holders might be subject to limitations on their ability to deduct their share of the Partnership Trust Fund's expenses, and income from the Partnership Trust Fund's assets would be taxable to owners of Debt Securities without regard to whether cash distributions are made to such owners and without regard to the owners' method of tax accounting.

     Except for the treatment of the allocation of Realized Losses, Debt Securities generally will be subject to the same rules of taxation as Regular Securities issued by a REMIC, as described above, except that (1) income reportable on Debt Securities is not required to be reported under the accrual method unless the holder otherwise uses the accrual method and (2) the special 110% yield rule treating a portion of the gain on sale or exchange of a Regular Security as ordinary income is inapplicable to Debt Securities. See "--REMICs--Taxation of Owners of Regular Securities" and "--Sale or Exchange of Regular Securities."

     Allocations of Realized Losses.

     The manner in which losses are claimed on the Notes as a result of defaults by the underlying obligors is complex and differs depending on the characterization of the person considered the issuer of the Notes for federal tax purposes. Whether the Notes are governed by the loss rules for bad debts under Code Section 166 or for worthless securities under Code Section 165 depends on whether the Notes are considered issued by a corporation. If there is a single corporate holder of the Certificates constituting all of the equity interests in the issuing Partnership Trust Fund, then the issuing entity will be a disregarded entity as separate from its equity owner and if such equity owner is a corporation, the Notes will be considered issued by a corporation subject to the loss rules of Code Section 165 (which affects both timing and character of loss for corporate taxpayers, and character and possibly timing for other taxpayers). If the Notes are considered issued by a grantor trust, then the notes may be treated as issued in proportion to the nature of the Certificateholders (e.g., if some Certificateholders are natural persons or partnerships and some are corporations, losses on the Notes would be governed in part by Code Section 166 and in part by Code Section 165). If the Notes are considered issued by a partnership then they would be governed by the rules under Code Section 166 the same as a REMIC. Investors are encouraged to consult their tax advisors as to the character and timing of any loss that can be claimed with respect to a Note.

     Further, for federal income tax purposes, (i) Debt Securities held by a thrift institution taxed as a domestic building and loan association will not constitute "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; (ii) interest on Debt Securities held by a real estate investment trust will not be treated as "interest on obligations secured by mortgages on real property or on interests in real property "within the meaning of Code Section 856(c)(3)(B); (iii) Debt Securities held by a real estate investment trust will not constitute "real estate assets" or "Government securities" within the meaning of Section 856(c)(4)(A) of the Code; (iv) Debt Securities held by a regulated investment company will not constitute "Government securities" within the meaning of
Section 851(b)(3)(A)(i) of the Code; and


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(v) Debt Securities will not constitute "qualified mortgages" with in the meaning of Section 860G(a)(3) of the Code for REMICs.

     Taxation of Owners of Partnership Certificates

(1)  Treatment as a Partnership Trust Fund

     The correct characterization of an issuing entity that has issued debt and is not otherwise taxed as a corporation is uncertain. If the issuing entity has only a single class of equity and the Trustee does not have the authority to accept any additional assets after the initial acquisition of receivables (except within a certain prescribed pre-funding period not exceeding three months) and has very limited powers of investment (for example does not hold any reserve fund that could ultimately flow to the Certificateholders if not needed to pay the Noteholders) the issuing entity could qualify as a grantor trust with an interest expense. As a consequence, each Certificateholder would be treated as owning a pro rata share of the issuing entity's assets, earning income thereon and incurring the expenses of the issuing entity (including the interest expense on the Notes). See "Grantor Trusts." If an issuing entity that issues Notes intends to take the position that Certificateholders hold interests in a grantor trust it will be disclosed in the related prospectus supplement. In addition, it is possible that an issuing entity that issued Notes could qualify as a partnership eligible to make an election under Section 761 to not be taxed under the main partnership provisions of the Code (although certain ancillary provisions, including the rules relating to audits of partnerships, would continue to apply). Such an election would cause Certificateholders to be treated as essentially the same as holding an interest in a grantor trust. However, the IRS has recently taken a narrow interpretation of the type of entities that qualify for this election, which may not include an issuing entity. If an issuing entity that is treated as a partnership has made an election under Section 761 to be excluded from the main partnership provisions of the Code this will be disclosed in the related prospectus supplement along with a description of the consequences of making such an election. If there is only one Certificateholder in an issuing entity that represents all of the equity of the issuing entity for federal income tax purposes, the separate existence of the issuing entity is disregarded, and the Certificateholder is treated as the owner of all of the assets of the issuing entity and as the issuer of the Notes of the issuing entity for federal income tax purposes. For all other Issuing entities that issue Notes, the Partnership Trust Fund will agree, and the related owners of Partnership Certificates ("Partnership Certificate Owners") will agree by their purchase of Partnership Certificates, if there is more than one Partnership Certificate Owner, to treat the Partnership Trust Fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Partnership Trust Fund, the partners of the partnership being the Partnership Certificate Owners, including, to the extent relevant, the depositor in its capacity as recipient of distributions from any reserve fund, and the Debt Securities, if any, being debt of the partnership, and if there is one Partnership Certificate Owner, to treat the Partnership Certificate Owner as the owner of the assets of the Partnership Trust Fund and to treat the Partnership Trust Fund as a disregarded entity. However, the proper characterization of the arrangement involving the Partnership Trust Fund, the Partnership Certificates, the Debt Securities and the depositor is not certain because there is no authority on transactions closely comparable to that contemplated in this prospectus.

     A variety of alternative characterizations are possible. For example, because the Partnership Certificates have certain features characteristic of debt, the Partnership Certificates might be considered debt of the Partnership Trust Fund. Generally, provided such Partnership Certificates are issued at or close to face value, any such characterization would not result in materially adverse tax consequences to holders of Partnership Certificates as compared to the consequences from treatment of the Partnership Certificates as equity in a partnership, described below. The following discussion assumes that the Partnership Certificates represent equity interests in a partnership. The following discussion also assumes that all payments on the


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Partnership Certificates are denominated in U.S. dollars, none of the
Partnership Certificates have Interest Rates which would qualify as contingent interest under the Treasury regulations relating to original issue discount, and that a series of securities includes a single class of Partnership Certificates. If these conditions are not satisfied with respect to any given series of Partnership Certificates, additional tax considerations with respect to such Partnership Certificates will be disclosed in the applicable prospectus supplement.

(2)  Partnership Taxation

     As a partnership, the Partnership Trust Fund will not be subject to federal income tax. Rather, each Partnership Certificate Owner will be required to take into account separately the Partnership Certificate Owner's allocable share of income, gains, losses, deductions and credits of the Partnership Trust Fund, whether or not there is a corresponding cash distribution. The Trust will generally be required to use an accrual method of accounting and a tax year based on the tax year of its Certificateholders. Thus, cash basis holders will in effect be required to report income from the Partnership Certificates on the accrual basis and Partnership Certificate Owners may become liable for taxes on Partnership Trust Fund income even if they have not received cash from the Partnership Trust Fund to pay the taxes. The Partnership Trust Fund's income will consist primarily of interest and finance charges earned on the related mortgage loans, including appropriate adjustments for market discount, original issue discount and bond premium, and any gain upon collection or disposition of the mortgage loans.

     The Partnership Trust Fund's deductions will consist primarily of interest accruing with respect to the Debt Securities, servicing and other fees, and losses or deductions upon collection or disposition of mortgage loans.

     The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (i.e., the Agreement and related documents). To the extent that there is more than one class of equity (or potentially more than one class of equity) the related prospectus supplement will describe the manner in which income from the assets of the issuing entity will be allocated.

     Assuming Debt Securities are also issued, all or substantially all of the taxable income allocated to a Partnership Certificate Owner that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute "unrelated business taxable income" generally taxable to the holder under the Code.

     An individual taxpayer's share of expenses of the Partnership Trust Fund, including fees to the servicer, but not interest expense, would be miscellaneous itemized deductions and thus deductible only to the extent such expenses plus all other miscellaneous itemized deductions exceeds two percent of the individual's adjusted gross income. An individual taxpayer will be allowed no deduction for his share of expenses of the Partnership Trust Fund, other than interest, in determining his liability for alternative minimum tax. In addition,
Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a prescribed threshold amount will be reduced by the lesser of (1) 3% of the excess of adjusted gross income over the specified threshold amount (adjusted annually for inflation) or (2) 80% of the amount of itemized deductions otherwise allowable for the applicable taxable year. Accordingly, deductions might be disallowed to the individual in whole or in part and might result in the Partnership Certificate Owner being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the Partnership Trust Fund. The reduction under Code Section 68 is itself reduced by one-third for taxable years beginning in 2006 and 2007, two-thirds for taxable years beginning in 2008 and 2009, and fully reduced for taxable years beginning in 2010 with no reduction thereafter. In the case of a partnership that has 100 or more partners and elects to be treated as an "electing


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large partnership," 70% of that partnership's miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2% floor that would otherwise be applicable to individual partners.

     The Partnership Trust Fund intends to make all tax calculations relating to income and allocations to Partnership Certificate Owners on an aggregate basis to the extent relevant. If the IRS were to require that the calculations be made separately for each mortgage loan, the calculations may result in some timing and character differences under some circumstances.

(3)  Discount and Premium

     The purchase price paid by the Partnership Trust Fund for the related mortgage loans may be greater or less than the remaining principal balance of the mortgage loans at the time of purchase. If so, the mortgage loans will have been acquired at a premium or market discount, as the case may be. See "REMICs--Taxation of Owners of Regular Securities--Acquisition Premium" and "-- Market Discount" above. As indicated above, the Partnership Trust Fund will make this calculation on an aggregate basis, but it is possible that the IRS might require that it be recomputed on a mortgage loan-by-mortgage loan basis. Further, with respect to any asset of the Partnership Trust Fund that is a Stripped Agency Security or other instrument evidencing ownership of specific interest and/or principal of a particular bond, it will be subject to the rules relating to original issue discount with respect to such security or instrument (in lieu of the rules relating to market discount). See "REMICs--Taxation of Owners of Regular Securities--Original Issue Discount" above.

     If the Partnership Trust Fund acquires the mortgage loans at a market discount or premium, the Partnership Trust Fund will elect to include any market discount in income currently as it accrues over the life of the mortgage loans or to offset any premium against interest income on the mortgage loans. As indicated above, a portion of the market discount income or premium deduction may be allocated to Partnership Certificate Owners.

(4)  Section 708 Termination

     Under Section 708 of the Code, the Partnership Trust Fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Partnership Trust Fund are sold or exchanged within a 12-month period. If a termination occurs under Section 708 of the Code, the Partnership Trust Fund will be considered to contribute its assets to a new Partnership Trust Fund, which would be treated as a new partnership, in exchange for Partnership Certificates in the new Partnership Trust Fund. The original Partnership Trust Fund will then be deemed to distribute the Partnership Certificates in the new Partnership Trust Fund to each of the owners of Partnership Certificates in the original Partnership Trust Fund in liquidation of the original Partnership Trust Fund. The Partnership Trust Fund will not comply with particular technical requirements that might apply when a constructive termination occurs. As a result, the Partnership Trust Fund may be subject to some tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Partnership Trust Fund might not be able to comply with these requirements due to lack of data.

(5)  Disposition of Partnership Certificates

     Generally, capital gain or loss will be recognized on a sale of Partnership Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Partnership Certificates sold. Any gain or loss would be long-term capital gain or loss if the Partnership Certificate Owner's holding period exceeded one year. A Partnership Certificate Owner's tax basis in a Partnership Certificate will generally equal its cost, increased by its share of Partnership Trust Fund income allocable to the Partnership Certificate Owner and decreased by


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any distributions received or losses allocated with respect to the Partnership
Certificate. In addition, both the tax basis in the Partnership Certificates and the amount realized on a sale of a Partnership Certificate would include the Partnership Certificate Owner's share, determined under Treasury Regulations, of the Debt Securities and other liabilities of the Partnership Trust Fund. A Partnership Certificate Owner acquiring Partnership Certificates at different prices will generally be required to maintain a single aggregate adjusted tax basis in the Partnership Certificates and, upon a sale or other disposition of some of the Partnership Certificates, allocate a portion of the aggregate tax basis to the Partnership Certificates sold, rather than maintaining a separate tax basis in each Partnership Certificate for purposes of computing gain or loss on a sale of that Partnership Certificate. A portion holding rule is applied, however, if a Certificateholder has held some of its interest in the Partnership Trust Fund for one year or less and some of its interest for more than one year and a "by lot" identification is not permitted.

     If a Partnership Certificate Owner is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Partnership Certificates that exceeds the aggregate cash distributions with respect to the Partnership Certificates, the excess will generally give rise to a capital loss upon the retirement of the Partnership Certificates.

(6)  Allocations Between Transferors and Transferees

     In general, the Partnership Trust Fund's taxable income and losses will be determined each Due Period and the tax items for a particular Due Period will be apportioned among the Partnership Certificate Owners in proportion to the principal amount of Partnership Certificates owned by them as of the close of the last day of that Due Period. As a result, a Partnership Certificate Owner purchasing Partnership Certificates may be allocated tax items, which will affect the purchaser's tax liability and tax basis, attributable to periods before the actual transaction.

     The use of a Due Period convention may not be permitted by existing Treasury regulations. If a Due Period convention is not allowed, or only applies to transfers of less than all of the partner's interest, taxable income or losses of the Partnership Trust Fund might be reallocated among the Partnership Certificate Owners. The Partnership Trust Fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future laws, regulations or other IRS guidance.

(7)  Section 731 Distributions

     In the case of any distribution to a Partnership Certificate Owner, no gain will be recognized to that Partnership Certificate Owner to the extent that the amount of any money distributed for that Partnership Certificate exceeds the adjusted basis of that Partnership Certificate Owner's interest in the Partnership Certificate. To the extent that the amount of money distributed exceeds that Partnership Certificate Owner's adjusted basis, gain will be currently recognized. In the case of any distribution to a Partnership Certificate Owner, no loss will be recognized except upon a distribution in liquidation of a Partnership Certificate Owner's interest. Any gain or loss recognized by a Partnership Certificate Owner generally will be capital gain or loss.

(8)  Section 754 Election

     In the event that a Partnership Certificate Owner sells its Partnership Certificates at a profit (or loss), the purchasing Partnership Certificate Owner will have a higher (or lower) basis in the Partnership Certificates than the selling Partnership Certificate Owner had. The tax basis of the Partnership Trust Fund's assets will not be adjusted to reflect that higher (or lower) basis unless there is a "substantial basis reduction" within the meaning of Section 734 of the Code or unless the trust were to file an election under Section 754 of the Code. Because the trust will most likely


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qualify as a "securitization partnership" within the meaning of Section 743(f)
of the Code, there will not be a substantial basis reduction with respect to the sale of the certificates. With respect to the election under Section 754 of the Code, in order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Partnership Trust Fund current does not intend to make an election under Section 754 of the Code. As a result, Partnership Certificate Owners might be allocated a greater or lesser amount of Partnership Trust Fund income than would be appropriate based on their own purchase price for Partnership Certificates.

(9)  Administrative Matters

     The trustee is required to keep or cause to be kept complete and accurate books of the Partnership Trust Fund. Except as disclosed in the related prospectus supplement, the trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Partnership Trust Fund and will report each Partnership Certificate Owner's allocable share of items of Partnership Trust Fund income and expense to Partnership Certificate Owners and the IRS on Schedule K-1. The Partnership Trust Fund will provide the Schedule K-1 information to nominees that fail to provide the Partnership Trust Fund with the information statement described below and the nominees will be required to forward this information to the beneficial owners of the Partnership Certificates. Generally, holders must timely file tax returns that are consistent with the information return filed by the Partnership Trust Fund or be subject to penalties unless the holder notifies the IRS of all the inconsistencies.

     Under Section 6031 of the Code, any person that holds Partnership Certificates as a nominee at any time during a calendar year is required to furnish the Partnership Trust Fund with a statement containing specific information on the nominee, the beneficial owners and the Partnership Certificates so held. The information includes (1) the name, address and taxpayer identification number of the nominee and (2) as to each beneficial owner

     o    the name, address and identification number of such person,

     o whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and

     o particular information on Partnership Certificates that were held, bought or sold on behalf of the person throughout the year.

In addition, brokers and financial institutions that hold Partnership Certificates through a nominee are required to furnish directly to the Partnership Trust Fund information as to themselves and their ownership of Partnership Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any information statement to the Partnership Trust Fund. The information referred to above for any calendar year must be furnished to the Partnership Trust Fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Partnership Trust Fund with the information described above may be subject to penalties.

     Unless another designation is made, the depositor will be designated as the tax matters partner for each Partnership Trust Fund in the pooling and servicing agreement and, as the tax matters partner, will be responsible for representing the Partnership Certificate Owners in some specific disputes with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before the later of three years after the date on which the


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partnership information return is filed or the last day for filing the return for the applicable year, determined without regard to extensions. Any adverse determination following an audit of the return of the Partnership Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the Partnership Certificate Owners, and, under some circumstances, a Partnership Certificate Owner may be precluded from separately litigating a proposed adjustment to the items of the Partnership Trust Fund. An adjustment could also result in an audit of a Partnership Certificate Owner's returns and adjustments of items not related to the income and losses of the Partnership Trust Fund.

     A special audit system exists for qualifying large partnerships that have elected to apply a simplified flow-through reporting system under Sections 771 through 777 of the Code. Unless otherwise specified in the applicable prospectus supplement, a Partnership Trust Fund will not elect to apply the simplified flow-through reporting system.

(10) Taxation of Certain Foreign Partnership Certificate Owners

     As used below, the term "Non-United States Owner" means a Partnership Certificate Owner that is not a U.S. Person, as defined under "REMICs--Taxation of Owners of Residual Securities--Tax Related Restrictions on Transfer of Residual Securities--Foreign Investors," above.

     It is not clear whether the Partnership Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to Non-United States Owners because there is no clear authority dealing with that issue under facts substantially similar to those described in this Prospectus. Although it is not expected that the Partnership Trust Fund would be engaged in a trade or business in the United States for these purposes, the Partnership Trust Fund will withhold as if it were so engaged in order to protect the Partnership Trust Fund from possible adverse consequences of a failure to withhold. The Partnership Trust Fund expects to withhold on the portion of its taxable income that is allocable to Non-United States Owners pursuant to Section 1446 of the Code, as if the income were effectively connected to a U.S. trade or business, at a rate of 35% for Non-United States Owners that are taxable as corporations and 39.6% for all other Non-United States Owners.

     Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Partnership Trust Fund to change its withholding procedures.

     Each Non-United States Owner might be required to file a U.S. individual or corporate income tax return on its share of the income of the Partnership Trust Fund including, in the case of a corporation, a return in respect of the branch profits tax. Assuming the Partnership Trust Fund is not engaged in a U.S. trade or business, a Non-United States Owner would be entitled to a refund with respect to all or a portion of taxes withheld by the Partnership Trust Fund if, in particular, the Owner's allocable share of interest from the Partnership Trust Fund constituted "portfolio interest" under the Code.

     The interest, however, may not constitute "portfolio interest" if, among other reasons, the underlying obligation is not in registered form or if the interest is determined without regard to the income of the Partnership Trust Fund, in the later case, the interest being properly characterized as a guaranteed payment under Section 707(c) of the Code. If this were the case, Non-United States Owners would be subject to a United States federal income and withholding tax at a rate of 30 percent on the Partnership Trust Fund's gross income, without any deductions or other allowances for costs and expenses incurred in producing the income, unless reduced or eliminated pursuant to an applicable treaty. In this case, a Non-United States Owner would only be entitled to a refund for that portion of the taxes, if any, in excess of the taxes that should have been withheld with respect to the interest.


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(11) Backup Withholding

     Distributions made on the Partnership Certificates and proceeds from the sale of the Partnership Certificates will be subject to a "backup" withholding tax if, in general, the Partnership Certificate Owner fails to comply with particular identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code and, if necessary, demonstrates such status. Any amounts so withheld would be refunded by the IRS or allowable as a credit against the Non-United States Owner's federal income tax.

(12) Reportable Transactions

     Pursuant to recently enacted legislation, a penalty in the amount of $10,000 in the case of a natural person and $50,000 in any other case in imposed on any taxpayer that fails to timely file an information return with the IRS with respect to a "reportable transaction" (as defined in Section 6011 of the Code). The rules defining "reportable transactions" are complex, and include, but are not limited to, transactions that result in certain losses that exceed threshold amounts. Prospective investors are advised to consult their own tax advisers regarding any possible disclosure obligations in light of their particular circumstances.

CONSEQUENCES FOR PARTICULAR INVESTORS

     The federal tax discussions above may not be applicable depending on a securityholder's particular tax situation. The depositor recommends that prospective purchasers consult their tax advisors for the tax consequences to them of the purchase, ownership and disposition of REMIC Securities, Grantor Trust Securities, Partnership Certificates and Debt Securities, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

                                PENALTY AVOIDANCE

     The summary of tax considerations contained herein was written to support the promotion and marketing of the securities, and was not intended or written to be used, and cannot be used, by a taxpayer for the purpose of avoiding United States federal income tax penalties that may be imposed. Each taxpayer is encouraged to seek advice based on the taxpayer's particular circumstances from an independent tax advisor.

                       STATE AND OTHER TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Material Federal Income Tax Considerations," potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the Notes or Certificates, as applicable, offered under this prospectus. State and local law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors are encouraged to consult their own tax advisors with respect to the various state and other tax consequences of investments in the Notes and Certificates, as applicable, offered under this prospectus and the prospectus supplement. In particular, individuals should consider the deductability of the expenses (including interest expense) of a partnership.


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                              ERISA CONSIDERATIONS

GENERAL

     A fiduciary of a pension, profit-sharing, retirement or other employee benefit plan subject to Title I of ERISA should consider the fiduciary standards under the Employee Retirement Income Security Act of 1974, as amended ("ERISA") in the context of the plan's particular circumstances before authorizing an investment of a portion of such plan's assets in the Securities. Accordingly, pursuant to Section 404 of ERISA, such fiduciary should consider among other factors (i) whether the investment is for the exclusive benefit of plan participants and their beneficiaries; (ii) whether the investment satisfies the applicable diversification requirements; (iii) whether the investment is in accordance with the documents and instruments governing the plan; and (iv) whether the investment is prudent, considering the nature of the investment. Fiduciaries of plans also should consider ERISA's prohibition on improper delegation of control over, or responsibility for, plan assets.

     In addition, employee benefit plans or other retirement arrangements subject to ERISA, as well as individual retirement accounts, certain types of Keogh plans not subject to ERISA but subject to Section 4975 of the Code, or any entity (including insurance company separate or general accounts) whose underlying assets include plan assets by reason of such plans, arrangements or accounts investing in the entity (each, a "Plan") are prohibited from engaging in a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan ("parties in interest" and "disqualified persons"). Such transactions are treated as "prohibited transactions" under Sections 406 of ERISA and excise taxes and/or other penalties are imposed upon such persons under ERISA and/or Section 4975 of the Code unless an exemption applies. The depositor, underwriter, each master servicer or other servicer, any insurer, the trustee, the indenture trustee and certain of their affiliates might be considered "parties in interest" or "disqualified persons" with respect to a Plan. If so, the acquisition, holding or disposition of Securities by or on behalf of such Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and the Code unless a statutory, regulatory or administrative exception or exemption is available.

ERISA CONSIDERATIONS RELATING TO CERTIFICATES

     Plan Assets

     In 29 C.F.R ss. 2510.3-101 (the "Plan Asset Regulations"), the U.S. Department of Labor ("DOL") has defined what constitutes "plan assets" for purposes of ERISA and Section 4975 of the Code. The Plan Asset Regulations provide that if a Plan makes an investment in an "equity interest" in an entity, an undivided portion of the assets of the entity will be considered the assets of such Plan unless certain exceptions set forth in such Regulations apply. The Certificates will be deemed an equity interest for purposes of the Plan Asset Regulations, and the depositor can give no assurance that the Certificates will qualify for any of the exceptions under the Plan Asset Regulations. As a result,
(i) a Plan may be deemed to have acquired an interest in the Assets of the issuing entity and not merely an interest in the Certificates, (ii) the fiduciary investment standards of ERISA could apply to such Assets and (iii) transactions occurring in the course of managing, operating and servicing the issuing entity and its Assets might constitute prohibited transactions, unless a statutory, regulatory or administrative exemption applies.

     Prohibited Transaction Class Exemption 83-1

     The DOL has issued an administrative exemption, Prohibited Transaction Class Exemption 83-1 ("PTCE 83-1"), which under certain conditions exempts from the application of the prohibited transaction rules of ERISA and the excise tax provisions of Section 4975 of the Code transactions


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involving a Plan in connection with the operation of a "mortgage pool" and the purchase, sale and holding of Certificates which are "mortgage pool pass-through certificates." A "mortgage pool" is defined as a fixed investment pool consisting solely of interest-bearing obligations secured by first or second mortgages or deeds of trust on single-family residential property, property acquired in foreclosure and undistributed cash. A "mortgage pool pass-through certificate" is defined as a Certificate which represents a beneficial undivided interest in a mortgage pool which entitles the holder to pass through payments of principal and interest from the mortgage loans. PTCE 83-1 requires that: (i) the depositor and the trustee maintain a system of insurance or other protection for the mortgage loans, the property securing such mortgage loans and for indemnifying holders of Certificates against reductions in pass-through payments due to defaults in loan payments or property damage in an amount at least equal to the greater of (x) 1% of the aggregate principal balance of the mortgage loans or (y) 1% of the principal balance of the largest covered pooled mortgage loans; (ii) the trustee may not be an affiliate of the depositor; and (iii) the payments made to, and retained by, the depositor in connection with the issuing entity, together with all funds inuring to its benefit for administering the issuing entity, represent no more than "adequate consideration" for selling the mortgage loans, plus reasonable compensation for services provided to the issuing entity. In addition, PTCE 83-1 exempts the initial sale of Certificates to a Plan with respect to which the depositor, the insurer, the master servicer or other servicer or the trustee is a party in interest if the Plan does not pay more than fair market value for such Certificates and the rights and interests evidenced by such Certificates are not subordinated to the rights and interests evidenced by other Certificates of the same pool.

     PTCE 83-1 also exempts from the prohibited transaction rules any transactions in connection with the servicing and operation of the mortgage pool, provided that any payments made to the master servicer in connection with the servicing of the issuing entity are made in accordance with a binding agreement, copies of which must be made available to prospective Plan investors. In the case of any Plan with respect to which the depositor, the master servicer, the insurer or the trustee is a fiduciary, PTCE 83-1 will only apply if, in addition to the other requirements: (i) the initial sale, exchange or transfer of Certificates is expressly approved by an independent fiduciary who has authority to manage and control those Plan assets being invested in Certificates; (ii) the Plan pays no more for the Certificates than would be paid in an arm's-length transaction; (iii) no investment management, advisory or underwriting fee, sales commission or similar compensation is paid to the depositor with regard to the sale, exchange or transfer of Certificates to the Plan; (iv) the total value of the Certificates purchased by such Plan does not exceed 25% of the amount issued and (v) at least 50% of the aggregate amount of Certificates is acquired by persons independent of the depositor, the trustee, the master servicer and the insurer. Before purchasing Certificates, a fiduciary of a Plan should confirm that the issuing entity is a "mortgage pool," that the Certificates constitute "mortgage pool pass-through certificates" and that the conditions set forth in PTCE 83-1 would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in PTCE 83-1, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions. The Plan fiduciary should also consider its general fiduciary obligations under ERISA in determining whether to purchase any Certificates on behalf of a Plan pursuant to PTCE 83-1.

     Underwriter Exemption

     The DOL has granted to Deutsche Bank Securities Inc. an individual exemption, Prohibited Transaction Exemption 94-84, and to Deutsche Morgan Grenfell/C.J. Lawrence Inc., similar approval (FAN 97-03E), which were both amended by Prohibited Transaction Exemption 97-34 ("PTE 97-34"), Prohibited Transaction Exemption 2000-58 ("PTE 2000-58") and Prohibited Transaction Exemption 2002-41 ("PTE 2002-41") (collectively, the "Exemption") which is applicable to Certificates which meet its requirements whenever the underwriter or its affiliate is the sole underwriter, manager or co-manager of an underwriting syndicate or is the selling or placement agent. The Exemption generally exempts certain transactions from the application of certain of the


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prohibited transaction provisions of ERISA and the Code provided that the conditions set forth in the Exemption are satisfied. These transactions include the servicing, managing and operation of investment trusts holding fixed (generally non-revolving pools) of enumerated categories of assets which include: single and multi-family residential mortgage loans, home equity loans or receivables (including cooperative housing loans), manufactured housing loans, guaranteed governmental mortgage pool certificates and previously issued securities eligible under the Exemption and the purchase, sale and holding of Certificates which represent beneficial ownership interests in the assets of such trusts.

     General Conditions of Exemption

     The Exemption sets forth general conditions which must be satisfied for a transaction involving the purchase, sale and holding of the Certificates to be eligible for exemptive relief thereunder. First, the acquisition of Certificates by Plans must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the Assets held by the issuing entity must be fully secured (other than one-to-four family residential mortgage loans and home equity loans or receivables backing certain types of Certificates, as described below). (Mortgage loans, loans, obligations and receivables will be collectively referred to herein as "loans."). Third, unless the Certificates are backed by fully-secured loans, they may not be subordinated. Fourth, except as described below, the Certificates at the time of acquisition by the Plan must generally be rated in one of the four highest generic rating categories by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody's Investors Services, Inc. or Fitch, Inc. (each, a "Rating Agency"). Fifth, the trustee and the indenture trustee generally cannot be affiliates of any member of the "Restricted Group" other than any underwriter as defined in the Exemption. The "Restricted Group" consists of any (i) underwriter as defined in the Exemption,
(ii) the depositor, (iii) the master servicer, (iv) each servicer, (v) the insurer, (vi) the counterparty of any "interest rate swap" (as described below) held as an Asset of the issuing entity and (vii) any obligor with respect to loans constituting more than 5% of the aggregate unamortized principal balance of the loans held in the issuing entity as of the date of initial issuance of the Certificates. Sixth, the sum of all payments made to, and retained by, such underwriters must represent not more than reasonable compensation for underwriting the Certificates; the sum of all payments made to, and retained by, the depositor pursuant to the assignment of the loans to the related issuing entity must represent not more than the fair market value of such loans; and the sum of all payments made to, and retained by, the master servicer and any servicer must represent not more than reasonable compensation for such person's services under the Agreement and reimbursement of such person's reasonable expenses in connection therewith. Seventh, (i) the investment pool must consist only of assets of the type enumerated in the Exemption and which have been included in other investment pools; (ii) Certificates evidencing interests in such other investment pools must have been rated in one of the four highest generic rating categories by one of the Rating Agencies for at least one year prior to a Plan's acquisition of Certificates; and (iii) Certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to a Plan's acquisition of Certificates. Finally, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended. If Securities are being sold under the Exemptions, the depositor assumes that only Plans which are accredited investors under the federal securities laws will be permitted to purchase the Certificates.

     Residential (one- to-four family) and home equity loans, may be less than fully secured, provided that the rights and interests evidenced by Certificates issued in such transactions are: (a) not subordinated to the rights and interests evidenced by Securities of the same issuing entity; (b) such Certificates acquired by the Plan have received a rating from a Rating Agency at the time of such acquisition that is in one of the two highest generic rating categories; and (c) any loan included in the corpus or Assets of the issuing entity is secured by collateral whose fair market


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value on the closing date of the Designated Transactions is at least equal to
80% of the sum of: (i) the outstanding principal balance due under the loan which is held by the issuing entity and (ii) the outstanding principal balance(s) of any other loan(s) of higher priority (whether or not held by the issuing entity) which are secured by the same collateral.

     Types of Issuing Entities

     The Exemption permits the issuer to be an owner-trust, a REMIC or a grantor trust. Owner-trusts are subject to certain restrictions in their governing documents to ensure that their Assets may not be reached by the creditors of the depositor in the event of bankruptcy or other insolvency and must provide certain legal opinions.

     Coverage for Certificates Not Exemption Eligible

     In the event that Certificates do not meet the requirements of the Exemption solely because they are Subordinate Certificates or fail to meet a minimum rating requirement under the Exemption, certain Plans may be eligible to purchase Certificates pursuant to Section III of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60") which permits insurance company general accounts as defined in PTCE 95-60 to purchase such Certificates if they otherwise meet all of the other requirements of the Exemption.

     Permitted Assets

     The Amendment permits an interest-rate swap agreement and a yield supplement agreement to be Assets of an issuing entity which issues Certificates acquired by Plans in an initial offering or in the secondary market. An interest-rate swap (or if purchased by or on behalf of the issuing entity) an interest-rate cap contract (collectively, a "Swap" or "Swap Agreement") is a permitted issuing entity Asset if it: (a) is an "eligible Swap;" (b) is with an "eligible counterparty;" (c) is purchased by a "qualified plan investor;" (d) meets certain additional specific conditions which depend on whether the Swap is a "ratings dependent Swap" or a "non-ratings dependent Swap" and (e) permits the issuing entity to make termination payments to the Swap counterparty (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer or depositor.

     An "eligible Swap" is one which: (a) is denominated in U.S. dollars; (b) pursuant to which the issuing entity pays or receives, on or immediately prior to the respective payment or distribution date for the class of Certificates to which the Swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve's Cost of Funds Index (COFI)), with the issuing entity receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted ("Allowable Interest Rate"); (c) has a notional amount that does not exceed either: (i) the principal balance of the class of Certificates to which the Swap relates, or (ii) the portion of the principal balance of such class represented by obligations ("Allowable Notional Amount"); (d) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) ("Leveraged"); (e) has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of Certificates are fully repaid and (f) does not incorporate any provision which could cause a unilateral alteration in the interest rate requirements described above or the prohibition against leveraging.

     An "eligible counterparty" means a bank or other financial institution which has a rating at the date of issuance of the Certificates, which is in one of the three highest long-term credit rating categories or one of the two highest short-term credit rating categories, utilized by at least one of


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the Rating Agencies rating the Certificates; provided that, if a counterparty is relying on its short-term rating to establish eligibility hereunder, such counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable Rating Agency.

     A "qualified plan investor" is a Plan or Plans where the decision to buy such class of Certificates is made on behalf of the Plan by an independent fiduciary qualified to understand the Swap transaction and the effect the Swap would have on the rating of the Certificates and such fiduciary is either (a) a "qualified professional asset manager" ("QPAM") under Prohibited Transaction Class Exemption 84-14 ("PTCE 84-14") (see below), (b) an "in-house asset manager" under Prohibited Transaction Class Exemption 96-23 ("PTCE 96-23") (see below) or (c) has total assets (both Plan and non-Plan) under management of at least $100 million at the time the Certificates are acquired by the Plan.

     In "ratings dependent Swaps" (where the rating of a class of Certificates is dependent on the terms and conditions of the Swap), the Swap Agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any Rating Agency below a level specified by the Rating Agency, the servicer must, within the period specified under the Pooling and Servicing Agreement: (a) obtain a replacement Swap Agreement with an eligible counterparty which is acceptable to the Rating Agency and the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); or (b) cause the Swap counterparty to establish any collateralization or other arrangement satisfactory to the Rating Agency such that the then current rating by the Rating Agency of the particular class of Certificates will not be withdrawn or reduced (and the terms of the Swap Agreement must specifically obligate the counterparty to perform these duties for any class of Certificates with a term of more than one year). In the event that the servicer fails to meet these obligations, Plan certificateholders must be notified in the immediately following periodic report which is provided to certificateholders but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the Exemption will prospectively cease to be applicable to any class of Certificates held by a Plan which involves such ratings dependent Swap.

     "Non-ratings dependent Swaps" (those where the rating of the Certificates does not depend on the terms and conditions of the Swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction: (a) obtain a replacement Swap Agreement with an eligible counterparty, the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); (b) cause the counterparty to post collateral with the issuing entity in an amount equal to all payments owed by the counterparty if the Swap transaction were terminated; or (c) terminate the Swap Agreement in accordance with its terms.

     An "eligible yield supplement agreement" is any yield supplement agreement or similar arrangement (or if purchased by or on behalf of the issuing entity) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the issuing entity ("EYS Agreement"). If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. (ISDA) form, the EYS Agreement may only be held as an Asset of the issuing entity if it meets the following conditions:
(a) it is denominated in U.S. dollars; (b) it pays an Allowable Interest Rate;
(c) it is not Leveraged; (d) it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee; (e) it is entered into between the issuing entity and an eligible counterparty and
(f) it has an Allowable Notional Amount.


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     Pre-Funding Accounts

     If Certificates issued in transactions using pre-funding accounts whereby a portion of the loans backing the Certificates are transferred to the issuing entity within a specified period following the closing date ("DOL Pre-Funding Period") (see below) instead of requiring that all such loans be either identified or transferred on or before the closing date. Exemptive relief is available provided that the following conditions are met. First, the ratio of the amount allocated to the Pre-Funding Account to the total principal amount of the Certificates being offered ("Pre-Funding Limit") must not exceed twenty-five percent (25%). Second, all loans transferred after the closing date (referred to here as "additional loans") must meet the same terms and conditions for eligibility as the original loans used to create the issuing entity, which terms and conditions have been approved by the Rating Agency. Third, the transfer of such additional loans to the issuing entity during the DOL Pre-Funding Period must not result in the Certificates receiving a lower credit rating from the Rating Agency upon termination of the DOL Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the Certificates by the issuing entity. Fourth, solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the "average interest rate") for all of the loans in the issuing entity at the end of the DOL Pre-Funding Period must not be more than 100 basis points lower than the average interest rate for the loans which were transferred to the issuing entity on the closing date. Fifth, either: (i) the characteristics of the additional loans must be monitored by an insurer or other credit support provider which is independent of the depositor; or (ii) an independent accountant retained by the depositor must provide the depositor with a letter (with copies provided to the Rating Agency, the underwriter and the trustee) stating whether or not the characteristics of the additional loans conform to the characteristics described in the Prospectus, Prospectus Supplement, Private Placement Memorandum ("Offering Documents") and/or the Agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the loans which were transferred as of the closing date. Sixth, the DOL Pre-Funding Period must end no later than three months or 90 days after the closing date or earlier, in certain circumstances, if the amount on deposit in the Pre-Funding Account is reduced below the minimum level specified in the Agreement or an event of default occurs under the Agreement. Seventh, amounts transferred to any Pre-Funding Account and/or Capitalized Interest Account used in connection with the pre-funding may be invested only in investments which are permitted by the Rating Agency and (i) are direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that such obligations are backed by the full faith and credit of the United States); or (ii) have been rated (or the obligor has been rated) in one of the three highest generic rating categories by the Rating Agency ("Acceptable Investments"). Eighth, certain disclosure requirements must be met.

     Revolving Pool Features

     The Exemption only covers Certificates backed by "fixed" pools of loans which require that all the loans must be transferred to the issuing entity or identified at closing (or transferred within the DOL Pre-Funding Period, if pre-funding meeting the conditions described above is used). Accordingly, Certificates issued by issuing entities which feature revolving pools of Assets will not be eligible for a purchase by Plans. However, Securities which are Notes backed by revolving pools of Assets may be eligible for purchase by Plans pursuant to certain other prohibited transaction exemptions. See discussion below in "ERISA Considerations Relating to Notes."

     Limitations on Scope of the Exemption

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by ERISA and the Code in connection with the initial acquisition, transfer or holding, and the acquisition or disposition in the secondary market, of the Certificates by Plans. However, no exemption is provided from the restrictions of ERISA for the


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acquisition or holding of a Certificates on behalf of an "Excluded Plan" by any person who is a fiduciary with respect to the assets of such Excluded Plan. For those purposes, an Excluded Plan is a Plan sponsored by any member of the Restricted Group. Exemptive relief may also be provided for the acquisition, holding and disposition of Certificates by Plans if the fiduciary or its affiliate is the obligor with respect to 5% or less of the fair market value of the Loans in the issuing entity provided that: (i) the Plan is not an Excluded Plan, (ii) each Plan's investment in each class of Certificates does not exceed 25% of the outstanding Certificates in the class, (iii) after the Plan's acquisition of the Certificates, no more than 25% of the assets over which the fiduciary has investment authority are invested in Certificates of a trust containing assets which are sold or serviced by the same entity and (iv) in the case of initial issuance (but not secondary market transactions), at least 50% of each class of Certificates and at least 50% of the aggregate interests in the issuing entity are acquired by persons independent of the Restricted Group.

ERISA CONSIDERATIONS RELATING TO NOTES

     Under the Plan Asset Regulations, the Assets of the issuing entity would be treated as "plan assets" of a Plan for the purposes of ERISA and the Code only if the Plan acquires an "equity interest" in the issuing entity and none of the exceptions contained in the Plan Asset Regulations is applicable. An equity interest is defined under the Plan Asset Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Assuming that the Notes are treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulations, then such Notes will be eligible for purchase by Plans. However, without regard to whether the Notes are treated as an "equity interest" for such purposes, the acquisition or holding of Notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the issuing entity or any of its affiliates is or becomes a party in interest or disqualified person with respect to such Plan, or in the event that a Note is purchased in the secondary market and such purchase constitutes a sale or exchange between a Plan and a party in interest or disqualified person with respect to such Plan. There can be no assurance that the issuing entity or any of its affiliates will not be or become a party in interest or a disqualified person with respect to a Plan that acquires Notes.

     The Amendment to the Exemption permits issuing entities which are grantor trusts, owner-trusts or REMICs to issue Notes, as well as Certificates, provided a legal opinion is received to the effect that the noteholders have a perfected security interest in the issuing entity's Assets. The exemptive relief provided under the Exemption for any prohibited transactions which could be caused as a result of the operation, management or servicing of the issuing entity and its Assets would not be necessary with respect to Notes with no substantial equity features which are issued as obligations of the issuing entity. However, with respect to the acquisition, holding or transfer of Notes between a Plan and a party in interest, the Exemption would provide prohibited transaction exemptive relief, provided that the same conditions of the Exemption described above relating to Certificates are met with respect to the Notes. The same limitations of such exemptive relief relating to acquisitions of Certificates by fiduciaries with respect to Excluded Plans would also be applicable to the Notes as described herein in "Limitations on Scope of the Exemption."

     In the event that the Exemption is not applicable to the Notes, one or more other prohibited transactions exemptions may be available to Plans purchasing or transferring the Notes depending in part upon the type of Plan fiduciary making the decision to acquire the Notes and the circumstances under which such decision is made. These exemptions include, but are not limited to, Prohibited Transaction Class Exemption 90-1 (regarding investments by insurance company pooled separate accounts), Prohibited Transaction Class Exemption 91-38 (regarding investments by bank collective investments funds), PTCE 84-14 (regarding transactions effected by "qualified professional asset managers"), PTCE 95-60 (regarding investments by insurance company general accounts) and PTCE 96-23 (regarding transactions effected by "in-house asset managers") (collectively, the "Investor-Based Exemptions"). However, even if the conditions specified in these


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Investor-Based Exemptions are met, the scope of the relief provided under such
Exemptions might or might not cover all acts which might be construed as prohibited transactions.

     EACH PROSPECTUS SUPPLEMENT WILL CONTAIN INFORMATION CONCERNING CONSIDERATIONS RELATING TO ERISA AND THE CODE THAT ARE APPLICABLE TO THE RELATED SECURITIES. BEFORE PURCHASING SECURITIES IN RELIANCE ON PTCE 83-1, THE EXEMPTION, THE INVESTOR-BASED EXEMPTIONS OR ANY OTHER EXEMPTION, A FIDUCIARY OF A PLAN SHOULD ITSELF CONFIRM THAT REQUIREMENTS SET FORTH IN SUCH EXEMPTION WOULD BE SATISFIED.

     ANY PLAN INVESTOR WHO PROPOSES TO USE "PLAN ASSETS" OF ANY PLAN TO PURCHASE SECURITIES OF ANY SERIES OR CLASS IS ENCOURAGED TO CONSULT WITH ITS COUNSEL WITH RESPECT TO THE POTENTIAL CONSEQUENCES UNDER ERISA AND SECTION 4975 OF THE CODE OF THE ACQUISITION AND OWNERSHIP OF SUCH SECURITIES.

     Governmental plans and church plans as defined in ERISA are not subject to ERISA or Code Section 4975, although they may elect to be qualified under
Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code and would then be subject to the prohibited transaction rules set forth in
Section 503 of the Code. In addition, governmental plans may be subject to federal, state and local laws which are to a material extent similar to the provisions of ERISA or a Code Section 4975 ("Similar Law"). A fiduciary of a governmental plan should make its own determination as to the propriety of an investment in Securities under applicable fiduciary or other investment standards and the need for the availability of any exemptive relief under any Similar Law.

                                LEGAL INVESTMENT

     The prospectus supplement will specify which classes of the Notes or Certificates, as applicable, if any, will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). Generally, only classes of Offered Notes or Offered Certificates, as applicable, that (1) are rated in one of the two highest rating categories by one or more rating agencies and (2) are part of a series representing interests in, or secured by, an issuing entity' trust fund consisting of loans secured by first liens on real property and originated by particular types of originators specified in SMMEA, will be "mortgage related securities" for purposes of SMMEA.

     Those classes of Offered Notes or Offered Certificates, as applicable, qualifying as "mortgage related securities" will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, state chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality of the United States constitute legal investments for those entities. Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cut-off for those enactments, limiting to varying extents the ability of some entities (in particular, insurance companies) to invest in mortgage related securities secured by liens on residential, or mixed residential and commercial, properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage


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of their assets represented thereby, federal credit unions may invest in these securities, and national banks may purchase these securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to regulations that the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with general standards concerning "safety and soundness" and retention of credit information in 12 C.F.R. Section 1.5), some "Type IV securities," defined in 12 C.F.R. Section 1.2(l) to include some "residential mortgage related securities." As so defined, "residential mortgage-related security" means, in relevant part, "mortgage related security" within the meaning of SMMEA. The National Credit Union Administration ("NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities" under some limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the "investment pilot program" described in 12 C.F.R. Section
703.140. Thrift institutions that are subject to the jurisdiction of the Office of Thrift Supervision (the "OTS") should consider the OTS' Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," before investing in any of the Offered Notes or Offered Certificates, as applicable.

     All depository institutions considering an investment in the Certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council ("FFIEC"), which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

     If specified in the prospectus supplement, other classes of Offered Notes or Offered Certificates, as applicable, offered pursuant to this prospectus will not constitute "mortgage related securities" under SMMEA. The appropriate characterization of those classes under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase these Offered Notes or Offered Certificates, as applicable, may be subject to significant interpretive uncertainties.

     Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any Offered Notes or Offered Certificates, as applicable, as some classes or subclasses may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in some instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits provisions that may restrict or prohibit investment in securities that are not "interest bearing" or "income paying," and with regard to any Offered Notes or Offered Certificates, as applicable, issued in book-entry form, provisions that may restrict or prohibit investments in securities that are issued in book-entry form.

     Except as to the status of some classes of Offered Notes or Offered Certificates, as applicable, as "mortgage related securities," no representation is made as to the proper


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characterization of the Offered Notes or Offered Certificates, as applicable, for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any Offered Notes or Offered Certificates, as applicable, under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Notes or Offered Certificates, as applicable) may adversely affect the liquidity of the Offered Notes or Offered Certificates, as applicable.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities are encouraged to consult with their own legal advisors in determining whether and to what extent the Offered Notes or Offered Certificates, as applicable, of any class constitute legal investments for them or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                             METHODS OF DISTRIBUTION

     The Notes or Certificates, as applicable, offered by this prospectus and by the supplements to this prospectus will be offered in series. The distribution of the Notes or Certificates, as applicable, may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If specified in the prospectus supplement, the Notes or Certificates, as applicable, will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Deutsche Bank Securities Inc. ("DBS") acting as underwriter with other underwriters, if any, named in the underwriting agreement. In that event, the prospectus supplement may also specify that the underwriters will not be obligated to pay for any Notes or Certificates, as applicable, agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the depositor. In connection with the sale of the Notes or Certificates, as applicable, underwriters may receive compensation from the depositor or from purchasers of the Notes or Certificates, as applicable, in the form of discounts, concessions or commissions. The prospectus supplement will describe any compensation paid by the depositor.

     As to any offering of securities, in additions to the method of distribution as described in the prospectus supplement and this base prospectus, the distribution of any class of the offered securities may be effected through one or more resecuritization transactions, in accordance with Rule 190(b).

     Alternatively, the prospectus supplement may specify that the Notes or Certificates, as applicable, will be distributed by DBS acting as agent or in some cases as principal with respect to Notes or Certificates, as applicable, that it has previously purchased or agreed to purchase. If DBS acts as agent in the sale of Notes or Certificates, as applicable, DBS will receive a selling commission for each series of Notes or Certificates, as applicable, depending on market conditions, expressed as a percentage of the total principal balance of the related mortgage loans as of the Cut-off Date. The exact percentage for each series of Notes or Certificates, as applicable, will be disclosed in the prospectus supplement. To the extent that DBS elects to purchase Notes or Certificates, as applicable, as principal, DBS may realize losses or profits based upon the difference between its purchase price and the sales price. The prospectus supplement for any series offered other than through underwriters will contain information regarding the nature of that offering and any agreements to be entered into between the depositor and purchasers of Notes or Certificates, as applicable, of that series.

     The depositor will indemnify DBS and any underwriters against particular civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments DBS and any underwriters may be required to make in respect of these civil liabilities.


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

     In the ordinary course of business, DBS and the depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the depositor's mortgage loans pending the sale of those mortgage loans or interests in those mortgage loans, including the Notes or Certificates, as applicable. DBS performs management services for the depositor.

     The depositor anticipates that the Notes or Certificates, as applicable, will be sold primarily to institutional investors. Purchasers of Notes or Certificates, as applicable, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of Notes or Certificates, as applicable Securityholders are encouraged to consult with their legal advisors in this regard before any reoffer or sale of Notes or Certificates, as applicable.

     As to each series of Notes or Certificates, as applicable, only those classes rated in one of the four highest rating categories by any rating agency will be offered by this prospectus. Any lower rated or unrated class may be initially retained by the depositor, and may be sold by the depositor at any time to one or more institutional investors.

                             ADDITIONAL INFORMATION

     The Depositor has filed with the Commission a registration statement on Form S-3 under the Securities Act of 1933, as amended, with respect to the Notes or Certificates, as applicable (the "Registration Statement"). This prospectus, which forms a part of the Registration Statement, omits some of the information contained in the Registration Statement pursuant to the rules and regulations of the Commission. The Registration Statement and the exhibits to the Registration Statement can be inspected and copied at the public reference facilities maintained by the Commission at 100 F Street NE, Washington, D.C. 20549, and at Regional Offices in the following locations:

     o Chicago Regional Office, 175 West Jackson Boulevard, Suite 900, Chicago, Illinois 60604; and

     o New York Regional Office, 3 World Financial Center, Room 4300, New York, New York 10281.

Copies of these materials can also be obtained from the Public Reference Section of the Commission, 100 F Street NE, Washington, D.C. 20549, at prescribed rates.

     The Commission also maintains a site on the world wide web at "http://www.sec.gov" at which users can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. The Depositor has filed the Registration Statement, including all exhibits to the Registration Statement, through the EDGAR system and therefore these materials should be available by logging onto the Commission's web site. The Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

     Copies of the most recent Fannie Mae prospectus for Fannie Mae certificates and Fannie Mae's annual report and quarterly financial statements as well as other financial information are available from the Director of Investor Relations of Fannie Mae, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016 (202-752-7115). The Depositor did not participate in the preparation of Fannie Mae's prospectus or its annual or quarterly reports or other financial information and, accordingly, makes no representation as to the accuracy or completeness of the information in those documents.

     Copies of the most recent Offering Circular for Freddie Mac certificates as well as Freddie Mac's most recent Information Statement and Information Statement supplement and any quarterly report made available by Freddie Mac may be obtained by writing or calling the Investor Inquiry Department of Freddie Mac at 8200 Jones Branch Drive, McLean, Virginia 22102 (outside Washington, D.C. metropolitan area, telephone 800-336-3672; within Washington, D.C. metropolitan area, telephone 703-759-8160). The Depositor did not participate in the preparation of Freddie Mac's Offering Circular, Information Statement or any supplement to the Information Statement or any quarterly report of the Information Statement and, accordingly, makes no representation as to the accuracy or completeness of the information in those documents.

     As to each issuing entity that is no longer required to file reports under the Exchange Act, periodic distribution reports will be posted on the depositor's website referenced above as soon as practicable. Annual reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance will be provided to registered holders of the related securities upon request free of charge. See "Description of the Agreements - Material Terms of the Pooling and Servicing Agreement and Underlying Servicing Agreements -- Evidence as to Compliance" and "Description of the Securities -- Reports to Securityholders."

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All documents subsequently filed by or on behalf of the issuing entity referred to in the prospectus supplement with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus and prior to the termination of any offering of the Notes or Certificates, as applicable, issued by that issuing entity will be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date of the filing of those documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the prospectus supplement) or in any other subsequently filed document that also is or is deemed to be incorporated by reference modifies or replaces that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. All documents subsequently filed by the depositor pursuant to Sections 13(a) or 15(d) of the Exchange Act in respect of any offering prior to the termination of the offering of the offered securities shall also be deemed incorporated by reference into this prospectus and the related prospectus supplement.

     The Trustee on behalf of any issuing entity will provide without charge to each person to whom this prospectus is delivered, upon request, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Requests for information should be directed to the corporate trust office of the Trustee specified in the prospectus supplement.

                                  LEGAL MATTERS

     Certain legal matters, including the federal income tax consequences to securityholders of an investment in the Notes or Certificates, as applicable, of a series, will be passed upon for the depositor by McKee Nelson LLP, Washington, D.C., Sidley Austin Brown & Wood LLP, New York, NY and Thacher Proffitt & Wood LLP, New York, NY.


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

                              FINANCIAL INFORMATION

     A new issuing entity will be formed for each series of Notes or Certificates, as applicable, and no issuing entity will engage in any business activities or have any assets or obligations before the issuance of the related series of Notes or Certificates, as applicable. Accordingly, financial statements for an issuing entity will generally not be included in this prospectus or in the prospectus supplement.

                                     RATING

     As a condition to the issuance of any class of Offered Notes or Offered Certificates, as applicable, they must not be rated lower than investment grade; that is, they must be rated in one of the four highest rating categories, by a rating agency.

     Ratings on mortgage pass-through certificates and mortgage-backed notes address the likelihood of receipt by securityholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with the Notes or Certificates, as applicable, the nature of the underlying assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates, mortgage-backed notes and other asset backed securities do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.


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

                             INDEX OF DEFINED TERMS

110% yield rule.......................................................       112
1986 Act..............................................................       105
1997 Act..............................................................       130
1998 Policy Statement.................................................       148
AB Servicing Criteria.................................................        66
Acceptable Investments................................................       145
Accrual Period........................................................        25
ADA...................................................................        95
Agency Securities.....................................................         4
Agreement.............................................................        50
Allowable Interest Rate...............................................       143
Allowable Notional Amount.............................................       143
ARM Loans.............................................................         8
Asset Conservation Act................................................        90
Asset Group...........................................................        34
Asset Seller..........................................................         4
Assets................................................................         4
Bankruptcy Code.......................................................        87
Beneficial Owner......................................................        43
Book-Entry Certificates...............................................        34
Book-Entry Notes......................................................        34
Book-Entry Securities.................................................        34
Buydown Mortgage Loans................................................        28
Buydown Period........................................................        28
Capitalized Interest Account..........................................        22
Cash Flow Agreement...................................................        23
CERCLA................................................................    14, 89
Certificates..........................................................        32
Charter Act...........................................................        17
CI....................................................................        44
Clearstream Luxembourg................................................        43
Clearstream, Luxembourg...............................................        44
Clearstream, Luxembourg Participants..................................        44
Code..................................................................   42, 100
Collection Account....................................................        54
Commercial Mortgage Loans.............................................        11
Commercial Property...................................................         6
Commission............................................................         8
contract borrower.....................................................        81
contract lender.......................................................        81
Cooperative...........................................................        80
Cooperative Corporation...............................................        45
Cooperative Loans.....................................................        80
Cooperatives..........................................................         6
Covered Trust.........................................................        75
CPR...................................................................        27
Crime Control Act.....................................................        94
CSSF..................................................................        44
Cut-off Date..........................................................         7
DBC...................................................................        44
DBS...................................................................       149
Debt Securities.......................................................       100
Definitive Certificates...............................................        34
Definitive Notes......................................................        34
Definitive Securities.................................................        34
Determination Date....................................................        34
Disqualified Organization.............................................       117
disqualified persons..................................................       140
Distribution Date.....................................................        25
DOL...................................................................       140
DOL Pre-Funding Period................................................       145
DTC...................................................................        43
EDGAR.................................................................       150
Eligible Corporation..................................................       119
Environmental Policies................................................        64
ERISA.................................................................       140
Euroclear.............................................................        43
Euroclear Operator....................................................        45
European Depositaries.................................................        45
Exchange Act..........................................................        44
Exemption.............................................................       141
EYS Agreement.........................................................       144
Fair, Isaac...........................................................         7
Fannie Mae............................................................         4
FDIC..................................................................        54
Federal Tax Counsel...................................................       101
FFIEC.................................................................       148
FHA...................................................................         7
Financial Intermediary................................................        46
Freddie Mac...........................................................         4
Freddie Mac Act.......................................................        18
Freddie Mac Certificate Group.........................................        18
Garn-St. Germain Act..................................................        91
Ginnie Mae............................................................         4
Grantor Trust Fund....................................................       100
Grantor Trust Fund Stripped Bond......................................       128
Grantor Trust Fund Stripped Coupon....................................       128
Grantor Trust Securities..............................................       100
Grantor Trust Securityholders.........................................       124
HELOCs................................................................         9
Home Equity Loans.....................................................         6
Housing Act...........................................................        16
HUD...................................................................        63
Increasing Payment Asset..............................................         5
Indirect Participants.................................................        43
Insurance Proceeds....................................................        35
Interest Rate.........................................................        36
Investor-Based Exemptions.............................................       146
land sale contract....................................................        81
Land Sale Contracts...................................................         6
lease.................................................................        95
lessee................................................................        95


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

Leveraged.............................................................       143
Liquidation Proceeds..................................................        35
loans.................................................................       142
Loan-to-Value Ratio...................................................         7
Lock-out Date.........................................................         9
Lock-out Period.......................................................         9
Mixed Use Mortgage Loans..............................................        11
Mixed-Use Property....................................................         6
Mortgage Securities...................................................         4
Mortgaged Properties..................................................         6
Mortgages.............................................................         6
Multifamily Mortgage Loans............................................        11
Multifamily Property..................................................         6
NCUA..................................................................       148
New CI................................................................        44
noneconomic residual interest.........................................       118
Nonrecoverable Advance................................................        39
Notes.................................................................        32
OCC...................................................................       148
Offered Certificates..................................................        34
Offered Notes.........................................................        34
Offered Securities....................................................        34
Offering Documents....................................................       145
OID Regulations.......................................................       101
OTS...................................................................   91, 148
Parity Act............................................................        91
Participants..........................................................        43
parties in interest...................................................       140
Partnership Certificate Owners........................................       133
Partnership Certificates..............................................       100
Pass-Through Entity...................................................       117
PCBs..................................................................        88
Permitted Investments.................................................        54
Plan..................................................................       140
Plan Asset Regulations................................................       140
Pre-Funded Amount.....................................................        21
Pre-Funding Account...................................................        21
Pre-Funding Limit.....................................................       145
Pre-Funding Period....................................................        21
Prepayment Assumption.................................................       106
Prepayment Premium....................................................         9
PTCE 83-1.............................................................       140
PTCE 84-14............................................................       144
PTCE 95-60............................................................       143
PTCE 96-23............................................................       144
PTE 2000-58...........................................................       141
PTE 2002-41...........................................................       141
PTE 97-34.............................................................       141
Purchase Price........................................................        51
QPAM..................................................................       144
Rating Agency.........................................................       142
RCRA..................................................................        89
Record Date...........................................................        34
Refinance Loans.......................................................         7
Registration Statement................................................       150
Regular Securities....................................................       101
Regular Securityholder................................................       104
Related Proceeds......................................................        39
Relevant Depositary...................................................        45
Relief Act............................................................        93
REMIC.................................................................   49, 100
REMIC Provisions......................................................       100
REMIC qualified floating rate.........................................       105
REMIC Regulations.....................................................       101
REMIC Securities......................................................   49, 100
REO Property..........................................................        40
Residual Holders......................................................       113
Residual Securities...................................................       101
RICO..................................................................        94
Rules.................................................................        46
Securities............................................................        32
Servicemen's Readjustment Act.........................................        21
Servicing Standard....................................................        58
Shortfall Amount......................................................       129
Similar Law...........................................................       147
Single Family Property................................................         6
SMMEA.................................................................       147
SPA...................................................................        27
Special Servicer......................................................        67
Stripped Agency Securities............................................        19
Subsequent Assets.....................................................        21
Superliens............................................................        89
Swap..................................................................       143
Swap Agreement........................................................       143
Taxable Mortgage Pools................................................       101
Terms and Conditions..................................................        45
Tiered REMICs.........................................................       104
Title V...............................................................        92
Title VIII............................................................        93
U.S. Person...........................................................       119
UCC...................................................................        43
UST...................................................................        89
VA....................................................................         7
VA Guaranty Policy....................................................        64
Value.................................................................         7
Warranting Party......................................................        52


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

                           $352,607,000 (APPROXIMATE)

                              ACE SECURITIES CORP.
                                    DEPOSITOR

                           ACE HOME EQUITY LOAN TRUST,
                                 SERIES 2006-GP1
                                 ISSUING ENTITY

                      ACE SECURITIES CORP. HOME EQUITY LOAN
                             TRUST, SERIES 2006-GP1
                               ASSET BACKED NOTES
                              PROSPECTUS SUPPLEMENT
                               DATED MAY 30, 2006

                        GREENPOINT MORTGAGE FUNDING, INC.

                                    SERVICER

                        LASALLE BANK NATIONAL ASSOCIATION
                                 MASTER SERVICER

                            DEUTSCHE BANK SECURITIES
                                   UNDERWRITER

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

We are not offering the certificates offered by this prospectus supplement in any state where the offer is not permitted.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Offered Certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until 90 days after the date of this prospectus supplement.

                                  MAY 30, 2006